   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7,
                                  2005
                                                   REGISTRATION NO. 333- 119596

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                              THE FRONTIER FUND
                         (A DELAWARE STATUTORY TRUST)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                    6799                  38-6815533
(STATE OF ORGANIZATION)(PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
                       CLASSIFICATION CODE NUMBER) IDENTIFICATION NUMBER)

      C/O EQUINOX FUND MANAGEMENT, LLC                    RICHARD E. BORNHOFT, PRESIDENT
       1660 LINCOLN STREET, SUITE 100                      EQUINOX FUND MANAGEMENT, LLC
           DENVER, COLORADO 80264                         1660 LINCOLN STREET, SUITE 100
               (303) 837-0600                                 DENVER, COLORADO 80264
(ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S                     (303) 837-0600
        PRINCIPAL EXECUTIVE OFFICES)         (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  COPIES TO:
                           MICHAEL F. GRIFFIN, ESQ.
                             J. P. BRUYNES, ESQ.
                             DORSEY & WHITNEY LLP
           250 PARK AVENUE NEW YORK, NEW YORK 10177 (212) 415-9222

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As soon
as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. {checked-box}
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   {square}
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   {square}
   If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   {square}

                       CALCULATION OF REGISTRATION FEE

TITLE OF EACH SERIES OF SECURITIES TO BE REGISTERED MAXIMUM AGGREGATE       PROPOSED MAXIMUM                AMOUNT OF
                                                   NUMBER OF SECURITIESAGGREGATE OFFERING{dagger}REGISTRATION FEE{double-dagger}
                                                      TO BE OFFERED
Balanced Series-1                                   6,500,000           $644,930,000              $ 81,712.63
Balanced Series-2                                     600,000           $59,520,000               $  7,541.18
Graham Series-1                                       500,000           $50,000,000               $  6,335.00
Beach Series-1                                        200,000           $20,092,000               $  2,545.66
Campbell/Graham Series-1                            2,500,000           $250,000,000              $ 31,675.00
Campbell/Graham Series-2                              500,000           $50,000,000               $  6,335.00
C-View Currency Series-1                              100,000           $9,978,000                $  1,264.21
Dunn Series-1                                         100,000           $9,313,000                $  1,179.96
Total Units of Beneficial Interest                  11,000,000          $1,093,833,000            $138,588.64

{dagger}The proposed maximum aggregate offering for the Balanced Series, Beach
  Series, C-View Currency Series and Dunn Series of Units has been calculated assuming that all Units were sold at the Net Asset Value per Unit as of October 1, 2004. The proposed maximum aggregate offering for the Graham Series and Campbell/Graham Series of Units has been calculated assuming that all Units were sold during the Initial Offering Period at the price of $100 per Unit.
{double-dagger}The amount of the registration fee for the Balanced Series, Beach Series, C-View Currency Series and Dunn Series of Units is calculated in reliance upon Rule 457(d) under the Securities Act and using the proposed maximum aggregate offering as described above. The amount of the registration fee for the Graham Series and Campbell/Graham Series of Units is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above. The amount of the registration fee has been calculated at the recently-enacted rate of $126.70 per million dollars of registered securities.

Pursuant to the provisions of Rule 429 of the rules and regulations of the Commission under the Securities Act, the form of prospectus herein also relates to 2,500,000 Units registered under the Registrant's Registration Statement on Form S-1 (Reg. No. 333-108397) declared effective on June 28, 2004, and 460,000 Units registered under the Registrant's Registration Statement on Form S-1MEF (Reg. No. 333-116949) declared effective on June 29, 2004.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

          SUBJECT TO COMPLETION, DATED JANUARY 7, 2005

                              THE FRONTIER FUND
  *Each Series of Units of The Frontier Fund will engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments. Each Series is being separately offered, and the assets of each Series will be segregated from the other Series and separately valued.


SERIES:        UNITS OF BENEFICIAL         TRADING ADVISOR:                   PROGRAM(S):
               INTEREST:
Balanced                8,750,000
                                           Beach Capital Management           Discretionary Program
                                           Limited                            Financial, Metal & Energy Large Portfolio
                                           Campbell & Company, Inc.           International Value Program
                                           Cornerstone Trading Company Inc.   Currency Program
                                           C-View International Limited       Dunn Combined Financial Program (DCF)
                                           Dunn Capital Management Inc.       Global Strategies HL and/or Global Trends
                                           Fall River Capital, LLC            Programs
                                           Meyer Capital Management Inc.      Diversified Program
                                           Phoenix Global Advisors, LLC       Futures Only Program
                                           Winton Capital Management Ltd.     Diversified Program
Graham                  1,100,000          Graham Capital Management, L.P.    K-4 Program at 150% leverage
Beach                    650,000           Beach Capital Management Limited   Discretionary Program
Campbell/Graham         3,000,000          Campbell & Company, Inc.           Financial, Metal & Energy Large Portfolio
                                           Graham Capital Management, L.P.    K-4 Program at 150% leverage
C-View Currency          230,000           C-View International Limited       Currency Program
Dunn                     230,000           Dunn Capital Management Inc.       Dunn Combined Financial Program (DCF)


  *Once trading commences for the Series in which you have invested, you may purchase additional Units in such Series, Exchange your Units in one Series for Units in another Series which has also commenced trading or may redeem your Units on a daily basis. Exchanges will be available between the various Class 1 Units of the Series of Units, and Exchanges will be available between the various Class 2 Units. However, it is important to note that Exchanges will not be allowed from Class 1 to Class 2 or vice versa. In addition, Exchanges will be allowed out of the Graham Series, but Exchanges into the Graham Series will be restricted to those investors that have purchased their Units through a Selling Agent that acts as a selling agent for the Graham Series.
  *The Selling Agents, including Bornhoft Group Securities Corporation, an affiliate of the Managing Owner, will use their "best efforts" to sell Units. This means that the Selling Agents are not required to sell any specific number or dollar amount of Units but will use their best efforts to sell the Units offered.
  *In general, your minimum initial subscription is $1,000, or, if you are a Benefit Plan Investor (including an IRA), you have no minimum initial subscription requirements. Your minimum initial purchase in any one Series is $1,000, and, if you are an existing Limited Owner, you will be able to purchase additional Units in increments of $100. If you are a Benefit Plan Investor (including an IRA), you have no minimum initial subscription requirements.
  *Units of the Campbell/Graham Series will be offered for a period ending on March 31, 2005 (unless extended). The Initial Offering
   Period may be shorter for the Campbell/Graham Series if the Subscription Minimum for such Series is reached before that date. The Initial Offering Period for the Campbell/Graham Series may be extended by the Managing Owner for up to an additional ninety (90) days. See "The Offering." Following the close of the Initial Offering Period, after trading commences, Units in the Campbell/Graham Series will be offered as of each day of each week and will continue to be offered until the maximum amount of such Series' Units which are registered are sold. The
   Initial Offering Period for the Balanced Series, Beach Series, C-View Currency Series and Dunn Series closed in September 2004, and the Initial Offering Period for the Graham Series closed in November 2004. Currently, Units in the Balanced Series, Graham Series, Beach Series, C-View Currency Series and Dunn Series are being offered as of each day of each week and will continue to be offered until the maximum amount of each such Series' Units which are registered are sold. The Managing Owner may terminate the Continuous Offering Period at any time.
  *The Units of each Series are speculative securities and their purchase involves a high degree of risk. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN ANY SERIES OF THE FRONTIER FUND. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS. Specifically, you should be aware that:
   - Futures, forward and options trading is volatile and highly leveraged
   - Past performance is not necessarily indicative of future results
   - Each Series will rely on its Trading Advisor(s) for success
   - You could lose a substantial portion, or even all, of your investment
   - Your annual tax liability is anticipated to exceed cash distributions to you
   - If you redeem all or a portion of your Units in Class 1 of any Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being redeemed, you will be charged a redemption fee of up to 3.0% of the Net Asset Value at which your Units are redeemed.
   - Transfers are restricted; no market exists or is expected to exist for the Units of any Series
  *The Frontier Fund is not a mutual fund and is not subject to regulation under the Investment Company Act of 1940, as amended.

                    MINIMUM NUMBER OF UNITS TO BE SOLD DURING THE   MAXIMUM  PRICE TO THE PUBLIC UPFRONT SELLINGPROCEEDS TO THE
                           INITIAL OFFERING PERIOD{dagger}         NUMBER OF         PER          COMMISSIONS*  FRONTIER FUND**
                                                                    UNITS TO UNIT{double-dagger}
                                                                   BE OFFERED
Balanced Series-1:        N/A                                       7,820,000Net Asset Value          None        100%
Balanced Series-2:                                                   930,000 Net Asset Value          None        100%
Graham Series-1:   N/A                                        980,000                       None        100%
                                                                             Net Asset Value
Graham Series-2:                                                     120,000                       None        100%
                                                                             Net Asset Value
Beach Series-1:           N/A                                        560,000 Net Asset Value          None        100%
Beach Series-2:                                                       90,000 Net Asset Value          None        100%
Campbell/Graham     10                                       2,500,000 $   100                 None        100%
  Series-1
Campbell/Graham                                                      500,000  $   100                 None        100%
  Series-2
C-View Currency           N/A                                        200,000 Net Asset Value          None        100%
  Series-1:
C-View Currency                                                       30,000 Net Asset Value          None        100%
  Series-2:
Dunn Series-1:            N/A                                        200,000 Net Asset Value          None        100%
Dunn Series-2:                                                        30,000 Net Asset Value          None        100%

                                                                   13,960,000


  {dagger}The minimum amount of Units to be sold during the Initial Offering
    Period is calculated on a Series-by-Series basis and is aggregated between the Class 1 and Class 2 of each Series. If the minimum number of Units to be sold is not reached for a Series, the subscription proceeds for such Series will be returned, with interest, to each investor within ten (10) business days from the end of the Initial Offering Period or as soon thereafter as practicable. No fees or other amounts will be deducted from the amounts returned to investors. The Managing Owner, the Trustee, the Trading Advisors and their respective principals, stockholders, directors, officers, employees and affiliates may subscribe for Units that will be counted for purposes of determining a Series' subscription minimum. The Initial Offering Period for the Balanced Series, Beach Series, C-View Currency Series and Dunn Series ended in September 2004, and the Initial Offering Period for the Graham Series ended in November 2004.
  {double-dagger}Units may be purchased during the Initial Offering Period at a price of $100 per limit. During the continuous offering period, Units may be purchased, and, subject to certain restrictions, Units of one Series may be exchanged for Units of another Series, at the then-current Net Asset Value per Unit of the applicable Series.
  * Each Series of Units is offering Units designated as Class 1 Units and Class 2 Units. The Selling Agents will receive (i) with respect to all Class 1 Units sold by them, an initial service fee of up to $3.00 per Unit and annual on-going service fees of up to $3.00 per Unit, and (ii) with respect to all Class 2 Units sold by them, on-going service fees of up to $0.50 per Unit. The initial service fee will be prepaid by the Managing Owner.
 ** To be held in escrow at U.S. Bank National Association during the Initial
    Offering Period for a Series of Units until the minimum number of Units of such Series is sold during the Initial Offering Period. Thereafter, such proceeds will be turned over to such Series for trading. See "Series Subscription Minimums" on page 6 of this Prospectus. Because Equinox Fund Management, LLC will be responsible for payment of the organization and offering expenses of The Frontier Fund, except for the initial service fee, if any, 100% of the proceeds raised during the Initial Offering Period will be initially available for each Series' trading activities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

         The date of this Prospectus is January 7, 2005.

                     COMMODITY FUTURES TRADING COMMISSION

                          RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 43 THROUGH 48 AS WELL AS IN THE APPENDICES ATTACHED TO THIS
PROSPECTUS FOR EACH SERIES OF UNITS AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT IN THE SUPPLEMENT TO THIS PROSPECTUS FOR EACH INDIVIDUAL SERIES.

    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT AT PAGES 13 THROUGH 27.

    YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

    THIS POOL HAS A LIMITED PERFORMANCE HISTORY.

    * You should rely only on the information contained in this Prospectus or incorporated by reference which legally forms a part of the Prospectus. We have not authorized anyone to provide you with information that is different.

    * This Prospectus is in two parts: a disclosure document and a statement of additional information attached as Part II to this Prospectus, or the Statement of Additional Information. These parts are bound together, and both parts contain important information.

    * This Prospectus is not an offer to sell, nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

    * There is no guarantee that information in this Prospectus is correct as of any time after the date appearing on the cover.

    * The Trust is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to the regulations under the Investment Company Act.

    * This Prospectus must be accompanied by a recent monthly report of the Trust.

    * The Selling Agents of the Trust must deliver any supplemented or amended Prospectus issued by the Trust.

    * You should not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles in the case of individuals; or readily marketable securities in the case of entities) in any Series of Units of the Trust, or in the Trust as a whole.



                              TABLE OF CONTENTS

                                                                                                 PAGE
PART I:
RISK DISCLOSURE STATEMENT
SUMMARY OF THE PROSPECTUS                                                                         1
RISK FACTORS                                                                                      13
STRUCTURE OF THE TRUST                                                                            28
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                                              29
TRADING LIMITATIONS AND POLICIES                                                                  29
DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES                                  30
DUTIES OF THE MANAGING OWNER                                                                      36
FIDUCIARY RESPONSIBILITIES                                                                        38
MANAGING OWNER'S COMMITMENTS                                                                      39
THE CLEARING BROKERS                                                                              39
ACTUAL AND POTENTIAL CONFLICTS OF INTEREST                                                        40
PROJECTED TWELVE-MONTH "BREAK-EVEN" ANALYSIS                                                  43
FEES AND EXPENSES                                                                             43
WHO MAY SUBSCRIBE                                                                             48
HOW TO SUBSCRIBE                                                                              52
THE OFFERING                                                                                  54
SEGREGATED ACCOUNTS                                                                           56
SUMMARY OF AGREEMENTS                                                                         56
FEDERAL INCOME TAX CONSEQUENCES                                                               68
PRIVACY POLICIES                                                                              71
LEGAL MATTERS                                                                                 71
ADDITIONAL INFORMATION                                                                        71
EXPERTS                                                                                       72
INDEX TO CERTAIN FINANCIAL INFORMATION                                                           F-1
APPENDICES TO PART I
BALANCED SERIES - Multi-Manager                                                    Balanced  App. - 1
GRAHAM SERIES - Graham Capital Management                                           Graham  App. - 1
BEACH SERIES - Beach Capital Management                                              Beach  App. - 1
CAMPBELL/GRAHAM SERIES - Multi-Manager                                   Campbell /Graham App. - 1
C-VIEW CURRENCY SERIES - C-View International                                       C-View App. - 1
DUNN SERIES - Dunn Capital Management                                                    Dunn App. - 1
PART II: STATEMENT OF ADDITIONAL INFORMATION
THE NON-MAJOR TRADING ADVISOR                                                            SAI-1
THE FUTURES MARKETS                                                                             SAI-2
GLOSSARY OF TERMS                                                                               SAI-5
BENEFITS TO INVESTING IN THE TRUST                                                              SAI-8
HYPOTHETICAL COMPOSITE PERFORMANCE TABLE FOR BALANCED SERIES                                    SAI-9
HYPOTHETICAL COMPOSITE PERFORMANCE TABLE FOR CAMPBELL/GRAHAM SERIES                             SAI-11
VALUE-ADDED MONTHLY INDICES                                                                 SAI- 13
SUMMARY PERFORMANCE COMPARISONS                                                             SAI- 17
EXHIBITS:
Exhibit A - Amended and Restated Declaration of Trust and Trust Agreement                 A-1
Exhibit B - Subscription Information                                                             B-1
Exhibit C - Form of Exchange Request                                                             C-1
Exhibit D - Form of Redemption Request                                                           D-1
Exhibit E - Request for Additional Subscription                                                  E-1
Exhibit F - Application for Transfer of Ownership / Re-registration Form                         F-1
Exhibit G - Privacy Notice                                                             G-1
Under Separate Cover:
Subscription Agreement




                                       1


                          SUMMARY OF THE PROSPECTUS

    This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including the Statement of Additional Information and all exhibits to the Prospectus, before deciding to invest in any Series of Units. This Prospectus is intended to be used beginning _________, 2005.

The Trust                  The Frontier Fund, or the Trust, was formed as a
                           Delaware statutory trust on August 8, 2003, with separate series, or each, a Series, of units of beneficial interest, or the Units. Its term will expire on December 31, 2053 (unless terminated earlier in certain circumstances). The principal offices of the Trust and Equinox Fund Management, LLC, or the Managing Owner, are located at 1660
                           Lincoln Street, Suite 100, Denver, Colorado 80264, and their telephone number is (303) 837-0600. See
                           "Trust Agreement." The Trust is a multi-advisor commodity pool as described in Commodity Futures
                           Trading Commission, or CFTC, Regulation {section}
                           4.10(d)(2).

The Series                 The Trust's Units are being offered in six (6)
                           separate and distinct Series: Balanced Series, Graham Series, Beach Series, Campbell/Graham Series,
                           C-View Currency Series and Dunn Series. The Trust may issue future Series of Units. The Units of each Series will be separated into two sub-classes, or each, a Sub-Class, of Units. The Trust, with respect to each Series, will:

                           *      engage in the speculative trading of a
                              diversified portfolio of futures, forward
                              (including interbank foreign currencies) and options contracts and other derivative instruments and may, from time to time, engage in cash and spot transactions;

                           *      allocate funds to a subsidiary trading
                              vehicle or managed account or invest in a limited liability company, limited partnership or other investment vehicle, or each, a Trading Company. Each Trading Company will have one-year renewable contracts with its own independent commodity trading advisor(s), or each, a Trading Advisor, that will manage all or a portion of such Trading Company's assets, make the trading decisions for the assets of each Series vested in such Trading Company, segregate its assets from any other Trading Company and maintain separate, distinct records for each Series, and account for its assets separately from the other Series and the other Trust assets;

                           *      calculate the net assets, or the Net Asset
                              Value, of its Units separately from the other Series;

                           *      have an investment objective of increasing
                              the value of your Units over the long term
                              (capital appreciation), while controlling risk and volatility; further, to offer exposure to the investment programs of individual Trading Advisors and to specific instruments (currencies); and

                           *      will offer Units in two Sub-Classes-Class 1
                              and Class 2.

Class 1 Units and Class 2 Units*Investors who purchase Class 1 Units of any
                              Series will be charged an initial service fee up to three percent (3.0%) of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 1 Units. The Managing Owner will prepay the initial service fee for bona fide transactions, which initial service fee will be amortized monthly at an annual rate of up to three percent (3.0%) of the average daily Net Asset Value of Class 1 of such Series, provided, however, that investors who redeem all or a portion of their Class 1 Units of any Series during the first twelve (12) months following the effective date of their purchase will be subject to a redemption fee of up to three percent (3.0%) of the Net Asset Value at which such investor redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. In addition, after the expiration of twelve (12) months following the purchase of Class 1 Units of any Series, investors who purchase Class 1 Units of any Series will be charged an annual on-going service fee of up to three percent (3.0%) of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 1 Units for on-going services provided to the Trust and the Limited Owners.

                           *        Class  2  Units  may  only  be  offered  to
                              investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as "wrap-accounts"). Investors who purchase Class 2 Units of any Series will be charged no initial service fee. However, the Managing Owner may pay the Selling Agents an on-going service fee of up to 0.5% annually of the Net Asset Value of each Class 2 Unit sold by them for certain administrative services. The Managing Owner will pay such on-going service fee out of brokerage commissions and fees paid to the Managing Owner and the Clearing Brokers. See "Fees and Expenses-Charges to be paid by the Trust-Brokerage Commissions and Fees."

Balanced Series            Trading for the Balanced Series will be directed by
                           a group of Trading Advisors, initially including
                           Beach Capital Management Limited, or Beach;
                           Campbell & Company, Inc., or Campbell; Cornerstone
                           Trading Company Inc., or Cornerstone; C-View
                           International Limited, or C-View; Dunn Capital
                           Management Inc., or Dunn; Fall River Capital, LLC, or Fall River; Meyer Capital Management Inc., or
                           Meyer; Phoenix Global Advisors, LLC, or Phoenix; and
                           Winton Capital Management Ltd., or Winton. The
                           Managing Owner anticipates that between ten percent
                           (10%) and twenty percent (20%) of the Balanced
                           Series assets will be allocated to each Trading
                           Advisor designated as a "major commodity trading advisor" that is trading in such Series. The actual allocation of the Balanced Series' assets will vary based upon the trading performance of the Trading
                           Advisors and the Managing Owner's asset allocation activities. The Managing Owner may appoint additional, replacement or substitute Trading
                           Advisors, subject to its review and due diligence.
                           Other or additional trading programs and Trading
                           Advisors may be used in the future. See the appendix for the Balanced Series Units attached to Part I of this Prospectus, or the Balanced Series Appendix.

Graham Series              Trading for the Graham Series will be directed by
                           Graham Capital Management, L.P., or Graham. Graham will initially trade 100% of Graham Series' assets pursuant to its K-4 program at 150% leverage. Other additional trading programs may be used in the future. See the appendix for the Graham Series Units attached to Part I of this Prospectus, or the Graham
                           Series Appendix.

Beach Series               Trading for the Beach Series will be directed by
                           Beach. Beach will initially trade 100% of Beach
                           Series' assets pursuant to its discretionary program. Other additional trading programs may be used in the future. See the appendix for the Beach
                           Series Units attached to Part I of this Prospectus, or the Beach Series Appendix.

Campbell/Graham Series     Trading for the Campbell/Graham Series will be
                           directed by Campbell and Graham. The Managing
                           Owner anticipates that each of Campbell and Graham will be allocated approximately 50% of Campbell/Graham Series' assets. The actual allocation of the Campbell/Graham Series' assets may vary based upon the trading performance of the Trading Advisors and the Managing Owner's asset allocation activities. Campbell will trade the portion of Campbell/Graham Series' assets allocated to it pursuant to its Financial, Metal &
                           Energy Large Portfolio and Graham will trade the portion of Campbell/Graham Series' assets allocated to it pursuant to its K-4 program at 150% leverage.
                           The Managing Owner may appoint additional, replacement or substitute Trading Advisors, subject to its review and due diligence. Other or additional trading programs and Trading Advisors may be used in the future. See the appendix for the Campbell/Graham
                           Series Units attached to Part I of this Prospectus, or the Campbell/Graham Series Appendix.

C-View Currency Series     Trading for the C-View Currency Series will be
                           directed by C-View.

C-View will trade 100% of C-View Currency Series' assets pursuant to its currency program. Other or additional trading programs may be used in the future. See the appendix for the C-View Currency Series Units attached to
                           Part I of this Prospectus, or the C-View Currency Series Appendix.

Dunn Series                Trading for the Dunn Series will be directed by
                           Dunn. Dunn will initially trade 100% of Dunn Series' assets pursuant to its Dunn Combined Financial
                           Program (DCF). Other or additional trading programs may be used in the future. See the appendix for the Dunn Series Units attached to Part I of this
                           Prospectus, or the Dunn Series Appendix.

Appendices                 The Balanced Series Appendix, the Graham Series
                           Appendix, the Beach Series Appendix, the
                           Campbell/Graham Series Appendix, the C-View Currency
                           Series Appendix and the Dunn Series Appendix are individually referred to in the abstract as an Appendix and collectively referred to as the Appendices.

Investment Risks           UNITS IN EACH SERIES ARE SPECULATIVE SECURITIES AND
                           AN INVESTMENT IN ANY SERIES OF THE TRUST INVOLVES A
                           HIGH DEGREE OF RISK. YOU SHOULD BE AWARE THAT:

                           *       The Trust  has  a  limited  operating
                              history;

                           *      With  respect  to  all  Series,  the  Trading
                              Advisors may use additional trading programs that are not identified in this Prospectus and, with respect to the Balanced Series, the Managing Owner may appoint additional or replacement Trading Advisors that are not identified in this Prospectus, in each case without the approval of the holders of Units in such Series;

                           *      Purchasers of Class  1  Units  in  any Series
                              will have to pay a redemption fee of up to 3% of the Net Asset Value of any such Units redeemed during the first twelve (12) months after purchase;

                           *       The incentive nature of the compensation  to
                              be paid to the Trading Advisors may encourage the Trading Advisors to take riskier or more speculative positions;

                           *       Futures,  forward  and  options  trading  is
                              speculative, volatile and highly leveraged. Due to the volatile nature of the commodities markets and the high degree of leverage to the employed by the Trust, a relatively small change in the price of a contract can cause significant losses for the Trust.

                           *        The  Trading  Advisors'  programs  may  not
                              perform for each Series as they have performed in the past;

                           *      Each  of  the  Trust's  Series  relies on its
                              Trading Advisor(s) for success;

                           *       There  is no guarantee that the Trust,  with
                              respect to any Series, will meet its intended objective; accordingly, you could lose a substantial portion, or even all, of your investment;

                           *  Your  annual  tax   liability   may  exceed  cash
                              distributions to you;

                           *      Substantial expenses will be incurred by the
                              investors in each Series, regardless of the performance of that Series. Substantial charges will be attributed to each of the Trust's Series. We estimate that the Trust, with respect to each Series, will have to achieve net trading profits (after taking interest income into account) of between from 0.80% to 6.55% each year for investors to break-even on their investments;

                           *      Transfers are restricted. No  trading  market
                              exists or is expected to exist for the Units of any Series;

                           *      Actual and potential conflicts of interest
                              exist among the Managing Owner and the Trading Advisors. The full attention and efforts of the Managing Owner and the Trading Advisors will not be devoted to the activities of the Trust. The Managing Owner and some of the Trading Advisors may have business arrangements between them that do not directly relate to the Trust's business. The Managing Owner and the Trading Advisors may trade in commodities for their own accounts. The Managing Owner does not intend to effect any distributions by the Trust, thus increasing the management fees payable to it and the Trading Advisors;

                           *      You will  have  limited  voting rights and no
                              control over the Trust's business; and

                           *       Unless  the Series in which  you  invest  is
                              successful - and we cannot assure you that it will be-it cannot serve as a beneficial diversification for your portfolio.

The Trustee                Wilmington Trust Company, or the Trustee, a Delaware
                           banking corporation, is the Trust's sole trustee.
                           The Trustee delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities to the Trust.

The Managing Owner         Equinox Fund Management, LLC is a limited liability
                           company formed in the state of Delaware in June
                           2003. The Managing Owner is the Trust's and each
                           Series' commodity pool operator, and will administer the business and affairs of each Series (excluding commodity trading decisions, except in certain limited, and essentially emergency, situations). See
                           "Actual and Potential Conflicts of Interest." The
                           Managing Owner will make a contribution to each Series necessary to maintain at least a 1% interest in the aggregate profits and losses of all Series at all times. See "Managing Owner's Commitments-
                           Minimum Purchase Commitment" and "Managing Owner's
                           Commitments-Net Worth Commitment." Under the Trust
                           Agreement, the Managing Owner has agreed to accept liability for the obligations of each Series that exceed that Series' net assets. See "Trust
                           Agreement."

The Clearing Brokers       UBS Securities LLC, or UBS Securities, Banc
                           of America Futures Incorporated, or Banc of America
                           Futures, and Lehman Brothers Inc., or Lehman, are each Trading Company's clearing brokers, or the Clearing Brokers. The Clearing Brokers will execute and clear each Trading Company's futures and options transactions, and will perform certain administrative services for each Trading Company.

The Selling Agents         Bornhoft Group Securities Corporation, an affiliate
                           of the Managing Owner, acts as a selling agent of the Trust. The Managing Owner intends to appoint certain other broker-dealers registered under the Securities Exchange Act of 1934, as amended, and members of the National Association of Securities
                           Dealers, Inc., or the NASD, are the Trust's selling agents (collectively with Bornhoft Group Securities
                           Corporation, the Selling Agents). The Selling Agents will use their "best efforts" to sell Units. This means that the Selling Agents are not required to sell any specific number or dollar amount of Units but will use their best efforts to sell the Units offered.

Liabilities You Assume     Although the Managing Owner has unlimited liability
                           for any obligations of a Series that exceed that Series' net assets, your investment in a Series is part of the assets of that Series, and it will therefore be subject to the risks of that Series' trading. You cannot lose more than your investment in any Series in which you invest, and you will not be subject to the losses or liabilities of any Series in which you have not invested. We have received an opinion of counsel that each Series shall be entitled to the benefits of the limitation on interseries liability set forth in Section
                           3804(a) of the Trust Act. See "Trust
                           Agreement-Liabilities" for a more complete explanation.

Limitation of Liabilities  The debts, liabilities, obligations, claims and expenses of a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series, and, unless otherwise provided in the Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

Who May Subscribe          An investment in the Trust is speculative and
                           involves a high degree of risk. The Trust is not suitable for all investors. The Managing Owner offers the Trust as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in the Trust should only represent a limited portion of your overall portfolio. To subscribe in the Units of any Series:

                           *      You must have at a minimum (1) a net worth
                              (exclusive of your home, home furnishings and automobiles) of at least $150,000 or (2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000. A significant number of states impose on their residents substantially higher suitability standards than the minimums described above. Before investing, you should review the minimum suitability requirements for your state of residence which are described in "State Suitability Requirements" in "SUBSCRIPTION INFORMATION" attached as Exhibit B to the Statement of Additional Information. These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the Units is suitable for you;

                           * You may not invest more than 10% of your net worth, exclusive of your home, furnishings and automobiles, in any Series or combination of Series;

                           *      Individual Retirement Funds and Non-
                           ERISA Plans may not invest more than 10% of the subscriber's and their participants' net worth (exclusive of home, home furnishings and automobiles) in any Series or combination of Series.

                           *      ERISA Plans are subject to special
                           suitability requirements and should not invest more than 10% of their assets in any Series or combination of Series.

                           See "Who May Subscribe" beginning on page 48 of this Prospectus.

What You Must Understand Before
  You Subscribe            You should not subscribe for Units unless you
                           understand:

                           * the fundamental risks and possible financial hazards of the investment;

                           * the trading strategies to be followed in the Series in which you will invest;

                           *      the tax consequences of this investment;

                           *       that  if  you  decide to sell securities  to
                              subscribe for Units, you may have income tax consequences from that sale;

                           * the fees and expenses to which you will be subject;

                           *      your rights and obligations as a Limited
                           Owner.

                           See "Risk Factors," "Fees and Expenses," "Federal Income Tax Consequences" and the appendix attached to this Prospectus for the Series of Units in which you wish to invest.

Your Minimum Subscription and
  Unit Pricing             Minimum required subscriptions and Unit prices are
                           as follows:

                           Your minimum initial subscription is $1,000, or, if you are a Benefit Plan Investor (including an IRA), you have no minimum initial subscription requirements;

                           The minimum initial purchase in any one Series is $1,000, or, if you are a Benefit Plan Investor (including an IRA), you have no minimum initial subscription requirements;

                           The price per Unit in the Campbell/Graham
                           Series during the Initial Offering Period is $100;

                           During the Continuous Offering Period, each Series' Units will be offered and sold at their daily Net Asset Value, and existing Limited Owners will be able to purchase additional Units in increments of $100, or, if you are a Benefit Plan Investor (including an IRA), you have no minimum additional subscription requirements;

                           If you are a resident of Texas (including if you are a Benefit Plan Investor), your minimum initial subscription requirement is $5,000;

                           No front-end sales charges or selling commissions will be charged to any Series of Units; and

                           No Series' Net Asset Value will be diluted by the Trust's organization and offering expenses.

How to Subscribe           To subscribe for any Series' Units:

                           You will be required to complete and submit to the Trust a Subscription Agreement.

                           Any subscription may be rejected in whole or in part by the Managing Owner for any reason.

Initial Offering Period    We will offer Units of the Campbell/Graham
                           Series for a period ending on March 31, 2005 (unless extended), or the Initial Offering Period. The
                           Initial Offering Period may be shorter for the Campbell/Graham Series if the
                           Subscription Minimum for such Series is reached before that date. The Initial Offering Period for the Campbell/Graham Series may be extended by the Managing Owner for up to an additional ninety
                           (90) days. See "The Offering." The Initial Offering
                           Period for the Balanced Series, Beach Series, C-View
                           Currency Series and Dunn Series ended in September
                           2004, and the Initial Offering Period for the Graham Series ended in November 2004. Following the close of the Initial Offering Period for any Series, Units in such Series will be continuously offered.

                           Dunn, its principals and/or its affiliates, have invested $2,000,000 in the Dunn Series. For every $1.00 that is invested in the Dunn Series by investors not affiliated with Dunn during each quarter, however, Dunn, such principals and/or such affiliates, have the right to withdraw $0.75 of its initial investment as of the end of such quarter. As of the date of this Prospectus, none of the Trading Advisors (except Dunn) or any principal of a Trading Advisor owns any beneficial interest in the Trust, but any of them is free to do so.

Series Subscription MinimumsThe minimum amount of Units that must be sold for the Campbell/Graham Series {dagger}
                           prior to the commencement of trading, or the Subscription Minimum, is 10 Units.

                           If the Campbell/Graham Series

                                            does not sell its
                           Subscription Minimum by the expiration of its Initial Offering Period, all of that Series' subscription monies will be returned with interest and without deduction for expenses to the subscribers-within ten (10) Business Days after the Initial Offering Period, or as soon thereafter as practicable if payment cannot be made within that time period.

                           {dagger} Because the Initial Offering Period for the Balanced Series, Beach Series, C-View Currency Series and Dunn Series ended in September
                           2004 and the Initial Offering Period for the Graham Series ended in November 2004 and each such Series has begun trading, none of such Series has a Subscription Minimum.

Escrow of Funds            Subscription funds for the Campbell/Graham
                           Series received during the Initial Offering Period will be deposited in such Series' escrow account at U.S. Bank National Association, Denver, Colorado, or the Escrow Agent, and held there until the funds are either released for trading purposes or returned to the payors of such funds. Your escrowed subscription funds will earn interest, which will be retained by the Trust for the benefit of all investors in such Series. See "The Offering-Escrow of Funds."

Continuous Offering Period As trading has commenced for the Balanced
                           Series, Graham Series, Beach Series, C-View Currency Series and Dunn Series, we will offer Units of such Series as of each day of each week and will continue to offer Units in each Series until the maximum amount of each Series' Units which are registered are sold, such period being referred to as the Continuous Offering Period. The Managing Owner may terminate the Continuous Offering Period at any time.

Subscription Effective Dates During
  Continuous Offering PeriodThe effective date of all accepted subscriptions during the Continuous Offering Period, whether you are a new subscriber to a Series, or an existing Limited Owner in a Series who is purchasing additional Units in that Series or exchanging Units in one Series for Units in a different Series, is the day of the week two (2) Business Days after the day in which your Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM New York City Time, or NYT. The Managing Owner in its sole and absolute discretion, may change such notice requirement upon written notice to you.

Segregated Accounts/Interest IncomeExcept for that portion of each Trading
                           Company's assets used as margin to maintain that Trading Company's forward currency contract positions, the proceeds of the offering for each Series will be deposited in cash in segregated accounts in the name of each Trading Company maintained for each Trading Company at the Clearing Brokers in accordance with CFTC segregation requirements. The Clearing Brokers credit each Trading Company with 80%-100% of the interest earned on its average net assets (other than those assets held in the form of U.S. Government securities) on deposit with the Clearing Brokers each week. Currently, this amount is estimated to be 2.54%. In an attempt to increase interest income earned, the Managing Owner also may invest non-margin assets in U.S. government securities which include any security issued or guaranteed as to principal or interest by the United States, or by a person controlled by or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by Congress of the United States or any certificate of deposit for any of the foregoing, including U.S. treasury bonds, U.S. treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits. Interest income up to 2.0% will be paid to the Managing Owner.

Organization and Offering ExpensesThe Managing Owner is responsible for the payment of all of the ordinary expenses associated with the organization of the Trust and the offering of each Series of Units, except for the initial service fee, if any, and no Series will be required to reimburse these expenses. As a result, 100% of each Series' offering proceeds will be initially available for that Series' trading activities. See "The Structure of the Trust-Overview of the Series" and "Fees and Expenses."

Summary Table of Fees and Expenses


                                                                                 AMOUNT OF EXPENSE{dagger}
                                                             BALANCED          BALANCED           GRAHAM            GRAHAM
                                                             SERIES-1          SERIES-           SERIES-1          SERIES-
                                                                           2{double-dagger}                    2{double-dagger}
                                                            $       %        $       %        $       %        $       %
Syndication and Selling Expense                           0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Trust Operating Expenses                                  0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Management Fee                                            5.00     0.50    5.00     0.50   25.00     2.50   25.00     2.50
Service Fee                                              30.00     3.00    0.00     0.00   30.00     3.00    0.00     0.00
Incentive Fee (expressed as a percentage of New High     N/A*     25.00   N/A*     25.00   N/A*     20.00   N/A*     20.00
 Net Trading Profits)
Interest income**                                        25.40    2.54    25.40    2.54    25.40    2.54    25.40    2.54
Brokerage Commissions and Trading Fees***                15.80    1.58    15.80    1.58    9.70     0.97    9.70     0.97



                                                                                 AMOUNT OF EXPENSE{dagger}
                                                              BEACH             BEACH          CAMPBELL          CAMPBELL
                                                             SERIES-1          SERIES-             /GRAHAM           /GRAHAM
                                                                           2{double-dagger}      SERIES-1          SERIES-
                                                                                                               2{double-dagger}
                                                            $       %        $       %        $       %        $       %
Syndication and Selling Expense                           0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Trust Operating Expenses                                  0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Management Fee                                           20.00     2.00   20.00     2.00   25.00     2.50   25.00     2.50
Service Fee                                              30.00     3.00    0.00     0.00   30.00     3.00    0.00     0.00
Incentive Fee (expressed as a percentage of New High     N/A*     20.00   N/A*     20.00   N/A*     20.00   N/A*     20.00
 Net Trading Profits)
Interest income**                                        25.40    2.54    25.40    2.54    25.40    2.54    25.40    2.54
Brokerage Commissions and Trading Fees***                18.10    1.81    18.10    1.81    8.70     0.87    8.70     0.87


                                                                                 AMOUNT OF EXPENSE{dagger}
                                                              C-VIEW            C-VIEW             DUNN              DUNN
                                                             SERIES-1          SERIES-           SERIES-1          SERIES-
                                                                           2{double-dagger}                    2{double-dagger}
                                                            $       %        $       %        $       %        $       %
Syndication and Selling Expense                           0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Trust Operating Expenses                                  0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Management Fee                                           20.00     2.00   20.00     2.00    0.00     0.00    0.00     0.00
Service Fee                                              30.00     3.00    0.00     0.00   30.00     3.00    0.00     0.00
Incentive Fee (expressed as a percentage of New High     N/A*     20.00   N/A*     20.00   N/A*     25.00   N/A*     25.00
 Net Trading Profits)
Interest income**                                        25.40    2.54    25.40    2.54    25.40    2.54    25.40    2.54
Brokerage Commissions and Trading Fees***                 5.00    0.50    5.00     0.50    13.40    1.34    13.40    1.34

{dagger}The dollar value for each fee and expense presented is calculated on the basis of a $1,000 investment in the Trust.
{double-dagger}Class 2 Units may only be offered to investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as "wrap-accounts").
* Because the incentive fee is based upon New High Net Trading Profits, it is impossible to estimate a dollar value for such fee.
** Interest income is currently estimated at 2.54%. The first two percent (2.0%) of interest income earned per annum by the Trust on each Series will be paid to the Managing Owner. In addition, if interest rates fall below 0.75%, the Managing Owner will be paid the difference between the Trust's annualized income interest and 0.75%. Interest income above two percent (2.0%) per Series is retained by the Trust.
***The amount of brokerage commissions and trading fees to be incurred will vary on a Series by Series basis. Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Trading Advisors, the total amount of brokerage commissions and trading fees varies from Series to Series based upon the trading frequency of such Series' Trading Advisor (or Trading Advisors, in the case of the Balanced Series and Campbell/Graham Series) and the types of instruments traded. The estimates presented in the table above are prepared using historical data about the Trading Advisors' trading activities.
Fees and Expenses          Charges to be paid by the Trust include:

                           *      Each Series will pay to the Managing Owner a
                              monthly management fee equal to a certain percentage of each Series' Net Asset Value. For the actual percentage of the Net Asset Value of a Series payable to the Managing Owner as a management fee, please see the Appendix for such Series. The Managing Owner may pay all or a portion of such management fees to the Trading Advisor(s) for such Series;

                           *      Each Series will pay to the Managing Owner an
                              incentive fee of a certain percentage (between 20% and 25%) of profits net of fees and expenses generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. The Managing Owner will pay all or a portion of such incentive fees to the Trading Advisor(s) for such Series;

                           *      The Trust, with respect to each Series, will
                              pay the Clearing Brokers and the Managing Owner a fee of approximately 0.5% to 1.81% of each Series' Net Asset Value annually which will be used to pay all brokerage commissions, including applicable exchange fees, NFA fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with each Series' trading activities and on-going service fees of up to 0.5% annually of the Net Asset Value of the Class 2 Units for certain administrative services payable to certain Selling Agents selling Class 2 Units of any Series;

                           *      The first two percent (2.0%) of interest
                              income earned by the Trust on each Series will be paid to the Managing Owner per annum. In addition, if interest rates fall below 0.75%, the Managing Owner will be paid the difference between the Trust's annualized income interest and 0.75%. Interest income above 2.0% per Series will be retained by the Trust; and

                           *      With respect to strategic investors who
                              purchased at least $2,000,000 of Class 2 Units of the Balanced Series during the Initial Offering Period for such Series and agreed to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Balanced Series, the Managing Owner will rebate to such investors one hundred percent (100%) of the interest income and twenty percent (20%) of the incentive fees earned by the Managing Owner with respect to such investments over such one hundred and twenty
                              (120) day period or such longer period of up to twelve (12) months during which such investors agreed to maintain such investment.

                           *      With respect to strategic investors who
                              purchase at least $2,000,000 of Class 2 Units of the Campbell/Graham Series during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Campbell/Graham Series, the Managing Owner will rebate to such investors one hundred percent (100%) of the interest income earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

                           *      The Trust will pay all extraordinary fees and
                              expenses.

                           Charges to be paid by the Managing Owner include:

                           *      Routine operational, administrative and other
                              expenses; and

                           *      Expenses incurred in connection with the
                              organization of the Trust.

                           Charges to be paid by the Limited Owners include:

                           *      With respect to the Class 1 Units of each
                              Series, as compensation, the Selling Agents will receive an initial service fee of up to three percent (3.0%) of the subscription amount. In addition, with respect to the Class 1 Units of each Series, the Selling Agents will receive, as compensation, an on-going service fee at an annual rate of up to three percent (3.0%) of the subscription amount for on-going services provided to the Trust and the Limited Owners. Investors who purchase Class 2 Units of any Series will be charged no initial service fee, but Selling Agents selling Class 2 Units may receive an on-going service fee of up to 0.5% annually of the Net Asset Value of the Class 2 Units sold by them; and

                           *      Investors who redeem all or a portion of
                              their Class 1 Units of any Series during the first twelve (12) months following the effective date of their purchase will be subject to a redemption fee of up to three percent (3.0%) of the Net Asset Value at which such investor redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. There is no redemption fee associated with the Class 2 Units.

Respective Break-Even Amounts for
  Each Series              The following summary displays the estimated amount
                           of all fees and expenses which are anticipated to be incurred by a new investor in each Sub-Class of each Series during the first twelve months. In each case, the total estimated cost and expense load is expressed as a percentage of $1,000, the amount of minimum investment in the Trust (other than IRAs or Benefit Plan Investors).

                           *      Balanced Series-1: 5.38% (or
                              $ 53.80 for each $1,000 invested);

                           *      Balanced Series-2: 1.54% (or
                              $ 15.40 for each $1,000 invested);















                           *      Graham Series-1: 6.55% (or $65.50 for each
                              $1,000 invested);

                           *      Graham Series-2: 2.93% (or $29.30 for each
                              $1,000 invested);

                           *      Beach Series-1: 6.39% (or $63.90 for each
                              $1,000 invested);

                           *      Beach Series-2: 3.27% (or $32.70 for each
                              $1,000 invested);

                           *      Campbell/Graham Series -1: 6.45% (or $64.50
                              for each $1,000 invested);

                           *      Campbell/Graham Series -2: 2.83% (or $28.30
                              for each $1,000 invested);

                           *      C-View Currency Series-1: 5.08% (or $50.80
                              for each $1,000 invested);

                           *      C-View Currency Series-2: 1.96% (or
                              $ 19.60 for each $1,000 invested);

                           *      Dunn Series-1: 4.62% (or $ 46.20
                              for each $1,000 invested); and

                           *      Dunn Series-2: 0.80% (or $ 8.00
                              for each $1,000 invested).

Transfer of Units          The Trust Agreement restricts the transferability
                           and assignability of the Units of each Series. There is not now, nor is there expected to be, a primary or secondary trading market for the Units of any Series.

Exchange Privilege         Once trading commences for the Series in which you
                           have invested, you may exchange your Units in such Series for Units in another Series which has also commenced trading. Exchanges will be available between the various Classes 1 of the Series and Exchanges will be available between the various
                           Classes 2 of the Series. However, it is important to note that Exchanges will not be allowed from Class 1 to Class 2 or vice versa. In addition, Exchanges will be allowed out of the Graham Series, but Exchanges into the Graham Series will be restricted to those investors that have purchased their Units through a Selling Agent that acts as a selling agent for the Graham Series. The Exchange of Units will be treated as a redemption of Units in one Series (with the related tax consequences) and the immediate purchase of Units in the Series you exchange into.
                           See "Federal Income Tax Consequences." Exchanges are made at the applicable Series' then-current Net
                           Asset Value per Unit (which includes, among other things, accrued but unpaid incentive fees due to that Series' Trading Advisor) at the close of business on each day, or the Valuation Point, immediately preceding the day on which your Exchange will become effective. The effective date of an Exchange will be the day of the week two (2)
                           Business Days following your submission of an Exchange Request to the Managing Owner on a timely basis by 4:00 PM NYT. The Managing Owner, in its sole and absolute discretion, may change the notice requirement upon written notice to you. The Managing
                           Owner, in its sole and absolute discretion, may reject any Exchange request. No "exchange" charges will be imposed. See "Trust Agreement-Exchange
                           Privilege."

Redemption of Units        Once trading commences for the Series in which you
                           have invested, Units you own in such Series may be redeemed, in whole or in part, on a daily basis. You may redeem Units as of any day upon at least one (1)
                           Business Day's prior delivery of a redemption request to be received by the Managing Owner prior to 4:00 PM NYT in order for the redemption to be effective as of the next Business Day. The Managing
                           Owner in its sole and absolute discretion, may change the notice requirement upon written notice to you. Redemptions are made at the applicable Series' then-current Net Asset Value per Unit (which includes, among other things, accrued but unpaid incentive fees due to that Series' Trading Advisor) on the Valuation Point of the first Business Day following the day on which your redemption request is received. If you redeem all or a portion of your Class 1 Units of any Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being redeemed, you will be charged a redemption fee of up to 3.0% of the Net Asset Value at which your Units are redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. Redemption fees will be paid to the Managing
                           Owner. See "Trust Agreement-Redemption of Units."
                           These redemption fees will not be charged if you exchange a Class 1 Unit in one Series for a Class 1
                           Unit in another Series.

Distributions              The Managing Owner will make distributions to you at
                           its discretion. Because the Managing Owner does not presently intend to make on-going distributions, your income tax liability for the profits of Units in any Series in which you have invested will, in all likelihood, exceed any distributions you receive from that Series. See "Federal Income Tax
                           Consequences."

Income Tax Consequences    We have obtained an opinion of counsel to the effect
                           that the Trust will be treated as a partnership for U.S. federal, or Federal, income tax purposes and, assuming that at least 90% of the gross income of the Trust will constitute "qualifying income" within the meaning of Section 7704(d) of the Internal
                           Revenue Code of 1986, as amended, or the Code, the Trust will not be a publicly traded partnership treated as a corporation. See "Federal Income Tax
                           Consequences-The Trust's Tax Status."

                           As long as the Trust is treated as a partnership for Federal income tax purposes, the Trust will not be subject to Federal income tax. Instead, as a Limited Owner, you generally will be taxed on an amount equal to your allocable share of the income generated by the Series in which you have purchased Units (whether or not any cash is distributed to you). Your ability to deduct losses and expenses allocated to you may be subject to significant limitations. Special tax risks apply with respect to tax-exempt Limited Owners, foreign investors and others. The tax laws applicable to the Trust and an investment in Units of each Series are subject to change and interpretation. For a more complete discussion of tax risks relating to this investment, see "Risk Factors-Tax and ERISA Risks" and "Federal Income Tax Consequences." We urge you to consult your own tax advisor regarding the Federal, state, local and foreign income tax consequences to you of the purchase, ownership, and disposition of Units in light of your individual tax circumstances, and of the effects of possible changes in the tax laws.

Reports and Accounting     As of the end of each month and as of the end of
                           each Fiscal Year, we will furnish you with those reports required by the CFTC and the National
                           Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Trust. You also will be provided with appropriate information to permit you
                           (on a timely basis) to file your Federal and state income tax returns with respect to your Units.

Fiscal Year                The Trust's fiscal year ends on December 31 on each
                           year.

Financial Information      The Trust has only recently been organized and has
                           no financial history. Financial information concerning the Trust and the Managing Owner is set forth in "Index to Certain Financial Information" below.

Glossary of Terms          See the "Glossary of Terms" in the Statement of
                           Additional Information for the definition of certain key terms used in this Prospectus.

Organizational Chart       The organizational chart on the following page
                           illustrates the structure of the Trust and all related parties.

                              [FLOW CHART OMITTED]

                                 RISK FACTORS

    The Trust is a new venture in a high-risk business. An investment in the Units of each Series is very speculative. You should make an investment in one or more of the Series only after consulting with independent, qualified sources of investment and tax advice and only if your financial condition will permit you to bear the risk of a total loss of your investment. You should consider an investment in the Units only as a long-term investment. Moreover, to evaluate the risks of this investment properly, you must familiarize yourself with the relevant terms and concepts relating to commodities trading and the regulation of commodities trading, which are discussed in this Prospectus in the Statement of Additional Information below, in the section captioned "Futures Markets."

    You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the Prospectus, before you decide whether to purchase any Units. Any of the following risks and uncertainties could materially adversely affect the Trust, its trading activities, operating results, financial condition and Net Asset Value and therefore could negatively impact the value of your investment. You should not invest in the Units unless you can afford to lose all of your investment.

MARKET RISKS

  The commodity interest markets in which the Trading Advisors trade are highly volatile, which could cause substantial losses and may cause you to lose your entire investment.

    Commodity interest contracts are highly volatile and are subject to occasional rapid and substantial fluctuations. Consequently, you could lose all or substantially all of your investment in the Units of any Series should such Series' trading positions suddenly turn unprofitable. The profitability of any Series depends primarily on the ability of its Trading Advisor(s) to predict these fluctuations accurately. Price movements for commodity interests are influenced by, among other things:

    *  changes in interest rates;

    * governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

    *  weather and climate conditions;

    *  changing supply and demand relationships;

    *  changes in balances of payments and trade;

    *  U.S. and international rates of inflation;

    *  currency devaluations and revaluations;

    *  U.S. and international political and economic events; and

    *  changes in philosophies and emotions of market participants.

    The Trading Advisors' technical trading methods may not take account of these factors except as they may be reflected in the technical input data analyzed by the Trading Advisors.

    In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and this intervention may cause these markets to move rapidly.

  Futures, forward and options trading is volatile and may cause large losses.

    A principal risk in futures, forward and options trading is volatile performance. Because the trading decisions for each of the Trust's Graham Series, Beach Series, C-View Currency Series and Dunn Series will be made by a single Trading Advisor, the trading for each such Series is similar to a single advisor fund where one trading advisor makes all the trading decisions. In single advisor funds, volatility may increase as compared to a fund with several trading advisors who, collectively, can diversify risk to a greater extent (assuming those advisors are non-correlated with each other).

  Options trading can be more volatile and expensive than futures trading and may cause large losses.

    Each Trading Advisor may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks involved are somewhat different. For example, the assessment of near-term market volatility-which is directly reflected in the price of outstanding options-can be of much greater significance in trading options than it is in many long-term futures strategies. If market volatility is incorrectly predicted, then the use of options can be extremely expensive.

  Futures, forward and options trading is highly leveraged and may cause large losses.

    The low margin normally required in futures, forward and options trading provides a large amount of leverage; i.e., contracts can have a value substantially greater than their margin and may be traded for a comparatively small amount of money. If a relatively small change in the market price of an open position occurs, then this change can produce a disproportionately large profit or loss. Leverage is normally monitored through the margin-to-equity ratio employed by each Trading Advisor. Under normal circumstances, the Trading Advisors will vary between a 10% to 40% margin-to-equity ratio.

  Futures, forward and options trading may be illiquid and may cause large losses.

    Although each Series generally will purchase and sell actively traded contracts, orders may not be executed at or near the desired price, particularly in thinly traded markets, in markets that lack trading liquidity, or because of applicable "daily price fluctuation limits," "speculative position limits" or market disruptions. If market illiquidity or disruptions occur, then major losses could result. Some Trading Advisors have encountered illiquid situations in the past and may encounter others in the future.

  Options are volatile and inherently leveraged, and sharp movements in prices could cause the Trust to incur large losses.

    Each Trading Advisor may use options on futures contracts, forward contracts or commodities to generate premium income or speculative gains. Options involve risks similar to futures, because options are subject to sudden price movements and are highly leveraged, in that payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying futures contract, forward contract or commodity that has a face value substantially greater than the premium paid. The buyer of an option risks losing the entire purchase price of the option. The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the futures contract, forward contract or commodity underlying the option that the writer must purchase or deliver upon exercise of the option. There is no limit on the potential loss. Specific market movements of the futures contracts, forward contracts or commodities underlying an option cannot accurately be predicted. In addition, over-the-counter options present risks in addition to those associated with exchange-traded options, as discussed immediately below.

  Exchanges of futures for physicals may adversely affect performance.

    Certain Trading Advisors may engage in exchanges of futures for physicals for client accounts. An exchange of futures for physicals is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties. If a Trading Advisor engaging in exchanges of futures for physicals were prevented from such trading as a result of regulatory changes, then the performance of client accounts of such Trading Advisor could be adversely affected.

  Cash flow needs may cause positions to be closed which may cause substantial losses.

    The Trading Advisors may trade options on futures. Futures contract gains and losses are market-to-market daily for purposes of determining margin requirements. Option positions generally are not, although short option positions will require additional margin if the market moves against the position. Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short term cash flow needs. If this occurs during an adverse move in a spread or straddle relationship, then a substantial loss could occur.

  The Trading Advisors may enter into swap and similar transactions which may create risks.

    Swap contracts are not traded on exchanges and are not subject to the same type of government regulation as exchange markets. As a result, many of the protections afforded to participants on organized exchanges and in a regulated environment are not available in connection with these transactions.

    The swap markets are "principals' markets," in which performance with respect to a swap contract is the responsibility only of the counterparty to the contract, and not of any exchange or clearinghouse. As a result, each Trading Company is subject to the risk of the inability or refusal to perform with respect to swap contracts on the part of the counterparties with which the portfolio managers trade. There are no limitations on daily price movements in swap transactions. Speculative position limits are not applicable to swap transactions, although the counterparties with which the portfolio managers trade may limit the size or duration of positions available to the portfolios managers as a consequence of credit considerations. Participants in the swap markets are not required to make continuous markets in the swap contracts they trade. Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.

  Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default.

    A portion of each Series' assets may be used to trade over-the-counter commodity interest contracts, such as forward contracts, option contracts in foreign currencies and other commodities, or swap or spot contracts. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act, as amended, or the CE Act, in connection with this trading activity by any Trading Advisor. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose a Series in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

    Each Series also faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations, in which case the applicable Series could suffer significant losses on these contracts.

  Your investment could be illiquid.

    A Trading Advisor may not always be able to liquidate its commodity interest positions at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

    Unexpected market illiquidity may cause major losses to investors at any time or from time to time. The large face value of the positions that the Trading Advisors will acquire for each Series increases the risk of illiquidity by both making its positions more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

    Also, there is not likely to be a secondary market for the Units. While the Units have redemption rights and Exchange rights, there are restrictions. For example, transfers of Units are permitted only with the prior written consent of the Managing Owner and provided that conditions specified in the Trust Agreement are satisfied.

  New exchange-traded commodity interest contracts, including security futures, are characterized by a higher degree of illiquidity and volatility, which may subject investors in those contracts to increased losses.

    Certain Trading Advisors may trade newly developed futures contracts, including without limitation, security futures contracts. Traditionally, only those commodity interest contracts approved by the CFTC may be traded on U.S. futures exchanges. Likewise, foreign regulatory authorities are typically required to authorize the trading of new commodity interest contracts on foreign exchanges. Periodically, the CFTC or other foreign regulatory authorities may designate additional contracts as approved contracts. If any of the Trading Advisors determine that it is appropriate to trade in a new contract, they may do so on behalf of the Series for which they trade. Because these contracts will be new, the trading strategies of the Trading Advisors may not be applicable to, or advisable for, these contracts. The markets in new contracts, moreover, have been historically both illiquid and highly volatile for some period of time after the contract begins trading. These contracts therefore present significant risk potential.

    The above risks are particularly applicable to the markets for security futures contracts. Security futures contracts are a new class of financial instruments that allow, for the first time in the United States, the trading of futures contracts on individual U.S. equity securities or on narrow-based stock indices, which are indices made up of a small group of stocks that allow an investor to take a position in a concentrated area of the equities market. Security futures contracts have only been trading in the United States since November 2002, and the markets for these contracts generally have been characterized by very limited volumes when compared to futures markets generally. As a result, a Trading Advisor that trades security futures contracts could at times find it difficult to buy or sell a security futures contract at a favorable price, which could result in losses to the applicable Series.

    Certain Trading Advisors may purchase and sell single stock futures contracts and other security futures products. A single stock future obligates the seller to deliver (and the purchaser to take delivery of) a specified equity security to settle the futures transaction. Other security futures products include "narrow-based" stock index futures contracts (in general, contracts based on the value of nine or fewer securities in a specific market or industry sector, such as energy, health care or banking) and futures contracts based on exchange-traded funds that are designed to track the value of broader stock market indices (such as the Dow Jones Industrial Average or the NASDAQ 100 Index). Single stock futures and other security futures products are relatively illiquid and trade on a limited number of exchanges. The margin required with respect to single stock futures (usually at least 20% of the face value of the contract) generally is higher than the margin required with respect to other types of futures contracts (in some cases as low as 2% of the face value of the contract). The resulting lower level of leverage available to the Trading Advisors with respect to security futures products may adversely affect the respective Trading Company's performance. Security futures products are typically traded on electronic trading platforms and are subject to risks related to system access, varying response time, security and system or component failure. In addition, although the Clearing Brokers will be required to segregate the Trading Company's trades, positions and funds from those of each Clearing Broker itself as required by CFTC regulations, the insurance provided to securities customers by the Securities Investor Protection Corporation, or the SIPC, will not be applicable to the Trading Company's security futures positions because SIPC protection does not apply to futures accounts.

  An investment in the Trust may not diversify an overall portfolio and portfolio risk may be increased.

    Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. Because of this non-correlation, the results of each Series cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. If, however, a Series does not perform in a non-correlated manner with respect to the general financial markets or does not perform successfully, you will obtain little or no diversification benefits by investing in the Units. The Units may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Units at the same time losses on your other investments are increasing. You should therefore not consider the Units to be a hedge against losses in your core stock and bond portfolios.

  Trading in international markets creates exposure to credit and regulatory risk.

    A substantial portion of the Trading Advisors' trades are expected to take place on markets or exchanges outside the United States. There is no limit to the amount of assets of any Series that may be committed to trading on foreign markets. The risk of loss in trading foreign futures and options on futures contracts can be substantial. Participation in foreign futures and options on futures contracts involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade or exchange. Some of these foreign markets, in contrast to U.S. exchanges, are so-called principals' markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a commodity interest transaction and not of the exchange or clearing corporation. In these kinds of markets, there is risk of bankruptcy or other failure or refusal to perform by the counterparty.

    Some foreign markets present additional risk, because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable foreign laws. Similarly, the rights of market participants, in the event of the insolvency or bankruptcy of a foreign market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, there is less legal and regulatory protection than that available domestically.

    Additionally, trading on foreign exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

  International trading activities are subject to foreign exchange risk.

    The price of any foreign futures, options on futures or other commodity interest contract and, therefore, the potential profit and loss on such contract, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, if changes in the value of the local currency relative to the U.S. dollar occur, then such changes may cause losses even if the contract traded is profitable.

  International trading may cause exposure to losses resulting from foreign exchanges that are less developed or less reliable than U.S. exchanges.

    Some foreign exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, Trading Advisors may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Trading Advisors base their strategies may not be as reliable or accessible as it is in the United States. As a result, Trading Advisors entering into transactions on foreign exchanges may incur losses on behalf of the applicable Series.

  Each Series' start-up period entails increased investment risks.

    The Trust, with respect to the Campbell/Graham Series, will encounter a start-up period following the close of such Series' Initial Offering Period, and may encounter similar start-up periods for each Series following subsequent closings during the Continuous Offering Period. During such start-up periods, the Trust, with respect to each Series, may incur risks relating to the initial investment of the assets received at such times, because it may take a period of time before a Series can develop a fully diversified portfolio, thereby resulting in a greater concentration of positions in a limited number of markets which could result in increased volatility in the Series' portfolio. A decline in the initial Net Asset Value of a Series could result from the level of diversification in that Series' trading activities at the outset, which may be lower than in a fully committed portfolio.

TRADING RISKS

  The trading on behalf of each Series will be highly leveraged, which means that sharp declines in price could lead to large losses.

    Because the amount of margin funds necessary to be deposited with a Clearing Broker to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, each Trading Advisor may take positions on behalf of a Series with face values equal to several times such Series' Net Asset Value. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract may result in losses that substantially exceed the amount invested in the contract. For example, if $2,200 in margin is required to hold one U.S. Treasury bond futures contract with a face value of $100,000, a $2,200 decrease in the value of that contract could, if the contract is then closed out, result in a complete loss of the margin deposit, not even taking into account deductions of fees and/or commissions. If severe short-term price declines occur, then such declines could, therefore, force the liquidation of open positions with large losses.

  There are disadvantages to making trading decisions based on technical analysis.

    All of the Trading Advisors except C-View may base their trading decisions on trading strategies that use mathematical analyses of technical factors relating to past market performance. The buy and sell signals generated by a technical, trend-following trading strategy are derived from a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest in the markets. The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of false starts may generate repeated entry and exit signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend-following trading strategy will be profitable in the future.

  There are disadvantages to making trading decisions based on fundamental analysis.

    Certain Trading Advisors, including C-View, will base their decisions on trading strategies which utilize in whole or in part fundamental analysis of underlying market forces. Fundamental analysis attempts to examine factors external to the trading market which affect the supply and demand for a particular commodity interest in order to predict future prices. Such analysis may not result in profitable trading because certain Trading Advisors may not have knowledge of all factors affecting supply and demand or may incorrectly interpret the information it does have. Furthermore, prices may often be affected by unrelated or unexpected factors and fundamental analysis may not enable the trader to determine whether its previous decisions where incorrect in sufficient time to avoid substantial losses. In addition, fundamental analysis assumes that commodity markets are inefficient- i.e., that commodity prices do not always reflect all available information-which some market analysts dispute.

  The risk management approaches of one or all of the Trading Advisors may not be fully effective, and a Series may incur losses.

    The mechanisms employed by each Trading Advisor to monitor and manage the risks associated with its trading activities on behalf of the Series for which it trades may not succeed in mitigating all identified risks. Even if a Trading Advisor's risk management approaches are fully effective, it cannot anticipate all risks that it may face. If one or more of the Trading Advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, then the Series for which they trade may suffer losses.

  Increased competition from other trend-following traders could reduce the Trading Advisors' profitability.

    There has been a dramatic increase over the past 15 to 25 years in the amount of assets managed by trend-following trading systems like those that some of the Trading Advisors may employ. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of some or all Series by preventing the Trading Advisors from effecting transactions at the desired prices. It may become more difficult for the Trading Advisors to implement their trading strategies if other commodity trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions at the same time as the Trading Advisors.

  Discretionary decision-making may result in missed opportunities or losses.

    Because each of the Trading Advisors' strategies involves some discretionary aspects in addition to their technical factors, certain
Trading Advisors may occasionally use discretion in investing the assets of a Series. For example, the Trading Advisors often use discretion in selecting contracts and markets to be followed. In exercising such discretion, such Trading Advisor may take positions opposite to those recommended by the Trading Advisor's trading system or signals. Discretionary decision making may also result in a Trading Advisor's failing to capitalize on certain price trends or making unprofitable trades in a situation where another trader relying solely on a systematic approach might not have done so. Furthermore, such use of discretion may not enable the Trust to avoid losses, and in fact, such use of discretion may cause the Trust to forego profits which it may have otherwise earned had such discretion not been used.

  Speculative position limits and daily price fluctuation limits may force the alteration of trading decisions which may cause a Series to forego profitable trades or strategies.

    The CFTC and U.S. exchanges have established limits, known as speculative position limits, on the maximum net long or net short positions that any person may hold or control in certain futures and options on futures contracts. Most exchanges also impose limits, known as daily limits, on the amount of fluctuation in certain futures and options on futures contracts in a single trading day. All accounts controlled by a particular Trading Advisor and its principals are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of the particular Trading Advisor's trading decisions or force liquidation of certain futures or options on futures positions. If one or more of the Trading Advisors must take either of these actions, then one or more Series may be required to forego profitable trades or strategies.

  Increases in assets under management of any of the Trading Advisors may affect trading decisions and may cause losses.

    In general, none of the Trading Advisors intends to limit the amount of additional equity that it may manage, and each will continue to seek major new accounts. The more equity a Trading Advisor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions. Accordingly, future increases in equity under management may require a Trading Advisor to modify its trading decisions for a Series because it cannot deploy all the assets in the commodities which it desires to trade. Furthermore, if the Trading Advisors for a Series cannot manage any additional allocation from the Trust, the Managing Owner may add additional Trading Advisors for such Series who may have less experience or less favorable performance than the existing Trading Advisors.

  The use of multiple Trading Advisors may result in offsetting or opposing trading positions and may also require one Trading Advisor to fund the margin requirements of another Trading Advisor.

    The use of multiple Trading Advisors for the Balanced Series and the Campbell/Graham Series may result in developments or positions that adversely affect the respective Series' Net Asset Value. For example, because the Trading Advisors trading for the Balanced Series and the Campbell/Graham Series will be acting independently, such Series could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings. The Trading Advisors also may compete, from time to time, for the same trades or other transactions, increasing the cost to such Series of making trades or transactions or causing some of them to be foregone altogether. Even though each Trading Advisor's margin requirements ordinarily will be met from that Trading Advisor's allocated net assets, one Trading Advisor may incur losses of such magnitude that the Balanced Series or the Campbell/Graham Series is unable to meet margin calls from the allocated net assets of that Trading Advisor. If such an event were to occur, then such Series Trading Company's Clearing Brokers may require liquidations and contributions from the allocated net assets of another Trading Advisor.

  The Trading Advisors' trading programs bear some similarities and, therefore, may lessen the benefits to the Balanced Series and the Campbell/Graham Series of having multiple Trading Advisors.

    Each Trading Advisor has, over time, developed and modified the program it will use in trading. Nevertheless, the Trading Advisors' trading programs have some similarities. These similarities may, in fact, mitigate the positive effect of having multiple Trading Advisors for the Balanced Series and the Campbell/Graham Series. For example, in periods where one Trading Advisor experiences a draw-down, it is possible that these similarities will cause the other Trading Advisors to also experience a draw-down.

  Each Series relies on its Trading Advisor(s) for success, and if a Trading Advisor's trading is unsuccessful, the Series may incur losses.

    The Trading Advisor(s) for each Series will make the commodity trading decisions for that Series. Therefore, the success of each Series largely depends on the judgment and ability of the Trading Advisors. A Trading Advisor's trading for any Series may not prove successful under all or any market conditions. If a Trading Advisor's trading is unsuccessful, the applicable Series may incur losses.

  The Trading Advisors or their trading strategies may not continually serve the Series which may put such Series at a disadvantage or incur losses for such Series.

    It is possible that (i) any Trading Advisor, the Managing Owner or the Trust, will exercise their rights to terminate the Advisory Agreement for any Series under certain conditions, (ii) the Advisory Agreement with any Trading Advisor, once it expires, will not be renewed on the same terms as the current Advisory Agreement for that Trading Advisor, or (iii) if any Series retains a new trading advisor, the new advisor will not be retained on terms as favorable to the Series as those negotiated with that Series' Trading Advisor or the new advisor will not be required to recoup losses sustained previously before being entitled to receive incentive fees.

  Each Trading Advisor's past performance record is inconsistent, and the Trading Advisor's trading for a Series could be similarly inconsistent and incur losses.

    The performance records of each Trading Advisor reflect significant variations in profitability from period to period. It is possible that a Trading Advisor's trading for the Series will similarly vary from period to period, resulting in losses to such Series.

  Each Trading Advisor advises other clients and may achieve more favorable results for its other accounts.

    Each of the Trading Advisors currently manages other trading accounts, and each will remain free to manage additional accounts, including its own accounts, in the future. A Trading Advisor may vary the trading strategies applicable to the Series for which it trades from those used for its other managed accounts, or its other managed accounts may impose a different cost structure than that of the Series for which it trades. Consequently, the results any Trading Advisor achieves for the Series for which it trades may not be similar to those achieved for other accounts managed by the Trading Advisor or its affiliates at the same time. Moreover, it is possible that those other accounts managed by the Trading Advisor or its affiliates may compete with the Series for which it trades for the same or similar positions in the commodity interest markets and that those other accounts may make trades at better prices than the Series for which it trades.

    A Trading Advisor may also have a financial incentive to favor other accounts because the compensation received from those other accounts exceeds, or may in the future exceed, the compensation that it receives from managing the account of the Series for which it trades. Because records with respect to other accounts are not accessible to investors in the Units, investors will not be able to determine if any Trading Advisor is favoring other accounts.

  The Trading Advisors' positions may be concentrated from time to time, which may render each Series susceptible to larger losses than if the positions were more diversified.

    One or more of the Trading Advisors may from time to time cause a Series to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to such Series than if such Series' assets had been spread among a wider number of instruments.

  Markets or positions may be correlated and may expose a Series to significant risk of loss.

    Different markets traded or individual positions held by a Series of Units may be highly correlated to one another at times. Accordingly, a significant change in one such market or position may affect other such markets or positions. The Trading Advisors cannot always predict correlation. Correlation may expose such Series of Units both to significant risk of loss and significant potential for profit.

  Turnover in each Series' portfolio may be high which could result in higher brokerage commissions and transaction fees and expenses.

    Each Trading Advisor will make certain trading decisions on the basis of short-term market considerations. The portfolio turnover rate may be substantial at times, either due to such decisions or to "whip-saw" market conditions and result in one or more Series incurring substantial brokerage commissions and other transaction fees and expenses.

OPERATING RISKS

  Past performance is not necessarily indicative of future performance.

    The Managing Owner has selected each Trading Advisor to manage the assets of each Series because each Trading Advisor performed well through the date of its selection. You must consider, however, the uncertain significance of past performance, and you should not rely to a substantial degree on the Trading Advisors' or the Managing Owner's records to date for predictive purposes. You should not assume that any Trading Advisor's future trading decisions will create profit, avoid substantial losses or result in performance for the Series comparable to that Trading Advisor's or to the Managing Owner's past performance. In fact, as a significant amount of academic study has shown, futures funds more frequently than not underperform the past performance records included in their prospectuses.

    Because you and other investors will acquire, exchange and redeem Units at different times, you may experience a loss on your Units even though the Series in which you have invested as a whole is profitable and even though other investors in that Series experience a profit. The past performance of any Series may not be representative of each investor's investment experience in it.

    Likewise, you and other investors will invest in different Series managed by different Trading Advisors. Each Series' assets are

    *  segregated from the other Series' assets; and

    *  valued and accounted for separately from every other Series.

    Consequently, the past performance of one Series has no bearing on the past performance of another Series. You cannot, for example, consider Balanced Series' past performance in deciding whether to invest in Graham Series, Beach Series, Campbell/Graham Series, C-View Currency Series or Dunn Series.

  There is no "principal protection" feature, and you could lose your entire investment.

    The Trust is not guaranteed as to principal, so you are not assured of any minimum return. Therefore, you could lose your entire investment (including any undistributed profits), in addition to losing the use of your subscription funds for the period you maintain an investment in any Series.

    Performance is not correlated to the debt or equity markets, but during certain periods a given Series may perform in a manner very similar to more traditional portfolio holdings, providing few, if any, diversification benefits.

    We anticipate that over time each Series' performance will be "non-correlated" with the general equity and debt markets-that each Series' performance might or might not be similar to the performance of the general financial markets. Non-correlation means, for example, that the Net Asset Value of a Series may rise while stock indices rise or while stock indices fall. Non-correlation is not, however, negative correlation. Negative correlation would mean that there is an inverse relationship between a Series' performance and the performance of the general financial markets (for example, that the Net Asset Value of a Series will rise when stock indices fall or will fall when stock indices rise). Because of non-correlation, during certain periods a given Series may perform in a manner very similar to more traditional portfolio holdings, providing few, if any, diversification benefits.

  The Trust has a limited operating history, and you have limited performance information on which to evaluate an investment in a Series.

    The Trust has not commenced trading for all Series and has a limited performance history upon which to evaluate your investment in any Series. Although past performance is not necessarily indicative of future results, if the Trust had a longer performance history, such performance history might provide you with more information on which to base your investment in the Trust. As the Trust has a limited performance history, you will have to make your decision to invest in a Series without such possibly useful information.

  Each Series is charged substantial fees and expenses regardless of profitability.

    Each Series is charged brokerage charges, over-the-counter dealer spreads and related transaction fees and expenses and management fees in all cases regardless of whether any Series' activities are profitable. In addition, each Series is charged for the benefit of each Trading Advisor an incentive fee based on a percentage of trading profits earned on the Series' net assets allocated to that Trading Advisor. Because the Balanced Series and the Campbell/Graham Series each employ multiple Trading Advisors, it is possible that such Series could pay substantial incentive fees to one or more
Trading Advisors in a year in which such Series has no net trading profits or in which it actually loses money. In addition, each Series must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit. See "Fees and Expenses."

  You may not be able to purchase Class 2 Units unless you have a particular relationship with a Selling Agent or if Class 2 Units are not available for purchase.

    In order to purchase Class 2 Units of any Series, you must have an arrangement with a Selling Agent where you directly compensate such Selling Agent for services rendered in connection with investments, including an investment in the Trust (such arrangements commonly referred to as "wrap-accounts"). If you do not have such an arrangement with a Selling Agent, you will only be able to purchase Class 1 Units in any Series, which will result in you being charged higher service fees.

    Whether you have such an arrangement with a Selling Agent will depend on your relationship with such Selling Agent. Neither the Trust nor the Managing Owner has any control over the type of arrangement you have with a Selling Agent.

    In addition, the Class 2 Units represent only a small portion of the total amount of Units which are currently registered with the SEC for sale by the Trust. Therefore, even if you have such an arrangement with a Selling Agent, Class 2 Units may not be available to you for purchase.

  The Trust may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

    The clearing agreements between the Clearing Brokers and the Trading Companies generally are terminable by the Clearing Brokers once the Clearing Broker has given the Trading Company the required notice. Upon termination of a clearing agreement, the Managing Owner may be required to renegotiate that agreement or make other arrangements for obtaining services if the Trust intends to continue trading in commodity interest contracts at its present level of capacity. The services of the Clearing Brokers may not be available, or even if available, these services may not be available on the terms as favorable as those contained in the expired or terminated clearing agreements.

    Likewise, upon termination of any of the Advisory Agreements entered into between the Trust and each Trading Advisor, the Managing Owner may be required to renegotiate the contracts or make other arrangements for obtaining commodity trading advisory services. The services of the particular Trading Advisor may not be available, or these services may not be available on terms as favorable as those contained in the expired or terminated advisory contract. There is severe competition for the services of qualified commodity trading advisors, and the Managing Owner may not be able to retain replacement or additional Trading Advisors on acceptable terms. This could result in losses to one or more Series and/or the inability of one or more Series to achieve its investment objectives. Moreover, if an advisory contract is renegotiated or additional or substitute Trading Advisors are retained by the Managing Owner on behalf of one or more Series, the fee structures of the new or additional arrangements may not be as favorable to the affected Series as are those currently in place. See "Fees and Expenses."

  The incentive fees could be an incentive to the Trading Advisors to make riskier investments.

    Each Trading Advisor employs a speculative strategy and receives incentive fees based on the trading profits earned by it for the applicable Series. Accordingly, each of the Trading Advisors has a financial incentive to make investments that are riskier than might be made if a Series' assets were managed by a Trading Advisor that did not receive performance-based compensation. For example, if an investment earns large amounts of trading profits, the Trading Advisor making such an investment will receive a larger incentive fee. Therefore, a Trading Advisor may decide to make an investment with potential for large amounts of trading profits, despite the fact that such investment may have a high degree of risk. If the investment is unsuccessful, the Series could incur losses. Conversely, a Trading Advisor that does not receive any performance-based incentive fees might not make such a risky investment. See "Fees and Expenses."

  The interest rate floor may create financial risk.

    The Trust has agreed to pay all interest income earned by it up to a cap of 2.0% to the Managing Owner. To the extent that the interest income earned by the Trust falls below 0.75% annually, the Trust will be obligated to pay the Managing Owner the difference between the interest income actually earned by the Trust and 0.75%. Such shortfall will be charged pro rata across all Series of Units. Accordingly, if interest rates fall, then you could be charged a portion of such interest income shortfall which would reduce the value of your Units. See "Fees and Expenses-Interest Income."

  You have limited rights, and you cannot prevent the Trust from taking actions which could cause losses.

    Pursuant to the Trust Agreement, you will exercise no control over the Trust's day-to-day business. Therefore, the Trust may take certain actions and enter into certain transactions or agreements of which you have no approval. For example, the Trust may retain a Trading Advisor for a Series in which you are invested, and such Trading Advisor may ultimately incur losses for the Series. As a Limited Owner, you have no ability to determine or influence the hiring, retention or firing of such Trading Advisor. However, certain actions, such as termination or dissolution of a Series, may be taken, or approved, upon the affirmative vote of Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (excluding Units owned by the Managing Owner and its affiliates). See "Trust Agreement."

  You may not be able to establish a basis for liability against a Trading Advisor or a Clearing Broker.

    Each Trading Advisor and each Clearing Broker acts only as a trading advisor or clearing broker, respectively, to the applicable Series and Trading Company. Neither of these parties acts in such capacity to you. Therefore, you have no contractual privity with the Trading Advisors or the Clearing Brokers. Due to this lack of contractual privity, you will likely not be able to establish a basis for liability against a Trading Advisor or a Clearing Broker.

  An unanticipated number of redemption requests during a short period of time could have an adverse effect on the Net Asset Value of a Series.

    If a substantial number of requests for redemption of Units in a Series are received by the Trust during a relatively short period of time, such Series may not be able to satisfy the requests from funds not committed to trading. As a consequence, it could be necessary to liquidate positions in such Series' trading positions before the time that the applicable Trading Advisor(s)' trading strategies would dictate liquidation. If this were to occur, it could affect adversely the Net Asset Value per Unit of such Series and each Sub-Class within such Series, not only for Limited Owners redeeming units but also for nonredeeming Limited Owners. Your redemption price for Units in a Series is based on the Net Asset Value per Unit of such Series, which value could be less than the initial price you paid for your Units.

  Reserves for contingent liabilities may be established upon redemption, and the Trust may withhold a portion of your redemption amount.

    The Trust may find it necessary upon redemption by you to set up a reserve for undetermined or contingent liabilities and withhold a certain portion of your redemption amount. This could occur, for example, in the event some of the positions of the Series in which you were invested were illiquid, if there are any assets which cannot be properly valued on the redemption date, or if there is any pending transaction or claim by or against the Trust involving or which may affect your book capital account or your obligations of which the Trust cannot, in the sole judgment and discretion of the Managing Owner, be then ascertained. See "Trust Agreement."

  Conflicts of interest exist in the structure and operation of the Trust.

    A number of actual and potential conflicts of interest exist in the operation of the Trust's business. The Managing Owner, the Trading Advisors and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the Trust's business, which also presents the potential for numerous conflicts of interest with the Trust.

    As a result of these and other relationships, parties involved with the Trust have a financial incentive to act in a manner other than in the best interests of the Trust and its Limited Owners. The Managing Owner has not established, and has no plans to establish, any formal procedures to resolve these and other conflicts of interest. Consequently, there is no independent control over how the Managing Owner will resolve these conflicts on which investors can rely in ensuring that the Trust is treated equitably.

  The failure or bankruptcy of one of its Clearing Brokers could result in a substantial loss of one or more Series' assets.

    Under CFTC regulations, a clearing broker maintains customers' assets in a bulk segregated account. If a Clearing Broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that Clearing Broker's bankruptcy. In that event, the Clearing Broker's customers, such as one or more Trading Companies which utilize such Clearing Broker, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all that Clearing Broker's customers. Each Series also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

  You will not be able to review any Series' holdings on a daily basis, and you may suffer unanticipated losses.

    The Trading Advisors make trading decisions on behalf of each Series' assets. While the Trading Advisors receive daily trade confirmations from the Clearing Brokers of each transaction entered into on behalf of each Series for which they manage the trading of, each Series' trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in the Units does not offer investors the same transparency that a personal trading account offers in that you will not have access to detailed information concerning the positions held on behalf of any Series. As a result, you may suffer unanticipated losses as a result of the Series' portfolio holdings.

  The Trust could terminate before you achieve your investment objective causing potential loss of your investment or upsetting your investment portfolio.

    Unforeseen circumstances, including substantial losses, withdrawal of the Trust's Managing Owner or suspension or revocation of the Managing Owner's or any of the Trading Advisors' respective registrations with the CFTC or memberships in the NFA could cause the Trust to terminate before its stated termination date of December 31, 2053. The Trust's termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

  The Trust is not a regulated investment company and thus is subject to different protections than a regulated investment company.

    The Trust is not an investment company subject to the Investment Company Act. Accordingly, you do not have the protections afforded by that statute. For example, the Investment Company Act requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager. Since the Trust is not a registered investment company, you will not benefit from such protections.

  Litigation could result in substantial additional expenses.

    The Trust could be named as a defendant in a lawsuit or regulatory action arising out of the activities of the Managing Owner or the Trading Advisors. If this happens, the Trust will bear the costs of defending such suit or action and will be at further risk if its defense is unsuccessful which could result in losses to your investment.

  Dilution could occur as a result of the initial service fee and/or on-going service fee.

    Investors who subscribe for larger amounts of Units will pay initial service fees and/or on-going service fees at reduced levels. The reduction of the initial service fee and/or on-going service fee will be effectuated through the issuance of additional Units to such investors. If such additional Units are issued to such investors, then the dilution of the other investors in such Series will result. Therefore, effectively, the other owners of Units in such Series will bear the cost of the reduction of the initial service fees and/or on-going service fees for the larger Unit owners because they will receive a smaller portion of the profits earned by such Series. See "Fees and Expenses-Selling Agent Compensation."

  The Managing Owner is leanly staffed and relies heavily on its key personnel to manage the Trust's trading activities, and the loss of such personnel could adversely affect the Trust.

    In managing and directing the day-to-day activities and affairs of the Trust, the Managing Owner relies heavily on its principals. The Managing Owner is leanly staffed, so if any of its key persons were to leave or be unable to carry out his or her present responsibilities, it may have an adverse effect on the management of the Trust.

    In addition, under the operating agreement of the Managing Owner, Mr. Bornhoft's ability to serve as the Manager of the Managing Owner is dependent upon certain factors. If Mr. Bornhoft is removed as the Manager of the Managing Owner, then the Trust could be adversely affected.

  The Managing Owner places significant reliance on the Trading Advisors and their key personnel and the loss of such personnel could adversely affect a Series.

    The Managing Owner relies on the Trading Advisors to achieve trading gains for each Series, entrusting each of them with the responsibility for, and discretion over, the investment of their allocated portions of the Trust's assets. The Trading Advisors, in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute the trading transactions. The loss of the services of any Trading Advisor's principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that Trading Advisor's ability to manage its trading activities successfully or may cause the Trading Advisor to cease operations entirely, either of which, in turn, could negatively impact one or more Series' performance. Each of the Trading Advisors is wholly-owned and controlled, directly or indirectly, by single individuals, and these individuals have major roles in developing, refining and implementing the Trading Advisor's trading strategies and operating its business. The death, incapacity or other prolonged unavailability of such individuals likely would greatly hinder these Trading Advisors' operation, and could result in their ceasing operations entirely, which could adversely affect the value of your investment.

  The Managing Owner may terminate, replace and/or add Trading Advisors in its sole discretion which may disrupt trading, adversely affecting the Net Asset Value of a Series.

    The Managing Owner may terminate, substitute or retain Trading Advisors on behalf of each Series in its sole discretion. The addition of a new Trading Advisor and/or the removal of one of the current Trading Advisors may cause disruptions in trading as assets are reallocated and new Trading Advisors transition over, which may have an adverse effect on the Net Asset Value of the affected Series.

  The Managing Owner's allocation of the Trust's assets among Trading Advisors may result in less than optimal performance by the Trust.

    The Managing Owner may reallocate assets among the Trading Advisors for the Balanced Series or the Campbell/Graham Series upon termination of a Trading Advisor or retention of a new Trading Advisor or at the commencement of any month. Consequently, the net assets for such Series may be apportioned among the Trading Advisors in a different manner than the currently anticipated apportionment. The Managing Owner's allocation of assets will directly affect the profitability of the Balanced Series' and the Campbell/Graham Series' trading, possibly in an adverse manner. For example, a Trading Advisor may experience a high rate of return but may be managing only a small percentage of such Series net assets. In this case, the Trading Advisor's performance could have a minimal effect on the Net Asset Value of such Series.

  Third parties may infringe or otherwise violate a Trading Advisor's intellectual property rights or assert that a Trading Advisor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

    Third parties may obtain and use a Trading Advisor's intellectual property or technology, including its trading program software, without permission. Any unauthorized use of a Trading Advisor's proprietary software and other technology could adversely affect its competitive advantage. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. Each Trading Advisor may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions it has taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of a Trading Advisor or claim that the Trading Advisor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, a Trading Advisor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties' proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties' rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trading Advisor is successful and regardless of the merits, may result in significant costs, divert its resources from the manager of the Series' assets, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

  The success of each Series depends on the ability of the personnel of its Trading Advisor(s) to accurately implement their trading systems, and any failure to do so could subject a Series to losses on such transactions.

    The Trading Advisors' computerized trading systems rely on the Trading Advisors' personnel to accurately process the systems' outputs and execute the transactions called for by the systems. In addition, each Trading Advisor relies on its staff to properly operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of each Trading Advisor's systems is therefore subject to human errors. Any failure, inaccuracy or delay in implementing any of the Trading Advisors' systems and executing transactions could impair its ability to identify profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

  A Series may experience substantial losses on transactions if the computer or communications systems of its Trading Advisor(s) fail.

    Each Trading Advisor's trading activities, including its risk management, depends on the integrity and performance of the computer and communications systems supporting it. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause any Trading Advisor's computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that a Trading Advisor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Trading Advisors', the Managing Owner's and the Trust's reputations, increased operational expenses and diversion of technical resources.

  Each Trading Advisor depends on the reliable performance of the computer or communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

    Each Trading Advisor depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Trading Advisor uses to conduct its trading activities. Failure or inadequate performance of any of these systems could adversely affect the Trading Advisor's ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce the Trust's available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for a Trading Advisor to use its proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms can make it difficult or impossible for the Trading Advisor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Trading Advisor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

  If a Trading Advisor, or third parties on which a Trading Advisor depends, fail to upgrade computer and communications systems, the Trust's financial condition could be harmed.

    The development of complex communications and new technologies may render the existing computer and communication systems supporting the Trading Advisors' trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, the Clearing Brokers and the executing brokers used by the Trading Advisors. As a result, if these third parties upgrade their systems, the Trading Advisors will need to make corresponding upgrades to continue effectively its trading activities. The Trust's future success will depend on each Trading Advisor's and third parties' ability to respond to changing technologies on a timely and cost-effective basis.

  The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt trading activity and materially affect profitability.

    The operations of the Managing Owner, the Trading Advisors, the Trust, the exchanges, brokers and counterparties with which the Managing Owner, the Trading Advisors and the Trust do business, and the markets in which the Managing Owner, the Trading Advisors and the Trust do business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. The terrorist attacks of September 11, 2001, have heightened this concern tremendously. The situations in Iraq and North Korea, global anti-terrorism initiatives and political unrest in the Middle East and Southeast Asia continue to fuel this concern.

  If any of the Trading Advisors are unable to attract and retain qualified employees, its ability to conduct trading activities may be adversely affected.

    Each Series' future success and growth depends on each Trading Advisor's ability to attract and retain employees that fit into its culture. There is intense competition for the limited pool of qualified personnel that meets these criteria. If any of the Trading Advisors are unable to attract and retain qualified personnel, then its ability to successfully execute its trading strategies may be diminished.

  Regulation of the commodity interest markets is extensive and constantly changing; future regulatory developments are impossible to predict, but may significantly and adversely affect the Trust.

    The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the United States subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this new regulatory structure have only recently been proposed or finalized. Traditional futures exchanges, which are now called designated contract markets, are now subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to on-going modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change is impossible to predict, but could be substantial and adverse.

TAX AND ERISA RISKS

  Your tax liability may exceed distributions to you.

    Cash is distributed to Limited Owners at the sole discretion of the Managing Owner, and the Managing Owner does not currently intend to make any such distribution. Nevertheless, you will be taxed each year on your share of the Trust's income and gain allocable to the Series of Units in which you invest, regardless of whether you redeem any Units or receive any cash distributions from the Trust.

  You could owe taxes on your share of the Trust's ordinary income despite overall losses.

    Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for Federal income tax purposes. Interest income and other ordinary income earned generally cannot be offset by capital losses. Consequently, you could owe taxes on your allocable share of ordinary income for a calendar year even if the Series in which you hold Units reports a net trading loss for that year. Also, your ability to deduct particular operating expenses allocable to your Series may be subject to limitations for purposes of calculating your Federal and/or state and local income tax liability.

  You may be taxed on gains that the Trust never realizes.

    Because a substantial portion of the Trust's open positions are "marked-to-market" at the end of each year, some of your tax liability for each year will be based on unrealized gains that the Trust may never actually realize.

  Partnership treatment is not assured, and if the Trust is not treated as a Partnership, you could suffer adverse tax consequences.

    The Managing Owner has obtained an opinion of counsel to the effect that the Trust will be treated as a partnership for Federal income tax purposes and, assuming that at least 90% of the gross income of the Trust will constitute "qualifying income" within the meaning of Section 7704(d) of the Code, will not be a publicly traded partnership treated as a corporation. The Managing Owner believes it likely, but not certain, that the Trust will meet this income test. The Trust has not requested, and does not intend to request, a ruling from the Internal Revenue Service, or the Service, concerning its tax treatment. An opinion of counsel is not binding on the Service or the courts and is subject to any changes in applicable tax laws.

    If the Trust were to be treated as a corporation for Federal income tax purposes: the net income of the Trust would be taxed at corporate income tax rates, thereby substantially reducing its distributable cash; you would not be allowed to deduct losses of the Trust; and distributions to you, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of the Trust and would be taxable as such. See "Federal Income Tax Consequences."

  There is the possibility of a tax audit which could result in additional taxes to you.

    The Trust's tax returns may be audited by a taxing authority, and an audit could result in adjustments to the Trust's returns. If an audit results in an adjustment, you may be compelled to file amended returns and to pay additional taxes plus interest.

  The investment of Benefit Plan Investors may be limited or prohibited if any or all of the Series are deemed to hold plan assets or if the Trading Advisors have pre-existing fiduciary relationships with certain investing Benefit Plan Investors.

    Special considerations apply to investments in the Trust by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, IRAs, Keogh Plans that do not cover common law employees and other employee benefit plans not subject to ERISA, or each, a Benefit Plan Investor. While the assets of any Series (and Sub-Class of any Series) are intended not to constitute plan assets with respect to any Benefit Plan Investors which are subject to ERISA, IRAs or Keogh Plans, the United States Department of Labor, or the DOL, could disagree. If the DOL were to find that the assets of some or all of the Series are plan assets, the Managing Owner and the Trading Advisor(s) to such Series would be fiduciaries, certain transactions in the Trust could be prohibited, and the Managing Owner would then have the right to mandatorily redeem out any Limited Owner which is a Benefit Plan Investor. For example, if the Trust were deemed to hold plan assets, the Trading Advisors may have to refrain from directing certain transactions that are currently contemplated. Furthermore, whether or not the Trust is deemed to hold plan assets, if an ERISA Plan or Individual Retirement Fund has certain pre-existing relationships with the Managing Owner, one or more Trading Advisors, the Selling Agents or a Clearing Broker, investment in a Series may be limited or prohibited. See "Employee Benefit Plan Considerations" and "Restrictions Affecting Benefit Plan Investors."

  Foreign investors may face exchange rate risk and local tax consequences.

    Foreign investors should note that the Units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease. Foreign investors should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this investment.

    You are strongly urged to consult your own tax advisor and counsel about the possible tax consequences to you of an investment in the Trust. Tax consequences may differ for different investors, and you could be affected by changes in the tax laws.

REGULATORY RISKS

  Government regulations may change and adversely affect the Trust.

    Considerable regulatory attention has recently been focused on publicly distributed partnerships, and, in particular, on "commodity pools" such as the Trust. In addition, tax law revisions could have a materially adverse effect on the Trust. Concern has also been expressed about speculative pools of capital trading in the currency markets, because these pools have the potential to disrupt central banks' attempts to influence exchange rates. In the current environment, you must recognize the possibility that future regulatory changes may alter, perhaps to a material extent, the nature of an investment in any Series of the Trust.

  Failure of the Trust's other counterparties may result in losses to the Trust.

    The Trust may be unable to recover its assets in the event of the bankruptcy of any other counterparty with whom it trades. Such inability to recover the Trust's assets may result in losses to your investment.

  CFTC registrations could be terminated which could adversely affect the Trust or a Series.

    If the CE Act registrations or NFA memberships of the Managing Owner or the Trading Advisors were no longer effective, these entities would not be able to act for the Trust. If the Managing Owner or a Trading Advisor were unable to act for the Trust or a Series, it could adversely affect the Trust or such Series.

    For example, if the Managing Owner's registration as a commodity pool operator, or CPO, under the CE Act or the Managing Owner's membership as a CPO with the NFA were suspended, revoked or terminated, unless there were at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated, the Trust will be required to dissolve.

    Likewise, if a Trading Advisor's registration as a commodity trading advisor under the CE Act or such Trading Advisor's membership as a commodity trading advisor with the NFA were suspended, revoked or terminated, the Trust would remove such Trading Advisor as a trading advisor for the applicable Series. The Managing Owner would then either terminate the Series or hire another commodity trading advisor to act as Trading Advisor for such Series.

  The Trust and the Managing Owner have been represented by unified counsel, and you will not benefit from further review of this offering by independent counsel.

    In connection with this offering, the Trust and the Managing Owner have been represented by unified counsel, and the offering and this Prospectus have only been reviewed by such unified counsel. To the extent that the Trust, the Managing Owner or you could benefit by further independent review, such benefit will not be available.

    Although the foregoing risk factors are not a complete explanation of all the risks involved in purchasing interests in a fund that invests in the highly speculative, highly leveraged trading of futures, forwards and options, the foregoing risk factors are a complete explanation of all material risks involved in purchasing Units in the Trust. You should read this entire Prospectus before determining to subscribe for Units.

                            STRUCTURE OF THE TRUST

    The Trust was formed on August 8, 2003, as a Delaware statutory trust and will issue separate Series of Units in segregated pools of assets of the Trust, pursuant to the requirements of the Delaware Statutory Trust Act, as amended, or the Trust Act. The Trust's office in the State of Delaware is c/o Wilmington Trust Company, 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19805. The Trust's principal office is c/o Equinox Fund Management, LLC, 1660 Lincoln Street, Suite 100, Denver, Colorado 80264.

    The Trust is a multi-advisor commodity pool as described in CFTC Regulation {section} 4.10(d)(2).

    Purchasers of Units will become limited owners of the Trust, or Limited Owners. The Trust Act provides that, except as otherwise provided in the amended and restated declaration of trust and trust agreement of the Trust, or the Trust Agreement, Unitholders in a Delaware statutory trust will have the same limitation of liability as do stockholders of private corporations organized under the General Corporation Law of the State of Delaware. The Trust Agreement confers substantially the same limited liability, and contains the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the Trust. In addition, pursuant to the Trust Agreement, the Managing Owner of the Trust is liable for obligations of a Series in excess of that Series' assets. Limited Owners do not have any such liability. See "The Trust Agreement-Liabilities-Exercise of Rights by Limited Owners."

    THIS POOL HAS A LIMITED PERFORMANCE HISTORY.

OVERVIEW OF THE SERIES

    The Trust's Units are being offered in six (6) separate Series: Balanced Series, Graham Series, Beach Series, Campbell/Graham Series, C-View Currency Series and Dunn Series. The Trust, with respect to each Series, will offer Units in two separate Sub-Classes-Class 1 and Class 2. The Trust, with respect to each Series, will engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments and may, from time to time, engage in cash and spot transactions. Substantially all of the assets of Graham Series, Beach Series, C-View Currency Series and Dunn Series have been invested in the Trading Company for such Series . The assets of the Balanced
Series have been invested in several different Trading Companies, and the assets of Campbell/Graham Series will be invested in two (2) different Trading Companies. Each Trading Company (except the Trading Company for the Balanced Series) will have its own Trading Advisor that will manage 100% of the assets invested in such Trading Company and make that Trading Company's trading decisions. It is expected that between 10% and 40% of each Series' assets normally will be committed as margin for commodities trading, but from time to time these percentages may be substantially more or less. See "Trading Limitations and Policies."

    The Trading Advisors were selected based upon the Managing Owner's evaluation of each Trading Advisor's past performance, trading portfolios and strategies, as well as how each Trading Advisor's performance, portfolio and strategies complement and differ from those of the other Trading Advisors. The Managing Owner is authorized under each advisory agreement between the Trust, the relevant Trading Company, the Managing Owner and each Trading Advisor, or each, an Advisory Agreement, however, to utilize the services of additional trading advisors for any Series. The Managing Owner has invested (in the case of the Balanced Series Units, Graham Series Units, Beach Series Units, C-View Currency Series Units and Dunn Series Units) and will invest (in the case of the Campbell/Graham Series Units) substantially all of the proceeds from the Initial Offering of such Series' Units in the Trading Company and the Trading Advisor (or Trading Companies and Trading Advisors, in the case of the Balanced Series Units and the Campbell/Graham Series) for each such Series and all such proceeds will be initially available for commodities trading purposes. It is currently contemplated that substantially all of the additional capital raised from such Series during the Continuous Offering of Units will continue to be invested in each Trading Company (or Trading Companies, in the case of the Balanced Series Units and the Campbell/Graham Series Units). The Trading Advisors are not affiliated with the Trust, the Trustee or the Managing Owner. If a Trading Advisor's trading reaches a level where certain position limits restrict its trading, that Trading Advisor will modify its trading instructions for the Series and its other accounts in a good faith effort to achieve an equitable treatment of all accounts. See "Past Performance of Other Pools Sponsored by the Managing Owner and The Bornhoft Group Corporation." None of the Trading Advisors nor any of their principals currently have any beneficial interest in the Trust, but some or all of such persons may acquire such an interest in the future. Dunn, its principals and/or its affiliates, have invested $2,000,000 in the Dunn Series. For every $1.00 that is invested in the Dunn Series by investors not affiliated with Dunn during each quarter, however, Dunn, such principals, and/or such affiliates, have the right to withdraw $0.75 of its initial investment as of the end of such quarter. As of the date of this Prospectus, none of the Trading Advisors (except Dunn) or any principal of a Trading Advisor owns any beneficial interest in the Trust, but any of them is free to do so. For a summary of the Advisory Agreements between each Trading Advisor, the Trust and the Managing Owner, see "Advisory Agreements."

    With respect to the Balanced Series and the Campbell/Graham Series, the Managing Owner may employ leverage at two possible levels. First, the Managing Owner may strategically employ notional equity at the overall portfolio level by strategically allocating an amount of assets to the Trading Advisors in excess of such Series' net assets, thereby increasing the overall leverage of such Series' portfolio. Second, the Managing Owner may utilize various techniques when allocating assets amongst various Trading Advisors that employ varying amounts of leverage within their individual trading programs. See the Balanced Series Appendix and the Campbell/Graham Series Appendix.

    For a description of each Series' Trading Advisor(s) and its(their) principals, as well as a general description of the trading strategies and trading portfolios each Trading Advisor will employ in its trading on behalf of the Trust, the past performance of such Trading Advisor(s), the Break-Even Analysis for each Series and management and incentive fees to be charged to each Series of Units, see the Appendix for such Series. The descriptions in such Appendices were derived by the Managing Owner in part from information contained in each Trading Advisor's CFTC disclosure document, which each Trading Advisor itself prepared. Because the Trading Advisors' trading strategies are proprietary, the descriptions in each Appendix are of necessity general in nature.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus includes forward-looking statements that reflect the Managing Owner's current expectations about the future results, performance, prospects and opportunities of the Trust. The Managing Owner has tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "should," "estimate" or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in "Risk Factors" and elsewhere in this Prospectus, and unknown, that could cause the Trust's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

    You should not place undue reliance on any forward-looking statements. Except as expressly required by the Federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

                       TRADING LIMITATIONS AND POLICIES

    The following limitations and policies are applicable to the Trust as a whole and, at the outset, to each Series individually. The application of these limitations and policies will be identical for all Series of the Trust and each Trading Advisor. A Trading Advisor sometimes may be prohibited from taking positions for a Series that it would otherwise prefer to acquire because of the need to comply with these limitations and policies. The Managing Owner will monitor compliance with the trading limitations and policies set forth below, and it may impose such additional restrictions upon the trading activities of any Trading Advisor (through modification of the limitations and policies) as it, in good faith, deems appropriate and in the best interests of each Series, subject to the terms of each Advisory Agreement. See "Advisory Agreements."

    The Managing Owner will not approve a material change in the following trading limitations and policies for any Series without obtaining the prior written approval of Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of that Series (excluding Units owned by the Managing Owner and its Affiliates). The Managing Owner may, however, without obtaining such approval, impose additional limitations on the trading or investment activities of each Series or on the types of instruments in which a Trading Advisor can invest if the Managing Owner determines that additional limitations are necessary to assure that 90% of the Trust's income is Qualifying Income or are in the best interests of a Series.

TRADING LIMITATIONS

    No Series of the Trust will: (i) engage in pyramiding its commodities positions (i.e., use unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity), but may take into account open trading equity on existing positions in determining generally whether to acquire additional commodities positions;
(ii) borrow or loan money (except with respect to the initiation or maintenance of the Series' commodities positions or obtaining lines of credit for the trading of forward currency contracts; provided, however, that each Series of the Trust is prohibited from incurring any indebtedness on a non-recourse basis); (iii) permit rebates to be received by the Managing Owner or its affiliates, or permit the Managing Owner or any affiliate to engage in any reciprocal business arrangements that would circumvent the foregoing prohibition; (iv) permit any Trading Advisor to share in any portion of the commodity brokerage fees paid by a Series of the Trust; (v) commingle its assets, except as permitted by law; or (vi) permit the churning of its commodity accounts.

    The Trust, with respect to each Series, will conform in all respects to the rules, regulations and guidelines of the markets on which its trades are executed.

TRADING POLICIES

    Subject to the foregoing limitations, each Trading Advisor has agreed to abide by the trading policies of the Series of the Trust, which currently are as follows:

       (1) Series funds generally will be invested in contracts that are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

       (2) Stop or limit orders may, in a Trading Advisor's discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits. If stop or limit orders are used, however, no assurance can be given that the Clearing Brokers will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

       (3) A Trading Advisor generally will not initiate an open position in a futures contract (other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law or exigent market circumstances. This policy does not apply to forward and cash market transactions.

       (4) A Trading Advisor, on behalf of the applicable Trading Company, may occasionally make or accept delivery of a commodity including, without limitation, currencies. A Trading Advisor also may engage in "EFP" transactions (i.e., an exchange of futures for physical transaction, as permitted on the relevant exchange) involving currencies and metals and other commodities. Provided that the applicable Trading Company constitutes an "eligible contract participant" (as such term is defined in Section 1(a)(12) of the CE Act), the Trading Advisor may engage in swap transactions on behalf of such Trading Company.

       (5) A Trading Advisor may, from time to time, employ trading techniques such as spreads, straddles and conversions.

       (6) A Trading Advisor will not initiate open futures or option positions that would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 15% of the applicable Series' Net Asset Value for any one commodity or in excess of 66% of the applicable Series' Net Asset Value for all commodities combined. Under certain market conditions, such as where there is an inability to liquidate open commodities positions because of daily price fluctuations, the Managing Owner may be required to commit as margin in excess of the foregoing limits and in such case the Managing Owner will cause the Trading Advisor to reduce its open futures and option positions to comply with these limits before initiating new commodities positions.

       (7) If a Trading Advisor engages in transactions in forward currency contracts on behalf of a Series other than with or through the Clearing Brokers, it will only engage in such transactions with or through a bank that has, as of the end of its last fiscal year, an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements for that year, and through other broker-dealer firms whose aggregate balance in its capital, surplus and related accounts is at least $50,000,000. If transactions are effected for a Trading Company in the forward markets, the only forward markets that will be permitted to be utilized are the interbank foreign currency markets and the London Metal Exchange. The utilization of other forward markets requires the consent of the Managing Owner.

       DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES

    The Trust was formed on August 8, 2003, under the Trust Act. The sole trustee of the Trust is Wilmington Trust Company, which delegated its duty and authority for the management of the business and affairs of the Trust to the Managing Owner and will have no liability. See "Fiduciary
Responsibilities-Accountability."

    The Managing Owner may be deemed to be, and the Trustee will not be deemed to be, a "Promoter" of the Trust within the meaning of the Securities Act. None of the foregoing persons is an "affiliate" (as that term is used for purposes of the Securities Act) of any of the Trading Advisors. The Managing Owner may be deemed to be a "parent" of the Trust within the meaning of the Federal securities laws.

    A brief description of the Trustee, the Managing Owner, and the officers and directors of the Managing Owner, follows:

THE TRUSTEE

    Wilmington Trust Company, a Delaware banking corporation, is the sole trustee of the Trust. The Trustee's principal offices are located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19805. The Trustee is unaffiliated with each of the Managing Owner and the Trading Advisors, and the Trustee's duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Trust Agreement. The Trustee will accept service of legal process upon the Trust in the State of Delaware. See "Trust Agreement-Trustee." Limited Owners will be notified by the Managing Owner of any change of the Trust's trustee.

THE MANAGING OWNER

    Equinox Fund Management, LLC, a Delaware limited liability company formed in June 2003, is the managing owner of the Trust. The Managing Owner became registered with the CFTC as a CPO as of August 6, 2003, and has been a member in the NFA in such capacity since that date. The Managing Owner's main business office is located at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264, telephone (303) 837-0600. For a description of the Managing Owner's responsibilities to the Trust, see "Duties of the Managing Owner."

    The most recent audited consolidated statement of financial condition of the Managing Owner and report of the independent accountants thereon is attached to this Prospectus. See "Index to Certain Financial Information."

  Principals of the Managing Owner

    The current officers and directors of the Managing Owner are as follows:

    RICHARD E. BORNHOFT is the President, Chief Operating Officer, Manager and a member of the managing committee of the Managing Owner, or the Executive Committee. In addition, Mr. Bornhoft has been registered as a principal and an associated person of the Managing Owner since August 2003. Mr. Bornhoft also is President of The Bornhoft Group Corporation, or The Bornhoft Group, and has been registered as a principal and an associated person of The Bornhoft Group since September 1985 and November 1985, respectively. Mr. Bornhoft is also a principal of Bornhoft Group Securities Corporation, a registered broker/dealer, and SectorQuant Capital Management. Mr. Bornhoft has over twenty years of experience in advising both Private and Institutional clientele in the alternative investment industry, beginning his career in 1979. The Bornhoft Group was formed in 1985 as an investment management firm, providing alternative investments (i.e., investments other than long-only investments in publicly-traded stocks, bonds and cash-equivalent securities) to institutions and high net worth investors. Over the past two decades, Mr. Bornhoft has been responsible for the planning, creation and execution of the company's business strategy. This responsibility has included such tasks as the design, technology and implementation of the asset allocation, valuation and risk management systems, and the distribution of client assets into alternative investment products and services. His company has designed and operated alternative investment portfolios for approximately twenty (20) pension plans, corporations and banking institutions throughout the world. Prior to forming The Bornhoft Group in 1985, Mr. Bornhoft was Vice-President of Product Development for the Managed Account Corporation, an investment- consulting firm that offered Alternative Investment products to its clientele. From 1979 to 1983, his activities included serving as a Denver branch manager for Geldermann, Inc. (a Chicago-based brokerage firm) and as an investment advisor, developing trading systems and advising client assets in alternative investments. He has served on numerous arbitration boards and various committees of certain regulatory and industry organizations and is a frequent speaker at international conferences and symposiums on alternative investments. He has written numerous articles in leading financial publications and is a contributing author to The Handbook of Managed Futures-Performance, Evaluation and Analysis (McGraw-Hill, 1997) and Searching for Alpha-The Quest for Exceptional Investment Performance (Wiley,
2000). Mr. Bornhoft is a board member and principal of Morningstar Hedge Inc. He currently holds SEC/NASD Series 7, 24 and 63 registrations, in addition to a CFTC/NFA series 3 registration.

    RON S. MONTANO is the Chief Administration Officer and Secretary of the Managing Owner. In addition, Mr. Montano has been registered as a principal of the Managing Owner since August 2003. Mr. Montano is also the Chief Operations Officer of The Bornhoft Group. Mr. Montano joined the Bornhoft Group in November 1997 and has been registered as a principal thereof since May 1998. Mr. Montano is also a principal of Bornhoft Group Securities Corporation. His responsibilities include providing oversight and management to all divisions of The Bornhoft Group companies, managing all personnel activities, and directing marketing campaigns. Mr. Montano draws upon his extensive experience in leadership and management skills during his successful and highly decorated 23-year career in the United States Army/Army Recruiting Command. He achieved the rank of Command Sergeant Major responsible for administrative functions including manpower assessment, relocation and problem solving, training, documentation and community relations. During his tenure, his oversight has included overseeing six recruiting companies and 51 recruiting stations within the New England states territory, and seven companies and 52 recruiting offices and over 300 recruiting sales representatives in Michigan, which was the largest recruiting territory in the United States. He graduated with a degree in Applied Science as well as being selected for and graduated from the United States Army Sergeants Major Academy. Mr. Montano was selected to be directly involved in the United States Army Recruiting Command policy development process. He has been highly decorated for his accomplishments in promoting his assigned territories, which earned him the Army's coveted "Legion of Merit Award."

    BRENT BALES is the Chief Financial Officer of the Managing Owner. In addition, Mr. Bales has been registered as a principal of the Managing Owner since August 2003. Mr. Bales is also the Vice President of Finance for The Bornhoft Group. Mr. Bales joined The Bornhoft Group in June 2000 and has been registered as a principal thereof since December 2001. Prior to that, from June 1992 through June 2000, he was employed as the Controller of Colorado Pen Company. Mr. Bales' responsibilities include supervision of all accounting activities, valuation of client portfolios and monitoring of risk management systems. Mr. Bales has over 25 years of experience in finance, accounting and the operation of businesses, as well as over 15 years of experience in senior management positions with various start-up and developmental businesses. He is a Certified Public Accountant with past experience that includes tenures with Touche Ross & Co. and other corporations with responsibilities that encompassed auditing, revenue and cost accounting, cash management and tax audit representation. Mr. Bales received his Bachelor's degree in Accounting in 1973 from University of Denver and his Certified Public Accountant certification in 1977.

  Executive Committee

    The Executive Committee is responsible for the general oversight of the Managing Owner's business and functions like a board of directors of a corporation. The initial members of the Executive Committee are Richard E. Bornhoft, John C. Plimpton and John R. Zumbrunn.

    RICHARD E. BORNHOFT

    Mr. Bornhoft's biography appears above under the caption "Officers of the Managing Owner."

    JOHN C. PLIMPTON

    Mr. Plimpton is a member of the Executive Committee of the Managing Owner. In addition, Mr. Plimpton has been registered as a principal and associated person of the Managing Owner since August 2003 and has been a member of the NFA in such capacities as of such date. He has raised assets and marketed the investment programs of several prominent commodity trading advisors. In November 2002, Mr. Plimpton formed Solon Capital, LLC and T-Rex Brokerage, LLC, commodity pool operator and independent brokerage firms. These businesses raise assets for commodity trading advisors and structure innovative products to support asset-raising. Mr. Plimpton has been registered with the CFTC as a principal and as an associated person of Solon Capital, LLC since December 2002 and has been a member of the NFA in such capacities since June 2003. Mr. Plimpton is associated with T-Rex Brokerage, LLC which had applied for registration with the CFTC as an introducing broker but withdrew such registration in September 2003.

    He was a Director of Investments at Willowbridge Associates Inc. from 1995 through September of 2000 where he was responsible for raising assets and for evaluating investment opportunities in insurance and financial services for Willowbridge Associates Inc. and its affiliates, including Union Spring Asset Management, Inc. From September 2000 through January 2001, he was employed at Quantitative Financial Services in Stamford, Connecticut.

    From February 2001 through September 2002, he was the Director of Corporate Development for Beacon Management Corporation USA of Princeton, New Jersey. Mr. Plimpton has been registered with the CFTC as an associated person of Beacon Management Corporation USA since February 2001 and has been a member of the NFA in such capacity as of such date.

    He holds a B.A. in Economics from the University of Chicago and an M.B.A. in corporate finance and corporate accounting from the William E. Simon School of Management at the University of Rochester. He earned his Chartered Life Underwriter and Chartered Financial Consultant designations from the American College.

    JOHN R. ZUMBRUNN

    Mr. Zumbrunn is a member of the Executive Committee of the Managing Owner. In addition, Mr. Zumbrunn has been registered as a principal of the Managing Owner since August 2003. Since 1995 he has served as a financial and trading consultant to Willowbridge Associates Inc. and Union Spring Asset Management, Inc., and as a principal of Millstone Portfolio Management, an advisory affiliate of Union Spring Asset Management, Inc. Since 1985 Mr. Zumbrunn was Managing Director of Princeton Investment Technologies, an investment advisory and consulting firm. From 1991 to 1994, he was the Director of Research of Tricon U.S.A., a managed futures and alternative investments fund. Since July 1982, Mr. Zumbrunn has been registered with the CFTC as a sole proprietor commodity trading advisor and has been a member of the NFA in such capacity as of such date. He has over 20 years of investment, trading, and quantitative research experience with Chemical Bank, The Prudential Insurance Company of America, Salomon Brothers, and Commodities Corporation. Mr. Zumbrunn holds a Ph.D. in Mathematics from the University of California at Berkeley and an A.B. in Mathematics from Princeton University and has taught mathematics at Columbia University and the City University of New York.

    The sole members of the Managing Owner are Plimpton Capital, LLC and The Bornhoft Group which have been registered as principals of the Managing Owner since August 2003.

  The Bornhoft Group

    The overall fund management and asset allocation activities will be performed for the Trust by one of the members of Managing Owner, The Bornhoft Group. The Bornhoft Group has been registered with the CFTC as a CPO and as a commodity trading advisor since November 1985 and has been a member of the NFA in such capacities as of such date. The principals of The Bornhoft Group are Richard E. Bornhoft, Ron S. Montano and Brent Bales. The biographies for Messrs. Bornhoft, Montano and Bales appear above under the caption "Officers of the Managing Owner."

    Established in 1985, The Bornhoft Group (formerly Hart-Bornhoft, Inc.) is one of the oldest asset management firms specializing in alternative investments. The firm structures and actively manages funds and portfolios comprised of performance-oriented portfolio managers for United States and internationally based private and institutional investors. Investments include managed futures, hedge funds, alternative investment indexing, structured notes and portfolio overlays.

    The Bornhoft Group has specialized in the identification, research, and management of multi-advisor managed futures portfolios since its inception with allocated assets of over $ 1.3 billion to commodity trading advisors. Over its history, The Bornhoft Group has also established relationships with over twenty-five (25) U.S. brokerage firms that have sold their commodity and hedge funds.

    The Bornhoft Group has a database of over 2000 alternative investment programs. It began the creation of a proprietary database of Advisors as well as proprietary analytical software in 1983. Since this time, the company's database has evolved to also include commercial information. It has a well-established and tested infrastructure that provides fund administration, accounting, cash management, client services and reporting services for commodity and hedge funds (began development in 1989 of proprietary fund administration and valuation systems).

    The Bornhoft Group has an on-going commitment to the development of alternative investment products.

  Experience of, and Past Performance of Other Pools Sponsored by, the Managing Owner and The Bornhoft Group

    The Managing Owner currently does not sponsor any other commodity pools or commodity funds. Mr. Bornhoft, Mr. Montano and Mr. Bales, however, are affiliated with The Bornhoft Group, which currently is the general partner/managing owner and commodity pool operator of non-public commodity funds.

    Established in 1985, The Bornhoft Group Corporation is one of the oldest alternative investment advisors in the investment industry. The principals of The Bornhoft Group designed their first multi-manager futures fund in 1983. The Bornhoft Group (its principals, predecessors and affiliates) have financially engineered and managed alternative investment portfolios and/or Structured Derivative Products for approximately twenty (20) of the largest Banking organizations in the world, multi-billion dollar Public Pension Plans, as well as several Fortune 500 Corporations. The Bornhoft Group's current profile includes the following: a) presently manages eight ( 8) futures and hedge funds, b) presently has over $ 730 million under its direction and management, c) has allocated over $ 1.3 billion to Managed Futures Advisors.

    Set forth on the following page (in Capsule A) is the performance record of trading from January 1998 through November 2004 for the non-public commodity funds for which The Bornhoft Group acts as the general partner and CPO.

    The Bornhoft Group has established and managed more than a dozen managed futures funds since 1985. These managed futures funds have varied in type and structure from single advisor funds to multiple advisor funds. The funds presented in Capsule A include several single advisor funds designed for "emerging advisors," funds developed for a few established advisors and a few multiple advisor funds. Each of the listed funds is only available to accredited (high net worth) investors.

    The Bornhoft Group has experienced numerous performance cycles within the managed futures industry over the past two decades. These performance cycles have ranged from difficult losing periods to exceptional performance periods. Specific to The Bornhoft Group funds, the largest losing time periods documented in Capsule A represent some of these most difficult times.

    Four of the funds presented in Capsule A have had monthly drawdowns in excess of 10%, six of the funds have had peak-to-valley drawdowns in excess of 25% and one fund has yielded investors a loss over the five year and year to date periods that are reported therein (e.g., BG Chesapeake 2 XL Fund LP).

    Since the investment mandate and expenses of each fund is different from one another and none of the listed funds have the same investment objective or expenses as the Trust, performance shown in Capsule A is not necessarily a reliable indicator of future results for the Trust.

    THE INFORMATION IN CAPSULE A HAS NOT BEEN AUDITED. HOWEVER, THE MANAGING OWNER REPRESENTS AND WARRANTS THAT THE CAPSULE IS COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS.

    THIS POOL HAS A LIMITED PERFORMANCE HISTORY.

                                  CAPSULE A

      CAPSULE PERFORMANCE OF OTHER POOLS OPERATED BY THE BORNHOFT GROUP
                         CORPORATION AND AFFILIATE(S)
                           (SEE ACCOMPANYING NOTES)


  NAME OF FUND  INCEPTION       GROSS           CURRENT        WORST    WORST   1999  2000  2001  2002  2003 2004{dagger}
                    OF        AGGREGATE          TOTAL        MONTHLY PEAK-TO-
                 TRADING    SUBSCRIPTIONS         NAV            %     VALLEY
                                                             DRAWDOWN DRAWDOWN
 PRIVATELY
  OFFERED
  SINGLE-ADVISOR
  FUNDS
 Chesapeake LP    5/96  $49,788,601  $14,716,405*  (11.10)%11/01 (25.65)%3/01-4/02  (2.24)%  5.31%  (14.31)%  11.34%  22.28%  4.84%*
 Ascent Growth
  Fund, Ltd.      9/98     $726,176     $691,022*   (6.17)%1/99   (4.83)%1/01-3/01   3.21%  11.18%    5.78%   15.93%  4.91%   5.04%*
 PRIVATELY
  OFFERED MULTI-
  ADVISOR FUNDS
 Legends Fund LP
  (Series A)      5/92   $3,144,036   $3,208,954*   (3.37)%1/99   (5.19)%2/00-7/00   4.35%   7.24%   10.27%    5.66%  12.45%  3.45%*
 Legends Fund LP
  (Series B)      1/03   $1,561,837   $1,587,828*   (3.56)%10/03  (3.56)%9/03-10/03   N/A     N/A      N/A      N/A    7.82%  5.02%*
 Legends Fund LP
  (Series C)      12/01    $137.521     $134,041*   (3.94)%7/02   (8.66)%12/01-8/02   N/A     N/A     4.96%  (5.28)%  30.98%  6.78%8
 Legends Fund LP
  (Series D)      8/01   $3,680,164   $2,863,238*   (0.74)%10/02  (3.22)%3/04 -7/04   N/A     N/A     1.49%   7.88%    7.20%  1.27%*
 CLOSED FUNDS
 Ascent Fund,
  Ltd.            4/95   $1,527,963      N/A        (4.33)%9/00  (10.05)%3/03-4/04  26.03%  15.06%   10.66%   (4.32)%  1.50% (8.03%)
 MAR Trading
  Advisor Index
  Fund LP (Cls'd
  8/01)           8/97                   N/A        (6.31)%4/01   (9.34)%10/98-7/00 (4.70)% 12.61%   (0.11)%    N/A     N/A    N/A
 Emerald Masters
  LP
 (Cls'd 9/02)     7/98                   N/A        (6.55)%3/00  (15.95)%2/00-8/02   16.01%  2.73%   (3.37)%  (2.19)%   N/A    N/A
 BG Chesapeake
  2XL Fund LP
  (Cls'd 12/02)   1/99                   N/A        (16.16)%9/00 (40.86)%3/01-4/02   (7.39)% 1.65%  (25.46)%   19.01%   N/A    N/A
 Witter & Lester
  Strategic
  Equity Fund,
  Ltd.
 (Cls'd 4/02)     1/93                   N/A         (6.92)%9/01 (21.36)%1/01-1/02    6.69%  17.39% (18.66)%    1.77%   N/A    N/A
 Yankee
  Prognostics
  Diversified
  Hedge Fund, LP
  (Cls'd 4/00)    9/98                   N/A        (28.12)%4/00 (35.32)%2/00-4/00   17.91%    N/A     N/A       N/A    N/A    N/A
 Hollingsworth
  Fund, Ltd.
  (Cls'd 12/99)   1/90                   N/A         (6.00)%7/98 (35.08)%2/97-7/98   25.96%    N/A     N/A       N/A    N/A    N/A
 Prof. Managed
  Futures Fund,
  Ltd. (Cls'd
  12/99)          4/86                   N/A         (6.09)%7/98 (39.87)%1/94-7/98   19.46%    N/A     N/A       N/A    N/A    N/A



{dagger}Updated 11/ 30/04
* Estimate
      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                             NOTES TO CAPSULE A:

    The above capsule information presents the results for each fund. A summary of the significant accounting policies which have been followed in preparing the accompanying capsule performance information. All performance has been prepared on an accrual basis in accordance with accounting principles generally accepted in the Unites States of America.

    Worst Monthly Percentage draw-down: Represents the largest loss experienced by the fund in any calendar month expressed as a percentage of the beginning Net Asset Value. The term "draw-down" means losses experienced by the fund over a specified period.

    Worst Peak-to-Valley draw-down: Represents the greatest cumulative percentage decline in the month end net asset value due to losses sustained by the fund during any period in which the initial month end Net Asset Value is not equaled or exceeded by a subsequent month end Net Asset Value.

    Monthly Rate of Return: The Monthly Rate of Return is computed by dividing the Net Performance (net trading gain or loss less all expenses plus other income) by Adjusted Beginning Equity (end of prior month equity adjusted for additions and redemptions).

    Annual Rate of Return: Represents the cumulative compounded rate of return for each year or portion thereof. It is computed by applying successively the respective monthly rate of return for each month beginning with the first month presented in each period and represents the net percentage change since the beginning of the period presented.

                         DUTIES OF THE MANAGING OWNER

MANAGEMENT OF THE TRUST

    The Managing Owner will manage each Series' business and affairs, but will not (except in certain limited, and essentially emergency, situations) direct the trading activities for any Series. The Managing Owner will be responsible for the renewal of the Advisory Agreements with the Trading Advisors, as well as for the selection of additional and/or substitute trading advisors. See "Advisory Agreements." In addition, the Managing Owner selected the Trustee and is responsible for determining whether to retain or replace the Trustee.

    The Managing Owner will be directly responsible for preparing monthly and annual reports to the Limited Owners, filing reports required by the CFTC, the SEC and any other Federal or state agencies or self-regulatory organizations, and calculating the Net Asset Value of each Series and all fees and expenses, if any, to be paid by each Series. The Managing Owner provides suitable facilities and procedures for handling and executing redemptions, exchanges, transfers and distributions (if any), and the orderly liquidation of each Series. The Managing Owner is responsible for selecting the futures commission merchants for the Trust and each Series.

RETENTION OF AFFILIATES

    The Managing Owner may retain affiliates to provide certain administrative services necessary to the prudent operation of the Trust and each Series so long as the Managing Owner has made a good faith determination that:

    * the affiliate that it proposes to engage is qualified to perform such services;

    * the terms and conditions of the agreement with an affiliate are no less favorable than could be obtained from equally qualified unaffiliated third parties; and

    * the maximum period covered by any such agreement shall not exceed one year, and shall be terminable without penalty upon sixty (60) days' prior written notice by the Trust.

    The fees of any such affiliates will be paid by the Managing Owner or an affiliate.

NOTIFICATION OF DECLINE IN NET ASSET VALUE

    If the estimated Net Asset Value per Unit of any Series declines, as of the end of any Business Day, to less than 50% of the Net Asset Value per Unit of that Series as of the end of the immediately preceding Valuation Point, the Managing Owner will notify the Limited Owners of that Series within seven (7) Business Days of such decline. The notice will include a description of the Limited Owners' voting and redemption rights.

MAXIMUM CONTRACT TERM

    The Trust or any Series of the Trust is prohibited from entering into any contract with the Managing Owner or its affiliates which has a term of more than one (1) year and which is not terminable by the Trust without penalty upon sixty (60) days' prior written notice.

    The Managing Owner participates in the income and losses of each Series in the proportion which its ownership of General Units bears to the total number of Units of a Series on the same basis as the Limited Owners.

SELECTION AND REPLACEMENT OF TRADING ADVISORS

    The Managing Owner is responsible for the selection, retention and termination of the Trading Advisors on behalf of each Series. The Managing Owner has delegated such responsibility to one of its principals-The Bornhoft Group.

    The Bornhoft Group utilizes certain Quantitative and Qualitative analysis within the identification, evaluation and selection of the Trading Advisors. The Bornhoft Group's proprietary and commercial analytical software programs and comprehensive trading advisor database provide the Quantitative basis for the Trading Advisor selection and portfolio implementation process.

    In 1983, the principals of The Bornhoft Group began compiling The Bornhoft Group's proprietary database of the leading United States and internationally based alternative investment programs. Trading Advisors are monitored and performance data is entered on a daily, monthly, quarterly or bi-annual basis according to an internal ranking system.

    The Bornhoft Group's research department is continually refining ways to assimilate the vast amounts of trading advisor performance data and due-diligence information. The proprietary and commercial database of alternative investment programs is always increasing. Research team members constantly interact with Trading Advisors throughout the due-diligence and monitoring process. Only those programs that have met strict Quantitative and Qualitative review are considered as potential managers of client assets. Following is a summary of the quantitative and qualitative analysis:

  Quantitative Analysis

    The Bornhoft Group's analytical software system applies a variety of statistical measures towards the evaluation of current and historical advisor performance data. Statistical measures include but are not limited to: 1) risk/reward analysis, 2) time window analysis, 3) risk analysis, 4) correlation analysis, 5) statistical overlays and 6) cycle analysis.

  Qualitative Analysis

    Although Quantitative analysis statistically identifies the top performing Trading Advisors, Qualitative analysis plays a major role in the Trading Advisor evaluation and final selection process. Each Trading Advisor The Bornhoft Group monitors initially undergoes extensive Qualitative review by The Bornhoft Group's research department, as well as continual monitoring. This analysis includes, but is not limited to: 1) preliminary information and due-diligence, 2) background review, 3) onsite due-diligence, 4) extensive due diligence questionnaires and 5) written review and periodic updates. This information allows a thorough review of each Trading Advisor's trading philosophy, trading systems and corporate structure.

                          FIDUCIARY RESPONSIBILITIES

ACCOUNTABILITY

    Pursuant to the Trust Act, the Trustee has delegated to the Managing Owner responsibility for the management of the business and affairs of the Trust and each Series, and it has neither a duty to supervise or monitor the Managing Owner's performance nor liability for the acts or omissions of the Managing Owner. The Trustee retains a statutory fiduciary duty to the Trust only for the performance of the express obligations it retains under the Trust Agreement, which are limited to the making of certain filings under the Trust Act and to accepting service of process on behalf of the Trust in the State of Delaware. The Trustee owes no other duties to the Trust or any Series. The Managing Owner is accountable to each Limited Owner as a fiduciary and must exercise good faith and fairness in all dealings affecting the Trust. Under the Trust Act, if, in law or equity, the Trustee or the Managing Owner has duties (including fiduciary duties) to the Trust or to the Limited Owners, and liabilities relating to those duties, (i) the Trustee and the Managing Owner shall not be liable for their good faith reliance on the provisions of the Trust Agreement, and (ii) the Trustee's and the Managing Owner's duties and liabilities may be expanded or restricted by the express provisions of the Trust Agreement. The Managing Owner may not contract away its fiduciary obligations.

LEGAL PROCEEDINGS

    If you believe that the Managing Owner has violated its fiduciary duty to the Limited Owners of a Series, you may seek legal relief for himself (or itself) or, subject to the satisfaction of certain conditions, may seek on behalf of that Series to recover damages from, or require an accounting by, the Managing Owner. You may have the right to institute legal action on behalf of yourself and all other similarly situated Limited Owners of that Series (a class action), to recover damages from the Managing Owner for violations of fiduciary duties. See "Trust Agreement-Indemnification." Potential defenses, among others, to any claim by you or another Limited Owner of breach of fiduciary duty include that discretion was reasonably exercised or that the action at issue was contractually authorized. In addition, (i) Limited Owners of a Series may have the right, subject to procedural and jurisdictional requirements, to bring a class action against a Series in Federal court to enforce their rights under the Federal securities and commodities laws; and
(ii) Limited Owners of a Series who have suffered losses in connection with the purchase or sale of their Units in that Series may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the antifraud provisions of the Federal securities and commodities laws.

REPARATIONS AND ARBITRATION PROCEEDINGS

    Limited Owners of a Series also have the right to institute a reparations proceeding before a CFTC administrative law judge against the Managing Owner (a registered CPO), the Clearing Brokers (registered futures commission merchants), or the Trading Advisor of that Series (a registered commodity trading advisor) under the CE Act, and the rules promulgated thereunder, as well as the right to initiate arbitration proceedings in lieu thereof.

BASIS FOR LIABILITY

    Potential investors should be aware, however, that certain provisions in the Advisory Agreements, the Brokerage Agreements and the Trust Agreement generally make it more difficult to establish a basis for liability against any Trading Advisor, any Clearing Broker and the Managing Owner than it would be absent such provisions, including (a) each Advisory Agreement gives broad discretion to each Trading Advisor; and (b) each Advisory Agreement, the Brokerage Agreement and the Trust Agreement contain exculpatory and indemnity provisions (see "Advisory Agreement," "Brokerage Agreement" and "Trust Agreement"). Payment of any indemnity to any such person by the Trust or any Series of the Trust pursuant to such provisions would reduce the assets of the Series affected. The Managing Owner does not carry insurance covering such potential losses, and the Trust carries no liability insurance covering its potential indemnification exposure.

    Because the foregoing summary involves developing and changing areas of the law, Limited Owners who believe that the Trustee, the Managing Owner, any Clearing Broker or any Trading Advisor may have violated applicable law should consult with their own counsel as to their evaluation of the status of the law at such time.

                         MANAGING OWNER'S COMMITMENTS

MINIMUM PURCHASE COMMITMENT

    The Managing Owner intends to contribute funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of all Series and in return will receive Units designated as General Units in the Series in which the Managing Owner invests such funds. The General Units may only be purchased by the Managing Owner and may be subject to no advisory fees or advisory fees at reduced rates. Otherwise, the General Units hold the same rights as the Limited Units. The Managing Owner is required to maintain at least a 1% interest in the aggregate capital, profits and losses of all Series so long as it is acting as the Managing Owner of the Trust . Such contribution was made by the Managing Owner before trading commenced for the Trust and will be maintained throughout the existence of the Trust, and the Managing Owner will make such purchases as are necessary to effect this requirement. In addition to the General Units the Managing Owner receives in respect of its Minimum Purchase Commitment, the Managing Owner may purchase Limited Units in any Series as a Limited Owner. See "The Offering-Initial Offering." All Units purchased by the Managing Owner are held for investment purposes only and not for resale. No principal of the Managing Owner owns any beneficial interest in the Trust but any of them is free to do so.

NET WORTH COMMITMENT

    The Managing Owner's net worth is set forth in its consolidated statement of financial condition on page F- 13 and is in excess of the minimum net worth requirements under the North American Securities Administrators Association Guidelines for Registration of Commodity Pool Programs, or the NASAA Guidelines. The Managing Owner has agreed that so long as the Managing Owner remains the Managing Owner of the Trust, it will not take or voluntarily permit to be taken any affirmative action to reduce the Managing Owner's net worth below any regulation-required amounts.

                             THE CLEARING BROKERS

    UBS Securities and Banc of America Futures are the Clearing Brokers of each Trading Company. The Managing Owner, in its sole and absolute discretion, may appoint additional or substitute clearing brokers for each Trading Company.

UBS SECURITIES

    UBS Securities' principal business address is 677 Washington Boulevard, Stamford, Connecticut 06901. UBS Securities is a futures clearing broker for each Trading Company. UBS Securities is registered in the U.S. with the NASD as a Broker Dealer and with the CFTC as a futures commission merchant. UBS Securities is a member of various U.S. futures and securities exchanges.

    UBS Securities was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that UBS Securities and nine other firms have reached with the SEC, NASD, NYSE and various state regulators. As part of the settlement, UBS Securities has agreed to pay $80,000,000 divided among retrospective relief, for procurement of independent research and for investor education. UBS Securities has also undertaken to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices.

    UBS Securities did not sponsor or organize the Trust or any Trading Company and is not responsible for the activities of the Managing Owner or the Trading Advisors.

BANC OF AMERICA FUTURES

    Banc of America Futures' principal business address is 233 South Wacker Drive, Suite 2800, Chicago, Illinois 60606. Banc of America Futures is a futures clearing broker for each Trading Company. Banc of America Futures is registered in the U.S. with the NASD as a Broker Dealer and with the CFTC as a Futures Commission Merchant. Banc of America Futures is a member of various U.S. futures and securities exchanges.

    Banc of America Futures did not sponsor or organize the Trust or any Trading Company and is not responsible for the activities of the Managing Owner or the Trading Advisors.

LEHMAN

    Lehman is a wholly owned subsidiary of Lehman Brothers Holdings Inc. Lehman has been known by various names since its organization and has been known by its present name since August 1993. Except as noted below, in the last five years, there have not been any administrative, civil, or criminal actions, pending or concluded, against Lehman that are "material" as that term is defined in Section 4.24(l)(2) of the Regulations of the CFTC.

    On January 11, 1999, the SEC instituted an administrative action against 28 NASDAQ market makers, including Lehman. The charges against Lehman concerned improper coordination of price quotes, undisclosed coordination of quotes, best execution and supervision violations. Without admitting or denying the charges, Lehman consented to a cease and desist order, disgorgement of $7,813, and a $212,500 civil penalty.

    On December 20, 2002, Lehman reached an agreement in principle with the SEC, the New York State Attorney General's Office, the New York Stock Exchange, the NASD and the North American Securities Administrators Association (on behalf of state securities regulators) to resolve their investigation relating to allegations of analyst conflicts of interest. Pursuant to the agreement in principle, Lehman agreed, among other things, (i) to pay $50 million in retrospective relief, (ii) to contribute $25 million spread over five years to provide third-party independent research to clients, (iii) to contribute $5 million towards investor education and (iv) to adopt internal structural and operational reforms that will further augment the steps it has taken to promote research analyst independence. The agreement in principle will become final upon execution of written agreements acceptable to all of the parties and final judicial approval of the settlement.

    On April 28, 2003, a final global regulatory settlement based on the agreement in principle was announced, involving several of the leading securities firms in the United States, including Lehman, and various federal and state regulators and self-regulatory organizations. Without admitting or denying any of the allegations of violations of certain NASD and NYSE rules relating to investment research activities, Lehman entered into consents and agreements with the SEC, the NYSE, the NASD and the Alabama Securities Commission (which acted as Lehman's lead state regulator in connection with the settlement) to resolve their investigations of Lehman relating to those matters.

    Pursuant to the settlement, Lehman agreed to (i) pay $25 million as a penalty, (ii) pay $25 million as disgorgement of commissions and other monies,
(iii) contribute a total of $25 million over five years to provide third-party independent research to clients, (iv) contribute a total of $5 million over five years towards investor education, (v) adopt internal structural and operational reforms that will further augment the steps it has already taken to promote research analyst independence and (vi) be enjoined from the alleged violations of NASD and NYSE rules. In connection with the final settlement, Lehman also voluntarily agreed to adopt restrictions on the allocation of shares in initial public offerings to executives and directors of public companies.

    Lehman expects to reach similar arrangements with most or all of the other states, the District of Columbia and the Commonwealth of Puerto Rico. Any monetary penalties and other payments required by these individual arrangements are expected to be included within the aggregate amounts discussed above.

                  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

    Some of the parties involved with the operation and/or management of the Trust, including the Managing Owner, have other relationships that may create disincentives to act in the best interests of the Trust and its Limited Owners. The Managing Owner may have conflicts of interest in relation to its duties to the Trust. However, the Managing Owner shall, at all times, pay regard to its obligations to act in the best interests of the Trust and the Managing Owner will ensure that all such potential conflicts of interest are resolved fairly and in the interests of Unit holders.

    In evaluating these conflicts of interest, you should be aware that the Managing Owner has a responsibility to investors to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of a managing owner to investors is a developing and changing area of the law and if you have questions concerning the duties of the Managing Owner, you should consult with your counsel. See "FIDUCIARY RESPONSIBILITIES," above.

OTHER ACTIVITIES

    Because the Managing Owner may engage from time to time in other activities in the normal course of business, including acting as managing owner to other similar statutory trusts, the Managing Owner's and its officers' and employees' full efforts will not be devoted to the activities of the Trust. This may create a conflict of interest with respect to the Managing Owner's and its principals' and employees' commitment to the Trust of its resources. The Managing Owner, however, intends to devote sufficient time to Trust activities to properly manage the Trust consistent with its fiduciary duties.

ANCILLARY BUSINESS ARRANGEMENTS BETWEEN THE MANAGING OWNER AND CERTAIN TRADING ADVISORS

    The Managing Owner and some of the Trading Advisors may have business arrangements between them that do not directly relate to the Trust's business. For example, the Managing Owner or its affiliates may sponsor other investment funds which employ one or more of the Trading Advisors. In addition, an affiliate of the Managing Owner currently acts as the selling agent for an investment fund operated by one of the Trading Advisors and may enter into similar arrangements with other Trading Advisors. These business arrangements may present a disincentive for the Managing Owner to terminate such Trading Advisors even though termination may be in the best interest of the Series for which they trade.

TRADING FOR OWN ACCOUNT, THE ACCOUNTS OF OTHERS

    The officers, directors and employees of the Managing Owner and the Trading Advisors may from time to time trade in commodities for their own accounts. Thus, the Managing Owner and the Trading Advisors may effect transactions for themselves, their officers, directors, employees or customers, agents or correspondents (or employees of such agents or correspondents). These transactions might be effected when similar Series trades are not executed or are executed at less favorable prices, or these persons or entities might compete with a Series in bidding or offering on purchases or sales of contracts without knowing that the Series also is so bidding or offering. Although Limited Owners will not be permitted to inspect such persons' trading records in light of their confidential nature, the Managing Owner will have access to these records.

MANAGEMENT OF OTHER ACCOUNTS BY THE TRADING ADVISORS

    The Trading Advisors are permitted, and have specifically indicated their intention, to manage and trade accounts for other investors (including other commodity pools) and to trade commodities for their own accounts and the accounts of their principals. They will continue to be free to do so, so long as each Trading Advisor's ability to carry out its obligations and duties to the Series for which it has trading responsibility under the Advisory Agreements is not materially impaired thereby. See "Advisory Agreements." The Trading Advisors might compete with the Series in bidding or offering on purchases or sales of contracts through the same or a different trading program than that to be used for a Series, and there can be no assurance that any such trades will be consistent with those of the Series, or that the Trading Advisors or their principals will not be the other party to a trade entered into by any Series. In addition, certain affiliates of the Trading Advisors operate commodity pools that may be competitive with the Series. Pursuant to the Advisory Agreements, each Trading Advisor must treat the Series for which it has trading responsibility equitably and provide the Managing Owner with access to information so that the Managing Owner can be assured of such equitable treatment. Limited Owners, however, have no inspection rights. See "Advisory Agreements." In addition, because the financial incentives of a Trading Advisor in other accounts managed by it may exceed any incentives payable by a Series, the Trading Advisor might have an incentive to favor those accounts over a Series in trading. The Trading Advisor's management of other clients' accounts may increase the level of competition among other clients and a Series for the execution of the same or similar transactions and affect the priority of order entry. All open positions held in the accounts owned or controlled by a Trading Advisor and its principals will be aggregated for purposes of applying speculative position limits in the United States. Thus, a Series might be unable to enter into or hold certain positions if such positions, when added to contracts held for other accounts of that Series' Trading Advisor or for the Trading Advisor itself, would exceed the applicable speculative position limits.

NO DISTRIBUTIONS

    The Managing Owner has discretionary authority over all distributions made by the Trust. In view of the Trust's objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions. Greater management fees will be generated to the benefit of the Managing Owner and the Trading Advisors if the Trust's assets are not reduced by distributions to the Limited Owners.

SELLING AGENTS

    The Selling Agents, including Bornhoft Group Securities Corporation, may receive prepaid initial service fees and on-going service fees with respect to Units sold by them. Therefore, they may have a conflict of interest in advising investors whether to purchase or redeem Units. Since the Managing Owner is affiliated with Bornhoft Group Securities Corporation, the Managing Owner has a conflict of interest in selecting Selling Agents and its pecuniary interest in selecting Bornhoft Group Securities Corporation as a Selling Agent, thereby increasing the compensation payable to its affiliate.

RECEIPT OF SOFT DOLLARS

    Certain Trading Advisors and/or the Managing Owner may receive services or products provided by a commodity broker, a practice known as receiving "soft dollars." Such services or products may be used to provide appropriate assistance to such Trading Advisors and/or Managing Owner in making investment decisions for its clients, which may include research reports or analysis about particular commodities, publications, database software and services, quotation equipment and other products or services that may enhance such Trading Advisors' and/or Managing Owner's investment decision making. As a result, such Trading Advisor and/or Manager Owner has a conflict of interest because it receives valuable benefits from a commodity broker, and the transaction compensation charged by the broker might not be the lowest available.

EXCHANGE COMMITTEES AND INDUSTRY ASSOCIATIONS

    Officers, directors and employees of the Managing Owner, the Trading Advisors, the Clearing Brokers and their respective affiliates from time to time may serve on various committees and boards of United States futures exchanges and the NFA and assist in making rules and policies of those exchanges and the NFA. In such capacity they have a fiduciary duty to the exchanges on which they serve and the NFA and are required to act in the best interests of such organizations, even if such action may be adverse to the interests of the Trust.

INCENTIVE FEES

    The incentive fee arrangement between each Series of Units, the Managing Owner and the Trading Advisors may create an incentive for the Trading Advisors to make trading decisions that are more speculative or subject to a greater risk of loss than would be the case if no such arrangement existed. Because the Managing Owner charges each Series an incentive fee which it uses to pay the Trading Advisor or Trading Advisors for such Series, it has a conflict of interest between its duty to act in the best interests of each Series and its pecuniary interest in selecting Trading Advisors which charge lower rates of incentive fees, therefore increasing the portion of the incentive fees retained by the Managing Owner.

UNIFIED COUNSEL

    In connection with this offering, the Trust and the Managing Owner have been represented by unified counsel. To the extent that this offering could benefit by further independent review, such benefit will not be available in this offering.

                 PROJECTED TWELVE-MONTH "BREAK-EVEN" ANALYSIS

THE PROJECTED TWELVE MONTH BREAK-EVEN ANALYSIS FOR EACH SERIES OF UNITS IS SET FORTH IN THE APPENDIX TO THIS PROSPECTUS FOR SUCH SERIES OF UNITS.

                              FEES AND EXPENSES

SUMMARY TABLE OF FEES AND EXPENSES


                                                                                 AMOUNT OF EXPENSE{dagger}
                                                             BALANCED          BALANCED           GRAHAM            GRAHAM
                                                             SERIES-1          SERIES-           SERIES-1          SERIES-
                                                                           2{double-dagger}                    2{double-dagger}
                                                            $       %        $       %        $       %        $       %
Syndication and Selling Expense                           0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Trust Operating Expenses                                  0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Management Fee                                            5.00     0.50    5.00     0.50   25.00     2.50   25.00     2.50
Service Fee                                              30.00     3.00    0.00     0.00   30.00     3.00    0.00     0.00
Incentive Fee (expressed as a percentage of New High     N/A*     25.00   N/A*     25.00   N/A*     20.00   N/A*     20.00
 Net Trading Profits)
Interest income**                                        25.40    2.54    25.40    2.54    25.40    2.54    25.40    2.54
Brokerage Commissions and Trading Fees***                15.80    1.58    15.80    1.58    9.70     0.97    9.70     0.97

                                                                                 AMOUNT OF EXPENSE{dagger}
                                                              BEACH             BEACH          CAMPBELL          CAMPBELL
                                                             SERIES-1          SERIES-           /GRAHAM           /GRAHAM
                                                                           2{double-dagger}      SERIES-1          SERIES-
                                                                                                               2{double-dagger}
                                                            $       %        $       %        $       %        $       %
Syndication and Selling Expense                           0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Trust Operating Expenses                                  0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Management Fee                                           20.00     2.00   20.00     2.00   25.00     2.50   25.00     2.50
Service Fee                                              30.00     3.00    0.00     0.00    0.00     0.00   30.00     3.00
Incentive Fee (expressed as a percentage of New High     N/A*     20.00   N/A*     20.00   N/A*     20.00   N/A*     20.00
 Net Trading Profits)
Interest income**                                        25.40    2.54    25.40    2.54    25.40    2.54    25.40    2.54
Brokerage Commissions and Trading Fees***                18.10    1.81    18.10    1.81    8.70     0.87    8.70     0.87

                                                                                 AMOUNT OF EXPENSE{dagger}
                                                              C-VIEW            C-VIEW        DUNN SERIES-1          DUNN
                                                             SERIES-1          SERIES-                             SERIES-
                                                                           2{double-dagger}                    2{double-dagger}
                                                            $       %        $       %        $       %        $       %
Syndication and Selling Expense                           0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Trust Operating Expenses                                  0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00
Management Fee                                           20.00     2.00   20.00     2.00    0.00     0.00    0.00     0.00
Service Fee                                              30.00     3.00    0.00     0.00   30.00     3.00    0.00     0.00
Incentive Fee (expressed as a percentage of New High     N/A*     20.00   N/A*     20.00   N/A*     25.00   N/A*     25.00
 Net Trading Profits)
Interest income**                                        25.40    2.54    25.40    2.54    25.40    2.54    25.40    2.54
Brokerage Commissions and Trading Fees***                 5.00     0.50    5.00     0.50   13.40    1.34    13.40    1.34


{dagger}The dollar value for each fee and expense presented is calculated on the basis of a $1,000 investment in the Trust.
{double-dagger}Class 2 Units may only be offered to investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as "wrap-accounts").
* Because the incentive fee is based upon New High Net Trading Profits, it is impossible to estimate a dollar value for such fee.
** Interest income is currently estimated at 2.54%. The first two percent (2.0%) of interest income earned per annum by the Trust on each Series will be paid to the Managing Owner. In addition, if interest rates fall below 0.75%, the Managing Owner will be paid the difference between the Trust's annualized income interest and 0.75%. Interest income above two percent (2.0%) per Series is retained by the Trust.
***The amount of brokerage commissions and trading fees to be incurred will vary on a Series by Series basis. Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Trading Advisors, the total amount of brokerage commissions and trading fees varies from Series to Series based upon the trading frequency of such Series' Trading Advisor (or Trading Advisors, in the case of the Balanced Series and the Campbell/Graham Series) and the types of instruments traded. The estimates presented in the table above are prepared using historical data about the Trading Advisors' trading activities.

CHARGES TO BE PAID BY THE TRUST

  Management Fee

    Each Series of Units except the Dunn Series will pay to the Managing Owner a monthly management fee equal to a certain percentage of such Series' Net Asset Value. The Managing Owner may pay all or a portion of such management fees to the Trading Advisor(s) for such Series and may retain between 0% and 0.5% of such Series' Net Asset Value paid by such Series. For the actual percentage of the assets of a Series payable to the Managing Owner as a management fee, please see the Appendix for such Series. The Managing Owner will reimburse any of the Series of the Trust for any management fees charged to such Series exceeding 6% of the assets of the Series.

    For purposes of calculating the management fee payable to the Managing Owner, the Net Asset Value of a Series will be determined before reduction for any management fees accrued, incentive fees accrued or extraordinary fees and expenses accrued as of such month-end and before giving effect to any capital contributions made and any distributions or redemptions accrued during or as of such month-end. In the event that a Limited Owner redeems some or all of its Units or exchanges some or all of its Units for Units of another Series or the Trust is dissolved or terminated as of any date other than the last day of a calendar month, the management fee for such month shall be paid on a pro-rated basis based on the ratio that the number of days in the calendar month through the date of such event bears to the total number of days in the calendar month.

    Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged no management fees or management fees at reduced rates.

  Incentive Fee

    In addition, each Series (other than the Balanced Series and the Campbell/Graham Series) will pay to the Managing Owner an incentive fee of a certain percentage (between 20% and 25%) of "New High Net Trading Profits" generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter, or the Incentive Measurement Date. Because the Balanced Series and the Campbell/Graham Series will employ multiple Trading Advisors, such Series will pay the Managing Owner a monthly incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period the Balanced Series and the Campbell/Graham Series may pay incentive fees to one or more Trading Advisors while such Series as a whole experiences losses. The fee will accrue monthly. The Managing Owner will pay all or a portion of such incentive fees to the Trading Advisor(s) for such Series and may retain between 0% and 10% of the New High Net Trading Profits paid by each Series. For the actual percentage of the New High Net Trading Profits of a Series payable to the Managing Owner as an incentive fee, please see the Appendix for such Series.

    For example, if you invest in a Series that is charged an incentive fee of 20% of "New High Net Trading Profits" and such Series achieves "New High Net Trading Profits" of $100,000 in a quarter, such Series will pay to the Managing Owner an incentive fee of $20,000 in such quarter. The Managing Owner will then pay all or a portion of such amount to the Trading Advisor for such Series.

    "New High Net Trading Profits" (for purposes of calculating the Managing Owner's incentive fees) will be computed as of the Incentive Measurement Date and will include such profits (as outlined below) since the Incentive Measurement Date of the most recent preceding calendar month or quarter for which an incentive fee was earned (or, with respect to the first Incentive Fee, as of the commencement of operations), or the Incentive Measurement Period. New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from the Series' (or in the case of the Balanced Series and the Campbell/Graham Series, the Trading Advisor's) trading during such period (including (i) gross realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) minus (iii) the fees charged to the Series (or in the case of the Balanced Series and the Campbell/Graham Series, such Trading Advisor) by the Managing Owner and the Clearing Brokers for brokerage commissions, exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the Series' (or in the case of the Balanced Series and the Campbell/Graham Series, such Trading Advisor's) trading activities and on-going service fees for certain administrative services payable to certain Selling Agents and will be calculated after the determination of the Managing Owner's management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period minus (iv) the "Carryforward Loss" (as defined in the next sentence), if any, as of the beginning of the Incentive Measurement Period. If the total of items (i) through (iv), above, is negative at the end of an Incentive Measurement Period, such amount shall be the Carryforward Loss for the next month or quarter. Carryforward Losses shall (v) be proportionately reduced to reflect reductions in allocated assets. Such proportional reduction shall be based upon the ratio that the reduction of assets allocated away from the Trading Advisor bears to the then current amount of Allocated Assets which the Trading Advisor is managing prior to giving effect to such reduction in the Allocated Assets. New High Net Trading Profits will not include interest earned or credited. New High Net Trading Profits will be generated only to the extent that the Series' (or in the case of the Balanced Series and the Campbell/Graham Series, the Trading Advisor's) cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by such Series (or in the case of the Balanced Series and the Campbell/Graham Series, such Trading Advisor's) as of a previous Incentive Measurement Date. Except as set forth below, net losses after proportional reduction under clause (v), above from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution will be treated as if it were an Incentive Measurement Date, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Managing Owner until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to the Series (or in the case of the Balanced Series and the Campbell/Graham Series, such Trading Advisor's) in an Incentive Measurement Period, distributions or redemptions payable by the Series (or in the case of the Balanced Series and the Campbell/Graham Series, such Trading Advisor's) during an Incentive Measurement Period, as well as losses, if any, associated with redemptions during the Incentive Measurement Period and prior to the Incentive Measurement Date. In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

    Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged no incentive fees or incentive fees at reduced rates.

  Interest Income

    The first two percent (2.0%) of interest income earned per annum by the Trust on each Series will be paid to the Managing Owner. In addition, if interest rates fall below 0.75%, the Managing Owner will be paid the difference between the Trust's annualized income interest and 0.75%. Interest income above two percent (2.0%) per Series is retained by the Trust.

  Brokerage Commissions and Fees

    The Trust, with respect to the Class 1 Units and Class 2 Units of each Series, will pay the Clearing Brokers and the Managing Owner a fee in a total amount estimated to be approximately 0.5% to 1.81% of each Series' Net
Asset Value annually. Such estimated fee range includes the actual costs of brokerage commissions and transaction related fees and expenses and up to a maximum of 0.5% per annum of each Series' Net Asset Value annually.

    The Clearing Brokers and the Managing Owner will use such fee to pay all brokerage commissions, including applicable exchange fees, NFA fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with each Series' trading activities and on-going service fees of up to 0.5% annually of the Net Asset Value of the Class 2 Units for certain administrative services payable to certain Selling Agents selling Class 2 Units of any Series. The exact amount of brokerage commissions, exchange fees, NFA fees, give up fees, pit brokerage fees and transaction related fees and expenses which will be incurred by each Series is impossible to estimate and will depend upon a number of factors including the nature and frequency of the market opportunities presented, the size of the transactions, the degree of leverage employed and the transaction rates in effect from time to time. The Managing Owner will retain the excess, if any, between the amount of the fees charged to cover brokerage fees and commissions and on-going service fees for certain administrative services and the actual amounts paid to the Clearing Brokers and the Selling Agents selling Class 2 Units of any Series. Such excess, if any, would constitute compensation to the Managing Owner. With respect to the Class 1 Units of each Series, the Managing Owner will retain up to a maximum of 0.5% per annum of the Net Asset Value of the Class 1 Units of each Series as compensation.

  Strategic Investors

    With respect to strategic investors who purchased at least $2,000,000 of Class 2 Units of the Balanced Series during the Initial Offering Period for such Series and agreed to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Balanced Series, the Managing Owner will rebate to such investors one hundred percent (100%) of the interest income and twenty percent (20%) of the incentive fees earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve
(12) months during which such investors agreed to maintain such investment.

    With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Campbell/Graham Series during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Campbell/Graham Series, the Managing Owner will rebate to such investors one hundred percent (100%) of the interest income earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

    Although the matter is not certain under current tax law, each of the rebates described above may be taxable upon receipt at ordinary income rates. We urge strategic investors who anticipate receiving such a rebate to consult their own tax advisors regarding the Federal, state, local and foreign income tax consequences of any rebate.

  Extraordinary Fees and Expenses

    The Trust shall pay all extraordinary fees and expenses, if any. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Trust or of managed futures funds in general, such as the payment of partnership taxes or governmental fees associated with payment of such taxes. Routine operational, administrative and other ordinary expenses (as described under "Charges to be Paid by the Managing Owner or its Affiliates") will not be deemed extraordinary expenses and will be paid by the Managing Owner. Any fees and expenses imposed on the Trust due to the status of an individual shall be paid by such individual or the Trust, not the Managing Owner. Except as otherwise set forth in this Prospectus, all Trust expenses which are specific to a particular Series of Units will be allocated to such Series. All general expenses of the Trust not paid by the Managing Owner will be allocated pro rata among all Series of Units according to their respective Net Asset Values and taking into account the timing of such Unit purchases.

CHARGES TO BE PAID BY THE MANAGING OWNER

    The Managing Owner is responsible for the payment of the following charges and will not be reimbursed by the Trust therefor:

  Routine Operational, Administrative and Other Ordinary Expenses.

    All of the Trust's routine operational, administrative and other ordinary expenses including, but not limited to, accounting and computer services, on-going offering fees and expenses, filing fees, printing, mailing and duplication costs for each Series will be paid by the Managing Owner. The Managing Owner also is responsible for all routine legal, auditing and other expenses of third-party service providers to each Series, including the Trustee.

  Organization and Offering Expenses

    Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period and Continuous Offering Period for each Series except for the initial service fee, if any, is expected to be approximately $1,950,000. Such organizational and initial offering expenses, except for the initial service fee, if any, shall be paid by the Managing Owner, and investors in the Trust shall not be responsible for any such expenses.

    The Managing Owner will not allocate to the Trust or any Series of the Trust, the indirect expenses of the Managing Owner.

CHARGES PAID BY LIMITED OWNERS

  Service Fees-General

    The Managing Owner has selected the Selling Agents to assist in the making of offers and sales of Units and provide customary on-going services provided to the Trust and its Limited Owners for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series, responding to Limited Owners' inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services which may be requested by Limited Owners. Any Selling Agent that will receive any on-going service fees with respect to Units sold by it must be duly registered with the NFA as a futures commission merchant or introducing broker. Any associated person of such a Selling Agent must be registered with the NFA as an associated person having taken the Series 3 and/or Series 31 Commodity Brokerage Exam or having been "grandfathered" as an associated person qualified to do commodities brokerage.

  Class 1 - Initial Service Fee

    With respect to Class 1 of each Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Class 1 Units of the Series sold by them. The maximum amount of compensation paid to an NASD member as an initial service fee may not exceed ten percent (10.0%) (plus an additional 0.5% for bona fide due diligence expenses) of the subscription amount. The initial service fee for the first year after the sale of the Units will be pre-paid by the Managing Owner for bona fide transactions in an amount equal to up to 3.0% of the amount contributed. The prepaid initial service fee will be amortized monthly at an annual rate of up to 3.0% of the average daily Net Asset Value of Class 1 of the Series. The Selling Agents will be paid the initial service fee in full by the Managing Owner upon the sale of the respective Units in bona fide transactions. The initial Net Asset Value of your investment in Units will not be reduced by the prepayment of the initial service fee to the Selling Agents by the Managing Owner. Since the Managing Owner is prepaying the initial service fee for the first year and is being reimbursed therefor by the Trust monthly in arrears based upon a corresponding percentage of Net Asset Value, it bears the risk and the upside potential of any mismatch between the amount of the initial service fee prepaid and the amount of the reimbursement thereof as a result of variations in Net Asset Value.

  Class 1 - On-going Service Fee

    After the expiration of twelve (12) months following the purchase of Class 1 Units of any Series, the Managing Owner will also charge for the benefit of the Selling Agents selling Class 1 Units a monthly or quarterly on-going service fee of up to 3.0% annually of the Net Asset Value of each Class 1 Unit sold by them on an on-going basis for on-going services provided to the Trust and its Limited Owners. The on-going service fee is compensation which remains payable with respect to the Units subject to payment thereof for as long as such Units are outstanding.

  Class 1 - Calculation of Service Fee

    The initial service fee and on-going service fee for Class 1 Units will be calculated according to the following scale:

AGGREGATE AMOUNT OF INVESTMENTPERCENTAGE:
IN UNITS IN THE CLASS 1:
$0 - $99,999                    3.00%
$100,000 - $499,999             2.50%
$500,000 and above              1.25%

    The calculation of the initial service fee for incremental Unit purchases is based on the aggregate amount of Units held by an investor at the time of each Unit purchase (taking into account the right of accumulation). For example, if you purchase $75,000 in Class 1 Units in one month, the applicable Selling Agent will receive an initial service fee of 3.00% of the purchase price of such Units. If you then purchase an additional $50,000 in Class 1 Units three months later, the Selling Agent will be paid an initial service fee of 2.50% of the purchase price of such Units. If you subsequently invest $500,000 in Class 1 Units, the Selling Agent will be paid an initial service fee of 1.25% of the purchase price of such Units.

    The initial service fee is calculated based upon the net asset value of the aggregate amount of Units in Class 1 at the time of such purchase and the service fee applicable thereof. The on-going service fee after the initial 12 months of each purchase has expired is calculated based upon the net asset value of the aggregate amount of Units in Class 1 at the end of such 12 month period(s).

    Using the above example (assuming no redemption of Units has occurred), the initial service fee for the initial twelve months will be 3.00% of the net asset value of the initial Unit purchase of $75,000; 2.50% of the net asset value of the additional Unit purchase of $50,000; and 1.25% of the net asset value of the additional Unit purchase of $500,000. One year from the initial Unit purchase of $75,000, the on-going service fee will be 1.25% of the net asset value of the Unit purchase of $75,000. One year after the second Unit purchase of $50,000, the on-going service fee will be calculated at a rate of 1.25% of the net asset value of the cumulative $125,000 investment. Finally, one year after the third Unit purchase of $500,000, the on-going service fee will be calculated at a rate of 1.25% of the net asset value of the entire investment of $625,000.

    The reduced rate of the initial service fee and on-going service fee based upon incremental Unit purchases is used to purchase additional Units of the relevant Series in your name if you are entitled to the benefit of such reduced rate of the initial service fee and on-going service fee.

    Class 2 Units may only be offered to investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as "wrap-accounts").

  Class 2 - Initial Service Fee

    Investors who purchase Class 2 Units will be charged no initial service fee on such Class 2 Units.

  Class 2 - On-going Service Fee

    The Managing Owner may pay certain Selling Agents customary on-going service fees of up to 0.5% annually of the Net Asset Value of each Class 2 Unit sold by them for certain administrative services provided to the Trust and its Limited Owners for commodities related brokerage services.

  Redemption Fees - Class 1 only

    If you redeem all or a portion of your Class 1 Units of any Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which you purchased the Units. Such redemption fees are paid to the Managing Owner to reimburse it for the then unamortized portion of the prepaid initial service fee calculated at the highest applicable rate.

    There is no redemption fee for Class 2 of each Series.

    In the event that an investor acquires Units at more than one closing date, the early redemption fee will be calculated on a "first-in, first-out" basis for redemption purposes (including determining the amount of any applicable redemption charge). Redemption fees are not charged in respect of Class 1 Units of any Series that are being exchanged for Class 1 Units in any other Series. See "Trust Agreement-Exchange Privilege." Redemption fees do not reduce Net Asset Value or New High Net Trading Profit for any purpose, only the amount which Unitholders receive upon redemption.

    The Managing Owner believes that the fee structure of the Trust described above complies with sections IV.C.1, IV.C.2 and IV.C.3c of the NASAA Guidelines.

    If you subscribe for additional Class 1 Units at a date subsequent to the date of your initial investment in Class 1 Units, and if such additional subscription entitles you to a reduced rate of the initial service fee and on-going service fee, the redemption fee applicable to you will be applied at the highest rate of the initial service fee and on-going service fee applicable to your initial investment in Class 1 Units.

                              WHO MAY SUBSCRIBE

INVESTOR SUITABILITY

    The Selling Agents selling Units in the Trust are obligated to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each subscriber, based on information provided by the subscriber regarding his or its financial situation and investment objective.

    A PURCHASE OF THE UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE TRUST. AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

    Investors should not purchase Units with the expectation of tax benefits in the form of losses or deductions. See "Tax and ERISA Risks-Your Tax Liability May Exceed Distributions to You." If losses accrue to a Series, your distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income. See "Federal Income Tax Consequences."

    By accepting subscriptions on behalf of Benefit Plan Investors, the Trust is not, nor are the Managing Owner, the Trading Advisors or any other party, representing that this investment meets any or all of the relevant legal requirements for investments by any particular Benefit Plan Investor or that this investment is appropriate for any particular Benefit Plan Investor. The person with investment discretion should consult with his attorney and financial advisors as to the propriety of this investment in light of the particular Benefit Plan Investor's circumstances and current tax law.

    Subscriptions for the purchase of the Units are subject to the following conditions:

MINIMUM PURCHASES

   - Minimum Initial Subscription:     $1,000; no minimum for Benefit Plan
                                       Investors (including IRAs); the
                                       initial subscription for Units may be
                                       in any one or a combination of Series,
                                       although the minimum purchase for any
                                       single Series is $1,000.{dagger}


   - Additional Purchases:             $100 increments; no minimum for
                                       Benefit Plan Investors (including
                                       IRAs).{dagger}

{dagger}If you are a resident of Texas (including if you are a Benefit Plan
   Investor), your minimum initial subscription requirement is $5,000.

NET WORTH AND INCOME REQUIREMENTS

    The following net worth and/or net asset requirements may be higher under the securities laws of the State of the subscriber's residency. The requirements of each State are set forth under the caption "State Suitability Requirements" in "SUBSCRIPTION INFORMATION" attached as Exhibit B to the Statement of Additional Information.

    The Managing Owner also may impose greater net worth or income requirements on subscribers who propose to purchase more than the minimum number of Units.

SUBSCRIBER CATEGORY REQUIREMENTS

    Subscribers (other than Benefit Plan Investor, which generally include "Individual Retirement Funds," "Non-ERISA Plans" and "ERISA Plans," all as defined below) must:

    Have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000;

           OR

    Have a net worth (similarly calculated) of $45,000 and an annual gross income of $45,000;

           AND

    Invest no more than 10% of the subscriber's net worth (exclusive of home, home furnishings and automobiles) in any Series or in all Series combined.

    Subscribers that are "Individual Retirement Funds" (IRAs or Keogh plans covering no common law employees) or "Non-ERISA Plans" (employee benefit plans not subject to ERISA-for example, government plans) and their participants must:

    Have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000;

           OR

    Have a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000;

           AND

    Invest no more than 10% of the subscriber's net worth (exclusive of home, home furnishings and automobiles) in any Series or in all Series combined .

    Subscribers that are "ERISA Plans" (employee benefit plans subject to ERISA-qualified pension, profit sharing plans, and Keogh plans and welfare benefit plans, such as group insurance plans, or other fringe benefit plans, not including IRAs or Keogh plans which cover no common law employees ) must:

    Have net assets of at least $150,000;

           AND

    Have an aggregate investment in any Series or in all Series combined that does not exceed 10% of its assets.

    In the case of sale to fiduciary accounts, the income and net worth standards described above shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

    The fiduciary of an ERISA Plan should consider, among other things, whether the investment is prudent, considering the nature of the Trust and the Trust's Series.

FUNDAMENTAL KNOWLEDGE

    Each subscriber should make sure that it understands, among other things:
(i) the fundamental risks and possible financial hazards of the investment;
(ii) the trading strategies to be followed in the Series in which it will invest; (iii) that transferability of the Units is restricted; (iv) that the Managing Owner will manage and control each Series' and the Trust's business operations; (v) the tax consequences of the investment; (vi) the liabilities being assumed by a Unitholder; (vii) the redemption and exchange rights that apply; and (viii) the Trust's structure, including each Series' fees. In addition, the Managing Owner must consent to each subscription, which consent may be withheld in whole or in part for any reason.

INELIGIBLE INVESTORS

    Units may not be purchased with the assets of an ERISA Plan if the Trustee, the Managing Owner, the Trading Advisor or any of their respective affiliates
(a) is an employer maintaining or contributing to such ERISA Plan, or (b) has investment discretion over the investment of the assets of the ERISA Plan. An investment in any Series of the Trust is not suitable for Charitable Remainder Annuity Trusts or Charitable Remainder Unit Trusts. See "Tax and ERISA Risks-Benefit Plan Investor Considerations."

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

    Section 404(a)(1) of ERISA and the regulations promulgated thereunder by the DOL, provide as a general rule that a fiduciary of an ERISA Plan must discharge his duties with respect to such ERISA Plan in a prudent manner and must consider several factors in determining whether to enter into an investment or engage in an investment course of action. If a fiduciary of any ERISA Plan acts imprudently in selecting an investment or an investment course of action for ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such imprudence. Among the factors that should be considered are (i) the diversification and liquidity of the ERISA Plan's portfolio; (ii) the potential return on the proposed investment and the effect on that return if any portion of a Series' income constitutes "unrelated business taxable income" (see "Federal Income Tax Consequences-Tax Exempt Limited Owners"); and (iii) the place the proposed investment would occupy in the ERISA Plan's portfolio taken as a whole.

    The acceptance of a subscription by the Managing Owner from a Benefit Plan Investor (which includes Individual Retirement Funds, Non-ERISA Plans and ERISA Plans, all as defined above and any entity which is deemed to hold plan assets under the Regulation, as defined below) does not constitute a representation or judgment by the Managing Owner that an investment in any Series of the Trust is an appropriate investment for that entity or that such an investment meets the legal requirements applicable to that entity.

    Generally, under Title I of ERISA, the ERISA Plan trustees or duly authorized investment managers (within the meaning of section 3(38) of ERISA) have exclusive authority and discretion to manage and control assets of the ERISA Plan. ERISA also prohibits a fiduciary from causing an ERISA Plan to enter into transactions involving ERISA Plan assets with various "parties in interest" (within the meaning of section 3(14) of ERISA) to the ERISA Plan. If such a "prohibited transaction" is entered into, certain excise taxes may be payable, and the ERISA Plan fiduciaries may be liable to the ERISA Plan for any losses incurred.

    If the assets of any Series of the Trust are deemed to be "Plan Assets" (as defined under ERISA) of its investing ERISA Plans or Individual Retirement Funds, the Managing Owner and the Trading Advisor of such Series will be deemed to be fiduciaries of each ERISA Plan and Individual Retirement Fund investing in that Series (and possibly any other Series that does not constitute a publicly-offered security, as defined below), and the general prudence and fiduciary responsibility provisions of ERISA will be applicable to the Managing Owner and the Trading Advisor, possibly prohibiting certain transactions entered into by that Series. Under a regulation of the DOL identifying "Plan Assets," or the Regulation, the Series, as the issuer of the security, will not be deemed to hold Plan Assets if the following criteria are met:

    (a) If Benefit Plan Investors own, in the aggregate, less than 25% of the value of the Series, excluding any interests in the Series owned by any person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Series, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of any such person, or the Not Significant Participation exception, or

    (b) If the Units in the Series constitute a "publicly-offered security."

    Any reference to a Series is intended also to refer to each separate Sub-Class within such Series.

    While the Trust believes that the foregoing and within discussion of how the plan asset rules will affect the investment of ERISA Plans or Individual Retirement Funds in various Series (including separate Sub-Classes) in the Trust is based on a reasonable interpretation of the Regulations, including the DOL's preamble when issuing the Regulation, very little authority exists in this regard. It is possible that the DOL would disagree and take the position that even the Units in a Series which otherwise constitute a publicly offered security must meet the Not Significant Participation Exception, in order for none of the Trust's assets to constitute plan assets with respect to various investing ERISA Plans and Individual Retirement Funds. Once a Series constitutes a publicly offered security within the meaning of the Regulation, the Trust does not intend to monitor the participation of Benefit Plan Investors to determine whether the Not Significant Participation Exception is met. Accordingly, there can be no assurance that the Trust will not be deemed to hold plan assets to the extent that ERISA Plans or Individual Retirement Funds have invested in one or more Series.

NOT SIGNIFICANT PARTICIPATION EXCEPTION

    Under the Regulation, when an ERISA Plan or Individual Retirement Fund acquires an equity interest in an entity such as the Trust, the underlying assets of the entity will not include plan assets if, immediately following the acquisition of any equity interest in the entity, Benefit Plan Investors own, in the aggregate, less than 25% of the value of each class of equity interest in the entity, excluding any such interest owned by any person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of any such person. The Trust intends to restrict investment in and transfer of each Series (including each separate Sub-Class) which does not constitute a publicly offered security (described below) so that the value of interests held by Benefit Plan Investors does not equal or exceed the 25% threshold and the assets of the Series will therefore not constitute "plan assets" under the DOL regulation. Accordingly, no Benefit Plan Investor may be admitted to a Series, and no other transfer (including an Exchange or redemption) of Units in the Series by a non-Benefit Plan Investor shall be permitted, if after giving effect thereto, the assets of the Series would include assets of any ERISA Plan for the purposes of ERISA or the prohibited transaction provisions contained in
Section 4975 of the Code. Certain ownership and transfer restrictions (including mandatory transfer and calls for redemption of Units held by Benefit Plan Investors) may also be imposed.

PUBLICLY OFFERED SECURITY EXCEPTION

    For the Units in a Series (including a separate Sub-Class) to be considered publicly offered, they must be "widely held," "freely transferable" and must satisfy certain registration requirements under Federal securities laws. Under the Regulation, a class of securities is considered "widely held" if it is owned by 100 or more investors who are independent of the issuer and of one another. To assure satisfaction of this condition, investments by Benefit Plan Investors, including investments made by exchange of Units in one Series for Units in another Series, will be limited to meet the Not Significant Participation Exception described above, until such time as more than 150 investors acquire Units in such Series. Whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. However, the Regulation sets forth a number of factors that will not ordinarily, either alone or in combination, affect a finding that securities are freely transferable. In particular, the Regulation provides that a restriction or prohibition against transfers or assignments that would result in either the termination or reclassification of an entity for Federal income tax purposes ordinarily will not cause securities issued by that entity to fail to be freely transferable. A 1989 DOL Advisory Opinion reiterated this position with respect to transfer restrictions imposed by a Trust to insure against reclassification of the Trust under Section 7704 of the Code (which did not exist when the Regulation was adopted) for Federal income tax purposes. It is the Trust's view that the assets of an investing Benefit Plan Investor will include its investment in a Series; those assets will not, however, solely by reason of such investment, include any of the other underlying assets of the Series. This view is based on the assumption that the 100-investor rule discussed above will be satisfied, that the Series' Units will be registered under the Securities Act within 120 days after the end of the Trust's fiscal year during which the offering of the Units occurred (or such later time as may be allowed by the SEC) and that the Managing Owner will not impose transfer restrictions that would violate the "freely transferable" requirement. See "Trust Agreement-Transfer of Units."

RESTRICTIONS AFFECTING BENEFIT PLAN INVESTORS

    In the event that, for any reason, the assets of any Series are deemed to be Plan Assets, and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions cannot be obtained from the DOL (or the Managing Owner determines not to seek such exemption), the Managing Owner reserves the right, upon notice to, but without the consent of any Limited Owner, to mandatorily redeem out any Limited Owner which is Benefit Plan Investor. See "Trust Agreement-Redemption of Units."

    Certain ERISA Plan and Individual Retirement Fund investors may currently maintain relationships with one of the Clearing Brokers and its affiliates whereby such Clearing Broker or such affiliates provides brokerage services or other services to such ERISA Plan or Individual Retirement Fund. These relationships may cause such Clearing Broker and/or its affiliates to be deemed to be fiduciaries of those ERISA Plan or Individual Retirement Fund Investors. The DOL has issued a regulation defining the term "fiduciary" which provides that a registered broker will not be deemed a fiduciary of an ERISA Plan or Individual Retirement Fund solely because the broker, in the ordinary course of its business as a broker, executes transactions for the purchase and sale of securities on behalf of the ERISA Plan or Individual Retirement Fund pursuant to specific instructions within narrowly drawn parameters. Each Selling Agent will, however, be deemed a party-in-interest with respect to such ERISA Plan or Individual Retirement Fund. The regulation further provides that where a broker either (i) has discretionary control over assets of an ERISA Plan or an Individual Retirement Fund or (ii) renders advice concerning investments on a regular basis for a fee (which includes commissions) pursuant to an understanding that such advice will serve as a primary basis for the ERISA Plan or Individual Retirement Fund's investment decisions, and the broker renders individualized investment advice to the ERISA Plan or Individual Retirement Fund based on the needs of that ERISA Plan or Individual Retirement Fund, that broker will be deemed a fiduciary (but only with respect to that portion of the ERISA Plan's or Individual Retirement Fund's assets with respect to which the broker has such discretionary control or renders such advice, as the case may
be).

    Under ERISA, investment in a Series by an ERISA Plan or Individual Retirement Fund investor with such a pre-existing relationship could possibly be interpreted to constitute a prohibited use of ERISA Plan's or Individual Retirement Fund's assets because it has the effect of directly or indirectly benefiting one or more parties-in-interest. The Managing Owner has determined that, for any ERISA Plan or Individual Retirement Fund assets with respect to which it believes it is a fiduciary, neither the Managing Owner, the Selling Agents nor any affiliate will recommend an investment in the Units of a Series, nor will it or any affiliate allocate to a Series any ERISA Plan or Individual Retirement Fund assets over which they have discretionary control. The Managing Owner believes, however, that with respect to the assets of an ERISA Plan or Individual Retirement Fund with which it has a non-fiduciary, party-in-interest brokerage relationship, any investment in a Series that is undertaken on behalf of such a ERISA Plan or Individual Retirement Fund by an independent fiduciary who possesses the requisite experience and acumen to understand the operation of the Trust and the Series, who determines that the investment is appropriate and in the best interests of the ERISA Plan or Individual Retirement Fund Investor and who makes such a decision under arm's-length conditions should not be viewed as a prohibited transaction. Benefit Plan Investors should pay particular attention to the section of this Prospectus entitled "Federal Income Tax Consequences-Tax Exempt Limited Owners."

    FIDUCIARIES OF ERISA PLANS AND INDIVIDUAL RETIREMENT FUNDS THAT ARE PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN ATTORNEYS AND FINANCIAL ADVISERS TO DETERMINE THE CONSEQUENCES UNDER ERISA AND THE CODE OF AN INVESTMENT IN THE TRUST, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN OR FUND AND CURRENT APPLICABLE LAW.

DISCRETIONARY ACCOUNTS

    In compliance with NASD Conduct Rules, the Trust will not sell Units to discretionary accounts without the prior specific written approval of the customer.

COMPLIANCE WITH ANTI-MONEY LAUNDERING LAWS

    To satisfy the Trust's, the Managing Owner's and the Selling Agents' obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the Subscription Agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The Managing Owner and the Selling Agents reserve the right to request additional information from subscribers as either of the Managing Owner or a Selling Agents, in its sole discretion, requires in order to satisfy applicable anti-money laundering obligations. By subscribing for units in the Trust, each subscriber agrees to provide this information upon request.

                               HOW TO SUBSCRIBE

    To subscribe for Units, a subscriber must:

    * complete a Subscription Agreement if you are a new or existing Subscriber to the Series being purchased or complete an Addition Form if you are an existing Subscriber to the Series being purchased;

    * complete an Exchange Request (Exhibit C to the Statement of Additional Information) if you are exchanging Units in one Series for Units of one or more other Series;

    * deliver the Subscription Agreement or Exchange Request to your Selling Agent in a timely manner; and

    *  meet established suitability standards.

    Subscriptions (as well as redemptions and Exchanges) may be made on-line in the future. Prospective investors desiring information on such on-line subscription, redemption or Exchange methods should contact the Managing Owner.

WAYS TO SUBSCRIBE

    *  Individual or Joint Tenant:

    Individual accounts are owned by one person. Joint accounts can have two or more owners.

    *  Gifts or transfers to a minor - UGMA or UTMA:

    An individual can gift up to $10,000 per year per person without paying Federal gift tax. Depending on state law, you can establish a custodial account under the Uniform Gifts to Minors Act, or UGMA, or the Uniform Transfers to Minors Act, or UTMA.

    *  Trust:

    The subscribing trust must be established before an account can be opened.

    *  Business or Organization:

    Corporations, partnerships, associations or other groups.

    *  Benefit Plans:

    Individual Retirement Funds, Non- ERISA Plans or ERISA Plans.

WHEN A SUBSCRIPTION BECOMES FINAL

    THE MANAGING OWNER MAY, AT ITS DISCRETION, REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. Proceeds for subscriptions which have been rejected by the Managing Owner will be returned directly to the investor via first class U.S. mail, with interest and without deduction for expenses. Subscriptions will not be final or binding on any subscriber until the Managing Owner has been in receipt of subscriber's Subscription Agreement or Exchange Request for at least two (2) Business Days. Except as set forth below, all subscriptions will be irrevocable by the subscriber. If a subscription is rejected by the Managing Owner, in whole or in part, for any reason, the subscription funds, or applicable portion thereof, will be returned promptly to the payor of such funds. Any interest earned on subscriptions which have been accepted by the Trust will be retained by the Trust for the benefit of all investors in such Series. All accepted subscribers will receive written confirmation of the purchase of Units in any Series of the Trust.

REPRESENTATIONS AND WARRANTIES OF INVESTORS IN THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

    To invest in the Trust, you must make representations and warranties in the Subscription Agreement and power of attorney. The representations and warranties enable the Managing Owner to determine whether you are qualified to invest in the Trust. The representations and warranties relate to:

    * your eligibility to invest in the Trust, including legal age, net worth, annual income, investment objectives and investment experience;

    *  your representative capacity;

    *  information provided by you;

    *  information received by you;

    *  investments made on behalf of employee benefit plans; and

    *  your compliance with applicable anti-money laundering laws.

    In the Subscription Agreement, you are also required to represent that you received the Prospectus five (5) days prior to the date of your Subscription Agreement. We are prohibited from selling Units to you until five (5) days after you receive the Prospectus. If you did not receive the Prospectus five
(5) Business Days in advance, you have the right to withdraw your subscription.

                                 THE OFFERING

INITIAL OFFERING

    The Units will be offered for sale, pursuant to Rule 415 of Regulation C under the Securities Act, through the Selling Agents. The Units for the Campbell/Graham Series will be offered for a period ending on March 31, 2005 (unless extended for up to an additional ninety (90) days in the sole discretion of the Managing Owner). The Initial Offering Period may be shorter for the Campbell/Graham Series if such Series' Subscription
Minimum is reached before that date. The Campbell/Graham Series may commence operations at any time following the sale of its Subscription Minimum to investors.

    The Initial Offering Period for each of the Balanced Series, Beach Series, C-View Currency Series and Dunn Series ended in September 2004, and the Initial Offering Period for the Graham Series ended in November 2004. Therefore, none of such Series has a Subscription Minimum. Each of the Balanced Series, Beach Series, C-View Currency Series and Dunn Series commenced operations in September 2004, and the Graham Series commenced operations in November 2004. See "Who May Subscribe."

    The Subscription Minimum for the Campbell/Graham Series is 10 Units.





    The Managing Owner, the Trustee, the Trading Advisor and their respective principals, stockholders, directors, officers, employees and affiliates may subscribe for Units as a Limited Owners, and any such Units in a Series subscribed for by such persons will be counted for purposes of determining whether the Series' Subscription Minimum is sold during the Initial Offering Period.

    The maximum number of Units in each Series that can be sold during the Initial Offering Period and the Continuous Offering Period is:

               *  Balanced Series - 8,750,000 Units

               *  Graham Series - 1,100,000 Units

               *  Beach Series - 650,000 Units

               *  Campbell/Graham Series - 3,000,000 Units

               *  C-View Currency Series - 230,000 Units

               *  Dunn Series - 230,000 Units

    Determination of the Subscription Maximum in each Series will be made after taking into account the Managing Owner's contribution. Because the Managing Owner will be responsible for payment of the Trust's organization and offering expenses, except for the initial service fee, if any, 100% of the proceeds of the Initial Offering will be initially available for each Series' trading activities.

    Units are being offered for a minimum initial subscription of $1,000 per subscriber; however, any investment made on behalf of an IRA, a Benefit Plan Investor has no minimum initial subscription. A subscriber may purchase Units in any one or a combination of Series, although the minimum purchase for any single Series is $1,000. The Initial Offering Period for the
Campbell/Graham Series has not ended; therefore, Units in such Series are being sold initially at $100 per Unit. The $100-per-Unit price reflects the full Net Asset Value per Unit of each Series and was determined arbitrarily. The Managing Owner believes that this price is consistent with industry practice for other start-up commodity pools. If you are a resident of Texas (including if you are a Benefit Plan Investor), your minimum initial subscription requirement is $5,000.

    With respect to strategic investors who purchased at least $2,000,000 of Class 2 Units of the Balanced Series during the Initial Offering Period for such Series and agreed to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Balanced Series, the Managing Owner will rebate to such investors one hundred percent (100%) of the interest income and twenty percent (20%) of the incentive fees earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve
(12) months during which such investors agreed to maintain such investment.

    With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Campbell/Graham Series during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Campbell/Graham Series, the Managing Owner will rebate to such investors one hundred percent (100%) of the interest income earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

    Dunn, its principals and/or its affiliates, have invested $2,000,000 in the Dunn Series. For every $1.00 that is invested in the Dunn Series by investors not affiliated with Dunn during each quarter, however, Dunn, such principals and/or such affiliates, have the right to withdraw $0.75 of its initial investment as of the end of such quarter. As of the date of this Prospectus, none of the Trading Advisors (except Dunn) or any principal of a Trading Advisor owns any beneficial interest in the Trust, but any of them is free to do so.

ESCROW OF FUNDS

    During the Initial Offering Period for a Series, within two (2) Business Days of receipt by the Managing Owner of accepted final subscription documents, funds in the full amount of a subscription must be received by check or via wire transfer and deposited in an escrow account in the applicable Series' name or names at the Escrow Agent in Denver, Colorado, where such funds will be held during the Initial Offering Period until the funds are turned over to the Trust's Series for trading purposes or until the offering of any Series is terminated, in which event the subscription amounts will be refunded directly to investors via first class U.S. mail, with interest and without deduction for expenses. If a subscriber provides payment to a Selling Agent, such Selling Agent will transmit the subscriber's funds directly to the Escrow Agent by noon of the next business day after receipt of the funds by such Selling Agent. The Managing Owner will direct the Escrow Agent to invest the funds held in escrow only in U.S. Treasury Obligations or any other investment specified by the Managing Owner that is consistent with the provisions of Rule 15c2-4 of the Exchange Act.

    If the Subscription Minimum for the Campbell/Graham Series is not sold during the Initial Offering Period, then promptly, but in no event later than ten (10) Business Days thereafter, the purchase price paid by a subscriber for that Series will be returned to the payor of such funds .

    Interest on any escrowed subscription funds will be distributed to subscribers if the Subscription Minimum is not met during the Initial Offering Period.

CONTINUOUS OFFERING PERIOD

    During the Continuous Offering Period, each Series' Units will be offered on a daily basis at the Series' Net Asset Value per Unit as of the Valuation Point immediately preceding the subscription effective date. Additional Units may be purchased in increments of $100, or, if you are a Benefit Plan Investor (including an IRA), you have no minimum additional subscription requirements. Subscribers will be admitted as Limited Owners as of the day of the week two Business Days following the receipt of the Subscriber's Subscription Agreement. A Subscriber's Subscription Agreement must be received by the Managing Owner at its principal office on a timely basis-at least two
(2) Business Days before the day on which the subscription is to become effective, and sufficient funds must be received by check or via wire transfer on a timely basis. In the event that sufficient funds are not received, the Managing Owner may, in its sole discretion, reject the subscription. Proceeds for subscriptions which have been rejected by the Managing Owner will be returned directly to the investor via first class U.S. mail, with interest and without deduction for expenses. Funds from accepted subscriptions will be deposited in the applicable Series' escrow account at the Escrow Agent. Once the daily Net Asset Value per Unit is determined, a confirmation of each accepted subscription will be sent to subscribers.

SUBSCRIPTION EFFECTIVE DATES

    The effective date of all accepted subscriptions during the Continuous Offering Period, whether you are a new subscriber to a Series, or an existing Limited Owner in a Series who is purchasing additional Units in that Series or exchanging Units in one Series for Units in a different Series (See "Exchange Privilege."), is the day of the week two (2) Business Days following the day in which your Subscription Agreement is received on a timely basis.

CALCULATION OF NUMBER OF UNITS PURCHASED

    During the Initial Offering Period for a Series, the number of Units in such Series of Units that an investor receives will be calculated by dividing the amount of the investor's total subscription by one hundred (100). During the Continuous Offering Period for a Series, the number of Units in such Series of Units that an investor receives will be calculated by dividing the amount of the investor's total subscription by the Series' Net Asset Value per Unit as of the Valuation Point immediately preceding the subscription effective date. Fractional Units of up to five ( 5) decimal places will be issued by the Trust. All Units will be held in book-entry form and will not be certificated.

                             SEGREGATED ACCOUNTS

    All of the proceeds of this offering will be received in the name of each Series and will be deposited and maintained in cash in segregated escrow accounts maintained for each Series at the Escrow Agent. Following the commencement of trading for any Series, except for that portion of any Series' assets that is deposited as margin to maintain forward currency contract positions, each Series' assets will be maintained in accordance with requirements of the CE Act and the regulations thereunder, which means that assets will be maintained either on deposit with the Clearing Brokers or, for margin purposes, with the various exchanges on which the Series are permitted to trade. Assets also may be maintained on deposit in U.S. banks, although there is no present intention to do so. Assets will not be maintained in foreign banks. Neither the Escrow Agent nor the Managing Owner will commingle the property of any Series with the property of another person, nor will the Trust commingle the assets of one Series with the assets of any other Series. The Trust will not invest in or loan funds to any other person or entity, nor will assets from one Series be loaned to or allocated to another Series.

                            SUMMARY OF AGREEMENTS

ADVISORY AGREEMENTS

    There is an Advisory Agreement among the Trust, the Managing Owner and each Trading Advisor to each Series by which the Managing Owner delegated to such Trading Advisor, discretion and responsibility to trade commodities for such Series. The Trading Advisor will place trades based on its agreed-upon trading approach, or the Trading Approach, which is described in the Appendix for such Series attached to this Prospectus, and each Trading Advisor has agreed that at least 90% of the annual gross income and gains if any, generated by its Trading Approach will be from buying and selling commodities or futures, forwards and options on commodities. All trading is subject to the Trust's Trading Limitations and Policies which are described under the heading "Trading Limitations and Policies." Each Trading Advisor will be allocated 100% of the proceeds from the offering of Units during the Initial Offering and the Continuous Offering Periods for the Series for which it has trading responsibility in the case of the single advisor Series and, if applicable, a portion of the proceeds from the offering of Units during the Initial Offering and Continuous Offering Periods for the Balanced Series and the Campbell/Graham Series.

    The Advisory Agreements will be effective for one year after trading commences and will be renewed automatically for additional one (1)-year terms unless terminated. Each Advisory Agreement with a Trading Advisor will terminate automatically (i) in the event that the Series it manages is terminated; or (ii) if, as of the end of any Business Day, the Series' Net Asset Value declines by 50% or more from the Series' Net Asset Value (a) as of the first day of the Advisory Agreement, or (b) as of the first day of any calendar year, as adjusted on an on-going basis by (A) any decline(s) in the Allocated Assets caused by distributions, exchanges, redemptions, permitted reallocations, and withdrawals, and (B) additions to the Allocated Assets caused by additional allocations of the Trust Estate to the Trading Advisor's management based on sales of additional Units of the applicable Series.

    Each Advisory Agreement also may be terminated at the sole discretion of the Managing Owner at any time upon at least one (1) day's prior written notice to a Trading Advisor, or for cause on less than one (1) day's prior written notice, in the event that: (i) the Managing Owner determines in good faith following consultation appropriate under the circumstances with the Trading Advisor that the Trading Advisor is unable to use its agreed upon Trading Approach to any material extent, as such Trading Approach may be refined or modified in the future in accordance with the terms of this Agreement for the benefit of the Trust; (ii) the Trading Advisor's registration as a commodity trading advisor, or CTA, under the CE Act or membership as a CTA with the NFA is revoked, suspended, terminated or not renewed; (iii) the Managing Owner determines in good faith that the Trading Advisor has failed to conform and, after receipt of written notice, continues to fail to conform in any material respect, to (A) the Trading Limitations and Policies, or (B) the Trading Advisor's Trading Approach; (iv) there is an unauthorized assignment of the Advisory Agreement by the Trading Advisor; (v) the Trading Advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its Trading Approach utilized by a Series or its business goodwill, in each instance without the consent of the Managing Owner; (vi) any of the key principals of the Trading Advisor, if any, are not in control of the Trading Advisor's trading activities for the Trading Company;
(vii) the Trading Advisor becomes bankrupt or insolvent; or (viii) for any other reason if the Managing Owner determines in good faith that the termination is essential for the protection of the Trust, the Trading Company and the assets of the Series, including, without limitation, a good faith determination by the Managing Owner that such Trading Advisor has breached a material obligation to the Trust or the Trading Company under the Advisory Agreement relating to the trading of the Series' Assets.

    Each Trading Advisor also generally has the right to terminate the Advisory Agreement in its discretion at any time for cause upon ten (10) days' written notice to each of the Trust, the Trading Company and the Managing Owner, appropriate under the circumstances, in the event (i) of the receipt by the Trading Advisor of an opinion of independent counsel satisfactory to the Trading Advisor and the Trust that by reason of the Trading Advisor's activities with respect to the Trust and the Trading Company, the Trading Advisor is required to register as an investment adviser under the Investment Advisers Act of 1940, as amended, and it is not so registered; (ii) the registration of the Managing Owner as a CPO under the CE Act, or its membership with the NFA in such capacity, is revoked, suspended, terminated or not renewed; (iii) the Managing Owner imposes additional trading limitation(s) which the Trading Advisor does not agree to follow in its trading of a Series' Assets; or the Managing Owner overrides trading instructions; (iv) if the assets allocated to the Trading Advisor decrease, for any reason, to less than $15 million in the case of Balanced Series, to less than $5 million in the case of Graham , to less than $5 million in the case of Beach , to less than $ 8 million in the case of Campbell , to less than $1 million in the case of C-View Currency and to less than $2 million in the case of Dunn as the result of redemptions, reallocations or extraordinary expenses, but not trading losses, as of the close of business on any Business Day; (v) the Managing Owner elects to have the Trading Advisor use a different Trading Approach and the Trading Advisor objects; (vi) there is an unauthorized assignment of the Advisory Agreement by the Trust or the Managing Owner; or
(vii) other good cause is shown and the written consent of the Managing Owner is obtained (which shall not unreasonably be withheld).

    The business of each Trading Advisor is to manage commodity trading accounts. In addition to the trading management services each Trading Advisor provides for a Series, each Trading Advisor also is permitted to manage and trade accounts for other investors (including other public and private commodity pools). Each Trading Advisor may use the same Trading Approach and other information it uses on behalf of the applicable Series, so long as the Trading Advisor's ability to carry out its obligations and duties to such Series pursuant to the Advisory Agreement is not materially impaired thereby.

    No Trading Advisor will accept additional capital for commodities management if doing so would have a reasonable likelihood of resulting in the Trading Advisor's having to modify materially its agreed upon Trading Approach in a manner that might reasonably be expected to have a material adverse effect on the Series for which it has trading responsibility; the foregoing will not, however, prohibit a Trading Advisor from accepting additional funds if to do so will require only routine adjustments to its trading patterns in order to comply with speculative position limits or daily trading limits.

    Each Trading Advisor and its shareholders, directors, officers, employees and agents also are permitted to trade for their own accounts so long as their trading does not materially impair the Trading Advisor's ability to carry out its obligations and duties to the Trust. Limited Owners are not permitted to inspect records of any of the Trading Advisors or the individuals associated with the Trading Advisors because of the confidential nature of such records. Each Trading Advisor will, upon reasonable request, permit the Managing Owner to review at the Trading Advisor's offices such trading records that the Managing Owner may reasonably request for the purpose of confirming that the Trust has been treated equitably with respect to advice rendered by the Trading Advisor for other accounts managed by the Trading Advisor.

    The Trading Advisor shall not be liable to the Managing Owner, the Trust, the Trustee, the Trading Company or the Limited Owners, or any of their respective successors or assigns under this Agreement for any act or failure to act taken or omitted in good faith in a manner reasonably believed to be in, or not opposed to the best interests of the Trust and the Trading Company if such act or failure to act did not constitute a breach of the Advisory Agreement, misconduct or negligence on the part of the Trading Advisor.

    In any threatened, pending or completed action, arbitration, claim, demand, dispute, lawsuit or other proceeding, or each, a Proceeding, to which a Trading Advisor was or is a party or is threatened to be made a party arising out of or in connection with the respective Advisory Agreement or the management of the Trust's or Trading Company's assets by such Trading Advisor or the offering and sale of Units, the Managing Owner and the Trading Company will indemnify and hold harmless such Trading Advisor and its principals, officers, directors, members, managers, shareholders, partners, employees, and affiliates, or Principals and Affiliates, against any loss, liability, damage, cost, expense (including, without limitation, reasonable attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by them in connection with such Proceeding if such Trading Advisor acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trust and the Trading Company and provided that its conduct did not constitute negligence, misconduct, or a breach of the Advisory Agreement; provided, however, that no indemnification shall be available from the Managing Owner if such indemnification is prohibited by Section 4.6(c) of the Trust Agreement. The termination of any Proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Trading Advisor did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Trust.

    In addition, each Trading Advisor will indemnify and hold harmless the Managing Owner, the Trust, the Trustee, the Trading Company and each of their respective Principals and Affiliates against any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by them (A) as a result of a breach of any representation, warranty or agreement of such Trading Advisor made in the Advisory Agreement or
(B) as a result of act or omission of such Trading Advisor relating to the Trust or the Trading Company if there has been a final judicial or regulatory determination that such act or failure to act constituted a breach of the Advisory Agreement, misconduct or negligence on the part of the Trading Advisor; provided, however that such final judicial or regulatory determination shall not be required in the event of a settlement of any Proceeding with the prior written consent of the Trading Advisor.

BROKERAGE AGREEMENT

    Each of the Clearing Brokers and each Trading Company entered into a brokerage agreement, or each, a Brokerage Agreement. As a result each Clearing Broker (i) acts as the Trading Companies' executing and clearing broker, (ii) acts as custodian of the Trading Companies' assets, (iii) assists with foreign currency, (iv) assists the Managing Owner in the performance of its administrative functions for the Trading Companies, and (v) performs such other services for the Trading Companies as the Managing Owner may from time to time request.

    As executing and clearing brokers for each of the Trading Companies, the Clearing Brokers receive each Trading Advisor's orders for trades. Generally, when the Trading Advisor gives an instruction either to sell or buy a particular foreign currency forward contract, the Trust engages in back-to-back principal trades with the Clearing Brokers in order to carry out the Trading Advisor's instructions. In back-to-back currency transactions, a Clearing Broker, as principal, arranges bank lines of credit and contracts to make or to take future delivery of specified amounts of the currency at the negotiated price. The Clearing Broker, again as principal, in turn contracts with each Trading Company to make or take future delivery of the same specified amounts of currencies at the same price. In these transactions, such Clearing Broker acts in the best interests of the Trading Company.

    Confirmations of all executed trades for each Series are given to the Trading Company by the Clearing Brokers. The Brokerage Agreement incorporates the Clearing Brokers' standard customer agreements and related documents, which generally include provisions that (i) all funds, commodities and open or cash positions carried for each Trading Company will be held as security for that Trading Company's obligations to the Clearing Broker; (ii) the margins required to initiate or maintain open positions will be as from time to time established by the Clearing Brokers and may exceed exchange minimum levels; and (iii) each Clearing Broker may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Trading Company.

    As custodian of the Trading Companies' assets, the Clearing Brokers are responsible, among other things, for providing periodic accountings of all dealings and actions taken by each Trading Company during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each Trading Company on behalf of each Series of the Trust.

    Administrative functions provided by the Clearing Brokers for each Trading Company include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

    As long as the Brokerage Agreement between it and the Trading Company is in effect, each Clearing Broker will not charge the Trading Company a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee. See "Fees and Expenses."

    Each Futures Brokerage Agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. Each Banc of America Futures Brokerage Agreement is terminable by any Trading Company or Banc of America Futures without penalty upon sixty (60) days' prior written notice. Each UBS Securities Brokerage Agreement is terminable by any Trading Company or UBS Securities without penalty upon thirty (30) days' prior written notice (unless where certain events of default occur or there is a material adverse change in such Trading Company's financial position, in which case only prior written notice is required to terminate the UBS Securities Brokerage Agreement).

    The Brokerage Agreement with UBS Securities provides that neither UBS Securities nor any of its managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by any Trading Company other than as a result of UBS Securities negligence or reckless or intentional misconduct or breach of such agreement.

    The Brokerage Agreement with Banc of America Futures provides that Banc of America Futures shall not be liable for any loss, cost, expense or damage to any Trading Company other than as a result of Bank of America Futures' gross negligence, willful misconduct or fraud.

SELLING AGENT AGREEMENT

    Each of the Selling Agents will enter into a selling agent agreement, or each, a Selling Agent Agreement, with the Trust and the Managing Owner. As a result, each Selling Agent will act as a selling agent for the Trust on a "best efforts" basis.

    Each Selling Agent, in recommending to any person the purchase or sale of Units, will use commercially reasonable efforts to determine, on the basis of information obtained from the prospective purchaser concerning the prospective purchaser's investment objectives, the prospective purchaser's other investments and the prospective purchaser's financial situation and needs, and any other information known by the Selling Agent through the review of its offeree questionnaire completed by such prospective purchaser and maintain in the Selling Agent's files documents disclosing the basis upon which the determination of suitability was reached as to each purchaser.

    Pursuant to the Selling Agent Agreement, each Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer, sale and distribution of the Units, each Selling Agent has agreed that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of the NASD, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body. Each Selling Agent has agreed that it will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is being maintained.

    Each Selling Agent Agreement will be terminated at the conclusion of the Continuous Offering Period with respect to each Series. Prior to the conclusion of the Continuing Offering Period, each Selling Agent Agreement may be terminated by the Selling Agent, at the Selling Agent's option, by giving thirty (30) days' notice to the Trust and the Managing Owner, in the event (i) there is, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Trust or the Managing Owner which, in the judgment of the Selling Agent, renders it inadvisable to proceed with the offer and sale of the Units; (ii) the Registration Statement and/or the Prospectus is not amended promptly after written request by the Selling Agent for it to be so amended because an event has occurred which, in the opinion of counsel for the Selling Agent, should be set forth in the Registration Statement or the Prospectus in order to make the statements therein not misleading; (iii) any of the conditions specified in Section 7 of the Selling Agent Agreement are not fulfilled when and as required by the Selling Agent Agreement to be fulfilled;
(iv) there is a general suspension of, or a general limitation on prices for, trading in commodity futures or option contracts on commodity exchanges in the United States or other commodities instruments, or there is any other national or international calamity or crisis in the financial markets of the United States to the extent that it is determined by the Selling Agent, in its discretion, that such limitations would materially impede the Trust's trading activities or make the offering or delivery of the Units impossible or impractical; (v) there is a declaration of a banking moratorium by Federal, New York or Delaware authorities. In addition, each Selling Agent Agreement may be terminated with respect to a Series by written agreement among the parties to the Selling Agent Agreement.

    The Selling Agent shall not be liable to the Trust, the Trustee or the Managing Owner for any act or failure to act of the Selling Agent in connection with the performance of services under this Agreement, if such act or failure to act on the part of the Selling Agent or its Principals or Affiliates did not constitute negligence, misconduct or a breach of any of the representations, warranties, covenants or agreements of the Selling Agent contained in the Selling Agent Agreement.

    The Managing Owner and the Trust will indemnify and hold harmless the Selling Agent and its Principals and Affiliates from and against any and all loss, liability, claim, damage, expense, fine, penalty, cost or expense (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement, or Losses, to which the Selling Agent or its Principals and Affiliates may become subject arising out of or in connection with the Selling Agent Agreement, the transactions contemplated thereby or the fact that the Selling Agent is or was a selling agent of the Trust arising out of or based upon (i) any untrue statement of material fact contained in the Selling Agent Agreement, the Prospectus or any application or written communication executed by the Managing Owner or the Trust filed in any jurisdiction in order to qualify the Units under the securities laws thereof, or the Documents, (ii) any omission from the Documents of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any breach of any representation, warranty, covenant or agreement made by the Managing Owner or the Trust in the Selling Agent Agreement, except to the extent that any such Losses arise out of, relate to, or are based upon the Selling Agent's failure to meet the standard of liability applicable to it under the Selling Agent Agreement.

    The Selling Agent agrees to indemnify and hold harmless the Trust, the Trustee and the Managing Owner and the Principals and Affiliates of the Trustee and the Managing Owner from and against all Losses incurred by any of them arising out of or based upon the Selling Agent's failure to meet the standard of liability set forth in the Selling Agent Agreement.

TRUST AGREEMENT

    The rights and duties of the Trustee, the Managing Owner and the Limited Owners are governed by provisions of the Trust Act and by the Trust Agreement which is attached as Exhibit A to the Statement of Additional Information. The key features of the Trust Agreement which are not discussed elsewhere in the Prospectus are outlined below, but reference is made to the Trust Agreement for complete details of all of its terms and conditions.

TRUSTEE

    Wilmington Trust Company is the Trustee of the Trust and serves as the Trust's sole trustee in the State of Delaware. The Trustee is permitted to resign upon sixty (60) days' notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Agreement provides that the Trustee will be compensated by the Managing Owner or its affiliates, and the Trustee will be indemnified by the Managing Owner against any expenses (as defined in the Trust Agreement) it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to retain the Trustee or replace the Trustee with a new trustee.

    Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and the assets of the Trustee are not subject to issuer liability under the Federal securities laws for the information contained in this Prospectus and under Federal and state law with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee's liability in connection with the issuance and sale of the Units, and with respect to the Trust's obligations under the Units, is limited solely to the express obligations of the Trustee set forth in the Trust Agreement. See "The Trustee" under "Description of The Trust, Trustee, Managing Owner and Affiliates."

MANAGEMENT RESPONSIBILITIES OF THE MANAGING OWNER

    Under the Trust Agreement, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the "tax matters partner" for purposes of the Code. The Limited Owners will have no voice in the operations of the Trust, other than certain limited voting rights which are set forth in the Trust Agreement. See "Termination," "Election or Removal of Managing Owner," "Exercise of Rights by Limited Owners" and "Amendments and Meetings" under this heading. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an Affiliate or Affiliates of the Managing Owner as additional managing owners (except where Limited Owners having Units representing at least a majority of the Net Asset Value of each Series have notified the Managing Owner that the Managing Owner is to be replaced as the managing owner) and retain such persons, including Affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

TRANSFER OF UNITS

    Subject to compliance with suitability standards imposed by the Trust, applicable Federal securities and state "Blue Sky" laws (See "Who May Subscribe.") and the rules of other governmental authorities, the Units may be assigned at your election, upon notice to the Managing Owner on a form acceptable to the Managing Owner. The Managing Owner shall refuse to recognize an assignment only if necessary, in its judgment, to maintain the treatment of the Trust as a partnership for Federal income tax purposes or to preserve the characterization or treatment of Series income or loss and upon receipt of an opinion of counsel supporting its conclusion. The Managing Owner will exercise this right by taking any actions as it deems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized and that the assignor or transferor continues to be recognized as a beneficial owner of Series Units for all purposes, including the payment of any cash distribution. Notwithstanding the foregoing, and except for certain situations set forth in the Trust Agreement, no assignment may be made if such assignment would result in (a) a contravention of the NASAA Guidelines, as adopted in any state where the proposed assignor and assignee reside, including the current restriction that generally prohibits transfers or assignments of Units in one or more Series valued at less than $1,000 (with no minimum in the case of IRAs or Benefit Plan Investors) or transfers or assignments of Units in such amounts as would result in your or permitted assignees' having an aggregate investment in all Series of less than $1,000 (with no minimum in the case of IRAs or Benefit Plan Investors), unless the proposed transfer relates to your aggregate Units in all Series or unless the proposed transfer is a transfer by gifts, inheritance, intrafamily transfer, family dissolution or a transfer to affiliates; or (b) the aggregate total of Units transferred in a twelve-month period equaling forty-nine percent (49%) or more of the outstanding Units (taking into account applicable attribution rules and excluding transfers by gift, bequest, or inheritance). The Trust Agreement provides that the Managing Owner will incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

    Assignments to (i) your ancestors or descendants (ii) the personal representative or heir of a deceased Limited Owner, (iii) the trustee of a trust to which you are a beneficiary or another person to whom a transfer could otherwise be made, or (iv) the shareholders, partners or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, shall be effective as of the day immediately following the day in which the Managing Owner receives the written instrument of assignment. Assignments or transfers of Units to any other person shall be effective on the next succeeding day, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least two (2) Business Days.

    An assignee may become a substituted Limited Owner only with the written consent of the Managing Owner, which consent may be withheld in the Managing Owner's sole and absolute discretion as described above. Upon receipt by the Managing Owner of (i) a duly executed and acknowledged, written instrument of assignment, (ii) an opinion of the Trust's independent counsel, rendered upon the Managing Owner's request, that such assignment will not jeopardize the Trust's tax classification as a partnership and that the assignment will not violate the Trust Agreement or the Trust Act and (iii) such other documents as the Managing Owner deems necessary or desirable to effect such substitution, the Managing Owner may accept the assignee as a substituted Limited Owner. A permitted assignee who does not become a substituted Limited Owner shall be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but shall not be entitled to vote, to receive any information on or an account of the Series' transactions or to inspect the books of the Series. Under the Trust Agreement an assigning Limited Owner is not released from its liability to the Trust for any amounts for which he may be liable under the Trust Agreement (see "Redemption of Units" and "Liabilities" under this heading), whether or not the assignee to whom he has assigned Units becomes a substituted Limited Owner. All Limited Owners are responsible for all costs relating to the assignment or transfer or their own Units.

EXCHANGE PRIVILEGE

    Once trading commences for the Series in which you have invested, you may exchange, without any charge, your Units in such Series for Units in another Series which has also commenced trading, each such transaction, an Exchange. Exchanges will be available between the various Classes 1 of the Series, and Exchanges will be available between the various Classes 2 of the Series. However, it is important to note that Exchanges will not be allowed from Class 1 to Class 2 or vice versa. In addition, Exchanges will be allowed out of the Graham Series, but Exchanges into the Graham Series will be restricted to those investors that have purchased their Units through a Selling Agent that acts as a selling agent for the Graham Series. An Exchange will be treated as a redemption of Units in one Series and an immediate purchase of Units in another Series. Each Unit purchased in an Exchange will be issued and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit of the new Series as of the Valuation Point immediately preceding the date upon which notice of the Exchange, or the Request for Exchange, is provided to the Managing Owner. An exchanging Limited Owner may realize a taxable gain or loss in connection with the Exchange.

    Each Exchange is subject to satisfaction of the conditions governing redemption on the applicable day, as well as the requirement that the Series being exchanged into is then offering registered Units. The Net Asset Value of Units to be exchanged, as well as the Units to be acquired, on the applicable Valuation Point may be higher or lower than it is on the date that the Request for Exchange is submitted due to the potential fluctuation in the Net Asset Value per Unit of each Series. In addition, see "Redemption of Units." To effect an Exchange, a Request for Exchange must be submitted to the Managing Owner on a timely basis (i.e., at 4:00 PM NYT at least two (2) Business Days prior to the day on which the Exchange is to become effective). The Managing Owner, in its sole and absolute discretion, may change the notice requirement upon written notice to you. You must request an Exchange on the Request for Exchange form attached as Exhibit C to the Statement of Additional Information.

REDEMPTION OF UNITS

    Units or any portion thereof held by the Limited Owners (or any assignee thereof) may be redeemed on the day of the week after the date the Managing Owner is in receipt of a redemption request for at least one (1) Business Day, or a Redemption Date, to be received by the Managing Owner prior to 4:00 PM NYT in order for the redemption to be effective as of the next Business Day. The Managing Owner, in its sole and absolute discretion, may change the notice requirement upon written notice to you. Except as set forth below, Units will be redeemed at a redemption price equal to 100% of the Net Asset Value per Unit of the applicable Series, calculated as of the Valuation Point immediately preceding the relevant Redemption Date. Accordingly, Limited Owners bear the risk of any decline in Net Asset Value from the date notice of intent to redeem is given until the Valuation Point. Class 1 Units of any Series redeemed on or before the end of the first twelve- month period after their effective dates will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed unless the redemption is part of an Exchange for Class 1 Units of another Series offered hereby. Such redemption fees are paid to the Managing Owner.

    In the event that the estimated Net Asset Value per Unit of a Series, after adjustment for distributions, as of the close of business of any Business Day is less than 50% of the Net Asset Value per Unit of a Series as of the last Valuation Point (i.e., the close of business of the immediately preceding Business Day), a special redemption period shall be established, Limited Owners will be given notice of such event within seven (7) Business Days of such occurrence. Trading in such Series shall be temporarily suspended during such special redemption period. In addition, the twentieth (20th) Business Day following the notification by the Managing Owner to the Limited Owners of a decline in the Net Asset Value per Unit of any Series to less than 50% of the Net Asset Value per Unit of such Series as of the immediately preceding day shall be deemed a special redemption date.

    The Net Asset Value per Unit upon redemption on any date also will reflect all accrued expenses for which the applicable Series is responsible, including incentive fees, if any (including incentive fees which may be due and owing other than at the end of a quarter), and will be reduced by such Unit's pro rata portion of any expenses or losses incurred by the Series resulting from such redeeming Limited Owner (and his assignee, if any) unrelated to the Series' business, as well as the Limited Owner's liabilities for certain Series taxes, if any, or for liabilities resulting from violations of the transfer provisions in the Trust Agreement. Limited Owners shall be notified in writing within seven (7) Business Days following the Redemption Date whether or not their Units shall be redeemed, unless payment for the redeemed Units is made within that seven-Business Day period, in which case notice shall not be required. Except as otherwise provided in the Trust Agreement, in the case of extraordinary circumstances, payment normally shall be made within seven (7) Business Days following the Redemption Date. You may revoke your intention to redeem before the Redemption Date by written instruction to the Managing Owner.

    All timely requests for redemption in proper form will be honored and the applicable Series' commodity positions will be liquidated to the extent necessary to effect such redemptions. The Managing Owner may suspend temporarily any redemption if the effect of the redemption, either alone or in conjunction with other redemptions, would be to impair the Trust's ability to operate in pursuit of its objectives (for example, if the Managing Owner believes a redemption, if allowed, would advantage one investor over another investor). The Managing Owner anticipates suspending redemptions only under extreme circumstances, such as in the event of a natural disaster, force majeur, act of war, terrorism or other event which results in the closure of financial markets. Such suspension of redemptions would last a maximum of thirty (30) days. The right to obtain redemption also is contingent upon the Series' having property sufficient to discharge its liabilities on the date of redemption. In the event that a Series has insufficient assets net of liabilities to satisfy all requests for redemption, redemption requests will be processed in a "First-In, First-Out" order. Redemption requests of investors affiliated with the Trust, the Managing Owner, a Trading Advisor or their respective affiliates will not receive favorable treatment over non-affiliated investors. It is also contingent upon timely receipt by the Managing Owner of a request for redemption in the form attached as Exhibit D to the Statement of Additional Information (or any other form approved by the Managing Owner). Redemption requests may be mailed or otherwise delivered to the Managing Owner.

    The Trust Agreement provides that the Managing Owner also has the right mandatorily to redeem, upon two (2) days' prior notice acknowledged by you, Units of any Limited Owner if (a) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust or any Unitholder to be deemed to be managing "Plan Assets" under ERISA;
(b) there is an unauthorized assignment or transfer pursuant to the Trust Agreement; or (c) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption).

    If you are redeeming Class 1 Units of a Series within the first twelve (12) months following your purchase of Units, you will be charged an early redemption fee. See "Fees and Expenses."

TERMINATION

    Unless earlier dissolved, the term of the Trust and each Series in the Trust shall expire on December 31, 2053. The Trust or, as the case may be, any Series shall also be dissolved upon the occurrence of any of the following events:

       (a) The filing of a certificate of dissolution or the revocation of the Managing Owner's charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication of bankruptcy or insolvency of the Managing Owner, or each of the foregoing, an Event of Withdrawal, unless
(i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Trust or (ii) within 90 days of an Event of Withdrawal, all the remaining Unitholders in each Series agree in writing to continue the business of the Trust and to select, as of the date of such Event of Withdrawal, one or more successor managing owners. Within 120 days of any Event of Withdrawal, if action is not taken pursuant to (i) or
(ii) and the Trust and each Series are dissolved, Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (without regard for Units held by the Managing Owner or its Affiliates) may elect to continue the business of the Trust and each Series by forming a new statutory trust, or the Reconstituted Trust, on the same terms and provisions set forth in the Trust Agreement. Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such election is made, all Limited Owners will be bound thereby and continue as Limited Owners of the Reconstituted Trust;

       (b) The occurrence of any event that makes the continued existence of the Trust or any Series in the Trust unlawful, as the case may be;

       (c) With respect to a Series, the failure to sell the Subscription Minimum of such Series to subscribers during the Initial Offering Period;

       (d) The suspension, revocation or termination of the Managing Owner's registration as a CPO under the CE Act, as amended, or membership as a CPO with the NFA, unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated;

       (e) The Trust or, as the case may be, any Series becomes insolvent or bankrupt;

       (f) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Units of the Managing Owner) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such Series' termination;

       (g) The Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (excluding Units held by the Managing Owner or an Affiliate) vote to dissolve the Trust, with 90 days' prior written notice to the Managing Owner; or

       (h) The decline of the Net Asset Value of a Series by 50% or more from the Net Asset Value of the Series (i) as of the commencement of the Series' trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, redemptions, reallocations and additional contributions to capital.

    A Series may also dissolve, in the discretion of the Managing Owner, upon the determination of the Managing Owner that the Series' aggregate Net Asset Value in relation to the operating expenses of the Series makes it unreasonable or imprudent to continue the business of the Series. The Managing Owner is not required to, and should not be expected to, obtain an opinion of legal counsel or any other third party prior to determining to dissolve any Series in the Trust.

    Upon dissolution of the Trust or a Series, its affairs shall be wound up, its liabilities discharged and its remaining assets distributed pro rata to the Unitholders. To the extent the Trust or the Series has open positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation. If all Series are terminated, the Trust will terminate.

    The Trust Agreement provides that the death, legal disability, bankruptcy or withdrawal of a Limited Owner will not terminate or dissolve the Series (unless such Limited Owner is the sole Limited Owner of the Trust) or the Trust and that the legal representatives of such Limited Owner have no right to withdraw or value his, her or its Units except by redemption of Units pursuant to the Trust Agreement.

REPORTS AND ACCOUNTING

    The Trust maintains its books on the accrual basis. The financial statements of each Series in the Trust will be prepared in accordance with accounting principles generally accepted in the United States of America and will be audited at least annually by independent certified public accountants designated by the Managing Owner, in its sole discretion. The Managing Owner shall submit any information, including but not limited to reports and statements required to be distributed to Limited Owners, required to be filed with any official or agency of a state in which Units of the Trust are registered to such official or agency. Each Limited Owner is furnished with unaudited monthly and certified annual reports containing such information as the CFTC and NFA require. Following the inception of trading, current monthly and annual reports accompany this Prospectus to all new subscribers after trading in a Series commences. The CFTC requires that an annual report be provided not later than one hundred and twenty (120) days after the end of each fiscal year or the permanent cessation of trading as defined in the CE Act, whichever is earlier and set forth, among other matters:

       1) the Net Asset Value of the Series and the Net Asset Value per Unit per Series or the total value of your interest in the Trust, in either case, as of the end of the year in question and the preceding year;

       2) a Statement of Financial Condition as of the close of the fiscal year and, if applicable, the preceding fiscal year;

       3) Statements of Income (Loss) and Changes in Limited Owners' Capital during the fiscal year and, to the extent applicable, the previous two fiscal years; and

       4) appropriate footnote disclosure and such further material information as may be necessary to make the required statements not misleading.

    The CFTC also requires that an unaudited monthly report be distributed to each Limited Owner within thirty (30) days of the end of each month containing information presented in the form of a Statement of Income (Loss) and a Statement of Changes in Net Asset Value.

    The Statement of Income (Loss) must set forth, among other matters:

       1) the total amount of realized net gain or loss on commodity interest positions liquidated during the month;

       2) the change in unrealized net gain or loss on commodity interest positions during the month;

       3) the total amount of net gain or loss from all other transactions in which a Series is engaged; and

       4) the total amounts of management fees, advisory fees, brokerage fees and other fees for commodity and other investment transactions, and all other expenses incurred or accrued by the Trust during the month.

    The Statement of Changes in Net Asset Value must itemize the following:

       1) the Net Asset Value of the Series as of the beginning and end of the month;

       2) the total amount representing redemptions of Units during the month;

       3)    the total net income or loss of the Series during the month; and

       4) the Net Asset Value per Unit or the total value of your interest in the Trust as of the end of the month.

    The monthly report also is required to describe any other material business dealings between the Trust, the Managing Owner, the Trading Advisors, the Clearing Brokers, the Selling Agents or any affiliate of any of the foregoing.

    Limited Owners also will be furnished with such additional information as the Managing Owner, in its discretion, deems appropriate, as well as any other information required to be provided by any governmental authority having jurisdiction over the Trust.

    Net Asset Value is calculated for each Business Day as required.
Upon request, the Managing Owner will make available to any Limited Owner the Net Asset Value per Unit for a Series. Each Limited Owner will be notified of any decline in the Net Asset Value per Unit of a Series to less than fifty percent (50%) of the Net Asset Value per Unit as of the last Valuation Point. Included in such notification will be a description of the Limited Owners' voting and redemption rights. See "Redemption of Units," above.

    In addition, the Managing Owner will furnish you with tax information in a form which may be utilized in the preparation of your Federal income tax returns which is anticipated to be distributed no later than March 15.

    The books and records maintained by the Trust will be kept for eight (8) fiscal years at its principal office. The Limited Owners have the right to obtain information about all matters affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner's interest in the Trust, and to have access at all times during normal business hours to the Trust's books and records in person or by their authorized attorney or agent and to examine such books and records in compliance with CFTC rules and regulations. The Managing Owner will maintain (at the Managing Owner's principal office) a current list, in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, all Unitholders; a copy of the Trust Certificate and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust's Federal, state and local income tax returns and reports, if any; and copies of any effective written Trust Agreements, Subscription Agreements and any financial statements of the Trust for the six (6) most recent years. Such information will be made available at reasonable times for inspection and copying by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust during ordinary business hours. The Managing Owner will furnish a copy of the list of Limited Owners to you or your representative within ten days of a request therefor for any purpose reasonably related to your interest as a Limited Owner in the Trust (including, without limitation, matters relating to your voting rights under the Trust Agreement or the exercise of your rights under Federal proxy laws) upon request and upon payment of the reasonable cost of reproduction and mailing; provided, however, that if you are requesting such list, you must give written assurances that it will not be used for commercial purposes. Subject to applicable law, you must give the Managing Owner at least ten (10) Business Days' prior written notice for such inspection or copying by you or your authorized attorney or agent. Each Limited Owner will be notified of any material change in the Advisory Agreements or in the compensation of any party within seven (7) Business Days thereof and will be provided with a description of any material effect on the Units such changes may have.

SUMMARY OF CRITICAL ACCOUNTING POLICIES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires the Managing Owner to adopt accounting policies and make estimates and assumptions that affect amounts reported in the Trust's financial statements. The Managing Owner believes that the Trust's critical accounting policies and related estimates and judgments underlying the financial statements will be as identified below.

    Investment Transactions and Valuation-The Trust will record investment transactions on trade date and all investments will be recorded at fair value in its financial statements, with changes in fair value reported as a component of Trading Profits (Losses) in the Statements of Income (Loss). Generally, fair values will be based on quoted market prices; however, in certain circumstances, significant judgments and estimates may be required in determining fair value in the absence of an active market closing price.

    In applying these policies, the Managing Owner may make judgments that can frequently require estimates about matters that are inherently uncertain.

DISTRIBUTIONS

    Other than as limited by the Trust Agreement, the Managing Owner has sole discretion in determining the amount and frequency of distributions. However, you have the right to redeem a portion or all of your Units in accordance with the redemption procedures contained in the Trust Agreement. See "Redemption of Units," above. In the event any type of distribution is declared, each Unitholder will receive an amount of such distribution in proportion to the interest in the Series held by him, as of the record date of distribution. Any distribution shall become a liability of the Series for purposes of calculating Net Asset Value as of the date of its declaration until it is paid. See "Federal Income Tax Consequences-Cash Distributions, Redemptions and Exchanges of Units" for the income tax effect of such distributions.

SHARING OF PROFITS AND LOSSES

    Each investor in a Series has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the Units in the Series. For the purposes of an Investor's book capital account, at the end of each Business Day, the amount of any increase or decrease in the Net Asset Value per Unit from the preceding Business Day is credited to or charged against the book capital account of each investor for that Series.

    For purposes of an Investor's tax capital account, all items of income, gain, loss and deduction of each Series will be allocated among holders of the Units in such Series at the end of each fiscal year of the Trust. The allocation will be made as follows: First, all items that arise other than from a disposition of Series assets will be allocated among the Limited Owners based on their respective book capital accounts as of the days on which such items arose. Second, each Series' aggregate recognized gain, if any, shall be allocated among the Limited Owners who redeemed or exchanged Units to the extent of the excess of the book capital account balances attributable to the redeemed or exchanged Units over the tax capital account balances attributable to those Units. Third, each Series' remaining aggregate recognized gain, if any, shall be allocated among the Limited Owners whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining aggregate recognized gain will be allocated among all Unitholders in proportion to their respective book capital account balances. Each Series' aggregate recognized loss, if any, shall then be allocated among the Limited Owners who redeemed or exchanged Units to the extent of the excess of the tax capital account balances attributable to the redeemed or exchanged Units over the book capital account balances attributable to those Units. Next, each Series' aggregate recognized loss, if any, will be allocated to each Unit whose tax capital account balance exceeds the book capital account balance of such Units until such excess has been eliminated. Any remaining aggregate recognized loss will be allocated among all Unitholders who were Unitholders in proportion to their respective book capital account balances. Notwithstanding the foregoing, loss will not be allocated to a Unit (and instead will be allocated to the Managing Owner) to the extent that allocating such loss to such Unit would cause the book capital account balance of such Unit to be reduced below zero.

LIABILITIES

  Liability of Series

    The Trust is formed in a manner such that each the Trust, with respect to each Series, will be liable only for obligations attributable to such Series and Limited Owners will not be subject to the losses or liabilities of any Series in which they have not invested. In the event that any creditor or Limited Owner of Units in any particular Series asserted against the Trust a valid claim with respect to its indebtedness or Units, the creditor or Limited Owner would only be able to recover money from that particular Series and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations, claims and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Series will be enforceable only against the assets of that Series and against the Managing Owner and its assets, and not against any other Series or the Trust generally or any of their respective assets. The assets of any particular Series include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that Series, including, without limitation, funds delivered to the Trust for the purchase of Units in a Series. This limitation on liability is referred to as the "Inter-Series Limitation on Liability." The Inter-Series Limitation on Liability is expressly provided for under Section 3804(a) of the Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular Series will be enforceable only against the assets of such series and not against the trust generally.

    In furtherance of the Inter-Series Limitation on Liability, every party, including the Limited Owners, the Trustee and all parties providing goods or services to the Trust, any Series or the Managing Owner on behalf of the Trust or any Series, will consent in writing, or a Written Consent, to: (i) the Inter-Series Limitation on Liability with respect to such party's Claims or Units; (ii) voluntarily reduce the priority of its Claims against and Units in the Trust or any Series or their respective assets, such that its Claims and Units are junior in right of repayment to all other parties' Claims against and Units in the Trust or any Series or their respective assets, except that (a) Units in the particular Series that such party purchased pursuant to a Subscription Agreement or similar agreement and (b) Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Series, will not be junior in right of repayment, but will receive repayment from the assets of such particular Series (but not from the assets of any other Series or the Trust generally) equal to the treatment received by all other creditors and Limited Owners that dealt with such Series and (iii) a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any other Series.

  Limited Owner Liability

    Your capital contribution is subject to the risks of the each Series' trading and business. The Trust Act provides that, except to the extent otherwise provided in the Trust Agreement, you shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. No similar statutory or other authority limiting statutory or business trust beneficial owner liability exists in many other states. As a result, to the extent that you or the Trust is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject you to liability. To guard against this risk, the Trust Agreement (i) provides for indemnification to the extent of the Series' assets of any Limited Owner against claims of liability asserted against such Limited Owner solely because he or it is a beneficial owner of the Trust; and (ii) requires that every written obligation of the Trust contain a statement that such obligation may only be enforced against the assets of the applicable Series provided that the omission of such disclaimer is not intended to create personal liability for any Unitholder. Thus, subject to the exceptions set forth in the Trust Agreement and described below, your risk of incurring financial loss beyond your investment because of liability as a beneficial owner is limited to circumstances in which (i) a court refuses to apply Delaware law; (ii) no contractual limitation on liability was in effect; and (iii) the Trust or the applicable Series itself would be unable to meet its obligations. Moreover, and perhaps more importantly, the Managing Owner has agreed in the Trust Agreement for the benefit of the Limited Owners and any third parties that it will be liable for all obligations of the Trust in excess of the Trust's assets as if it were the general partner of a limited partnership.

    In addition, while, as stated above, a Limited Owner in the Trust generally cannot lose more than his or its investment and his or its share of the Trust's profits, the Trust Agreement provides that you may incur liability (i) in the event the Trust is required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder's allocable share of Trust income, in which case such Unitholder shall be liable for the repayment of such amounts; (ii) to indemnify the Trust if the Trust incurs losses (including expenses) as a result of any claim or legal action to which the Trust is subject which arises out of your obligations or liabilities unrelated to the Trust's business, (iii) to indemnify the Trust and each Unitholder against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of your Unit in violation of the Trust Agreement, and (iv) if the Subscription Agreement you delivered in connection with your purchase of Units contains misstatements.

    Moreover, the Trust Agreement provides that, subject to the exceptions referred to above, the Trust will not make a claim against you with respect to amounts distributed to you or amounts received by you upon redemption of Units unless under Delaware law you are liable to repay such amounts. Except as set forth above, assessments of any kind shall not be made of the Limited Owners. Except as provided under Delaware law and by the Trust Agreement, each Unit, when issued, will be fully paid and non-assessable. Except as indicated above, losses in excess of the Trust's assets will be the obligation of the Managing Owner.

ELECTION OR REMOVAL OF MANAGING OWNER

    The Managing Owner may be removed on reasonable prior written notice by Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner). The Trust Agreement provides that the Managing Owner may voluntarily withdraw as managing owner of the Trust provided that it gives the Limited Owners one hundred twenty (120) days' prior written notice and its withdrawal as Managing Owner is approved by Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner). The Trust Agreement provides that if the Managing Owner elects to withdraw as Managing Owner to the Trust and it is the sole Managing Owner, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner) may vote to elect, prior to such withdrawal, a successor managing owner to carry on the business of the Trust. If the Managing Owner withdraws as managing owner and the Limited Owners or remaining Managing Owners elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. The Trust Agreement further provides that in the event of the withdrawal of the Managing Owner, the Managing Owner shall be entitled to redeem its General Units in each Series of the Trust at their Net Asset Value as of the next permissible Redemption Date. See "Trust Agreement-Management Responsibilities of the Managing Owner."

    Alternatively, the Trust Agreement provides that if the Trust is dissolved as a result of an Event of Withdrawal (as defined in Article XIII of the Trust Agreement) of a Managing Owner, then within one hundred and twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the managing Owner) may elect to form a new statutory trust on the same terms as set forth in the Trust Agreement and continue the business of the Trust and elect a new managing owner.

EXERCISE OF RIGHTS BY LIMITED OWNERS

    Limited Owners holding Units representing in excess of fifty percent (50%) of the Net Asset Value of each Series (excluding Units held by the Managing Owner and its Affiliates) must approve any material change in a Series' trading policies, which change will not be effective without such approval. See "Trading Limitations and Policies." In addition, Limited Owners holding Units representing in excess of fifty percent (50%) of the Net Asset Value of each Series (excluding Units held by the Managing Owner and its Affiliates) may vote to adopt amendments to the Trust Agreement proposed by the Managing Owner or by Limited Owners holding Units representing at least ten percent (10%) of the Net Asset Value of a Series. See "Amendments and Meetings" below. Additionally, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) may vote to (i) terminate and dissolve the Series upon ninety (90) days' prior notice to the Managing Owner, (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect one or more additional Managing Owners, (iv) approve the voluntary withdrawal of the Managing Owner and elect a successor managing owner in the event the Managing Owner is the sole managing owner of the Trust, (v) approve the termination of any agreement between the Trust and the Managing Owner or its Affiliates for any reason, without penalty, and (vi) approve a material change in the trading policies of the Trust or a Series, and, in the case of (iii) and (v) on sixty
(60) days' prior written notice.

INDEMNIFICATION

    The Trust Agreement provides that with respect to any action in which the Managing Owner or any of its affiliates is a party because of its relationship to the Trust, the Trust shall indemnify and hold harmless to the full extent permitted by law such person against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such person in connection with each Series of the Trust, provided that (1) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct or a breach of the Trust Agreement on the part of the Managing Owner or its affiliates and (2) any such indemnification will only be recoverable from the assets of each Series of the Trust. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses will not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner. The Trust Agreement further provides that any such indemnification of the Managing Owner or any of its Affiliates, unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Managing Owner is proper in the circumstances because it has met the applicable standard of conduct set forth in the Trust Agreement. Expenses incurred in defending a threatened or pending action or proceeding against the Managing Owner may be paid by each Series (on a pro rata basis, as the case may be) in advance of the final disposition of such action if (i) the legal action relates to the performance of duties or services by the Managing Owner or an Affiliate on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Managing Owner undertakes to repay the advanced funds to each Series (on a pro rata basis, as the case may be) with interest, in the event indemnification is subsequently held not to be permitted. No indemnification of the Managing Owner or its Affiliates is permitted for liabilities or expenses arising under Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs); (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs; or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Managing Owner or its affiliates, the Managing Owner has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

    In any claim for indemnification in actions involving alleged Federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC, the position of the Tennessee Securities Division and any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations. The Trust Agreement also provides that with respect to any action taken by the Managing Owner as "tax matters partner," including consenting to an audit, the Trust shall indemnify and hold harmless the Managing Owner.

AMENDMENTS AND MEETINGS

    The Trust Agreement may be amended in certain respects by a vote of the Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (which excludes the Units of the Managing Owner), either pursuant to a written vote or at a duly called meeting of the Limited Owners. An amendment may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of each Series, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Units equal to ten percent (10%) of the Net Asset Value of each affected Series. Unitholders will be supplied with a verbatim copy of any proposed amendment which potentially could affect them and statements concerning the legality thereof. It is not anticipated that the Managing Owner will call any annual meetings of the Limited Owners.

    The Managing Owner may, without the consent of the Limited Owners, make amendments to the Trust Agreement which are necessary to (i) add to the representations, duties or obligations of the Managing Owner or to surrender any right or power of the Managing Owner, for the benefit of the Limited Owners, (ii) cure any ambiguity, (iii) correct or supplement any provision of the Trust Agreement which may be inconsistent with any other provision of the Trust Agreement or this Prospectus, or (iv) make any other provisions with respect to matters or questions arising under the Trust Agreement that the Managing Owner deems advisable, provided, however, that no such amendment shall be adopted unless the amendment is not adverse to the interests of the Limited Owners, is consistent with the Managing Owner's management of the Trust pursuant to Section 3806 of the Trust Act, does not affect the allocation of profits and losses to them or among them, and does not adversely affect the limited liability status of the Limited Owners or the status of the Trust as a partnership for Federal income tax purposes. The Managing Owner further may, without the consent of the Limited Owners, amend the provisions of the Trust Agreement relating to the allocations among Limited Owners of profits, losses and distributions if it is advised by its accountants or counsel that any such allocations are unlikely to be upheld for Federal income tax purposes.

    Meetings of the Trust may be called by the Managing Owner. In addition, meetings will be called upon receipt by the Managing Owner of a written request signed by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of a Series. Thereafter, the Managing Owner shall give written notice to all Limited Owners, in person or by certified mail within fifteen (15) days after such receipt, of such meeting and its purpose. Such meeting must be held at least thirty (30) but not more than sixty (60) days after the receipt of such notice. Any action permitted to be taken at a meeting may be taken without a meeting on written approval of the Limited Owners holding Units of the percentage required to approve any such action if a meeting were held.

FISCAL YEAR

    The Trust's fiscal year shall begin on January 1 of each year and end on December 31 of each year, except that (i) the first fiscal year of the Trust commenced on August 8, 2003, the date the Certificate of Trust was filed, and
(ii) the fiscal year in which the Trust terminates shall end on the date of termination of the Trust.

                       FEDERAL INCOME TAX CONSEQUENCES

    The following constitutes the opinion of Dorsey & Whitney LLP and summarizes the material Federal income tax consequences of the purchase, ownership and disposition of Units in the Trust.

    This opinion is based on current law, which is subject to change (including retroactive changes) or to possible differing interpretations. It is not intended as a complete analysis of all potential Federal income tax considerations relating to your purchase, ownership and disposition of Units, and does not address all aspects of taxation that may be relevant to you in light of your individual circumstances (including the effect of any foreign, state or local tax laws). Unless otherwise expressly indicated, this opinion is addressed and applies only to Limited Owners who are individuals who are citizens or residents of the United States and is not addressed to corporate Limited Owners or to certain other types of Limited Owners subject to special treatment under Federal income tax laws (such as persons not citizens or residents of the United States, tax-exempt entities, partnerships or other pass-through entities, or dealers in commodities).

    WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNITS IN LIGHT OF YOUR INDIVIDUAL TAX CIRCUMSTANCES, AND OF THE EFFECTS OF POSSIBLE CHANGES IN THE TAX LAWS.

THE TRUST'S TAX STATUS

    In the opinion of Dorsey & Whitney LLP, counsel to the Trust and the Managing Owner, (1) the Trust will be treated as a partnership for Federal income tax purposes and, assuming that at least 90% of the gross income of the Trust will constitute "qualifying income" within the meaning of Section 7704(d) of the Code, the Trust will not be a publicly traded partnership treated as a corporation, and (2) the discussion set forth in this Prospectus under the heading "Federal Income Tax Consequences" correctly summarizes the material Federal income tax consequences as of the date of this Prospectus to potential investors of the purchase, ownership and disposition of Units in the Trust.

    You should be aware, however, that the opinion of Dorsey & Whitney LLP is subject to the qualifications and assumptions set forth in the opinion and in this Prospectus, is based on facts described in this Prospectus, relies on certain certifications of the Managing Owner and is based upon current legislative, judicial and administrative interpretations of existing Federal income tax law. In addition, the opinion represents counsel's legal judgment and is not binding on the Service or the courts.

TAXATION OF THE TRUST'S PROFITS AND LOSSES

    You must pay tax on your distributable share of the Trust's income and gains for each year even if the Trust does not make any cash distributions to you.

    The Trust generally will allocate the income, gains and losses of each Series on a daily basis among Limited Owners who hold Units in the Series as described above. If you redeem any Units in a Series or exchange Units in one Series for Units in another Series, however, you will be allocated a disproportionate amount of the Series' gains and losses if necessary to increase your adjusted tax basis in the redeemed or exchanged Units to the value of those Units. This will have the effect of causing you to recognize a tax gain or tax loss equal to the appreciation or depreciation in the redeemed or exchanged Units. Your adjusted tax basis in your Units generally equals the amount that you paid for the Units increased by income or gains allocated to you with respect to the Units and decreased (but not below zero) by distributions, deductions and losses allocated to you with respect to the Units.

CHARACTER OF THE TRUST'S INCOME, GAINS AND LOSSES

  Interest

    Interest earned by the Trust, as well as interest earned on subscription funds on deposit with the Escrow Agent during the Initial Offering Period, will be ordinary income.

  Bonds and Other Securities

    Gains and losses from dispositions and short sales of bonds and other securities by the Trust generally will be capital gains and losses. Such capital gains or losses will be long term if the Trust has held the bonds or other securities for more than one year.

  Options and Futures Contracts

    Certain options and futures contracts, known as "Section 1256 contracts," are subject to special tax rules. Section 1256 contracts include certain futures contracts, options, and foreign currency contracts traded on U.S. futures exchanges. Section 1256 contracts that remain open on the last business day of a tax year are "marked-to-market" and gain or loss is recognized for tax purposes as if the contracts had been sold on that day at fair market value.

    Gain or loss attributable to Section 1256 contracts is generally treated as 40% short-term capital gain or loss and 60% long-term capital gain or loss, regardless of how long they were held. However, gain or loss with respect to dealer equity options or dealer securities futures contracts allocable to limited partners is treated entirely as short-term capital gain or loss. The Service has recently ruled that specific categories of market makers that satisfy quotation-related criteria will be treated as dealers in securities futures contracts for purposes of this exception to the general rule of Section 1256. To the extent that the Trust recognizes gain or loss with respect to dealer equity options or dealer securities futures contracts, such gain or loss would be treated as short-term capital gain or loss to the Limited Owners.

    Gain or loss is not recognized with respect to an option or futures contract that is not a Section 1256 contract until the option is exercised, the sale is made pursuant to the futures contract, or the option or futures contract is sold, exchanged, lapses, or is terminated. Gain or loss attributable to non-Section 1256 contracts will generally be short-term capital gain or loss because the Trust generally will hold such contracts for less than one year.

INCOME TAX RATES

    Short-term capital gains and ordinary income of the Trust that are allocated to you (such as interest, net gain on capital assets held one year or less, and 40% of the gain on Section 1256 contracts) will be taxed at a maximum Federal rate of 35%. Long-term capital gains of the Trust that are allocated to you (such as net gain on capital assets held more than one year and 60 percent of the gain on Section 1256 contracts) will be taxed at a maximum Federal rate of 15% for sales that occur before January 1, 2009 and, under current law, 20% for sales occurring thereafter.

DEDUCTIBILITY OF LOSSES

    Your ability to deduct losses allocated to you by the Trust is limited by several rules. You may deduct Trust losses only to the extent of your adjusted tax basis in your Units. You may only deduct losses to the extent of your "at-risk" amount, which is calculated in a manner that is similar to the calculation of your adjusted tax basis, except that the "at risk" amount does not include any amount borrowed on a nonrecourse basis by the Trust or from someone with an interest in the Trust.

    You may deduct capital losses only to the extent of your short-term or long-term capital gains for the year, plus $3,000. You may thus not be able to deduct all of the losses the Trust allocates to you in the year in which those losses are allocated. You may also be required in any year to pay taxes on your share of the Trust's interest income even though the Trust allocated losses to you in excess of that interest income.

    You generally may not carry back capital losses to offset gains in prior years. You may, however, generally elect to carry back losses realized from trading in Section 1256 contracts to each of the three preceding years as an offset against Section 1256 contract gains in those years.

    Capital losses that you cannot deduct in any year are carried over indefinitely to future years.

PASSIVE-ACTIVITY LOSS RULES AND THEIR EFFECT ON THE TREATMENT OF INCOME AND
LOSS

    The Trust's trading activities will not be a "passive activity." Therefore, the passive activity loss rules will not result in any tax losses of the Trust being nondeductible (but such losses may be subject to other deductibility limitations described in this summary such as the limitation on deductibility of capital losses discussed above). Similarly, your share of the Trust's income or gain will not constitute passive income and may not be offset by your losses from passive activities.

ORGANIZATIONAL AND SYNDICATION EXPENSES

    The Managing Owner will pay, without reimbursement, all costs related to the organization of the Trust and the offering of Units, except for the initial service fee, if any. Therefore, no deductions for organizational expenses will pass through to you. The Service may take the position that certain expenses the Trust allocates to you as deductible expenses are non-deductible syndication expenses. Syndication expenses (i.e., expenses related to the issuance or marketing of Units) are not deductible and may not be amortized, even though such expenses will reduce Net Asset Value if paid by the Trust.

CASH DISTRIBUTIONS, REDEMPTIONS AND EXCHANGES OF UNITS

    You will not be taxed on any cash distributions or partial redemption payments from the Trust until the aggregate amount you receive exceeds your adjusted tax basis in all of your Units. If you receive distributions or redemption payments in excess of your adjusted tax basis, you will recognize gain equal to the excess. Tax rules do not permit recognition of a loss upon a partial redemption of your Units. If you receive a cash payment in complete redemption of all of your Units, you will recognize gain or loss for Federal income tax purposes equal to the difference between the amount of cash you receive and your adjusted tax basis in your Units. The gain or loss will be characterized as long-term or short-term capital gain or loss depending on whether you held the Units for more than one year. Exchanges will be treated as redemptions followed by the purchase of Units in the new Series for Federal income tax purposes, with the fair market value of the Units received in the exchange treated as the amount of the redemption payment.

LIMITATION ON DEDUCTIBILITY OF INVESTMENT ADVISORY EXPENSES

    You are subject to certain limitations on your ability to deduct investment advisory expenses because those expenses are characterized for Federal tax purposes as miscellaneous itemized deductions. The Trust intends to treat management and advisory fees and certain other Trust expenses as fully deductible business expenses for Federal income tax purposes. The Service may, however, characterize such expenses as investment advisory expenses or, alternatively, assert that such expenses should be capitalized.

LIMITATION ON DEDUCTIBILITY OF INVESTMENT INTEREST

    You may deduct investment interest (including your share of the Trust's investment interest) only to the extent of your net investment income. Investment interest includes interest on indebtedness allocable to property held for investment. Net investment income does not include net long-term capital gain unless you elect to treat that gain as ordinary income rather than capital gain. Investment interest expense that cannot be deducted because of this limitation may be carried over to the following taxable year.

FUND AUDIT PROCEDURES

    The Service audits Trust-related items at the Trust level rather than at the Limited Owner level. The Managing Owner acts as "tax matters partner" with the authority to determine the Trust's responses to an audit. If an audit results in an adjustment, you may be required to pay additional taxes, interest and penalties.

TAX SHELTER REGULATIONS

    Regulations applicable to tax shelters may require the Trust to maintain a list of the names and taxpayer identification numbers of Limited Owners who are U.S. persons, which may be subject to disclosure to the Service upon its request. In addition, the regulations may require each such Limited Owner to make certain annual disclosures to the Service with respect to its investment in the Trust. Published guidance on these regulations indicates that the tax shelter disclosure requirements should not apply with respect to a loss transaction where the loss arises from certain "mark-to-market" provisions of the Code. The Managing Owner expects that some or all of the investments made by the Trust will satisfy this exception, but there can be no assurance that the tax shelter regulations are not otherwise applicable to you. Significant penalties may be imposed for failure to make the required disclosures of investment in tax shelters to the Service. Accordingly, you should consult your Federal tax advisor with respect to the applicability of the tax shelter regulations to your investment in the Trust.

TAX EXEMPT LIMITED OWNERS

    Based on the expected income and activities of the Trust, tax-exempt U.S. Limited Owners generally should not be required to pay tax on their share of income or gains of the Trust so long as the tax-exempt Limited Owner does not use borrowed funds in connection with its purchase of Units. You should, however, consult your tax advisors as to whether this will be true in your case.

FOREIGN LIMITED OWNERS

    A non-resident alien individual who is not otherwise engaged in a United States trade or business should not be deemed to be engaged in a United States trade or business solely as a result of the purchase of Units in the Trust. Capital gains and interest earned by the Trust and allocated to such a foreign Limited Owner will, as a general rule, not be subject to Federal income or withholding tax, provided the foreign Limited Owner satisfies applicable certification requirements. However, capital gains and interest earned by the Trust may be subject to tax in other jurisdictions in which the foreign Limited Owner is subject to taxation. Certain interest income that the Trust might earn may be subject to a 30% Federal withholding tax. FOREIGN PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE POSSIBLE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNITS IN THE TRUST IN LIGHT OF THEIR INDIVIDUAL TAX CIRCUMSTANCES.

                               PRIVACY POLICIES

    Non-public personal information received by the Trust and the Managing Owner with respect to investors who are natural persons, including the information provided to the Trust by such investors in the subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the Trust and the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the auditors and the legal advisors of the Trust. The Trust and the Managing Owner may disclose such nonpublic personal information as required by law. See "Exhibit G - Privacy Notice."

                                LEGAL MATTERS

    Legal matters in connection with this offering have been passed upon for the Trust and the Managing Owner by Dorsey & Whitney LLP, 250 Park Avenue, New York, New York 10177. Certain legal matters relating to Delaware law have been passed upon for the Trust and the Managing Owner by Richards, Layton & Finger, P.A., One Rodney Square, 920 N. King Street, Wilmington, Delaware 19801. Dorsey & Whitney LLP acts as counsel generally for the Managing Owner and advises the Managing Owner with respect to its responsibilities as Managing Owner of, and with respect to matters relating to, the Trust. Dorsey & Whitney LLP also represents certain affiliates of the Managing Owner from time to time in various matters, and it is expected they will continue to represent such entities in the future.

                            ADDITIONAL INFORMATION

    The Trust has filed with the SEC in Washington, D.C. a registration statement covering all Series of Units on Form S-1, as amended, or the Registration Statement, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits attached to the Registration Statement (e.g., the Selling Agreement, the Escrow Agreement, and the Brokerage Agreements). A copy of the Registration Statement has also been provided to the National Futures Association, Chicago, Illinois. The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries. Reference is made to the Registration Statement, including the exhibits attached thereto, for further information with respect to the Trust and each Series' securities. You may read and copy the registration statement and the exhibits to the registration statement at the SEC public reference room located at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room be calling the SEC at 1-800-SEC-0330. The registration statement is also available on the SEC's website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

                                   EXPERTS

    The statement of financial condition of the Trust as of December 31, 2003, included in this Prospectus has been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated statement of financial condition of the Managing Owner as of December 31, 2003, included in this Prospectus has been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The statements referred to under "Federal Income Tax Consequences" have been reviewed by Dorsey & Whitney LLP and are included in reliance upon their authority as experts in tax law in the United States.



                                      F-1


                                   INDEX TO
                        CERTAIN FINANCIAL INFORMATION


                                                                                                                           PAGE
THE FRONTIER FUND
    Report of Independent Registered Public Accounting Firm                                                                 F-2
    Statements of Financial Condition, September 30, 2004 (Unaudited)                                                       F-3
    Statements of Financial Condition, December 31, 2003                                                                    F-4
    Statement of Operations For the Three and Nine Months Ended September 30, 2004 (Unaudited)                              F-5
    Statements of Changes in Owners' Capital For the Nine Months Ended September 30, 2004 (Unaudited)                       F-6
    Notes to Financial Statements As of September 30, 2004 (Unaudited) and December 31, 2003                                F-9

EQUINOX FUND MANAGEMENT, LLC
    Report of Independent Registered Public Accounting Firm                                                                 F-12
    Consolidated Statements of Financial Condition as of September 30, 2004 (Unaudited) and December 31,                    F-13
     2003
    Notes to Consolidated Financial Statement As of September 30, 2004 (Unaudited) and December 31, 2003                    F-14


           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Owner and Unit Holder of
The Frontier Fund
Denver, Colorado

    We have audited the accompanying statement of financial condition of The Frontier Fund (the "Trust") as of December 31, 2003. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

    In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of the Trust as of December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
January 7, 2004
(January 29, 2004 as to Note 4)



                                      F-2



                              THE FRONTIER FUND
                      STATEMENTS OF FINANCIAL CONDITION





                              SEPTEMBER 30, 2004
                                 (UNAUDITED)



                         BALANCED SERIES     BEACH        C-VIEW      DUNNSERIES          GRAHAM         TOTAL
                                             SERIES      CURRENCY                         SERIES       ALL SERIES
                                                          SERIES

        ASSETS
Cash                     $   16,399,078   $  15,500   $   3,001   $  2,034,507      $   1,000   $  18,453,086
Cash Held at Futures          3,843,936           -           -              -              -       3,843,936
  Commodity Merchants
Open Trade Equity                95,162         385           -        (95,779)             -            (232)
Interest Receivable                  50           -           -              5              -              55

    TOTAL ASSETS         $   20,338,226   $  15,885   $   3,001   $  1,938,733      $   1,000   $  22,296,845

LIABILITIES & OWNERS'
       CAPITAL

LIABILITIES
    Accrued Incentive    $       69,333   $      62   $       -   $          -      $       -   $      69,395
     Fees Payable
    Payable for                       -          51                      8,845                          8,896
     variation margin
    Accrued Expenses              1,146           1           -            108              -           1,255
    Accrued Management            1,098           2           1              -              -           1,101
     Fees Payable

       Total                     71,577         116           1          8,953              -          80,647
         Liabilities

OWNERS' CAPITAL
    Managing Owner                  998       1,012       1,000            948          1,000           4,958
     Units - Class 2
    Limited Owner               218,213       1,012       1,000            948              -         221,173
     Units - Class 1
    Limited Owner            20,047,438      13,745       1,000      1,927,884              -      21,990,067
     Units - Class 2

       Total Owners'         20,266,649      15,769       3,000      1,929,780              -      22,215,198
         Capital

    TOTAL LIABILITIES    $   20,338,226   $  15,885   $   3,001   $  1,938,733      $       -   $  22,295,845
     AND OWNERS'
     CAPITAL

UNITS OUTSTANDING
    CLASS 1                       2,186          10          10             10              0           2,216
    CLASS 2                     200,823         146          20         20,336             10         221,335

NET ASSET VALUE PER
  UNIT
    CLASS 1              $        99.80   $  101.21   $   99.96   $      94.82            N/A
    CLASS 2              $        99.83   $  101.24   $   99.99   $      94.85      $  100.00

       The accompanying notes are an integral part of these statements.

                              THE FRONTIER FUND
                   STATEMENTS OF FINANCIAL CONDITION
                              DECEMBER 31, 2003


                                           BALANCED       BEACH       C-VIEW      DUNNSERIES    GRAHAM       TOTAL
                                            SERIES       SERIES      CURRENCY                   SERIES        ALL
                                                                      SERIES                                SERIES

                ASSETS
Cash                                      $    2,000   $  1,000   $    1,000   $   1,000   $  1,000   $  6,000

    TOTAL ASSETS                          $    2,000   $  1,000   $    1,000   $   1,000   $  1,000   $  6,000

     LIABILITIES & OWNERS' CAPITAL

LIABILITIES
    Due to Managing Owner                 $    1,000   $      -   $        -   $       -   $      -   $  1,000

       Total Liabilities                       1,000          0            0           0          0      1,000

OWNERS' CAPITAL
    Managing Owner Units - Class 2             1,000      1,000        1,000       1,000       1000      5,000

       Total Owners' Capital                   1,000      1,000        1,000       1,000      1,000      5,000

    TOTAL LIABILITIES AND OWNERS'         $    2,000   $  1,000   $    1,000   $   1,000   $  1,000   $  6,000
     CAPITAL

UNITS OUTSTANDING
    CLASS 1                                        -          -            -           -          -
    CLASS 2                                       10         10           10          10         10

NET ASSET VALUE PER UNIT
    CLASS 1                                        -          -            -           -          -
    CLASS 2                               $      100   $    100   $      100   $     100   $    100

       The accompanying notes are an integral part of these statements.

                              THE FRONTIER FUND
                           STATEMENT OF OPERATIONS
          FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 (1)
                                 (UNAUDITED)


                                BALANCED         BEACH         C-VIEW     DUNNSERIES       GRAHAM       TOTAL
                                 SERIES          SERIES       CURRENCY                     SERIES     ALL SERIES
                                                               SERIES

REVENUE
    Trading
     Profits/(Losses)
       Realized               $   (53,605)     $   (49)     $     -   $    (8,623)     $    -   $   (62,277)
       Change in Unrealized        95,162          385            0       (95,779)          0          (232)

       Total Trading               41,557          336            0      (104,403)          0       (62,509)
         Results

       Interest Income                 50            0            0             5           0            55

       Total Revenue/(Loss)        41,607          336            0      (104,398)          0       (62,454)

EXPENSES:
    Trading Fees &                  3,566            2            0           322           0         3,890
     Commissions
    Incentive Fees                 69,333           63            0             0           0        69,396
    Management Fees                 1,098            2            0             0           0         1,100
    Broker Service Fees                37            0            0             0           0            37

       Total Expenses              74,034           67            0           322           0        74,423

NET INCREASE/(DECREASE) IN    $   (32,427)     $   269      $     -   $  (104,720)     $    -   $  (136,877)
  OWNERS' CAPITAL RESULTING
  FROM OPERATIONS

AVERAGE NUMBER OF UNITS           201,607           84           30        20,274           0
  OUTSTANDING

EARNINGS PER UNIT (2)         $     (0.16)     $  3.21      $     -   $     (5.17)     $    -

(1) The Balanced Series, Beach Series, C-View Currency Series and Dunn Series of the Trust received additional capital contributions to break escrow and commenced trading operations on September 24, 2004. The Graham Series of the Trust subsequently broke escrow and commenced trading operations on November 19, 2004. The results of operations and changes in owners' capital represent the operations and transactions of the Series for the period from September 24, 2004 to September 30, 2004.
(2) Earnings calculated as required using weighted average number of units is not reflective of the rate of return of the Series due to the affect on the weighting calculation of size of additions, dates of entry, and daily allocation of earnings upon the small initial base.

       The accompanying notes are an integral part of these statements.

                              THE FRONTIER FUND
                   STATEMENT OF CHANGES IN OWNERS' CAPITAL
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 (1)
                                 (UNAUDITED)


                                          BALANCED SERIES                                                BEACH SERIES

                           CLASS 1                        CLASS 2                          CLASS 1                   CLASS 2

                   MANAGING     LIMITED     MANAGING          LIMITED          MANAGING    LIMITED    MANAGING     LIMITED
                    OWNER       OWNERS        OWNER            OWNERS           OWNER      OWNERS       OWNER       OWNERS

OWNER'S CAPITAL,   $     -   $        -   $  1,000      $           -      $     -   $      -   $  1,000   $       -
  JANUARY 1,
  2004

    Sale of                     217,076                    20,081,000                   1,000                 13,500
     Units
    Redemption
     of Units
    Net increase                  1,137         (2)           (33,562)                     12         12         245
     (decrease)
     in Owners'
     Capital
     resulting
     from
     operations

OWNERS' CAPITAL,   $     -   $  218,213   $    998      $  20,047,438      $     -   $  1,012   $  1,012   $  13,745
  SEPTEMBER 30,
  2004


OWNER'S CAPITAL          -            -         10                  -            -          -         10           -
  - UNITS,
  JANUARY 1,
  2004

    Sale of              -        2,186          -            200,813            -         10          -         136
     Units
    Redemption           -                       -                               -                     -
     of Units

OWNERS' CAPITAL          -        2,186         10            200,813            -         10         10         136
  - UNITS,
  SEPTEMBER 30,
  2004


(1) The Balanced Series, Beach Series, C-View Currency Series and Dunn Series of the Trust received additional capital contributions to break escrow and commenced trading operations on September 24, 2004. The Graham Series of the Trust subsequently broke escrow and commenced trading operations on November 19, 2004. The results of operations and changes in owners' capital represent the operations and transactions of the Series for the period from September 24, 2004 to September 30, 2004.

       The accompanying notes are an integral part of these statements.

                              THE FRONTIER FUND
                   STATEMENT OF CHANGES IN OWNERS' CAPITAL
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 (1)
                                 (UNAUDITED)


                                 C-VIEW CURRENCY SERIES                                          DUNN SERIES

                          CLASS 1                   CLASS 2                  CLASS 1                          CLASS 2

                   MANAGING    LIMITED    MANAGING     LIMITED    MANAGING    LIMITED       MANAGING          LIMITED
                    OWNER      OWNERS       OWNER      OWNERS      OWNER      OWNERS          OWNER           OWNERS

OWNER'S CAPITAL,   $     -   $      -   $  1,000   $      -   $     -   $      -      $  1,000      $          -
  JANUARY 1,
  2004

    Sale of                     1,000                 1,000                1,000                       2,032,500
     Units
    Redemption
     of Units
    Net increase                               -                             (52)          (52)         (104,616)
     (decrease)
     in Owners'
     Capital
     resulting
     from
     operations

OWNERS' CAPITAL,   $     -   $  1,000   $  1,000   $  1,000   $     -   $    948      $    948      $  1,927,884
  SEPTEMBER 30,
  2004

OWNER'S CAPITAL          -          -         10          -         -          -            10                 -
  - UNITS,
  JANUARY 1,
  2004

    Sale of              -         10          -         10         -         10             -            20,326
     Units
    Redemption           -                     -                    -                        -
     of Units

OWNERS' CAPITAL          -         10         10         10         -         10            10            20,326
  - UNITS,
  SEPTEMBER 30,
  2004


(1) The Balanced Series, Beach Series, C-View Currency Series and Dunn Series of the Trust received additional capital contributions to break escrow and commenced trading operations on September 24, 2004. The Graham Series of the Trust subsequently broke escrow and commenced trading operations on November 19, 2004. The results of operations and changes in owners' capital represent the operations and transactions of the Series for the period from September 24, 2004 to September 30, 2004.

       The accompanying notes are an integral part of these statements.

                              THE FRONTIER FUND
                   STATEMENT OF CHANGES IN OWNERS' CAPITAL
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 (1)
                                 (UNAUDITED)


                                      GRAHAM SERIES                                          TOTAL ALL SERIES

                            CLASS 1                 CLASS 2                  CLASS 1                        CLASS 2

                      MANAGING   LIMITED   MANAGING    LIMITED   MANAGING     LIMITED     MANAGING          LIMITED
                       OWNER     OWNERS      OWNER     OWNERS     OWNER       OWNERS        OWNER            OWNERS

OWNER'S CAPITAL,      $     -   $    -   $  1,000   $    -   $     -   $        -   $  5,000      $           -
  JANUARY 1, 2004

    Sale of Units                                                  -      220,076          -         22,128,000
    Redemption of                                                  -            -          -                  -
     Units
    Net increase
     (decrease) in
     Owners'
       Capital                                  -                  -        1,097        (42)          (137,933)
         resulting
         from
         operations

OWNERS' CAPITAL,      $     -   $    -   $  1,000   $    -   $     -   $  221,173   $  4,958      $  21,990,067
  SEPTEMBER 30,
  2004

OWNER'S CAPITAL -           -        -         10        -         -            -         50                  -
  UNITS, JANUARY 1,
  2004

    Sale of Units           -                   -        -         -        2,216          -            221,285
    Redemption of           -                   -                  -            -          -                  -
     Units

OWNERS' CAPITAL -           -        -         10        -         -        2,216         50            221,285
  UNITS, SEPTEMBER
  30, 2004


(1) The Balanced Series, Beach Series, C-View Currency Series and Dunn Series of the Trust received additional capital contributions to break escrow and commenced trading operations on September 24, 2004. The Graham Series of the Trust subsequently broke escrow and commenced trading operations on November 19, 2004. The results of operations and changes in owners' capital represent the operations and transactions of the Series for the period from September 24, 2004 to September 30, 2004.

       The accompanying notes are an integral part of these statements.

                              THE FRONTIER FUND
                        NOTES TO FINANCIAL STATEMENTS
      AS OF SEPTEMBER 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003

1.    ORGANIZATION AND PURPOSE

The Frontier Fund, or the Trust, was formed as a Delaware statutory trust on August 8, 2003, with separate Series of Units. Its term will expire on December 31, 2053 (unless terminated earlier in certain circumstances). The Trust is a multi-advisor commodity pool as described in CFTC Regulation {section} 4.10(d)(2).

The Trust offers five (5) separate and distinct Series: Balanced Series, Beach Series, C-View Currency Series, Dunn Series, and Graham Series (each, a "Series" and collectively, the "Series"). The Trust may issue additional Series of Units. The Units of each Series are separated into two sub-classes of Units. The Trust, with respect to each Series :

    * engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and may, from time to time, engage in cash and spot transactions;

    * invests in a subsidiary trading vehicle, managed account, limited liability company, limited partnership or other collective investment vehicle or a Trading Company. Each Trading Company has one-year renewable contracts with its own independent commodity trading advisor(s) or a Trading Advisor or Trading Advisor(s) that will manage all or a portion of such Trading Company's assets and make the trading decisions for the assets of each Series vested in such Trading Company, segregate its assets from any other Trading Company and maintain separate, distinct records for each Series, and account for its assets separately from the other Series and the other Trust assets;

    * calculates the Net Asset Value of its Units separately from the other Series;

    * has an investment objective of increasing the value of each Series' Units over the long term (capital appreciation), while controlling risk and volatility; further, to offer exposure to the investment programs of individual Trading Advisors and to specific instruments (currencies); and

    * offers each Series of Units in two Sub-Classes -Class 1 and Class 2. Investors who purchase Class 1 Units of any Series are charged a service fee of up to three percent (3.0%) annually of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling such Class 1 Units. Equinox Fund Management, LLC, or the Managing Owner, prepays the initial service fee which is amortized monthly at an annual rate of three percent (3.0%) of the average daily Net Asset Value of Class 1 of such Series; provided, however, that investors who redeem all or a portion of their Class 1 Units of any Series during the first twelve (12) months following the effective date of their purchase are subject to a redemption fee of up to three percent (3.0%) of the Net Asset Value at which such investor redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. Investors who purchase Class 2 Units of any Series are charged no initial or ongoing service fee. However, the Managing Owner may pay the Selling Agents an on-going service fee for certain administrative services. Any such payments by the Managing Owner will not be subject to reimbursement by the Unitholders.

    * Units of any Class in a Series may be redeemed, in whole or in part, on a daily basis, at the then current Net Asset Value per Unit for such Series on the day of the week after the date the Managing Owner is in receipt of a redemption request for at least one (1) Business Day to be received by the Managing Owner prior to 4:00 PM in New York. Redemption of Class 1 Units of any Series, which have been held by the Unit holder for less than twelve (12) full months, will be subject to a redemption fee of up to three percent (3.0%) of the value of such Units being redeemed. Redemption fees are payable to Equinox Fund Management, LLC as Managing Owner of the Trust.

As of September 24, 2004, the Trust broke escrow and commenced operations for each Series except the Graham Series.

2.    SIGNIFICANT ACCOUNTING POLICES

The following are the significant accounting policies of the Trust.

Basis of Presentation - The unaudited interim financial statements of each Series of the Trust included herein has been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and, in the opinion of management, reflects all adjustments, which are of a normal and recurring nature and necessary for a fair presentation of the interim financial statement.

Use of Estimates - The preparation of financial statements in conformity with GAAP requires the Managing Owner to adopt accounting policies and make estimates and assumptions that affect amounts reported in the Trust's financial statements. The Trust's significant accounting policies and related estimates and judgments underlying the financial statements are as identified below.

Allocation of Earnings - Each Series of the Trust offers two sub-classes of Units - Class 1 and Class 2. All classes have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class 1 Units of each Series bear certain expenses related to the servicing of such Units. Revenues, expenses (other than expenses attributable to a specific class), and realized and unrealized trading profits and losses of each Series are allocated daily to Class 1 and Class 2 Units based on each Class' relative owners' capital balance.

Investment Transactions and Valuation - The Trust records investment transactions on trade date and all investments are recorded at fair value in its financial statements, with changes in fair value reported as a component of Trading Profits (Losses) in the Statements of Operations. Generally, fair values will be based on quoted market prices; however, in certain circumstances, significant judgments and estimates may be required in determining fair value in the absence of an active market closing price.

Income Taxes - The Trust is not subject to federal income taxes; each owner reports his allocable share of income, gain, loss, deductions or credits on his own income tax return.

Fees and Expenses - All management fees, and incentive fees of the Trust are paid to the Managing Owner. Additionally, the FCM fee component of trading costs is paid to the Managing Owner. It is the responsibility of the Managing Owner to pay all Trading Advisor management and incentive fees, as well as all other organization, offering and operating expenses of the Trust.

In applying these policies, the Managing Owner may make judgments that may require estimates about matters that are inherently uncertain.

3.  CASH

For purposes of the statements of financial condition, Cash includes money market accounts and certificates of deposit. The Cash of all Series may be pooled for maximization of return. Aggregate interest income up to 2% (annualized) is paid to the Managing Owner; any excess is accrued as income allocated to the Trust.

4. TRANSACTIONS WITH AFFILIATES

The initial $6,000 seed capital of the Trust was provided by its Managing Owner, Equinox Fund Management, LLC, or the Managing Owner, a Delaware limited liability company formed on June 25, 2003, to organize and manage various funds, including the Trust. $1,000 was contributed to Class 2 of each of the original six (6) Series of the Trust. Effective August 26, 2003, the Trust's Beacon Series Units were redeemed by the Managing Owner for $1,000 and will no longer be offered by the Trust.

On September 23, 2004, the Managing Owner paid $5,000,000 to purchase a barrier option which effectively leveraged the purchase of $20,000,000 of the Trust's Balanced Series Class 2 units upon escrow break.

As sponsoring management company of the Trust, the Managing Owner has agreed to bear the organization and initial offering costs of the Trust, which as of December 31, 2003, were estimated to be approximately $1,250,000. As of September 30, 2004, such costs are estimated to be approximately
$ 2,030,000 (unaudited).

Each Series of Units will pay to the Managing Owner a monthly management fee equal to a certain percentage of such Series' assets, calculated on a daily basis. The annual rate of the management fee for the Balanced Series is 0.5%, for the Graham Series is 2.5%, and for the Beach and C-View Currency Series is 2.0%. There is no management fee for the Dunn Series. The Managing Owner may pay all or a portion of such management fees to the Trading Advisor(s) for such Series.

In addition, each Series will pay to the Managing Owner an incentive fee of a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series will employ multiple Trading Advisors, the Balanced Series will pay the Managing Owner a monthly incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period the Balanced Series may pay incentive fees to one or more Trading Advisors while the Balanced Series as a whole experiences losses. The incentive fee for the Balanced and Dunn Series is 25%, and for the Beach, C-View Currency and Graham Series is 20%. The Managing Owner may pay all or a portion of such incentive fees to the Trading Advisor(s) for such Series.

5. SUBSEQUENT EVENTS

On November 19, 2004, the Graham Series of the Trust broke escrow and commenced trading operations. The Owners' Capital at November 30, 2004 (unaudited), is:

          Balanced Series     $24,698,319
     Beach Series  $     341,833
     C-View Currency Series$         3,078
     Dunn Series    $  2,479,283
     Graham Series  $  5,345,342

6. OFF-BALANCE SHEET RISK

The term "off-balance sheet risk" refers to an unrecorded potential liability that, even though it does not appear on the Statement of Financial
Condition, may result in future obligation or loss in excess of the amount paid by the Trust for a particular investment. Each Trading Company expects to trade in futures, forward and swap contracts and will therefore be a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures positions held by a Trading Company in respect of any Series at the same time, and if the Trading Advisor(s) of such Trading Company are unable to offset such futures interests positions, such Trading Company could lose all of its assets and the holders of Units of such Series would realize a 100% loss. The Managing Owner will seek to minimize market risk through real-time monitoring of open positions and the level of diversification of each Trading Advisor's portfolio. It is anticipated that any Trading Advisor's margin-to-equity ratio will typically not exceed approximately 35% although the actual ratio could be higher or lower from time to time.

In addition to market risk, trading futures, forward and swap contracts entails credit risk in that a counterparty will not be able to meet its obligations to the Trust. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions. Some non-U.S. exchanges, in contrast to US. exchanges , are principals' markets in which performance is the responsibility only of the individual counterparty with whom the Trading Company has entered into the transaction with and not of the exchange or clearing corporation. In these kinds of markets, there is risk of bankruptcy or other failure or refusal to perform by the counterparty.

In the case of forward contracts traded on the interbank market and swaps, neither are traded on exchanges. The counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. The Managing Owner expects the Trading Advisors to trade only with those counterparties which it believes to be creditworthy. All positions of each Trading Company will be valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to any Trading Company.














           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member Owner of
Equinox Fund Management, LLC
Denver, Colorado

We have audited the accompanying consolidated statement of financial condition of Equinox Fund Management, LLC (the "Company") as of December 31, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated statement of financial condition presentation. We believe that our audit of the consolidated statement of financial condition provides a reasonable basis for our opinion.

In our opinion, such consolidated statement of financial condition presents fairly, in all material respects, the financial position of the Company as of December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
January 29, 2004

                         EQUINOX FUND MANAGEMENT, LLC
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                               September 30,             December 31,
                                                                                   2004                      2003
                                                                                   ----                      ----
                                                                                (Unaudited)
                      ASSETS
Current Assets
      Cash                                                                         $ 17,072,139              $ 1,918,704
      Cash Held at Futures Commodity Merchants                                        3,843,936                        -
      Accounts Receivable                                                                   695                        -
      Open Trade Equity                                                                  95,162                        -
      Other Current Assets                                                                5,037                    8,250
                                                                                   ------------              -----------
            Total Current Assets                                                     21,016,969                1,926,954

Property and Equipment
      Furniture, Fixtures and Equipment                                                  10,959                    8,427
      Information Systems                                                                35,411                   33,374
                                                                                   ------------              -----------
                                                                                         46,370                   41,801
      Accumulated Depreciation                                                          (13,725)                       -
                                                                                   ------------              -----------
            Net Property and Equipment                                                   32,645                   41,801
                                                                                   ------------              -----------
      Total Assets                                                                 $ 21,049,614              $ 1,968,755
                                                                                   ============              ===========

                        LIABILITIES AND MEMBERS' CAPITAL
LIABILITIES
      Payable to Counterparty - Barrier Option                                     $ 15,000,000                      $ -
      Accounts Payable                                                                  511,958                  178,350
      Accrued Incentive Fees Payable                                                     55,622                        -
      Accrued Interest - Barrier Option                                                  29,589                        -
      Accrued Expenses                                                                      329                   96,955
                                                                                   ------------              -----------
            Total Liabilities                                                        15,597,498                  275,305
                                                                                   ------------              -----------
MINORITY INTERESTS                                                                      299,396                        -
                                                                                   ------------              -----------
MEMBERS' CAPITAL
      Capital Contributions- Class A                                                  5,006,000                1,756,000
      Capital Contributions- Class B                                                  2,276,000                1,026,000
      Accumulated Deficit                                                            (2,129,280)              (1,088,550)
                                                                                   ------------              -----------
            Total Members' Capital                                                    5,152,720                1,693,450
                                                                                   ------------              -----------
      Total Liabilities and Members' Capital                                       $ 21,049,614              $ 1,968,755
                                                                                   ============              ===========




        See Notes to Consolidated Financial Statements.


                         EQUINOX FUND MANAGEMENT, LLC
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      AS OF SEPTEMBER 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003

1.  ORGANIZATION AND PURPOSE

    Equinox Fund Management, LLC (the "Company") was formed as a Delaware limited liability company on June 25, 2003, to organize and manage various funds, including The Frontier Fund (the "Trust"), a Delaware Unit Trust.

    The Company has four classes of capital investors:

       *   "CLASS  A  MEMBER"  shall  mean  the  Person  which  makes   Capital
           Contributions to the Company to be invested by the Company directly in the Trust.

       * "CLASS B MEMBER" shall mean the Person which makes the Start-Up Capital Contributions to the Company. Profits and losses will be allocated to this member until Start-Up Capital is recovered.

       * "CLASS C MEMBER" shall mean the Person issued Class C Membership Interests in exchange for services rendered.

       * "CLASS D MEMBER" shall mean the Person issued a Membership Interest in the Company pursuant to the exercise of certain options pursuant the terms and conditions of the option agreement.

2.  SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation-Pursuant to the terms of the barrier option, see Note 6, as of September 30, 2004, the Company had the ability to exercise significant influence over the Frontier Fund - Balanced Series Trust ("Balanced Series") and bore the risk of gains and losses on approximately 90% of the Balanced Series. The Company also owned 100% of the Graham Series. The accompanying consolidated statement of financial condition at September 30, 2004 includes the accounts of the Company and its effective interest in the Balanced Series based on the terms of the option, as well as the accounts of the Graham Series. At December 31, 2003, the consolidated statement of financial condition included the accounts of the Company and the entire Trust, which was its wholly-owned subsidiary at that time. The Company had a $6,000 investment in the Trust, which represents ownership of 100 percent of the then outstanding units. As of December 31, 2003, the Trust assets consisted of $6,000 of cash and the Trust had not commenced operations. The consolidated statements of financial condition as of September 30, 2004 and December 31, 2003, and the accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant intercompany balances and transactions have been eliminated in consolidation.

    Investment Transactions and Valuation - The Company records investment transactions on trade date and all investments are recorded at fair value in its financial statements, with changes in fair value reported as a component of Trading Profits (Losses) in the Statements of Operations. Generally, fair values will be based on quoted market prices; however, in certain circumstances, significant judgments and estimates may be required in determining fair value in the absence of an active market closing price.

    Use of Estimates-The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and reported amounts of revenues and expenses. Actual results could differ from those estimates.

    Furniture, Fixtures and Equipment-Furniture, Fixtures & Equipment are recorded at cost and depreciated primarily on the double declining balance method over useful lives ranging from five to seven years. Information Systems consist of hardware and capitalized software recorded at cost and depreciated on the double declining balance method over five years. Maintenance and repair costs are charged to expense as incurred. When long-lived assets are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income. Furniture, fixtures, equipment and information systems were primarily acquired in December 2003 and as of December 31, 2003, had not been placed in service. Therefore no depreciation expense was recorded in 2003. For the nine months ended September 30, 2004, depreciation expense was $ 13,725.

                         EQUINOX FUND MANAGEMENT, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          AS OF SEPTEMBER 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003
                                    (CONTINUED)

    Income Taxes-The Company is classified as a partnership for Federal income tax purposes. As a partnership for Federal income tax purposes, the Company will not incur Federal income tax liability. Items of partnership income, gains, loss and deduction will pass through to members, as partners in the Company. Therefor no Federal income tax provision is required.

    Fair Value of Financial Instruments-Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of short-term receivables and prepaid expenses, which are carried at contracted amounts that approximate fair value. Similarly, the
    Company's liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value. The barrier option is valued as described in Note 5.


3. The Company, as sponsoring management company of the Trust, has agreed to absorb the organization and initial offering costs of the Trust. Organization costs consist of incorporation fees; legal services pertaining to the organization and incorporation of the business, drafting of bylaws, administration, custody agreements, research and consultation; and audit fees relating to the initial registration statement and auditing the initial seed capital statement of assets and liabilities. Offering costs include legal fees and accounting services related to the initial filing of documents necessary for obtaining regulatory approval for offering of the Trust to investors, regulatory filing fees, and printing and ancillary costs. Organization and offering costs are expensed as incurred.

    Total organization and offering costs for the Trust, which will be borne by the Company, were estimated to be approximately $1,250,000, as of December 31, 2003. As of September 30, 2004, the Company estimates that these costs will be approximately $ 2,030,000 (unaudited).

  Each Series of Units of the Trust pays to the Company a monthly management fee equal to a certain percentage of such Series' assets, calculated on a daily basis. The annual rate of the management fee for the Balanced Series is 0.5%, for the Graham Series is 2.5%, and for the Beach and C-View Currency Series is 2.0%. There is no management fee for the Dunn Series. The Company may pay all or a portion of such management fees to the
    Trading Advisor(s) for such Series.   As of September 30, 2004, management
    fees of $329 were due from the Trust and payable to the Trading Advisors.

    In addition, each Series pays to the Company an incentive fee of a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series will employ multiple Trading Advisors, the Balanced Series will pay the Company a monthly incentive fee calculated on a Trading Advisor by Trading Advisor basis. The incentive fee for the Balanced and Dunn Series is 25%, and for the Beach, C-View Currency and Graham Series is 20%. The Managing Owner may pay all or a portion of such incentive fees to the Trading Advisor(s) for such Series. As of September 30, 2004, incentive fees of $55,622 were payable to the Trading Advisors.

5.  MEMBERS' CAPITAL

    On September 23, 2004, Plimpton Capital invested an additional $4,500,000 in Equinox; $3,250,000 in Class A and $1,250,000 in Class B.

    Distributions of Trust distributable cash shall be made to the Class A Member. Distributions of distributable cash from management operations, other than capital transactions, to the extent available, shall be distributed to the Class B, Class C and Class D Members in the following order of priority:

       a.first, One Hundred Percent (100%)  to  the  Class  B Member, until the
         Class B Member has received cumulative distributions equal to the Start-Up Capital Contribution; and
       b.thereafter, to the Class B, Class C and Class D Members, pro rata, in accordance with their percentage profits interests

    Distributions of distributable cash from management operations attributable to capital transactions, to the extent availbale, shall be distributed to the Class B and Class D Members, pro rata, in accordance with their percentage capital interests.

                         EQUINOX FUND MANAGEMENT, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          AS OF SEPTEMBER 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003
                                    (CONTINUED)
4.  BARRIER OPTION

    On September 24, 2004 Equinox paid a $5,000,000 premium to purchase a barrier option which effectively leveraged the nominal premium amount into a $20,000,000 investment  (the  option  notional amount), which
    pursuant   to  the  barrier  option  terms  was  used  to   purchase
    $20,000,000   of  Frontier Fund Balanced Series-2 Units.  The barrier
    option may be terminated by Equinox in whole or in part at any time.
    The option strike price is $15,000,000 plus 1.00% per month compounded monthly for the first six months and 0.83% per month compounded monthly
    thereafter until expiration .   The  Company may terminate the option
    at any time subject to a minimum termination fee of $375,000 less the amount the strike price has been increased by application of the fixed rate, if positive.

    Equinox retains all profits and losses from the $20,000,000 investment in the Trust and controls the actions of the counterparty to the barrier option relative to the investment, except that the counterparty may, in its sole discretion, elect to terminate the option at any time upon the occurrence of any early termination event with respect to Equinox, as defined in the option agreement. The $15,000,000 option strike price has been recorded as a liability to the counterparty. As of September 30, 2004, Equinox has accrued interest on the option of $29,589.




                               Balanced App. - 1


                           BALANCED SERIES APPENDIX


                               TO PART I OF THE


                                  PROSPECTUS

                                      OF

                              THE FRONTIER FUND

            (A statutory trust formed under the laws of Delaware)





                           BALANCED SERIES-1 UNITS

                           BALANCED SERIES-2 UNITS





                         COMMODITY TRADING ADVISORS:


                       BEACH CAPITAL MANAGEMENT LIMITED
                           CAMPBELL & COMPANY, INC.
                         C-VIEW INTERNATIONAL LIMITED
                        DUNN CAPITAL MANAGEMENT, INC.
                      CORNERSTONE TRADING COMPANY, INC.
                           FALL RIVER CAPITAL, LLC
                        MEYER CAPITAL MANAGEMENT, INC.
                         PHOENIX GLOBAL ADVISORS LLC
                      WINTON CAPITAL MANAGEMENT LIMITED







    This Balanced Series Appendix (the "Balanced Series Appendix") is dated
                        January 7, 2005.
                              THE FRONTIER FUND

                           BALANCED SERIES-1 UNITS
                           BALANCED SERIES-2 UNITS

    This Balanced Series Appendix to the prospectus, dated January 7,
2005, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Balanced Series Units. Capitalized terms used in this Balanced Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Balanced Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

    The Balanced Series Units are being offered in two (2) Classes. The Balanced Series Units in Class 1 (as described in the Prospectus) are designated as the "Balanced Series-1 Units," and the Balanced Series Units in Class 2 (as described in the Prospectus) are designated as the "Balanced Series-2 Units." The Trust is offering both the Balanced Series-1 Units and the Balanced Series-2 Units pursuant to the Prospectus and this Balanced Series Appendix. Prospective purchasers of the Balanced Series-1 Units and Balanced Series-2 Units should carefully review the Prospectus and this Balanced Series Appendix before determining to purchase such Units.

                               TRADING ADVISORS

    The initial Trading Advisors with respect to the assets allocable to the Balanced Series Units are Beach Capital Management Limited, or Beach, a
United Kingdom limited liability company, Campbell & Company, Inc., a Maryland Corporation, or Campbell, C-View International Limited (formerly Phoenix Services International Limited), or C-View, a British Virgin Island company, Dunn Capital Management, Inc., or Dunn, a Delaware corporation, Cornerstone Trading Company, Inc., or Cornerstone, a New York corporation, Fall River Capital, LLC, or Fall River, a Wisconsin limited liability company, Meyer Capital Management, Inc., or Meyer, an Illinois corporation, Phoenix Global Advisors, LLC, or Phoenix, a Delaware limited liability company and Winton Capital Management Limited, or Winton, a United Kingdom company. The assets allocable to the Balanced Series Units will be contributed to several Trading Companies, which these entities will act as Trading Advisors pursuant to their respective trading programs.

    The Trust may allocate greater than ten percent (10%) of the assets allocable to the Balanced Series Units to Beach, Campbell, C-View, Dunn, Cornerstone, Fall River , Meyer and Winton. Phoenix will manage less than 10% of the assets allocable to the Balanced Series Units. Because Phoenix initially will be allocated less than ten percent (10%) of the assets allocable to the Balanced Series, it is not considered a "major commodity trading advisor." See Part II of the Prospectus for certain information regarding a summary description of the performance history of Phoenix , including the following information: (i) monthly return parameters; (ii) historical volatility and degree of leverage; (iii) any material differences between the performance of Phoenix as compared to that of the offered pool's major trading advisors.

                            BALANCED SERIES UNITS
                        MANAGEMENT AND INCENTIVE FEES

  Management Fees

    The Balanced Series Units will pay to the Managing Owner a monthly management fee equal to approximately 1/12th of 0.50% of the Balanced Series' Net Asset Value (0.50% annually). The Managing Owner will pay a portion of such management fees to the Trading Advisors.

  Incentive Fees

    The Balanced Series Units will pay to the Managing Owner a monthly or quarterly incentive fee of 25% of New High Net Trading Profits generated by each Trading Advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. The fee will accrue monthly if paid quarterly. The Managing Owner will pay a portion of such incentive fees to the appropriate Trading Advisors. See "RISK FACTORS-Each Series pays substantial fees and expenses regardless of profitability."

  Initial Allocations

    In general, the Managing Owner anticipates allocations to the Trading Advisors in the Balanced Series to vary between two percent (2%) and twenty percent (20%). In addition, the Managing Owner anticipates that between ten percent (10%) and twenty percent (20%) of the Balanced Series' assets will be allocated to each Trading Advisor designated as a "major trading advisor ." The actual allocation of the Balanced Series' assets will vary based upon the trading performance of the Trading Advisors and the Managing Owner's asset allocation activities.

    The table below sets forth certain of the markets and instruments the Trading Advisors allocated assets from the Balanced Series may trade on behalf of client accounts. Not all markets are part of each program. Each Trading Advisor reserves the right to expand or contract the markets and instruments it trades without giving prior notice.

DIVERSIFICATION SUMMARY
THE FRONTIER FUND-THE BALANCED SERIES

    In general, the Managing Owner has allocated certain amounts of the Balanced Series to the various Trading Advisors. As stated previously, the allocation to each Trading Advisor will vary between two percent (2%) and twenty percent (20%). In addition, the Managing Owner anticipates that between ten percent (10%) and twenty percent (20%) of the Balanced Series' assets will be allocated to each Trading Advisor designated as a "major trading advisor." The ongoing actual allocation of the Balanced Series' assets will vary based upon the trading performance of the Trading Advisors and the Managing Owner's asset allocation activities. The diversification summary below is estimated as of November 30, 2004.


    TRADING ADVISOR        PROGRAM     STOCK  INTEREST CURRENCIES  ENERGY    METALS  COMMODITIES  TOTAL
                                      INDICES   RATES
 Beach                  Discretionary  8%       27%      20%       15%        15%      15%        100%
                             1XL
 Campbell                 FME Large    13%      27%      54%       5%         1%                  100%
 C-View                  Currencies                      100%                                     100%
 Cornerstone Trading    International           68%      30%       1%         1%                  100%
                            Value
 Dunn                        WMA      17%      62%      16%        5%                            100%
 Dunn                       TOPS      16%      62%      17%        5%                            100%
 Dunn                      Average    16.5%    62%      16.5%      5%                            100%
                          WMA/TOPS
 Fall River                Global     13%      26%      23%        9%        10%      19%        100%
                           Trends
 Meyer                   Diversified  19%      26%      15%        9%         6%      25%        100%
 Winton                  Diversified  13%      20%      20%       10%        13%      24%        100%
 Phoenix Global AdvisorsFutures Only  89%       9%                 1%                            100%
 BALANCED SERIES             N/A       18%      32%      27%       6%         7%       10%        100%


  Performance of the Balanced Series

    A hypothetical performance table constructed to simulate the performance of the multi-advisor portfolio of the Balanced Series can be found in the "Statement of Additional Information" on page SAI- 11.

                            BALANCED SERIES UNITS

                  PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

    The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Balanced Series-1 Units and Balanced Series-2 Units during the first twelve months. The total estimated cost and expense load of Balanced Series-1 Units and Balanced Series-2 Units is expressed as a percentage of $1,000, the amount of a minimum investment in the Trust (other than by IRAs or Benefit Plan Investors). Residents of Texas (including Benefit Plan Investors) have a minimum initial subscription requirement of $5,000. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Balanced Series Units may differ.


                                                                                        BALANCED SERIES-1     BALANCED SERIES-2
                                                                                      AMOUNT-$   AMOUNT-%  AMOUNT-$   AMOUNT-%
Initial Selling Price(1)                                                               $1,000          100% $1,000          100%
Syndication and Selling Expenses(2)                                                    $    0            0% $    0            0%
Trust Operating Expenses(3)                                                            $    0            0% $    0            0%
Management Fee(4)                                                                      $   5.00       0.50% $   5.00       0.50%
Service Fee(5)                                                                         $  30.00       3.00% $     0           0%
Brokerage Commissions and Trading Fees(6)                                              $  15.80       1.58% $  15.80       1.58%
Incentive Fee(7)                                                                       $   8.40       0.84% $    0            0%
Less Interest Income(8)                                                                ($5.40)       (0.54%)  ($5.40)      (0.54%)
Amount of Trading Income Required for the Trust's Net Asset Value per Unit             $ 53.80        5.38%  $15.40        1.54%
 (Redemption Value) at the End of One Year to Equal the Selling Price per Unit


Notes

(1)The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than IRAs or Benefit Plan investors) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.

(2)Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period shall be paid by the Managing Owner without reimbursement.

(3)The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)The Managing Owner will receive a monthly management fee of approximately 0.042% (0.50% annually) of the Balanced Series' Net Asset Value, which it will use to pay all management fees payable to the Trading Advisors.

(5)With respect to Class 1 of the Balanced Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units in Class 1 of the Balanced Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units in Class 1 of the Balanced Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3%. Therefore the break-even analysis does not include a separate entry for the redemption fee.

(6)The Trust, with respect to the Balanced Series will pay the Clearing Brokers and the Managing Owner a fee of approximately 1.70% of the Balanced
   Series' Net Asset Value annually, which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the Balanced Series' trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Balanced Series.

(7)The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 3% initial service fee and on-going service fee charged on Class 1 only. The 3% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring the Class 1 to make trading profits and to pay a corresponding incentive fee on such trading profits to break even.

(8)The first two percent (2.0%) of interest income earned per annum by the Trust on the Balanced Series will be paid to the Managing Owner. In addition, of interest income falls below 0.75%, the Managing Owner will be paid the difference between the Trust's annualized interest income and 0.75%. Interest income above 2.0% is retained by the Trust.

                                    BEACH

BACKGROUND OF BEACH

    Beach is one of the largest commodity trading advisors in Europe. Beach manages assets for customers around the globe, including banks, retirement plans and funds of funds, in diversified trading programs which trade a wide range of global investments in futures, cash and forward markets, including stock indices, fixed-income instruments, energy, metals, foreign currencies and traditional commodities.

    Beach was incorporated on July 1, 1998 in the United Kingdom. Its main business office is located at Cannon Bridge, 25 Dowgate Hill, London, EC4R 2YA, United Kingdom, and it is regulated by the Financial Services Authority, or the FSA, (registration number 188814). Beach is also registered with the CFTC and the NFA (registration number 0299961) as a member, commodity pool operator and commodity trading advisor and has been registered in such capacities since April 6, 2000. Such registration and membership do not imply that the FSA, CFTC and NFA have endorsed Beach's qualifications to provide the advisory services described herein.

PRINCIPALS OF BEACH

  David Beach

    David Beach, born in 1964, is the Chief Investment Officer of Beach. Mr. Beach has been registered as a Principal of Beach since April 2000. Mr. Beach has primary responsibility for all investment decisions made by Beach. Mr. Beach began his financial career working for L. Messel & Co (subsequently acquired by Shearson Lehman Brothers Inc.) as a research analyst. In 1989, Mr. Beach moved to Sabre Fund Management Limited, or Sabre, where he was part of the trading team for the main Sabre fund and was allocated initial capital to begin actively managing money in his own program. Mr. Beach moved to join GNI Fund Management Limited, or GNI, in 1994 where he spent the next four (4) years developing and enhancing his trading programs and managing the GNI Technical Program and fund, prior to establishing his own company, Beach, in 1998. Mr. Beach graduated from Kent University with a first class degree in mathematics.

  Kelvin Robinson

    Kelvin Robinson, born in 1955, is the Chief Executive Officer of Beach. Mr. Robinson has been registered as a Principal of Beach since April 2000. Mr. Robinson is responsible for managing the operations of Beach. Mr. Robinson was managing director of Pilot Software Limited, a software programming company, before joining Sabre as IT Director in 1987. In 1995, Mr. Robinson followed Mr. Beach to GNI and thence to Beach in 1999. Mr. Robinson received his masters degree from the University of California at Los Angeles in 1981.

  Morag Law

    Morag Law, born in 1971, is the Legal Counsel of Beach. Ms. Law has been registered as a Principal of Beach since December 2003. Ms. Law is responsible for legal and compliance issues of Beach. Graduating from Victoria University of Wellington in 1994 with a Law Honors degree and a Bachelor of Arts in Politics, Ms. Law qualified as a Barrister and a Solicitor in New Zealand in 1996 and as a Solicitor in England in 2000. Having extensive experience in corporate, finance and tax law, she joined Beach in 2002 from Aspect Capital Limited, another London based commodity trading advisor. Ms. Law is responsible for all the legal and regulatory issues, is Company Secretary and in February 2003 was appointed a Director of Beach.

    Mr. David Beach is primarily responsible for making trading decisions on behalf of Beach.

    Beach will conduct its trading for the Balanced Series Units and its allocation from the Beach Series Units through a Trading Company.

                          BEACH INVESTMENT STRATEGY

    Beach will invest in a diversified portfolio of futures and foreign exchanges, avoiding excess exposure to any one market sector, geographical area or any single instrument. Beach employs rigorous technical research and proprietary pattern recognition techniques in over eighty (80) markets. This research is then combined with the input from market, sector and instrument correlations through a rigorously tested money management system. The investment approach and time horizon of Beach is medium-term, rigorously systematized and trend-capturing with continuous active discretionary overlay to reduce risk, anticipate key technical levels, refine gearing and trade entry and exit levels and re-assess portfolio exposure.

                            BEACH TRADING PROGRAMS

Beach Discretionary Program

    At the heart of Beach is a disciplined rule based trading program, based on a number of chart patterns developed and mathematically defined by David Beach. These patterns act as a complete approach to describing how a market is likely to behave. The patterns are of medium-term duration, and their aim is to identify the periods where trends either begin or end.

    The basis of the Beach Discretionary Program is one of full diversification, driven by traditional technical analysis where Beach studies price behavior in order to identify a number of chart patterns, seeking to profit from the trends resulting therefrom. The patterns in question take a minimum of five weeks to form and successful trends last from at least twelve
(12) weeks to up to a year. Particular emphasis is placed on patterns where the daily chart is supported by favorable short-term charts which may then give rise not only to a better chance of success but also to a better risk/reward profile, due to the potential of a more significant price move.

    The investment procedure begins with daily scanning of a wide range of futures, cash and forward markets - over eighty (80) markets covering stock indices, bonds, interest rates, currencies and commodities. This process is undertaken not only to look for patterns but also to give an overall feel for the general economic climate.

    Once the potential pattern is identified and before any position is taken, rigorous checks are undertaken. These checks have two main functions:

       (i) to determine the percentage of portfolio assets to be risked, if any at all; and

       (ii)to establish a plan of action and a strategy for building up a position.

  Trading Levels

    Once the initial decision has been made to make an investment, a strategy is established in which critical price levels are identified. This encompasses entry levels and stop loss levels. A plan for building up a position is also developed.

  Entry Levels

    While the exit from a position may occur at any time (through either a stop loss or reversal signal), entry into a position usually takes place over a number of days involving several opening price levels, as the confidence level increases.

    Beach is constantly trying to better the entry levels given by the chart patterns, with special emphasis placed on the use of short-term charts. Improving entry levels can significantly impact trading performance since either lower risk levels can be attained and/or larger positions can be established.

  Stop Loss Levels

    All positions have an initial stop loss set, which will normally not be altered until a trend develops. Once a trend develops, the stop loss level may be moved several times in order to lock in profits. There is no guarantee that such stop loss levels can always be achieved.

  Risk Management

    A number of strict disciplines concerning risk management are employed and these have been incorporated into the trading program over several years of trading.

    First, the percentage of portfolio assets risked for each individual position is limited.

    Second, related markets are grouped together (e.g., precious metals, stock markets) and each sector has a limit for the percentage of portfolio assets that can be attached to it.

    Third, money management principles are applied to diversify risk across a range of relatively unrelated markets, although when a strong opportunity is identified, the portfolio may become more concentrated. This diversification across different sectors reduces the risk of the program being exposed to adverse price movements in a number of positions prompted by a single event.

    Last, there is a limit on the total percentage of portfolio assets that may be utilized as initial margin at any one time across the portfolio.

    Beach reserves the right to add markets and exchanges to the available universe of instruments, contracts and exchanges, as it deems appropriate.

  Instruments Traded

      Interest             Bonds           Currencies
        Rates                              Cross Rates
Australian Bank Bills Australian Bonds All cross rates are
   Canadian Bills      Canadian Bonds    made up by the
     EuroDollars         Euro Bonds     seven individual
       Euribor         Japanese Bonds   currencies listed
                                          (Mexican Peso
                                            excluded)
      EuroSwiss          US T Bonds
       EuroYen           US T Notes
   Short Sterling         UK Gilts
     US T Bills
     Currencies            Stock             Metals
       v. US$             Indices
    Australian $        Aus All-Ords        Aluminium
    British Pound          CAC 40            Copper
     Canadian $             DAX               Gold
    Dollar Index         Dow Jones            Lead
        EURO         Dow Jones Euro STX      Nickel
    Japanese Yen          FTSE 100          Palladium
    New Zealand $        Hang Seng          Platinum
     Swiss Franc           MIB 30            Silver
    Mexican Peso           Nasdaq              Tin
                         Nikkei 225           Zinc
                          S&P 500
                            SMI
                          IBEX 35
                           TOPIX
       Energy         Livestock, Foods      Corn and
                         and Fibres          Oilseed
        Brent            CRB Index            Corn
      Crude Oil            Cocoa              Oats
       Gasoil              Coffee             Wheat
     Heating Oil           Sugar            Soybeans
     Natural Gas        Orange Juice      Soybean Meal
  Unleaded Gasoline     Live Cattle        Soybean Oil
                       Feeder Cattle
                         Lean Hogs
                        Pork Bellies
                           Cotton

    If the portfolio were fully invested, the Discretionary Programme would have a 20% exposure to currencies, 27% exposure to long and short-term interest rates, 8% exposure to stock indices and a 45% exposure to commodities.

                          PAST PERFORMANCE OF BEACH

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Beach during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      BEACH DISCRETIONARY PROGRAM (1XL)

MONTH         2004       2003    2002    2001    2000    1999
 January       2.92%     7.85%   -0.41%  0.06%   3.89%   -2.57%
 February 9.67%   3.59%   -6.99%  1.58%   1.16%   7.68%
 March        -2.58%     -5.85%  1.09%   6.82%   -4.04%  -3.55%
 April       -9.22%      3.31%   -4.08%  -5.50%  0.89%   4.23%
 May         -1.40%      14.40%  5.63%   0.69%   -0.94%  0.65%
 June        -5.67%      -4.04%  9.83%   -0.03%  -3.73%  6.45%
 July     - 0.29%  -3.96%  7.83%   -2.67%  -0.48%  2.14%
 August      -5.04%      -3.32%  2.03%   -0.14%  3.86%   1.01%
 September    5.00%      3.52%   5.11%   13.53%  -0.60%  -0.27%
 October      1.32%      9.04%   -6.01%  1.57%   1.35%   0.22%
 November     7.73%      -0.37%  -2.70%  -5.22%  2.04%   7.74%
 December                10.40%  8.79%   2.74%   7.81%   4.68%
YEAR      0.77%   37.52%  19.89%  12.71%  11.15%  31.42%

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Discretionary Program (1XL)
Inception of Client Account Trading by Trading Advisor:March 1999
Inception of Client Account Trading by David Beach:June 1989
Inception of Client Account Trading in Program:June 1989
Number of Open Accounts:                18
Aggregate Assets Overall:               $ 1.405 billion
Aggregate Assets in Program:            $ 1.211 billion
Worst Monthly Draw-down:                -9.22% (April 2004)
Worst Peak-to-valley Draw-down:         - 22.11% (March 2004-
                                        September 2004)
Number of Profitable Closed Accounts:   8
Number of Unprofitable Closed Accounts: 1
Leverage Employed:                      12% (average margin/equity)

The Rates of Return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

The capsule performance table was prepared based on the fully-funded subset of accounts.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                            PROGRAMS NOT UTILIZED

    The following are programs of Beach that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of Beach Discretionary 1XL Fund Limited for the period from November 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

--This Fund is Closed-

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Discretionary 1XL Fund Limited
Inception of Client Account Trading:    March 1999
Inception of Client Account Trading in Program:November 1999
Number of Accounts Open:                0
Aggregate Assets Overall:               $ 1.405 billion
Aggregate Assets in Program:            $ 0
Worst Monthly Draw-down:                -9.44% (April 2004)
Worst Peak-to-Valley Draw-down:         - 21.80% (March 2004 -
                                        August 2004)
Leverage Employed:                      12% (average margin/equity)
2004 Compound Rate of Return ( 9 months):- 9.55%
2003 Compound Rate of Return:           35.23%
2002 Compound Rate of Return:           16.61%
2001 Compound Rate of Return:           3.46%
2000 Compound Rate of Return:           5.07%
1999 Compound Rate of Return (2 months):11.38%

The fund was closed as of September 30, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Beach Discretionary 3XL Fund Limited for the period from April 1999 through July 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
--THIS PROGRAM IS CLOSED --

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Discretionary 3XL Fund Limited
Inception of Client Account Trading:    March 1999
Inception of Client Account Trading in Program:April 1999
Number of Accounts Open:                0
Aggregate Assets Overall:               $ 1.405 billion
Aggregate Assets in Program:            $0 million
Worst Monthly Draw-down:                -26.58% (April 2004)
Worst Peak-to-Valley Draw-down:         -41.85% (November 2001-April 2002)
Leverage Employed:                      36% (average margin/equity)
2004 Compound Rate of Return (7 months):-5.69%
2003 Compound Rate of Return:           112.90%
2002 Compound Rate of Return:           47.59%
2001 Compound Rate of Return:           2.25%
2000 Compound Rate of Return:           5.46%
1999 Compound Rate of Return (9 months):58.16%

The fund was closed as of July 31, 2004.
Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance of the Beach Systematic Program 1XL for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Systematic Program 1XL
Inception of Client Account Trading:    March 1999
Inception of Client Account Trading by David BirchJune 1989
Inception of Client Account Trading in Program:January 1998
Number of Accounts Open:                3
Aggregate Assets Overall:               $ 1.405 billion
Aggregate Assets in Program:            $31.7 million
Worst Monthly Draw-down:                -9.15% (April 2004)
Worst Peak-to-Valley Draw-down:         -15.60% (June 2003 - November 2003)
Number of Profitable Closed Accounts:   0
Number of Unprofitable Closed Accounts: 0
Leverage Employed:                      16% (average margin/equity)
2004 Compound Rate of Return ( 11 months):- 10.68%
2003 Compound Rate of Return:           10.33%
2002 Compound Rate of Return:           0.81%
2001 Compound Rate of Return:           6.95%
2000 Compound Rate of Return:           7.70%
1999 Compound Rate of Return:           -1.70%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Beach Systematic Fund 1XL Limited for the period between March 2002 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This Fund is Closed -

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Systematic Fund 1XL Limited
Inception of Client Account Trading:    March 1999
Inception of Client Account Trading in Program:March 2002
Number of Accounts Open:                0
Aggregate Assets Overall:               $ 1.405 billion
Aggregate Assets in Program:            $ 0
Worst Monthly Draw-down:                -9.10% (April 2004)
Worst Peak-to-Valley Draw-down:         - 20.72% (April 2004 -
                                        August 2004)
Leverage Employed:                      16% (average margin/equity)
2004 Compound Rate of Return ( 11 months):- 15.63%
2003 Compound Rate of Return:           9.63%
2002 Compound Rate of Return (10 months):3.73%
2001 Compound Rate of Return:           N/A
2000 Compound Rate of Return:           N/A
1999 Compound Rate of Return:           N/A

The fund was closed as of November 30, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Beach Fund Limited (1XL) for the period from March 2002 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This Fund is Closed -

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Fund Limited (1XL)
Inception of Client Account Trading:    March 1999
Inception of Client Account Trading in Program:March 2002
Number of Accounts Open:                0
Aggregate Assets Overall:               $ 1.405 billion
Aggregate Assets in Program:            $ 0
Worst Monthly Draw-down:                -9.26% (April 2004)
Worst Peak-to-Valley Draw-down:         - 21.54% (March 2004  to
                                        August 2004)
Leverage Employed:                      15% (estimated average margin/equity)
2004 Compound Rate of Return ( 11 months):- 11.89%
2003 Compound Rate of Return:           25.15%
2002 Compound Rate of Return (10 months):18.36%
2001 Compound Rate of Return:           N/A
2000 Compound Rate of Return:           N/A
1999 Compound Rate of Return:           N/A

The fund was closed as of November 30, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


                               Balanced App. - 2


The following summary performance information presents the composite performance results of the Beach Discretionary Fund (Cayman) Limited (1XL) for the period from April 2004 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Discretionary Fund (Cayman)
                                        Limited 1XL
Inception of Client Account Trading:    April 2004
Inception of Client Account Trading in Program:April 2004
Number of Accounts Open:                94
Aggregate Assets Overall:               $1.405 billion
Aggregate Assets in Program:            $280 million
Worst Monthly Draw-down:                -11.34% (April 2004)
Worst Peak-to-Valley Draw-down:         -23.08 (April 2004 to Aug 2004)
Leverage Employed:                      13% (estimated average margin/equity)
2004 Compound Rate of Return (8 months):-11.33%
2003 Compound Rate of Return:           N/A
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return:           N/A
2000 Compound Rate of Return:           N/A
1999 Compound Rate of Return:           N/A

The fund was not profitable as of November 30, 2004

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Beach Systematic Fund (Cayman SPC) Limited (1XL) for the period from April 2004 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Systematic Fund (Cayman SPC)
                                        Limited 1XL
Inception of Client Account Trading:    April 2004
Inception of Client Account Trading in Program:April 2004
Number of Accounts Open:                1
Aggregate Assets Overall:               $1.405 billion
Aggregate Assets in Program:            $8 million
Worst Monthly Draw-down:                -10.54% (April 2004)
Worst Peak-to-Valley Draw-down:         -27.40% (April 2004 - Sept 2004)
Leverage Employed:                      16% (average margin/equity)
2004 Compound Rate of Return (8 months):-24.68%
2003 Compound Rate of Return:           N/A
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return:           N/A
2000 Compound Rate of Return:           N/A
1999 Compound Rate of Return:           N/A

The fund was not profitable as of November 30, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Beach Fund (Cayman SPC) Limited for the period from April 2004 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Fund (Cayman SPC) Limited
Inception of Client Account Trading:    April 2004
Inception of Client Account Trading in Program:April 2004
Number of Accounts Open:                3
Aggregate Assets Overall:               $1.405 billion
Aggregate Assets in Program:            $29 million
Worst Monthly Draw-down:                -11.51% (April 2004)
Worst Peak-to-Valley Draw-down:         -25.64% (March 2004 to Aug 2004)
Leverage Employed:                      15% (estimated average margin/equity)
2004 Compound Rate of Return (8 months):-18.61%
2003 Compound Rate of Return:           N/A
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return:           N/A
2000 Compound Rate of Return:           N/A
1999 Compound Rate of Return:           N/A

The fund was not profitable as of November 30, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Beach Discretionary Fund (Cayman) Limited (1XL) for the period from April 2004 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Discretionary Fund (Cayman)
                                        Limited 1XL
Inception of Client Account Trading:    April 2004
Inception of Client Account Trading in Program:April 2004
Number of Accounts Open:                28
Aggregate Assets Overall:               $1.405 billion
Aggregate Assets in Program:            $88 million
Worst Monthly Draw-down:                -32.64% (April 2004)
Worst Peak-to-Valley Draw-down:         -55.74 (April 2004 to Aug 2004)
Leverage Employed:                      13% (estimated average margin/equity)
2004 Compound Rate of Return (8 months):-34.31%
2003 Compound Rate of Return:           N/A
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return:           N/A
2000 Compound Rate of Return:           N/A
1999 Compound Rate of Return:           N/A

The fund was not profitable as of November 30, 2004

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.



                               Balanced App. - 3


                                   CAMPBELL

BACKGROUND OF CAMPBELL

     Campbell was organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at Court Towers Bldg., 210 West Pennsylvania Avenue #770, Towson, Maryland 21204, and its telephone number is (410) 296-3301. Campbell's primary business is the trading and management of discretionary futures and forward accounts, including commodity pools. Campbell has been registered with the CFTC as a commodity pool operator since 1982 and as a commodity trading advisor since 1978, and is a member of the NFA in such capacities.

PRINCIPALS OF CAMPBELL

  Theresa D. Becks

     Theresa D. Becks, born in 1963, joined Campbell in June 1991 and has served as the Chief Financial Officer and Treasurer since 1992, and Secretary and a Director since 1994. In addition to her role as CFO, Ms. Becks also oversees administration, compliance and trade operations. Ms. Becks is currently a member of the Board of Directors of the Managed Funds Association. From 1987 to 1991, she was employed by Bank Maryland Corp, a publicly held company, as a Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is an Associated Person of Campbell.

  D. Keith Campbell

     D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell since it began operations, was President until 1994, and was Chief Executive Officer until 1997. Mr. Campbell is the majority voting stockholder of Campbell. From 1971 to 1978, he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell is an Associated Person of Campbell.

  William C. Clarke, III

     William C. Clarke, III, born in 1951, joined Campbell in June 1977 and has served as an Executive Vice President since 1991 and a Director since 1984. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research, which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an Associated Person of Campbell.

  Bruce L. Cleland

     Bruce L. Cleland, born in 1947, joined Campbell in January 1993 and has served as President and a Director since 1994, and Chief Executive Officer since 1997. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the National Futures Association, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell.

  Kevin M. Heerdt

     Kevin M. Heerdt, born in 1958, joined Campbell in March 2003 and has served as Executive Vice President-Research since then. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. From February 2002 to March 2003, he was self-employed through Integrity Consulting. Previously, Mr. Heerdt worked for twelve years at Moore Capital Management, Inc., where he was a Director until 1999, and a Managing Director from 2000 to 2002. Mr. Heerdt holds a B.A. in Economics and in International Relations from the University of Southern California. Mr. Heerdt is an Associated Person of Campbell.

  James L. Little

     James M. Little, born in 1946, joined Campbell in April 1990 and has served as Executive Vice President-Business Development and a Director since 1992. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From 1989 to 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From 1984 to 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is an Associated Person of Campbell.

  Craig A. Weynand

     Craig A. Weynand, born in 1969, joined Campbell in October 2003 as Vice President and has served as General Counsel since November 2003. In this capacity, he is involved in all aspects of legal affairs and regulatory oversight, as well as managerial oversight of compliance and trade operations. From May 1990 to September 2003, Mr. Weynand was employed by Morgan Stanley, serving as Senior Trader for Morgan Stanley Futures and Currency Management Inc., a commodity trading advisor, until 1998 and as Vice President - Director of Product Origination & Analysis for the Morgan Stanley Managed Futures Department until his departure. Mr. Weynand holds a B.S. in International Business and Marketing and an M.B.A. in Economics from New York University, and a J.D. from the Fordham University School of Law. Mr. Weynand is a member of the New York State Bar and serves on the Government Relations Committee of the Managed Funds Association. Mr. Weynand is an Associated Person of Campbell.

  C. Douglas York

     C. Douglas York, born in 1958, has been employed by Campbell since November 1992, was appointed a Senior Vice President-Trading in 1997, and has served as Executive Vice President-Trading since 2003 and a Director since 2001. His duties include managing daily trade execution for the assets under Campbell's management. From 1991 to 1992, Mr. York was the Global Foreign
Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an Associated Person of Campbell.

                          CAMPBELL TRADING POLICIES

     Campbell makes trading decisions for all clients' accounts using proprietary technical trading models which analyze market statistics. Investors are cautioned that since the trading models are proprietary, it is not possible to determine whether Campbell is following the models or not. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past.

     Campbell trades the following five portfolios:

           (i)  The Financial, Metal & Energy Large Portfolio
           (ii) The Financial, Metal & Energy Small (Above $5 Million)
           Portfolio
           (iii)The Financial, Metal & Energy Small (Below $5 Million)
           Portfolio
           (iv) The Foreign Exchange Portfolio
           (v)  The Global Diversified Large Portfolio

     Campbell's trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. No one market exceeds 15% of a total portfolio allocation. Portfolio composition(s), including contracts traded and percentage allocations to each sector my frequently fluctuate in response to changes in market volatility.

     Campbell believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell's intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independently of the other models.

     Over the course of a medium- to long-term trend, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances, some of Campbell's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell's research indicates that this is well compensated for by the decreased volatility of performance that may result.

     Campbell's trading models may include trend-following trading models, counter-trend trading models and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

     While Campbell normally follows a disciplined systematic approach to trading, on occasion, it may override the signals generated by the trading models such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell's discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

     Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

     From time to time, Campbell may increase or decrease the total number of contracts held based on increases or decreases in an account's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

     Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client's account will range between 5% and 30% of the account's net assets. From time to time, margin commitments may be above or below this range.

     The number of contracts that Campbell believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client's portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken.

                           CAMPBELL TRADING PROGRAM

     Campbell offers two versions of the FME Portfolio, the FME Large Portfolio and the FME Small Portfolio. The assets allocated to Campbell will be traded pursuant to the FME Large Portfolio. Accounts in the FME Large Portfolio maintain separate clearing accounts for futures, forward and option contracts in the cash markets that do not have futures equivalents.

                           CAMPBELL MARKETS TRADED

    Both FME Large and Small Portfolios trade in foreign currencies, precious and base metals, energy products, stock market indices and interest rates.

                         PAST PERFORMANCE OF CAMPBELL

     The Capsule Performance Table which follows presents the composite performance results of the FME Large Portfolio for the period from January 1999 through November 2004. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                             FME LARGE PORTFOLIO

MONTH     2004  2003  2002  2001  2000  1999
January  2.36% 7.75% -0.71%-1.09%3.70% -4.83%
February 10.79%7.71% -1.98%0.71% -0.35%1.45%
March    0.94% -4.38%-1.60%6.97% -1.96%0.87%
April    -6.67%2.77% -4.03%-8.09%-1.86%5.60%
May      -0.54%2.09% 4.12% 1.23% 2.74% -3.25%
June     -3.14%-0.77%7.73% -1.71%1.95% 4.63%
July     -0.61%-4.56%7.64% 1.45% -1.72%-0.15%
August   -1.10%2.42% 3.61% 2.10% 3.08% 1.22%
September-1.54%-1.37%3.90% 6.94% -3.23%1.75%
October  2.40% 2.84% -4.75%4.96% 3.19% -4.25%
November*4.00% 0.79% -1.31%-9.62%5.98% 0.53%
December       4.29% 3.65% 3.72% 2.38% 3.64%
YEAR*    6.10% 20.41%16.39%6.20% 14.31%6.81%

*  Estimate for 2004.

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Financial Metal & Energy Large
                                          Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    April 1983
Number of Accounts Open:                  29
Total Assets Managed by CTA:              $9,035,000,000 estimate
Total Assets Traded According to the Program:$8,082,200,000 estimate
Worst Monthly Percentage Drawdown:        -9.62% (November 2001)
Worst Peak-to-Valley Drawdown:            -13.84% (October 2001 - April 2002)
Number of Profitable Accounts That Have Opened and Closed:5
Range of Returns Experienced by Profitable Accounts:0.12% - 23.03%
Number of Unprofitable Accounts That Have Opened and Closed:0
Range of Returns Experienced by Unprofitable Accounts:N/A

Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client..

Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.


                               Balanced App. - 4



                            PROGRAMS NOT UTILIZED

    The following are programs of Campbell that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of the FME Small (Above $5 Million) Portfolio for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        FME Small (Above $5 Million)
                                          Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    February 1995
Number of Accounts Open:                  7
Total Assets Managed by CTA:              $9,035,000,000 estimate
Total Assets Traded According to the Program:$115,800,000 estimate
Worst Monthly Percentage Draw-down:       -9.94% (November 2001)
Worst Peak-to-Valley Draw-down:           -15.41% (October 2001 - April 2002)
Number of Profitable Accounts That Have Opened and Closed:8
Range of Returns Experienced by Profitable Accounts:2.10% - 45.10%
Number of Unprofitable Accounts That Have Opened and Closed:4
Range of Returns Experienced by Unprofitable Accounts:-2.82% - -11.56%
2004 Compound Rate of Return (11 months): 5.11% estimate
2003 Compound Rate of Return:             18.45%
2002 Compound Rate of Return:             12.65%
2001 Compound Rate of Return:             1.33%
2000 Compound Rate of Return:             9.02%
1999 Compound Rate of Return:             6.80%

Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

*For the period January 1999 to April 2004, performance has been calculated using the Fully-Funded Subset method in accordance with CFTC guidelines. Performance since May 2004 has been calculated using the Only Accounts Traded
(OAT) method. See the discussion of these methods in the Notes following this performance presentation.



                               Balanced App. - 5



    The following summary performance information presents the composite performance results of the FME Small (Below $5 Million) Portfolio for the period from July 2000 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- This Portfolio is Closed to New Investors -

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        FME Small (Below $5 Million)
                                          Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    July 2000
Number of Accounts Open:                  6
Total Assets Managed by CTA:              $9,035,000,000 estimate
Total Assets Traded According to the Program:$11,500,000 estimate
Worst Monthly Percentage Draw-down:       -11.84% (November 2001)
Worst Peak-to-Valley Draw-down:           -17.19% (October 2001 - April 2002)
Number of Profitable Accounts That Have Opened and Closed:12
Range of Returns Experienced by Profitable Accounts:0.53% - 30.18%
Number of Unprofitable Accounts That Have Opened and Closed:4
Range of Returns Experienced by Unprofitable Accounts:-0.81% - -13.64%
2004 Compound Rate of Return (11 months): 9.58% estimate
2003 Compound Rate of Return:             10.90%
2002 Compound Rate of Return:             25.28%
2001 Compound Rate of Return:             -3.76%
2000 Compound Rate of Return (6 months):  13.12%
1999 Compound Rate of Return:             N/A

Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

*For the period January 1999 to April 2004, performance has been calculated using the Fully-Funded Subset method in accordance with CFTC guidelines. Performance since May 2004 has been calculated using the Only Accounts Traded
(OAT) method. See discussion of these methods in the Notes following this performance presentation.



                               Balanced App. - 6



    The following summary performance information presents the composite performance results of the Global Diversified Large Portfolio for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Global Diversified Large Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    February 1986
Number of Accounts Open:                  3
Total Assets Managed by CTA:              $9,035,000,000 estimate
Total Assets Traded According to the Program:$702,000,000 estimate
Worst Monthly Percentage Draw-down:       -9.95% (November 2001)
Worst Peak-to-Valley Draw-down:           -14.59% (October 2001 - April 2002)
Number of Profitable Accounts That Have Opened and Closed:0
Range of Returns Experienced by Profitable Accounts:N/A
Number of Unprofitable Accounts That Have Opened and Closed:0
Range of Returns Experienced by Unprofitable Accounts:N/A
2004 Compound Rate of Return (11 months): 7.73% estimate
2003 Compound Rate of Return:             18.81%
2002 Compound Rate of Return:             14.98%
2001 Compound Rate of Return:             5.89%
2000 Compound Rate of Return :            11.18%
1999 Compound Rate of Return:             4.57%

Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.


                               Balanced App. - 7



    The following summary performance information presents the composite performance results of the Global Diversified Small Portfolio for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This Portfolio is Closed -

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Global Diversified Small Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    June 1997
Number of Accounts Open:                  0
Total Assets Managed by CTA:              $9,035,000,000 estimate
Total Assets Traded According to the Program:$0
Worst Monthly Percentage Draw-down:       -12.47% (November 2001)
Worst Peak-to-Valley Draw-down:           -17.60% (October 2001 - April 2002)
Number of Profitable Accounts That Have Opened and Closed:0
Range of Returns Experienced by Profitable Accounts:N/A
Number of Unprofitable Accounts That Have Opened and Closed:0
Range of Returns Experienced by Unprofitable Accounts:N/A
2004 Compound Rate of Return:             N/A
2003 Compound Rate of Return (9 months):  3.91%
2002 Compound Rate of Return:             22.73%
2001 Compound Rate of Return:             -1.16%
2000 Compound Rate of Return:             17.59%
1999 Compound Rate of Return:             2.51%

Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

*Performance has been calculated using the Fully-Funded Subset method in accordance with CFTC guidelines. See discussion of this method in the Notes following this performance presentation.



                               Balanced App. - 8


    The following summary performance information presents the composite performance results of the Foreign Exchange Portfolio for the period from January 1999 through November 2004.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Foreign Exchange Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    November 1990
Number of Accounts Open:                  6
Total Assets Managed by CTA:              $9,035,000,000 estimate
Total Assets Traded According to the Program:$123,700,000 estimate
Worst Monthly Percentage Draw-down:       -6.71% (July 2003)
Worst Peak-to-Valley Draw-down:           -15.22% (February 2004 - August 2004)
Number of Profitable Accounts That Have Opened and Closed:2
Range of Returns Experienced by Profitable Accounts:1.54% - 32.70%
Number of Unprofitable Accounts That Have Opened and Closed:0
Range of Returns Experienced by Unprofitable Accounts:N/A
2004 Compound Rate of Return (11 months): -2.73% estimate
2003 Compound Rate of Return:             38.81%
2002 Compound Rate of Return:             10.76%
2001 Compound Rate of Return:             15.92%
2000 Compound Rate of Return:             11.39%
1999 Compound Rate of Return:             7.19%

Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

*Performance through March 2002 was calculated using the Fully-Funded Subset method in accordance with CFTC guidelines. Performance since April 2002 has been calculated using the Only Accounts Traded (OAT) method. See the discussion of these methods in the notes following this performance presentation.



NOTE: FROM APRIL 2002 THROUGH FEBRUARY 2003, THE FOREIGN EXCHANGE PORTFOLIO PERFORMANCE RESULTS REFLECT THE PERFORMANCE OF ONLY ONE NOTIONALLY FUNDED ACCOUNT WITH CLIENT-IMPOSED PORTFOLIO RESTRICTIONS, AND THEREFORE DOES NOT NECESSARILY REFLECT THE RESULTS THAT MAY HAVE OCCURRED WITHOUT THESE RESTRICTIONS.



                               Balanced App. - 9


    The following summary performance information presents the composite performance results of the Interest Rates, Stock Indices & Commodities Portfolio for the period from January 1999 through November 2004.


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- This Portfolio is Closed -

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Interest Rates, Stock Indices &
                                          Commodities Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    February 1996
Number of Accounts Open:                  0
Total Assets Managed by CTA:              $9,035,000,000 estimate
Total Assets Traded According to the Program:$0
Worst Monthly Percentage Draw-down:       -16.13% (November 2001)
Worst Peak-to-Valley Draw-down:           -21.16% (October 2001 - February
                                          2002)
Number of Profitable Accounts That Have Opened and Closed:0
Range of Returns Experienced by Profitable Accounts:N/A
Number of Unprofitable Accounts That Have Opened and Closed:0
Range of Returns Experienced by Unprofitable Accounts:N/A
2004 Compound Rate of Return:             N/A
2003 Compound Rate of Return:             N/A
2002 Compound Rate of Return (3 months):  0.48%
2001 Compound Rate of Return:             -0.71%
2000 Compound Rate of Return:             18.12%
1999 Compound Rate of Return:             6.85%

Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.





                              Balanced App. - 10


    The following summary performance information presents the composite performance results of the Ark Portfolio for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- This Portfolio is Closed -

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Ark Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    September 1996
Number of Accounts Open:                  0
Total Assets Managed by CTA:              $9,035,000,000 estimate
Total Assets Traded According to the Program:$0
Worst Monthly Percentage Draw-down:       -11.69% (November 2001)
Worst Peak-to-Valley Draw-down:           -21.62% (October 2001 - April 2002)
Number of Profitable Accounts That Have Opened and Closed:3
Range of Returns Experienced by Profitable Accounts:13.36% - 59.01%
Number of Unprofitable Accounts That Have Opened and Closed:3
Range of Returns Experienced by Unprofitable Accounts:-0.47% - -6.02%
2004 Compound Rate of Return (8 months):  -6.96%
2003 Compound Rate of Return:             7.88%
2002 Compound Rate of Return:             39.95%
2001 Compound Rate of Return:             -4.35%
2000 Compound Rate of Return:             28.86%
1999 Compound Rate of Return:             28.27%

Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

*For the period January 1999 to April 2004, performance has been calculated using the Fully-Funded Subset method in accordance with CFTC guidelines. Performance since May 2004 has been calculated using the Only Accounts Traded
(OAT) method. See discussion of these methods in the Notes following this performance presentation.

NOTE TO TABLES:

Except as noted on the tables, the "Rate of Return" for a period for all tables is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of rates of return, except for accounts that close on the last day of a period, in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. The rate of return is calculated using the Only Accounts Traded (OAT) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.

Where noted, Campbell adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an advisory published by the CFTC. The "Rate of Return" is calculated by dividing the net performance of the Fully-Funded Subset (the accounts trading no notional equity) by the beginning net assets of the Fully-Funded Subset (including additions and excluding withdrawals during the month), except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method.


                              Balanced App. - 11


                                    C-VIEW

BACKGROUND OF C-VIEW

    C-View was incorporated in the British Virgin Islands on September 12, 1997. C-View has been a member of the NFA and has been registered with the CFTC as a commodity trading advisor since April 9, 1998. It has also been registered with the CFTC as a commodity pool operator since April 10, 2003. Its main business office is located at International Trust Building, Road Town, Tortola, British Virgin Islands. Such registration and membership do not imply that the CFTC or the NFA have endorsed C-View's qualifications to provide the advisory services described herein. C-View currently offers a program which trades spot and forward foreign exchange in the interbank market, NDF's (non deliverable forwards) and OTC currency options.

PRINCIPALS OF C-VIEW

  Alan Paul Chappell

   Paul Chappell, born in 1954, is the Chief Executive Officer and Senior Trader at C-View and has been involved in the currency market since 1974.
  Originally employed as a manager at Hambros  Bank  in  London,  he became involved initially in foreign exchange marketing and subsequently went into trading. In 1978, he joined Chemical Bank in London as a trader and then assumed responsibility for FX Spot Trading activities. He was later promoted and transferred to Frankfurt as Foreign Exchange Manager.

   In 1985 he was hired  by  Bank  of  America  in London to develop the
London Foreign Exchange Trading operations and later was given the responsibility of Head of Foreign Exchange Trading for Europe, Middle East and Africa. In 1994 he was given role of Global Product Manager for
Foreign Exchange. In this position he co-ordinated the development, structure and customer service of 23 FX Trading operations in all the major global locations and was directly and indirectly responsible for a total of more than 450 FX operatives world-wide. He was also at the forefront of
development  of  the  Electronic  Brokering  System    ("EBS ")  in
association with a number of other leading banks which today commands 35% of the total of all brokered interbank spot market FX deals.

   In September 1996 Mr. Chappell left the banking Industry and set up C-View. C-View is regulated by the Securities and Futures Authority as an Investment Advisory Company.

  Lauwerus R. van Eesteren

  Mr. Eesteren, born in 1959, joined C-View in May 2001 and is a Principal at C-View. , Mr. Van Eesteren holds a Masters Degree of International Management from `Thunderbird', Graduate School of International Management and a B.A. from the University of Pudget Sound, completing three years of studies at Nijenrode, the Netherlands School of Business. Mr. Esteren started his financial career at Salomon Brothers (formerly Philipp Brothers) in New York . He was a Senior Proprietary Trader and Global Head of Currency Options at Bank of America, London, New York and Tokyo. He was also an Executive Director and a Senior Proprietary trader at Union Bank of Switzerland, London . He was a Senior Proprietary Trader and Senior
Vice President at Nationsbank, Chicago and London. Between 1998 and 2001 he was at Dresdner Kleinwort Wasserstein, London, where he ran Foreign Exchange Proprietary Trading. Mr. Esteren joined C-View in May 2001.

  Steven Haydon

   Mr. Haydon, a Principal of C-View, joined C-View in May 2003. From 1997 to 2002, Mr. Haydon worked at Bank of America London where he specialised in minor and emerging currencies. Having been appointed as Managing Director in 1999, Mr. Haydon ran a team that covered all regional currencies from Asia, Eastern Europe and Latin America.


   Prior to working at Bank of America, Mr. Haydon worked for National Westminster Bank from 1978 to 1997. He performed a wide variety of trading roles including 3 years working in Tokyo, managing a proprietary desk on European interest rates, and finally managing the minor and emerging currency desk from 1995 to 1997 as an Associate Director.


   Prior to joining the FX trading area in 1982, Mr. Haydon performed a variety of support roles within Nat West's International Banking Division.

  Quinn Joseph Hebert

    Mr. Herbert, born in 1963, is a director at C-View. He was a corporate associate at the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre law firm in New Orleans, Louisiana from 1988 to 1993. He handled general corporate advices and various mergers and acquisitions transactions including initial public offerings, debt offerings and various financial restructuring transactions. Thereafter he joined Ceanic Corporation (formerly American Oilfield Divers, Inc.), or Ceanic, in Houston, Texas., as a V.P. and General Counsel from 1993 to 1998. While at Ceanic, he was a member of a four person Executive Committee responsible for the strategic direction of company. Ceanic was acquired by Stolt Comex Seaway S.A., or SCS, in August 1998. From November 1998 to the present, Mr. Hebert served as the President and CEO for SCS's North Americas Region, where he handles the traditional duties of President/CEO and is responsible for profit and loss of USD$200 million plus annual revenues, 1,000 plus full time employees and USD$175 million of operating assets.

    Mr. Herbert received his B.A., summa cum laude, from Louisiana State University in 1985 and a Juris Doctor from Boston College Law School in May 1988. While at Boston College Law School, he was the Executive Editor of the Boston College International and Comparative Law Review. Mr. Herbert is admitted to practice law in the State of Louisiana and is a member of American Bar Association and the American Corporate Counsel Association.

  Jim Thomson

     Mr. Thomson, a Principal of C-View, has joined C-View as an Investment Advisor from BankOne, where he was responsible for market making in Japanese Yen products. Prior to that he spent 10 years (1992-2002) at AIG Trading Corp, where he had two spells of managing the London Spot desk and proprietary trading, focusing on the provision of services to the diverse customer base and specialising in the risk and liquidity management of significant FX flows. From 1990 to 1992, he was employed by Security Pacific Bank, where he was recruited to build and run a sterling cross currency book. He started his City career at Midland Bank in 1986, after having qualified in Industry as a Chartered Management Accountant, joining Midland as a Financial Analyst, before transferring to the Treasury division to join a Treasury sales team, progressing from there to the Spot desk to trade spot FX.


  Jan Vos


   Mr. Vos, born in 1956, is a general partner at C-View. Mr. Vos has been
registered as a Principal of C-View since March 2003.   Mr. Vos is a principal
and portfolio manager at C-View and is also a Principal and manager of C~View. Mr. Vos has over 20 years of financial markets trading experience. He began his professional career in 1979 at Tradax, a subsidiary of Cargill in Amsterdam, where he traded commodities and currencies. He then moved to Bankers Trust in London, where he traded currencies, and thereafter to Citibank in Paris, where he served as Manager of FX forwards. Mr. Vos has also been a Proprietary Trader of currency and interest rate swaps at Citibank in New York; Executive Director and Senior Proprietary Trader at Union Bank of Switzerland in London, where he traded currencies, fixed income and bullion; and Executive Director and Senior Proprietary Trader at Goldman Sachs in London and New York; where he traded currencies, fixed income, bullion commodities and equity indexes. Mr. Vos also was a Fund Manager at Credit Suisse First Boston in London, where he traded currencies, fixed income, bullion; commodities and equity indexes and Manager of Proprietary Trading at Credit Suisse First Boston in New York. Mr. Vos also acted as Senior Proprietary Trader at Commerce Bank in London and Frankfurt and Barclays Capital in London.

  Pinnacle Trust

    Pinnacle Trust is a discretionary trust set up in March 1993 which is the beneficial owner of C-View. Pinnacle Trust has been registered as a Principal of C-View since January 2003.

    Mr. Paul Chappell is primarily responsible for making trading decisions on behalf of C-View.

                C-VIEW INVESTMENT STRATEGY AND TRADING PROGRAM

    The C-View Currency Program (1x & 3x)'s approach is discretionary, based on a combination of fundamental analysis, technical analysis and market psychology. The intention is to capture profits from short to medium-term price trends while maintaining profitability in ranging markets.

    The trading methods and strategies utilized by C-View are proprietary and confidential. As a result the following discussion is necessarily of a general nature and is not intended to be exhaustive. C-View reserves the right to alter any trading strategy or method without prior approval by or notice to its clients.

    C-View aims to maximize returns through the active trading of foreign exchange in the interbank spot, forward and options markets. Profits are sought from fluctuations in exchange rates, and from the differentials in interest rates reflected in the value of currencies. The approach is discretionary, combining fundamental analysis, technical analysis and an understanding of market psychology. In addition, C-View accesses flow information from major dealing rooms to assist in determining market views.

    C-View favors a portfolio approach that enables maximum profits to be generated within a disciplined, low-risk environment. This is accompanied by short term trading in the major currencies from both a portfolio hedging and an opportunistic perspective. C-View will carefully analyze the relative values of a wide range of currencies and construct a portfolio of positions when risk/return ratios appear to be above average. The positions are based on the potential for currencies to appreciate or depreciate. This approach may be supplemented by the running of positions for yield; from time to time there are sizeable differences in interest rates between currencies, but subdued or beneficial exchange rate movements. These positions are taken on an outright basis using forwards and NDF's (non deliverable forwards) of up to three months. On occasion, C-View will undertake longer dated forwards and options.

    Currency options are used sparingly for two purposes. Vanilla options are used to prolong a strategy that has reached its cash objective or to provide protection for a potentially volatile position. Both vanilla and second generation options are used to express a view within a framework of limited risk. Strategies are employed that provide pre-determined maximum profit and loss values and are used so that no option strategy undertaken has an unlimited downside.

    C-View supplements the portfolio strategy with shorter term, opportunistic trading of the major currencies. This is not only when currencies are fluctuating within a pre-determined trading range, but may also be when a particular short-term trend is identified. C-View may occasionally trade the minor currencies where range characteristics similar to the majors are identified, but this depends on the prevailing liquidity and spread of price.

    Positions are usually exited when targets are achieved, the pre-set loss limit is reached, or the market behaves differently from expectations. C-View will sometimes take a contrarian approach, selling into extended rallies, buying in on sell-offs and taking advantage of opportunities when market information indicates overwhelming sentiment in a particular direction.

    C-View will undertake exposure in any liquid, convertible currency and also those with spot convertibility and an NDF (non-deliverable forward) market. A series of modifiers are used to determine the maximum position taken in any one currency. The main modifiers applied in both spot and forward markets are those of liquidity, volatility and predictability. C-View will not, however, undertake all available positions at once or put on a sizeable exposure in the same day. The overall risk analysis for the total exposure is the ultimate constraint.

    Irrespective of C-View's overall opinion on a currency, positions are established or reduced primarily on a tactical basis.

    There are obvious hedge currencies or relationships that are used alongside each currency. In addition, risk factors may be mitigated by having cross positions, some of which are predominantly for yield; this tends to lead to larger nominal positions. For example, a carry trade involving the holding of a currency against the components of its basket has different risk characteristics to USD/EUR, and may yield returns from the interest differential. In some instances the interest differential may be sufficiently large to offset the risk of anything but reasonably sizeable exchange rate movements, as for example in the case of the Hungarian Forint or the Polish Zloty.

    Leverage is used to enhance total returns. The program allows a maximum leverage of 4 times the net assets, however, the actual amount of leverage will be dictated by the use of risk management technology detailed below. Typically, the program is leveraged less than this maximum.

    C-View plans to continue the testing and reworking of its trading methodology and, therefore, retains the discretion to revise any method or strategy, including the technical or fundamental trading factors used, forex interests traded and/or the money management principles applied. Such revisions, unless deemed material, will not be made known to clients.

  Risk Management Activities

    In order to achieve the risk management process C-View maintains a comprehensive risk management facility in order to review daily the currency and currency option exposures which it holds. This facility utilizes what is becoming industry standard volatility analysis assessing value-at-risk, or VAR, or earnings-at-risk, or EAR. The delta values of currency options are incorporated into the process.

CURRENCIES TRADED

    MAJOR CURRENCIES    Australia (AUD) Canada (CAN), Eur (EUR) Japan (JPY)
Switzerland (CHF) United Kingdom (GBP)

    MINOR CURRENCIES    Argentina (ARG) Brazil (BRA) China (CNY) Czech Rep
(CZK) Denmark (DKR) Greece (GRD) Hong Kong (HKD) Hungary (HUF) India (INR) Indonesia (IDR) Mexican (MXP) New Zealand (NZD), Norway (NOK) Philippines (PHP) Poland (PLZ) Saudi Arabia (SAR) Singapore (SGD) South Africa (ZAR) South Korea
(KRW) Sweden (SEK) Taiwan (TWD) Thailand (THB) Turkey (TRL)

                          PAST PERFORMANCE OF C-VIEW

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by C-View during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          C-VIEW LIMITED 3X PROGRAM

MONTH               2004          2003      2002   2001   2000   1999
January      1.76%     - 1.66%  0.26%  2.70%  0.15%  0.78%
February    -0.35%     -0.71% -1.93%  1.41%  0.96% -0.15%
March       2.17 %     0.57%   1.29% -0.57% -1.02%  5.49%
April        0.13%     0.72%   0.89%  1.17%  0.18%  0.69%
May          1.45%      0.03%         2.33%  2.43%  1.02% -0.54%
June        -0.54%     -1.44%         1.32%  2.55% -0.24%  5.40%
July         0.93%      0.44%         1.13%  2.36%  0.84%  0.96%
August       0.53%      0.68%        -0.18%  1.96%  1.38%  1.38%
September   -0.35%     1.38%   0.44%  0.56%  0.99%  0.99%
October*     2.50%      0.12%        -0.09% -1.99% -2.34%  1.95%
November*    1.76%      1.06%         0.76%  1.24%  0.99%  0.51%
December                1.27%         0.14%  0.98%  1.35%  3.09%
YEAR            10.44% 2.51%   6.47% 15.72%  4.27% 22.35%

*  Actual performance of C-View Currency Series Class-1

Name of CTA:                                  C-View International Limited
Name of Trading Program:                      C-View Limited 3X Program
Inception of Trading:                         Oct. 1996
Inception of this Program:                    Oct. 2000
Current Total Assets under Management as of November 30, 2004:
                                              $ 162.4 million
Current Total Assets in this Program as of November 30, 2004:
                                              $ 148.1 million
Worst Monthly Draw-down:                      -2.44% ( January 2003)
Worst Peak-to-Valley Draw-down:               -2.44% ( December 2002 to
                                              January 2003)
Number of Accounts Traded Pursuant to Program as of November 30, 2004:4
Number Closed with Profit:                    0
Number Closed with Loss:                      1
Leverage Employed:                            1.3 (average)

Rates of Return are calculated by dividing net performance for the period by beginning net asset value plus the time-weighted value additions and withdrawals for the period. The annual Rates of Return are shown on a compounded basis.

The Capsule Performance Table below was prepared based on notionally funded subset of accounts.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                             PROGRAMS NOT UTILIZED

    The following are programs of C-View that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of C-View Limited 1X Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                C-View International Limited
Name of Program:                        C-View Limited 1X Program
Inception of Client Account Trading by Trading Advisor:Oct 1996 Inception of Client Account Trading in Program:Oct 1996
Number of Open Accounts:                9
Aggregate Assets (excluding "notional" equity) Overall:$ 56,330,000 Aggregate Assets (including "notional" equity) Overall:$ 162,400,000
Aggregate Assets in Program:            $ 15,965,000
Worst Monthly Draw-down:                -0.55% ( October 2000)
Worst Peak-to-valley Draw-down:         -0.66% ( January 2003 to
                                        February 2003)
Number of Profitable Closed Accounts:   11
Number of Unprofitable Closed Accounts: 4
Leverage Employed:                      1.3 (average)
2004 Compound Rate of Return ( 11 months): 4.14%%
2003 Compound Rate of Return:           0.45%
2002 Compound Rate of Return:           1.67%
2001 Compound Rate of Return:           3.62%
2000 Compound Rate of Return:           -0.15%
1999 Compound Rate of Return:           5.39%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of C-View Limited 2X Program for the period from January 1999 through November 2004.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- This Program is Closed -

Name of Trading Advisor:                  C-View International Limited
Name of Program:                          C-View Limited 2X Program
Inception of Client Account Trading by Trading Advisor:Oct 1996
Inception of Client Account Trading in Program:Oct 2000
Number of Open Accounts:                  0
Aggregate Assets (excluding "notional" equity) Overall:$ 56,330,000 Aggregate Assets (including "notional" equity) Overall:$ 162,400,000 Aggregate Assets (excluding "notional" equity) in Program:N/A
Aggregate Assets (including "notional" equity) in Program:N/A
Worst Monthly Draw-down:                  -2.05% ( October 2001)
Worst Peak-to-valley Draw-down:           -2.60% ( November 2002 to March
                                          2003)
Number of Profitable Closed Accounts:     8
Number of Unprofitable Closed Accounts:   4
Leverage Employed:                        1.3 (average)
2004 Compound Rate of Return:             N/A
2003 compound rate of return: (11 months):-2.76%
2002 compound rate of return:             2.06%
2001 compound rate of return:             4.32%
2000 compound rate of return:             -0.73%
1999 compound rate of return:             10.95%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                     C-VIEW INTERNATIONAL MANAGED ACCOUNT

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


ACCOUNTS        A    B    C       D       E    F   G    H       I      J       K          L           M      N
                %    %    %       %       %    %   %    %       %      %       %          %           %      %
October 1999
November 1999                            -0   -0
                                        .07  .13
December 1999                            0.91 0.53
January 2000                             0.86 0.68
February 2000                            0.56 0.40
March 2000                               -0   0.03
                                        .31
April 2000                               -0   0.13
                                        .39
May 2000                      0.09       -0   0.12
                                        .67
June 2000                     -0.23      -1   -0
                                        .00  .05
July 2000                -0   0.18       -1   -0
                        .05             .05  .12
August 2000              0.29 0.28       -1
                                        .01
September 2000           0.30 0.39       -0
                                        .80
October 2000   -0   -0   -1   -0.68      -1
              .21  .19  .22             .72
November 2000  0.11 0.05 0.24 0.24       -1
                                        .46
December 2000  0.07 0.21 0.03 0.13
January 2001   0.18 0.64 0.52 0.43
February 2001  0.08 0.30 0.34 0.24
March 2001     -0   -0   -0   -0.59
              .04  .38  .52
April 2001     0.11 0.60 0.33 0.29
May 2001       0.29 0.98 1.20 0.08
June 2001      0.68 0.52 0.14 0.36
July 2001      0.66 0.25 0.11 0.29
August 2001    0.59 0.70 -0   0.32
                        .73
September 2001 0.08 0.16 -0   -0.22
                        .07
October 2001   -0   -0   0.10 -0.91
              .14  .58
November 2001  0.17 0.64 -0   0.05
                        .29
December 2001  0.34 1.08 -0   0.02
                        .10
January 2002   0.12 0.68 -0   0.03                 0   0.07 0.09           0.04
                        .09                       .09
February 2002  -0   -0        0.12                 0   0.28 0.23           0.05
              .56  .50                            .74
March 2002     0.33 0.34      0.08                 0   0.25 0.08           0.24
                                                  .01
April 2002     0.09 0.14      0.07                 0   0.10 0.10           0.14
                                                  .06
May 2002       0.43 0.73      0.67                 0   0.62 0.72           0.74
                                                  .62
June 2002      0.15 0.55      0.31                 0   0.34 0.32       0   0.44
                                                  .60                 .44
July 2002      0.14 0.54      0.32                 0   0.17 0.22       0   0.30
                                                  .27                 .32
August 2002    0.09 0.39      0.03                     -0   -0.08      0   0.01
                                                      .07             .04
September 2002 -0   -0        0.19                     0.20 0.14       0   0.18
              .08  .10                                                .21
October 2002        0.29      -0.03                    -0   -0.04      0   -0.05
                                                      .03             .03
November 2002       -0        0.13                     0.21 0.19       0   0.18
                   .03                                                .13
December 2002       0.15      0.07                     0    0.027          0.14       0.35
                                                      .025
January 2003        -0        -0.33                    -0   -0.47          -0.6       0.35
                   .74                                .60
February 2003       -0        -0.31                    -0   -0.27          -0.13      0.31
                   .36                                .13
March 2003          0.03      0.08                     0.05 0.19           -0.05      0.25
April 2003          0.53      0.44                     0.22 0.06           0.66       0.15
May 2003            -0.1      0.03                     -0   0.28           -0.48      0.13
                                                      .16
June 2003           -0        -0.33                    -0   -0.48          -1.35      1.79
                   .55                                .45
July 2003           0.26      0.00                     0.11 0.07           0.33       0.42
August 2003                   0.15                     0.16 0.18           0.48       0.88
September 2003                0.20                     0.32 1.29           0.96       1.39
October 2003                  -0.16                    0.03 0.05           0.09       0.08
November 2003                 0.11                     0.33 0.39           0.99       1.21
December 2003                 0.59                          0.74           1.23       1.42
January 2004                  0.04                          0.45           2.07       1.93        0.19
February 2004                 -0.05                         -0.04          -0.34      -0.38       -0.28
March 2004                    0.88                          1.14           2.06       3.39        0.65
April 2004                      -0.08                         -0.19          0.23       -0.30       -0.77
May 2004                        0.42                          0.36        1.34    1.27       1.40
June 2004                       -0.29                         -1.31            -        -0.80       -0.65
                                                                          0.71
July 2004                       0.14                          -0.24       0.79       0.98    0.78
August 2004                  0.25                          0.27           0.40       0.52        0.35
September 2004               -0.16                         -0.30          -0.43      -0.94       -0.50
October 2004                 0.72                          1.36           2.18       2.95                   2.57
November 2004                0.44                          1.98           1.50       1.90                   2.21
Return 1999      0    0    0    0        0.84 0.40   0   0    0          0   0
Return 2000    0.03 0.07 -0   0.40       -6   1.19   0   0    0          0   0
                        .41             .99
Return 2001    2.92 4.91 1.03 0.36         0    0    0   0    0          0   0
Return 2002    0.71 3.72 -0   2.38         0    0  2   2    1.997      1   2.41       0.14
                        .09                       .39 .165            .17
Return 2003      0  -0     0  0.47         0    0    0 -0   1.93         0 -0.94      3.53
                   .93                                .01
Return 2004                   3.51    8.57       10.73       2.274.84
                                 2.34


Name of CTA:                                   C-View International Limited
Name of Trading Program:                       C-View International Limited
                                               Program
Inception of Trading:                          Oct. 1996
Inception of this Program:                     Nov. 1999
Current Total Assets under Management as of November 30, 2004:
                                               $ 162,400,000
Current Total Assets in this Program as of November 30, 2004:
                                               $ 157,400,000
Worst Monthly Draw-down:                       -1.72% ( October 2000)
Worst Peak-to-Valley Draw-down:                -8.41% ( March 2000 to
                                               November 2000)
Number of Accounts Traded Pursuant to Program as of November 30, 2004:5
Number Closed with Profit:                     4
Number Closed with Loss:                       4
Leverage Employed:                             1.3 (average)

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                                 CORNERSTONE

BACKGROUND OF CORNERSTONE

    Cornerstone engages in the management of commodity and currency trading accounts for Balanced Series Units. Cornerstone was incorporated in April 1995 in the State of New York and its main business office is located at One Station Place, 5th Floor North, Stamford, Connecticut 06902. Cornerstone has been registered under the CE Act as a commodity trading advisor since February 6, 1996 and as a commodity pool operator since September 29, 1997. Cornerstone is also a member of the NFA and has been a member since February 6, 1996. Such registrations and membership do not imply that the CFTC or the NFA have endorsed Cornerstone's qualifications to provide the advisory services described herein.

PRINCIPALS OF CORNERSTONE

  John Eckstein

    Mr. Eckstein is the President of Cornerstone. Mr. Eckstein has been registered as a principal and Associated Person of Cornerstone since February 1996. Prior to founding Cornerstone as a principal with Mr. Dunsby in 1995, Mr. Eckstein, born in 1967, worked for Luck Trading Company, Inc., or Luck Trading, with Mr. Henry Luk, as a programmer, researcher and trader from 1991 until 1995. Luck Trading was a registered commodity trading advisor through June 1994, at which time it withdrew from membership and traded proprietary capital and pursued securities market research. At Luck Trading, Mr. Eckstein developed both the back-office systems used at Luck Trading and the system used to manage and monitor the various technical trading systems employed at Luck Trading. In addition, Mr. Eckstein was the primary co-researcher, with Mr. Luk, of numerous technical trading systems. In addition to Luck Trading, Mr. Eckstein worked variously in 1991 and 1992 as a consultant providing research and operational advice for J. F. Eckstein & Co., Inc., a securities trading firm, and in 1992 and 1993 for Crescent Investment Management, Inc., a registered investment adviser. Mr. Eckstein received a Bachelor of Science degree in Cognitive Science from Brown University in 1990. Mr. Eckstein has been continuously and solely employed by Cornerstone since 1995.

  Adam Dunsby

    Mr. Dunsby is the Vice President of Cornerstone. Mr. Dunsby has been registered as a principal and Associated Person of Cornerstone since February 1996. Mr. Dunsby, born in 1967, founded Cornerstone as a principal with Mr. Eckstein in 1995. Mr. Dunsby graduated summa cum laude from the Wharton School of the University of Pennsylvania in 1990 with a B.S. in Economics. He earned his Ph.D. in Finance from Wharton in 1995. Mr. Dunsby has been continuously and solely employed by Cornerstone since 1995.

    Both Mr. Dunsby and Mr. Eckstein are responsible for making trading decisions on behalf of Cornerstone.

    Cornerstone will conduct its trading for its allocation from the Balanced Series Units through a Trading Company pursuant to Cornerstone's International Value Program.

                       CORNERSTONE INVESTMENT STRATEGY

    The trading decisions of Cornerstone are based on a systematic analysis of the fixed income, currency and commodity markets. Commodity and currency traders basically rely on one of two types of analysis-"technical" or "fundamental"-for their trading decisions. Technical analysis is based on the theory that a study of the markets themselves will provide a means of anticipating the external factors that affect the supply and demand of a particular commodity in order to predict future prices. On the other hand, fundamental analysis relies on a study of those external factors. Cornerstone uses both a systematic analysis of fundamental factors and technical analysis to make trading decisions.

                  CORNERSTONE'S INTERNATIONAL VALUE PROGRAM

    Cornerstone's International Value Program is a combination of different strategies. Methods employed include a model-based approach to spread trading, asset allocation models, and technical analysis. The positions on any given day depend on Cornerstone's analysis of expected profit and volatility coupled with the historical relationship between the underlying assets.

    In spread trading, Cornerstone uses a proprietary model to make judgments about the relative value of different sectors of yield curves or forward curves. Areas of a curve that are under-valued according to the model are bought and exposure is hedged against areas that are overvalued. Not all markets followed will have a position at all times and the weight given to any one position will vary depending on many factors including the expected profit of the trade, exposure in correlated markets and Cornerstone's fundamental analysis, among other factors.

    The second component of the International Value program is Cornerstone's proprietary asset allocation models. These are econometric models which use a variety of market based and fundamental data to forecast excess returns of members of an asset class, for example government bond futures. A portfolio of long and short positions is then formed which maximizes return for a predetermined amount of risk. The total amount of long or short exposure will change over time depending on Cornerstone's analysis of various factors including but not limited to the expected profit of each security, the expected volatility of each security, and Cornerstone's fundamental analysis.

    Cornerstone also uses technical analysis. These technical systems are designed to capture the broad movements of markets and use diversification of sectors and instruments to minimize the variance of returns. Positions are established and exited based on Cornerstone's analysis of price fluctuations, with information about the shape of the forward curve taken into account. It covers most actively traded interest rate futures contracts as well as many non-financial commodities.

    Cornerstone's International Value Program currently trades in the following markets: CBOT, CME, EUREX, IMM, LME, LIFFE, ME, NYMEX, SFE, SIMEX, TIFFE, TSE and may expand to include trading in other markets.

  Instruments Traded

    Cornerstone expects to trade only exchange traded futures, but may also trade foreign exchange forwards. In the past this program has had roughly 65% of its exposure in interest rate futures, 33% in currency futures and 2% in commodities. Exact exposures can vary substantially over time. Exposure is expected to be limited to the following countries/currency areas: US, Canada, Mexico, Japan, Australia New Zealand, Euro Zone, UK, Norway, Sweden and Switzerland.

                       PAST PERFORMANCE OF CORNERSTONE

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Cornerstone during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                        INTERNATIONAL VALUE PROGRAM (1)

 MONTH        2004       2003    2002    2001    2000    1999
 January      -1.43%     3.08%   0.14%   -1.47%  2.22%   2.59%
 February      0.23%     6.18%   1.74%   1.08%   0.03%   2.89%
 March        -1.71%     -8.16%  -1.11%  0.73%   -5.45%  2.98%
 April       -0.39%      -0.43%  9.06%   -0.29%  -0.70%  2.00%
 May          1.54%      11.82%  4.38%   -2.11%  5.84%   3.99%
 June         1.89%      -0.20%  12.22%  -0.84%  -0.95%  5.10%
 July     - 0.87%  0.35%   11.92%  10.36%  -1.83%  -5.29%
 August       2.23%      1.00%   4.72%   5.33%   0.66%   -1.39%
 September   -0.15%      3.48%   6.58%   6.73%   -2.50%  2.88%
 October      0.43%      -4.86%  -3.36%  10.95%  -0.94%  -5.98%
 November     1.91%      0.17%   0.30%   -6.32%  -1.97%  -2.29%
 December                6.80%   7.47%   -5.05%  2.05%   3.02%
YEAR      3.64%   19.23%  67.48%  18.88%  -3.91%  10.19%

Name of Trading Advisor:                Cornerstone Trading Company, Inc
Name of Program:                        International Value Program
Inception of Client Account Trading by Trading Advisor:June 1995 Inception of Client Account Trading in Program:April 1997
Number of Open Accounts:                28
Aggregate Assets (excluding "notional" equity) Overall:$ 274,818,994 Aggregate Assets (including "notional" equity) Overall:$ 422,345,842 Aggregate Assets (excluding "notional" equity) in Program:$ 210,719,648

Aggregate Assets (including "notional" equity) in Program:$ 301,179,852
Worst Monthly Draw-down:                -8.16% (March 2003)
Worst Peak-to-valley Draw-down:         -15.15% (June 1999 - June 2001)
Number of Profitable Closed Accounts:   16
Number of Unprofitable Closed Accounts: 18
Leverage Employed:                      approximately 10% (Margin/equity ratio)

(1) The International Value returns through September 2002 are actual returns, net actual management and incentive fees, employing the "Fully Funded Subset" method. From October 2002 through April 2004, the returns are actual returns of the Cornerstone International Value Fund LLC, a US-based fund, and reflect actual fees and interest. Starting May 2004, the returns are actual returns, net actual management and incentive fees, based on the nominal assets under management (a combination of actual and notional funding), and include actual interest.

Monthly Rate of Return is calculated by dividing the sum of the net performance for the fully-funded accounts by the sum of the monthly beginning net asset value of the fully-funded accounts plus time-weighted additions and time-weighted withdrawals; except, however, for periods where there are no fully-funded accounts, the rates of return reported are based upon a computation which uses the nominal values of all the accounts included in the composite table.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                            PROGRAMS NOT UTILIZED

    The following are programs of Cornerstone that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of the Computerized Trading Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                  Cornerstone Trading Company, Inc
Name of Program:                          Computerized Trading Program
Inception of Client Account Trading by Trading Advisor:June 1995
Inception of Client Account Trading in program:June 1995
Number of Open Accounts:                  4
Aggregate Assets (excluding "notional" equity) Overall:$ 274,818,994 Aggregate Assets (including "notional" equity) Overall:$ 422,345,842 Aggregate Assets (excluding "notional" equity) in Program:$ 34,898,651

Aggregate Assets (including "notional" equity) in Program:$ 67,149,301
Worst Monthly Draw-down:                  -4.62% (October 2002)
Worst Peak-to-valley Draw-down:           -13.70% (Feb 1999 - April 2000)
Number of Profitable Closed Accounts:     3
Number of Unprofitable Closed Accounts:   2
Leverage Employed:                        Approximately 9% (Margin/Equity
                                          Ratio)
2004 Compound Rate of Return ( 11 months): -1.59%
2003 Compound Rate of Return:             10.46%
2002 Compound Rate of Return:             3.31%
2001 Compound Rate of Return:             10.54%
2000 Compound Rate of Return:             7.02%
1999 Compound Rate of Return:             -4.36%

The returns for the Computerized Trading Program do not include interest.

Annual Rates of Return represents the compounded monthly rates of return. The monthly rates represents the net performance divided by the beginning net assets adjusted by the time-weighted value of additions or withdrawals.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the CTC Fund, L.P. Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                  Cornerstone Trading Company, Inc
Name of Program:                          CTC Fund, L.P.
Inception of Client Account Trading by Trading Advisor:June 1995
Inception of Client Account Trading in Program:April 1998
Number of Open Accounts:                  1
Aggregate Assets (excluding "notional" equity) Overall:$ 274,818,994 Aggregate Assets (including "notional" equity) Overall:$ 422,345,842 Aggregate Assets (excluding "notional" equity) in Program:$ 8,473,680

Aggregate Assets (including "notional" equity) in Program:$ 8,473,680
Worst Monthly Draw-down:                  -5.73% (October 2002)
Worst Peak-to-valley Draw-down:           -9.62% (July 1999 - April 2000)
Number of Profitable Closed Accounts:     0
Number of Unprofitable Closed Accounts:   0
Leverage Employed:                        Approximately 11% (Margin/Equity
                                          Ratio)
2004 Compound Rate of Return ( 11 months): 1.07%
2003 Compound Rate of Return:             16.36%
2002 Compound Rate of Return:             41.13%
2001 Compound Rate of Return:             23.54%
2000 Compound Rate of Return:             9.13%
1999 Compound Rate of Return:             8.76%

Annual Rates of Return represents the compounded monthly rates of return. The monthly rates represents the net performance divided by the beginning net assets adjusted by the time-weighted value of additions or withdrawals.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the International Value/Computerized Trading Blended Strategy Program for the period from September 2002 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                  Cornerstone Trading Company, Inc
Name of Program:                          International Value / Computerized
                                          Trading Blended Strategy
Inception of Client Account Trading by Trading Advisor:June 1995
Inception of Client Account Trading in Program:September 2002
Number of Open Accounts:                  1
Aggregate Assets (excluding "notional" equity) Overall:$ 274,818,994 Aggregate Assets (including "notional" equity) Overall:$ 422,345,842 Aggregate Assets (excluding "notional" equity) in Program:$ 16,582,331

Aggregate Assets (including "notional" equity) in Program:$ 16,582,331
Worst Monthly Draw-down:                  -5.67% (October 2002)
Worst Peak-to-valley Draw-down:           -8.01% (Oct 2002 - Nov 2002)
Number of Profitable Closed Accounts:     0
Number of Unprofitable Closed Accounts:   0
Leverage Employed:                        Approximately 11% (Margin/Equity
                                          Ratio)
2004 Compound Rate of Return ( 11 months): 0.87%
2003 Compound Rate of Return:             21.36%
2002 Compound Rate of Return (4 months):  2.35%
2001 Compound Rate of Return:             N/A
2000 Compound Rate of Return:             N/A
1999 Compound Rate of Return:             N/A

Annual Rates of Return represents the compounded monthly rates of return. The monthly rates represents the net performance divided by the beginning net assets adjusted by the time-weighted value of additions or withdrawals.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the International Value (High Leverage) Program for the period from April 2002 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                  Cornerstone Trading Company, Inc
Name of Program:                          International Value (High Leverage)
                                          Program
Inception of Client Account Trading by Trading Advisor:June 1995
Inception of Client Account Trading in Program:April 2002
Number of Open Accounts                   2
Aggregate Assets (excluding "notional" equity) Overall:$ 274,818,994 Aggregate Assets (including "notional" equity) Overall:$ 422,345,842 Aggregate Assets (excluding "notional" equity) in Program:$ 4,144,684

Aggregate Assets (including "notional" equity) in Program:$ 28,960,678
Worst Monthly Draw-down:                  -8.95% (January to April 2004)
Worst Peak-to-valley Draw-down:           -7.53% (Oct 2003 - Nov 2003)
Number of Profitable Closed Accounts:     0
Number of Unprofitable Closed Accounts:   0
Leverage Employed:                        Approximately 19% (Margin/Equity
                                          Ratio)
2004 Compound Rate of Return ( 11 months): 2.49%
2003 Compound Rate of Return:             4.18%
2002 Compound Rate of Return (9 months):  175.15%
2001 Compound Rate of Return:             N/A
2000 Compound Rate of Return:             N/A
1999 Compound Rate of Return:             N/A

The returns for the International Value (High Leverage) Program do not include interest.

Annual Rates of Return represents the compounded monthly rates of return. The monthly rates represents the net performance divided by the beginning net assets adjusted by the time-weighted value of additions or withdrawals.

    The following summary performance information presents the composite performance results of the Global Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- This Program is Closed -

Name of Trading Advisor:                  Cornerstone Trading Company, Inc
Name of Program:                          Global Program
Inception of Client Account Trading by Trading Advisor:June 1995
Inception of Client Account Trading in Program:June 1996
Number of Open Accounts:                  0
Aggregate Assets (excluding "notional" equity) Overall:$ 274,818,994 Aggregate Assets (including "notional" equity) Overall:$ 422,345,842 Aggregate Assets (excluding "notional" equity) in Program:$0
Aggregate Assets (including "notional" equity) in Program:$0
Worst Monthly Draw-down:                  -6.48% (August 1999)
Worst Peak-to-valley Draw-down:           -20.34% (Feb 1999 - April 2000)
Number of Profitable Closed Accounts:     5
Number of Unprofitable Closed Accounts:   0
Leverage Employed:                        Approximately 12% (Margin/Equity
                                          Ratio)
2004 Compound Rate of Return:             N/A
2003 Compound Rate of Return:             N/A
2002 Compound Rate of Return:             N/A
2001 Compound Rate of Return:             0.34%
2000 Compound Rate of Return:             12.73%
1999 Compound Rate of Return:             -4.16%

The returns for the Global Program do not include interest.

Annual Rates of Return represents the compounded monthly rates of return. The monthly rates represents the net performance divided by the beginning net assets adjusted by the time-weighted value of additions or withdrawals.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Computerized Trading with Discretionary Overlay Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- This Program is Closed -

Name of Trading Advisor:                  Cornerstone Trading Company, Inc
Name of Program:                          Computerized Trading with
                                          Discretionary Overlay
Inception of Client Account Trading by Trading Advisor:June 1995
Inception of Client Account Trading in Program:June 1995
Number of Open Accounts:                  0
Aggregate Assets (excluding "notional" equity) Overall:$ 274,818,994 Aggregate Assets (including "notional" equity) Overall:$ 422,345,842 Aggregate Assets (excluding "notional" equity) in Program:$0
Aggregate Assets (including "notional" equity) in Program:$0
Worst Monthly Draw-down:                  -3.58% (August 1999)
Worst Peak-to-valley Draw-down:           -7.25% (Feb 1999 - Dec 1999)
Number of Profitable Closed Accounts:     1
Number of Unprofitable Closed Accounts:   0
Leverage Employed:                        Approximately 12% (Margin/Equity
                                          Ratio)
2004 Compound Rate of Return:             N/A
2003 Compound Rate of Return:             N/A
2002 Compound Rate of Return:             N/A
2001 Compound Rate of Return:             N/A
2000 Compound Rate of Return:             1.77%
1999 Compound Rate of Return:             3.21%

The returns for the Computerized Trading with Discretionary Overlay do not include interest.

Annual Rates of Return represents the compounded monthly rates of return. The monthly rates represents the net performance divided by the beginning net assets adjusted by the time-weighted value of additions or withdrawals.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


                                     DUNN

BACKGROUND OF DUNN

    Dunn was organized in September 1974 and began managing commodity accounts in October 1974. Its main business is the management of commodity trading portfolios. It serves as general partner and trading advisor for several limited partnership commodity funds and as trading advisor for other commodity funds and for private accounts.

    Dunn was incorporated in September 1974, in the State of Delaware. Its main business office is located at 309 SE Osceola Street, Suite 208,
Stuart, Florida 34994, and it has been registered under the CE Act as a commodity pool operator and commodity trading advisor since February 6, 1976 and is a member of the NFA. Such registration and membership do not imply that the CFTC and the NFA have endorsed Dunn's qualifications to provide the advisory services described herein.

PRINCIPALS AND KEY EMPLOYEES OF DUNN

  William A. Dunn, Ph.D.

    Dr. Dunn was born in 1934 and is the Chairman and Treasurer of Dunn and the grantor of a trust that owns 100% of the stock of Dunn. Since 1971, Dr. Dunn has been engaged in the research and development of the portfolio management systems used by Dunn. Since December 1974, he has been engaged on a full-time basis in the management of commodity portfolios and as the Chief Executive Officer of Dunn. In 1965 and 1966, he held research and faculty positions with the University of California and Pomona College. From 1967 until November 1974, he was employed by several contract research organizations in the Washington, D.C. area where he conducted operations research and systems analysis studies for the Navy, Marine Corps, Coast Guard and Department of Defense. Dr. Dunn was an Associated Person, or AP, with the Liberty Funds Group from December 1986 until June 1990 and with William L. Crowley & Associates Inc. from May 1987 until October 1990. Dr. Dunn was a principal of Professional Futures Group, Inc., or PFG, he was an introducing broker, from March 1990 to May 1999. In September 1995, he became President of the newly formed Commodity Trading Advisor, Martin Money Management, Inc., or MMM. From November 1995 until August 1997, Dr. Dunn was the President of Orion Futures, Inc., or OFI, a Commodity Pool Operator and Commodity Trading Advisor. Dr. Dunn received a Bachelor of Science in Engineering Physics degree from the University of Kansas in 1960 and a Doctor of Philosophy in Theoretical Physics degree from Northwestern University in 1966.

  Pierre M. Tullier

    Mr. Tullier was born in 1945 and has been the President of Dunn since September 1996. As President, Mr. Tullier oversees Dunn's trading operations and computer systems and is actively engaged in Dunn's systems research programs. Mr. Tullier became the general manager of Dunn in September 1979 and was promoted to Vice President in June 1982. From 1971 until joining Dunn, Mr. Tullier was employed by contract research firms in the Washington, D.C. area, ORI, Inc. and ARINC Research Corporation, respectively, where he participated in operations research and systems analysis studies for the Navy and Coast Guard. Mr. Tullier was the Senior Vice President of MMM from August 1997 to January 2001. Mr. Tullier received a Bachelor of Science in Mathematics degree from Georgetown University in 1967 and a Master of Science in Operations Research degree from George Washington University in 1970.

  Daniel E. Dunn, Ph.D., M.D.

    Dr. Dunn was born in 1961 and has been the Executive Vice President of Dunn since January 2001. Dr. Dunn first joined Dunn as a programmer/analyst in 1975. In 1982, he earned a Bachelor of Arts in Biological Sciences degree from the University of Virginia, Phi Beta Kappa; in 1988 he earned a Ph.D. in Immunology from the University of Chicago and, in 1990, an M.D. degree from the same institution. He subsequently trained, taught, and conducted post-doctoral research at Stanford University, the National Institutes of Health, and Johns Hopkins University; most recently, he was made an Assistant Professor at the University of Utah. He has published over 20 articles and chapters in peer-reviewed journals and textbooks. In March 1999, he rejoined Dunn as a Senior Associate and also assumed the position of Vice President with MMM. In November 1999, Dr. Dunn was promoted to Vice President of Dunn.

  David P. Pere

    Mr. Pere was born in 1963 and joined Dunn as an Assistant Office Manager in July 1988. Mr. Pere was promoted to Office Manager in October 1990, to Research Associate in April 1994, to Vice President, Research and Operations in August 1997 and to Senior Vice President in June of 1998. Mr. Pere earned a Bachelor of Science in Economics and Biology degrees from Creighton University in 1985. From 1985 through 1986, he was employed by CEF, Inc., a COMEX floor brokerage firm. Immediately prior to joining Dunn he was employed by Morgan Stanley, Incorporated. From May 1987 through June 1988, Mr. Pere was the Vice President, Research and Operations of MMM from August 1997 to January 2001.

  Douglas W. Wright

    Mr. Wright was born in 1958 and joined Dunn as Assistant to the President in November 1990. He was promoted to a Research Associate in April 1994 and to Vice President, Research and Operations in August 1997. From 1981 through December 1985 he worked for Merrill Lynch Futures. From January 1986 to November 1990 he was employed by Beddows Commodities, Incorporated. Mr. Wright was the Vice President, Research and Operations of MMM from August 1997 to January 2001. Mr. Wright received a Bachelor of Science in Economics and Management degree from Franklin Pierce College in 1980.

  Martin H. Bergin

    Mr. Bergin was born in 1960, he joined Dunn in September 1997 as Accounting Systems Manager and was promoted to Vice President & Chief Financial Officer in March 2001. Mr. Bergin became an AP of Dunn in January 2002 and the Assistant Secretary of MMM in February 2002. He became a Certified Public Accountant in 1988. From 1987 to 1989, he was employed by Sullivan and Company, Ltd. Mr. Bergin left his position as a partner with Homes Lowry Horn & Johnson, Ltd. with whom he had been employed since 1989, immediately prior to joining Dunn. Mr. Bergin earned a Bachelor of Science in Business Administration degree from George Mason University in 1987.

  J. Allen Como

    Mr. Como was born in 1954, he joined Dunn in September 1983 and served as the Office Manager until October 1990 when he became Vice President of OFI, a position he held until OFI let its NFA membership lapse in August 1997. Mr. Como was appointed Dunn's Compliance Chief, in October of 1995, and was promoted to Vice President, Administration in August 1997. Between 1977 and 1982, Mr. Como served on the audit staff of Alexander Grant & Co., CPAs and as the Accounting Manager of Bergen Brunswig Drug Co. Prior to joining Dunn, Mr. Como was on the audit staff of the NFA in Chicago from 1982 to 1983. Mr. Como was Vice President of MMM from September 1995 to January 2001. Mr. Como earned a Bachelor of Science in Business Administration degree from the University of Southern California in 1977.

  Ralph L. Bonsignore

    Mr. Bonsignore was born in 1945 and joined Dunn as an Assistant Futures Trader in January 1993. He was promoted to Chief Trader and Office Manager in April 1994 and to Vice President, Trading Operations in August 1997. He was employed by Hornblower, Weeks-Hemphill & Noyes from 1963 to 1978, and by Balfour Maclaine, Inc. from 1978 through 1980. From 1980 to 1984 Mr. Bonsignore worked for Comcorp Services, N.V. and from 1984 through September 1988 for Beddows Commodities, Inc. Prior to joining Dunn he was employed by Pinnacle Trading Company, Inc. from October 1988, through October 1992. Mr. Bonsignore was Vice President, Trading Operations of MMM from August 1997 to January 2001. Mr. Bonsignore received a Bachelor of Science in Economics degree from City University of New York, College of Staten Island in 1984.

  Carlos G. Alvarez

    Mr. Alvarez was born in 1959, he joined Dunn as a Senior Trader in January 1998 and was promoted to Vice President in December 2002. Mr. Alvarez received a Bachelor of Arts in Economics degree from the University of Colorado in 1982. He was employed by V. I. P. Brokerage from 1982 to 1984, by E. A. Karay Co. from 1984 to 1985 and by Shearson Lehman Brothers from 1985 to 1991. In addition Mr. Alvarez was employed by LP Publishing Co. from May 1982 through December 1984. Mr. Alvarez was employed by Moore Capital Management from February 1991 to March 1992 as an operations specialist then as a futures trader. Mr. Alvarez was employed by Investment Management Services Inc. from March 1992 to May 1993. Bear Stearns Inc. employed Mr. Alvarez from 1993 to 1996 where he traded futures and foreign exchange. Immediately prior to joining Dunn, Mr. Alvarez was employed as a Senior Associate in the Treasury Dept. of Mitsui Trust and Banking Co.

  James M. Cypher

    Mr. Cypher, born in 1955, began working for Dunn as a consultant in March 1999 and became Dunn's Director of Sales and Marketing in June 1999. In addition to being self-employed as a researcher and trader for seven years, he most recently served, from 1993 to 1996, as President of Sjo, Inc., a trading firm with $300 MM under management. In 1983 Mr. Cypher set-up and managed Union Planters Futures Corporation, one of the first bank-owned FCM's. As the firm's President, he was responsible for raising and actively managing approximately one billion dollars of institutional assets invested in both the fixed-income securities and futures options markets. He also was President of his own consulting firm, Princeton Financial Management, Inc., in 1982 and Consultant for Powers Research, Inc. in 1981. Both firms specialized in designing computer-based models for the banking and investment banking industries. Mr. Cypher earned an MBA in Finance from The Wharton School in 1981, and a Bachelor of Arts degree from Stanford University, Honors in Economics, Phi Beta Kappa, in 1977.

  Michael Villalba

    Michael Villalba, Ph.D. joined Dunn as Senior Scientist in February 2003. He holds a B.S. degree in Aeronautical Engineering from Rensselear Polytechnic Institute, and the M.S. and Ph.D. degrees in Aeronautics and Astronautics from the Massachusetts Institute of Technology. As an undergraduate he performed aerodynamics research at NASA. At MIT he was awarded the Charles Stark Draper Fellowship, and developed high-resolution spectrum estimation algorithms for analyzing the dynamics of the Space Shuttle arm and other larger orbital structures. Upon completion of his Master's degree he performed recognition and classification research at the MIT Artificial Intelligence Laboratory, resulting in his 1990 Ph.D. thesis on fact visual object recognition. He continued developing fast and robust recognition systems for military applications at Texas Instruments from 1990 to 1993. In 1993 he became interested in finance and joined Ascent Technology in Cambridge, MA, where he designed and implemented trading systems for futures and options. In 1997 he joined D.E. Shaw & Co. where he continued to design trading systems. From 1999 to 2003 he provided consulting services and developed proprietary technology for hedge funds and other financial concerns.

  The William A. Dunn Irrevocable Trust of 2001

    The William A. Dunn Irrevocable Trust of 2001 is a trust set up in March 2001, which is a beneficial owner of Dunn. The William A. Dunn Irrevocable Trust of 2001 has been registered as a Principal of Dunn since August 2003.

    Mr. David P. Pere, Mr. Carlos G. Alvarez and Mr. Ralph L. Bonsignore are the Senior Traders responsible for overseeing the execution of Dunn's computer-generated signals.

    Dunn will conduct its trading for the Balanced Series Units and its allocations from the Dunn Series Units through a Trading Company. Dunn will manage its allocation from the Balanced Series pursuant to Dunn's Combined Financial, or DCF program, which is a 50-50 combination of its World Monetary Asset, or WMA program and its Targets of Opportunity, or TOPS program, rebalanced monthly.

                 DUNN TRADING PROGRAM AND INVESTMENT STRATEGY

    The WMA program was first implemented in 1984 and has been modified from time to time as research indicated improvements. WMA's basic strategy, described below, has never changed. Dunn developed the TOPS program in 1989, as a new approach to trading in the futures markets. TOPS basic trading strategy, described below, has also remained the same. The DCF program was formally implemented in 1999 in order to offer a combined WMA and TOPS program while maintaining Dunn's standard risk profile.

    The basic trading strategy of Dunn's WMA program is to hold continuous positions (either long or short) with the major price trend of each future in the portfolio. This approach is designed to capture a substantial fraction of the total profit potential from important changes in a future's price. The WMA program seeks to predict neither when the next important move will occur nor when a particular future or group of futures will enter a choppy and unprofitable trading phase. The program therefore attempts to maintain a balanced and diversified risk posture for each account. This approach is expected to contain the inevitable series of small losses and whipsaws within tolerable limits and leave the accounts in a position to benefit from major price trends whenever they develop. In general terms, WMA is a technical, long-term, major trend following, reversal program. All decisions necessary to implement the WMA strategy are derived from proprietary computer programs designed by Dunn. These programs seek to identify the major trends and turning points for each future and to determine the changes required to maintain a balanced and diversified risk posture for each managed portfolio.

    The basic trading strategy underlying the TOPS program is to constantly monitor dynamic market parameters and to selectively buy or sell futures whenever trading opportunities are indicated. A trading opportunity in a future is signaled when its price reaches a significant level determined by TOPS. Dunn believes that these significant levels indicate that unusual market movement (either up or down) is likely to occur. Therefore, the market is entered, either long or short, and the position is held until a liquidation level is reached. The liquidation level is determined by market parameters and may be either a profit taking or a stop-loss point. Each future in the TOPS portfolio is expected to be out of the market often, awaiting the identification of potential new opportunities. TOPS is a technical, medium-term, opportunistic, trend-following program. The decisions that implement the TOPS strategy are derived from proprietary computer programs designed by Dunn. These programs perform the calculations necessary to identify price levels that Dunn considers significant in the context of a dynamic market environment. These price levels identify potentially favorable buying and selling opportunities for each future in the portfolio. The number of contracts bought or sold is based on the current value of the account and the risk associated with each future.

    The basic trading strategy of Dunn's DCF program is to trade equal and leveraged portions in separate WMA and TOPS trading accounts, while maintaining the same overall risk profile as an individual Dunn program. The separate accounts are rebalanced monthly. The WMA and TOPS account would trade futures positions at approximately 100%-115% larger than it would if it were trading the same amount of cash in an isolated private account. This 0%-15% enrichment factor is currently at 6%. For example, in a situation where Dunn's WMA program would otherwise establish 100 Treasury bond futures positions for an account, it would establish 106 such positions for the Trust's account. This trading strategy increases the amount of leverage already present in the trading of leveraged instruments such as futures, as well as increasing the potential volatility. The policy of increasing each account's investment level by an enrichment factor is based on Dunn's belief (founded on its statistical studies) and thorough knowledge of each trading program that an investor can increase its rate of return, without increasing its risk of loss, by using two partially uncorrelated trading programs with comparable performance.

    From time to time, market conditions may be such that, in the opinion of Dunn, execution of trades recommended by WMA, TOPS, and DCF would be difficult or involve undue risk. In these unusual instances, which Dunn estimates will affect less than 5% of the trading decisions, the computer recommendations may be modified or not taken by Dunn. In addition, the market may occasionally present trading opportunities (not signaled by WMA, TOPS, or DCF) that Dunn may enter into, using its general risk control methodology.

    WMA, TOPS and DCF have been and will continue to be under continuous review for the purpose of researching and developing improvements. Whenever additional program improvements are developed, they will generally be implemented in as expeditious a manner as possible without seeking prior approval from Dunn's clients. If, however, Dunn considers the changes or modifications to be material, the clients will be informed in a timely fashion.

  Instruments Traded

    Contracts traded by the TOPS Program include:

    * Interest Rate Interests - U.S. 10-year Treasury Note, U.S. 5-year Treasury Note, U.S. Treasury Bond, 10-year Commonwealth Treasury Bond, 3-year Commonwealth Treasury Bond, 10-year German Euro Bund, 5-year German Euro Bobl, 15-year Long Gilt, 10-year Japanese Government Bond, 3-month Sterling, Eurodollar, 3-month Euribor.

    * Currency Interests - Australian dollar, British Pound, Canadian Dollar, European Currency Unit, Japanese Yen, Swiss Franc

    *  Energy Interests - Brent Crude, crude oil, natural gas,

    * Stock Indices - FT-SE 100, German Dax Index, Hang Seng Index, Nikkei 225 Stock Average, S&P 500 Index, Tokyo Stock Price Index

    Contracts traded by the WMA Program include:

    * Interest Rate Interests - U.S. 10-year Treasury Note, U.S. 5-year Treasury Note, U.S. Treasury Bond, 10-year Commonwealth Treasury Bond, 3-year Commonwealth Treasury Bond, 10-year German Euro Bund, 5-year German Euro Bobl, 15-year Long Gilt, 10-year Japanese Government Bond, 3-month Sterling, Eurodollar, 3-month Euribor.

    *  Currency Interests - European Currency Unit, Japanese Yen, Swiss Franc

    *  Energy Interests - Brent Crude, crude oil, natural gas,

    * Stock Indices - FT-SE 100, German Dax Index, Hang Seng Index, Nikkei 225 Stock Average, Tokyo Stock Price Index

                           PAST PERFORMANCE OF DUNN

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Dunn during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                 DCF PROGRAM

                        PERCENTAGE RATE OF RETURN**
 MONTH        2004      2003    2002    2001    2000   1999
 January      -1.7%      7.9%    0.7%    5.2%    3.5%
 February     11.9%     13.2%   -6.7%    1.8%   -1.8%
 March        -0.7%     -20.6%   0.5%    6.3%   -6.7%
 April       -15.4       0.2%   -5.5%   -12.8%  -11.3%  1.9%
 May          -4.9      11.3%    5.1%    0.2%   -5.2%   2.9%
 June         -7.7      -10.0%  22.1%   -9.7%   -4.8%   4.1%
 July         -6.3      -1.8%   17.3%   -3.6%   -0.1%   -2.6%
 August       8.1%      10.6%   11.4%   14.6%    4.5%   0.7%
 September    0.0%      -9.0%   13.7%    6.4%   -6.0%   3.8%
 October     10.7%      -5.2%   -16.4%  18.0%    6.9%   -8.3%
 November     8.9%      -4.6%   -9.4%   -24.5%  20.5%   1.4%
 December               -3.3%   14.2%    6.1%   26.9%   -4.9%
YEAR      - 0.9%  -15.8%  47.2%   -0.2%   21.7%   -1.7%

Inception of Trading by Dunn Capital Management, Inc:  October 1974
Inception of Trading DCF Program:                      April 1999
Number of DCF Accounts as of November 30, 2004: 7
Total Nominal Funds Under Management of Dunn Capital   $ 1,181,051,907; which is comprised of $ 235,436,556 in notional
  Management, Inc. as of November 30, 2004:       funds and $ 945,615,351 in actual funds
Total Nominal Funds Under Management Pursuant to       $ 169,373,495
DCF Program as of November 30, 2004:
Worst Monthly Percentage Draw-down:                    -26.7% in November 2001
Worst Peak-to-valley Draw-down:                        -44.7% from September 2002 to July 2004
Closed Accounts Summary:                               3 closed with losses and 3 closed with profits
Leverage Employed:                                     Approximately 17% (margin/equity)

The rates of return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

Percentage Rate of Return represents the percentage change in nominal funds (actual funds plus notional funds) during the month excluding additions and withdrawals using the "Only Accounts Traded" ("OAT") method.

Year Rate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                             PROGRAMS NOT UTILIZED

    The following are programs of Dunn that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of the WMA Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                                  Dunn Capital Management, Inc.
Name of Program:                                          WMA Program
Inception of Trading
  by Dunn Capital Management, Inc:                        October 1974
Inception of Trading WMA Program:                         November 1984
Number of WMA Accounts as of November 30, 2004:    13
Total Nominal Funds Under Management of Dunn
  Capital Management, Inc. as of November 30, 2004:$ 1,181,051,907; which is comprised of $ 235,436,556 in notional funds and $ 945,615,351 in actual funds
Total Nominal Funds Under Management                      $ 678,753,497
  Pursuant to WMA Program as of November 30, 2004:
Worst Monthly Percentage Draw-down:                       -23.6% in November 2001
Worst Peak-to-valley Draw-down:                           -46.6% from September 2002 to July 2004
Closed Accounts Summary:                                  8 closed with losses and 8 closed with profits
Leverage Employed:                                        Approximately 18% (margin/equity)
2004 Compound Rate of Return ( 11 months):          - 16.1%
2003 Compound Rate of Return:                             -13.5%
2002 Compound Rate of Return:                             54.0%
2001 Compound Rate of Return:                             1.0%
2000 Compound Rate of Return:                             13.1%
1999 Compound Rate of Return:                             13.3%

YearRate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the TOPS Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                Dunn Capital Management, Inc.
Name of Program:                        TOPS Program
Inception of Trading by
Dunn Capital Management, Inc:           October 1974
Inception of Trading TOPS Program:      May 1989
Number of TOPS Accounts as of November 30, 2004: 10
Total Nominal Funds Under Management of
Dunn Capital Management, Inc. as of November 30, 2004:
                                        $ 1,181,051,907; which is
                                        comprised of $ 235,436,556 in
                                        notional funds and $ 945,615,351
                                        in actual funds
Total Nominal Funds Under Management
Pursuant to TOPS Program as of November 30 , 2004:$ 487,894,478
Worst Monthly Percentage Draw-down:     -23.3% in November 2001
Worst Peak-to-valley Draw-down:         -37.3% (September 2002 to July 2004)
Closed Accounts Summary:                1 closed with losses and
                                        7 closed with profits
Leverage Employed:                      Approximately 15% (margin/equity)
2004 Compound Rate of Return ( 11 months): 19.2%
2003 Compound Rate of Return:           -12.9%
2002 Compound Rate of Return:           42.9%
2001 Compound Rate of Return:           2.1%
2000 Compound Rate of Return:           39.4%
1999 Compound Rate of Return:           -19.5%

YearRate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Dunn-Allani program for the period from April 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

-This Program is Closed-

Name of Trading Advisor:                               Dunn Capital Management, Inc.
Name of Program:                                       Dunn-Allani Program
Inception of Trading by Dunn Capital Management, Inc:  October 1974
Inception of Trading Dunn-Allani Program:              April 1999
Number of Dunn-Allani Accounts as of November   0
  30, 2004:
Total Nominal Funds Under Management of Dunn Capital   $ 1,181,051,907; which is comprised of $ 235,436,556 in notional
  Management, Inc. as of November 30, 2004:       funds and $ 945,615,351 in actual funds
Total Nominal Funds Under Management Pursuant to       $0
Dunn-Allani Program as of November 30, 2004:
Worst Monthly Percentage Draw-down:                    -38.9% (July 2003)
Worst Peak-to-valley Draw-down:                        -48.8% (May 2003 to July 2003)
Closed Accounts Summary:                               1 closed with losses and 0 closed with profits
Leverage Employed:                                     N/A
2004 Compound Rate of Return:                          N/A
2003 Compound Rate of Return ( 9 months):        -37.0%
2002 Compound Rate of Return:                          61.4%
2001 Compound Rate of Return:                          -4.1%
2000 Compound Rate of Return (11 months):              22.3%
1999 Compound Rate of Return:                          N/A

The rates of return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

Percentage Rate of Return represents the percentage change in nominal funds (actual funds plus notional funds) during the month excluding additions and withdrawals using the "Only Accounts Traded" ("OAT") method.

Year Rate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Dunn-Allani Program started trading a proprietary Dunn account in 1999 but did not start trading an "outside client" account until February 2000.
    The following summary performance information presents the composite performance results of the Standard Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The STANDARD Program is not open to new investors.

Name of Advisor:                                       Dunn Capital Management, Inc.
Name of Program:                                       Standard Program
Inception of Trading by Dunn Capital Management, Inc:  October 1974
Inception of Trading STANDARD Program:                 October 1974
Number of STANDARD Accounts as of November 30,  1
  2004:
Total Nominal Funds Under Management of Dunn Capital   $ 1,181,051,907; which is comprised of $ 235,436,556 in notional
  Management, Inc. as of November 30, 2004:       funds and $ 945,615,351 in actual funds
Total Nominal Funds Under Management Pursuant to       $ 7,201,966
STANDARD Program as of November 30, 2004:
Worst Monthly Percentage Draw-down:                    -27.2% (March 2003)
Worst Peak-to-valley Draw-down:                        -47.8% (February 2003 to July 2004)
Closed Accounts Summary:                               0 closed with losses and 1 closed with profits
Leverage Employed:                                     Approximately 22% (margin/equity)
2004 Compound Rate of Return ( 11 months):       - 7.0%
2003 Compound Rate of Return:                          -20.6%
2002 Compound Rate of Return:                          55.1%
2001 Compound Rate of Return:                          -6.1%
2000 Compound Rate of Return:                          2.4%
1999 Compound Rate of Return:                          4.7%

The Rates of Return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

Percentage Rate of Return represents the percentage change in nominal funds (actual funds plus notional funds) during the month excluding additions and withdrawals using the "Only Accounts Traded" ("OAT") method.

Year Rate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the D-TOPS Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Advisor:                                       Dunn Capital Management, Inc.
Name of Program:                                       D-TOPS Program
Inception of Trading by Dunn Capital Management, Inc:  October 1974
Inception of Trading D-TOPS Program:                   April 1993
Number of D-TOPS Accounts as of November 30,    1
  2004:
Total Nominal Funds Under Management of Dunn Capital   $ 1,181,051,907; which is comprised of $ 235,436,556 in notional
  Management, Inc. as of November 30, 2004:       funds and $ 945,615,351 in actual funds
Total Nominal Funds Under Management Pursuant to D-TOPS$ 7,201,966
  Program as of November 30, 2004:
Worst Monthly Percentage Draw-down:                    -22.30% (November 2003)
Worst Peak-to-valley Draw-down:                        -29.7% (February 2003 to June 2004)
Closed Accounts Summary:                               0 closed with losses and 1 closed with profits
Leverage Employed:                                     Approximately 16% (margin/equity)
2004 Compound Rate of Return ( 11 months):       35.6%
2003 Compound Rate of Return:                          -5.6%
2002 Compound Rate of Return:                          43.5%
2001 Compound Rate of Return:                          1.9%
2000 Compound Rate of Return:                          44.9%
1999 Compound Rate of Return:                          -21.3%

The Rates of Return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

Percentage Rate of Return represents the percentage change in nominal funds (actual funds plus notional funds) during the month excluding additions and withdrawals using the "Only Accounts Traded" ("OAT") method.

Year Rate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                                  FALL RIVER

BACKGROUND OF FALL RIVER

    Fall River engages in the management of commodity trading advisors for Balanced Series Units. Fall River was formed as a limited liability company on September 14, 1999 in the State of Wisconsin. Its main business office is located at 11740 North Port Washington Road, Mequon, Wisconsin 53092.

    Fall River has been registered under the CE Act as a commodity trading advisor since January 2000 and as a commodity pool operator since June 2000. Fall River is also a member of the NFA and has been a member since January 2000. Such registrations and membership do not imply that the CFTC or the NFA have endorsed Fall River's qualifications to provide the advisory services described herein.

PRINCIPALS OF FALL RIVER

  Robert Friedl

    Mr. Friedl, born in 1964, is the President of Fall River and co-founded the company in 1999. Mr. Friedl has worked in the futures industry since 1987 and brings more than twelve years of experience to Fall River in the areas of trading-room operations, systems research, and trading advisor back-office management. From September 1988 to September 1989, he was employed by Limitless Options Partners (a proprietary trading and floor brokerage group) and supervised its back-office operations. Mr. Friedl's responsibilities included daily option valuations and risk management for Limitless Options Partners' options, futures and cash/currency positions in addition to account reconciliation and internal trade accounting.

    Mr. Friedl worked with the Fall River Group, Inc., a group of foundries in Wisconsin, or Fall River Group, as an in-house trader for the company's proprietary commodity account from October 1989 until September 1991. He has been involved in the back-office operations of several brokerage and trading firms including: B.L. Rice, Inc., a proprietary trading firm in Chicago, Illinois from May 1987 until September 1987 and KTZ Trading, a proprietary trading firm in Chicago, Illinois from September 1987 until August 1988. Mr. Friedl was a founding principal of the Webster Management Group, or Webster, a commodity trading advisor, which was started in September 1991. He co-designed the initial trading strategies and remained a member of the research team until 1996. Mr. Friedl was the principal in charge of Webster's trading desk from 1993 until 1995. During that time he coordinated the design and implementation of Webster's back-office software and account management systems. In 1996, Mr. Friedl began a transition from Webster's trading desk into full-time research. In January 1997, he moved into full time research and product development for Webster. He left Webster in January 2000 and started Fall River thereafter. Mr. Friedl received a Bachelor of Science degree in Small Business Management from the University of Wyoming in 1986. He is a registered Associated Person, effective January 5, 2000, and a founding principal of Fall River.

  Charles F. Wright

    Mr. Wright, born in 1950, is the chairman of the Fall River Group and has been associated with the Fall River Group since 1973. He has also been the chairman and co-owner of Quaestus & Co., Inc., a venture capital firm located in Milwaukee, Wisconsin since 1994.

    Mr. Wright serves on the board of directors of several firms in Wisconsin. He is the chairman of Goodwill Industries of Southeastern Wisconsin. He serves as president of the Second Harvest Food Bank Foundation, and as a trustee of the University School of Milwaukee. He also sits on the board of directors of U-Line Corporation, TradeStation Group, Inc. and the Private Industry Council of Milwaukee County. Mr. Wright has also been the President of Kilbourn Capital Management LLC, or Kilbourn, since its inception in June 2001. He serves on Kilbourn's investment policy committee. Mr. Wright has been registered as an Associated Person and principal of Kilbourn since February 1999.

    Mr. Wright served as president of the Private Industry Council of Milwaukee County from June 1996 until September 1997. The Private Industry Council is responsible for implementing and overseeing "Wisconsin Works" or "W2", Wisconsin's innovative welfare reform program, in Milwaukee County, Wisconsin.

    From 1992 until 1997, Mr. Wright served as chairman of Caribbean Communications Company Ltd, or CCC. During this time CCC continued building and operated a radio network throughout the English-speaking Caribbean Islands. In 1997, Cumulus Media, Inc., or CMLS, acquired CCC.

    During the 1980's, Mr. Wright was an IOM member of the Chicago Mercantile Exchange and actively day-traded S&P futures. He served as editor of the System Trading and Development Newsletter, published by Omega Research, Inc. He has taught several different trading seminars over the years, including System Trading and Development, and Trading as a Business. Mr. Wright is credited with having taught many traders how to develop winning trading systems. There are many individual traders in the world today who use his techniques to trade for a living.

    Mr. Wright is the author of the book, Trading as a Business, published by Omega Research, Inc. in 1998.

    Mr. Wright received a Bachelor of Arts degree from the University of South Florida in 1973 and a Masters Degree in Business Administration from the Harvard University Graduate School of Business in 1977. He is a registered Associated Person, effective January 5, 2000, and a founding principal of Fall River.

    Mr. Charles Wright and Mr. Robert Friedl will be responsible for making trading decisions on behalf of Fall River.

    Fall River will conduct its trading for the Balanced Series Units through a Trading Company. Fall River will manage its allocation from the Balanced Series pursuant to Fall River's Global Strategies HL and/or Global Trends Programs.

                        FALL RIVER INVESTMENT STRATEGY

    Fall River's programs consist of a selection of a diversified portfolio of international commodity interests on major commodity and futures exchanges worldwide. The programs use computerized, technical systems that have been developed by Fall River. The goal of Fall River's programs is to provide superior risk-adjusted investment returns. Fall River's programs use various risk management techniques to reduce portfolio risk. These techniques include, but are not limited to:

    *  market diversification (committing assets to multiple markets);

    *  system diversification (trading with multiple trading strategies); and

    * a money management structure that determines and limits the amount of equity committed to each trade and each market.

    Fall River's programs trade in easily accessible and liquid U.S. and non-U.S. futures and forward contracts that are practicable. Forward markets may include major currencies and metals, which are currently being traded on the London Metal Exchange. In addition, Fall River continually monitors numerous markets, both U.S. and non-U.S., and will initiate trades at any point it determines that a market is sufficiently liquid and tradable.

    Fall River may also trade an account in physical commodities, including exchange of futures for physicals transactions, or EFP. An EFP is a transaction permitted under the rules of many futures exchanges in which two parties exchange a cash market position for a futures market position (or vice versa) without making an open, competitive trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

    Fall River estimates that generally, between 10% and 30% of an account's assets will be committed as original margin. However, these ratios are difficult to predict and may vary substantially from this range and be materially higher.

    Trading decisions require the exercise of judgment by Fall River. Therefore, the success of trading depends on Fall River's trading ability, knowledge and judgment. Fall River will exercise its judgment and discretion in interpreting the data generated by its trading methodology, and will make all decisions regarding the trading for the Balanced Series assets allocated to it, including selecting the markets which will be followed and actively traded. In addition, Fall River will determine the method by which orders are placed, the types of orders that are to be placed, the overall leverage for the portfolio, and, when applicable, the time at which orders are placed with, and executed by, a broker.

    The trading program to be followed by Fall River does not assure successful trading. Investment decisions made in accordance with Fall River's programs will be based on an assessment of available facts. However, because of the large quantity of facts at hand, the number of available facts that may be overlooked and the variables that may shift, any investment decision must, in the final analysis, be based on the judgment of Fall River.

    Fall River's business plan includes continued refinement and testing of its programs. Therefore, Fall River retains the right to revise any methods or strategy, including the technical trading factors used, the commodity interests traded and/or the money management principles applied. Subject to the terms of the Advisory Agreement, Fall River will do this without approval of the Managing Owner if it determines that the changes are in the best interest of the Balanced Series' account.

    Fall River's programs are proprietary and confidential, and the descriptions herein are, of necessity, general and are not intended to be exhaustive. Consequently, you will not be able to determine the full details of the program, or whether the program is being followed. There can be no assurance that any trading strategy of Fall River will produce profitable results or will not result in losses trades.

                          FALL RIVER TRADING PROGRAM

    Fall River believes that no one is able to predict when a market is going to begin trending, how long the trend will last, or how far the prices will move in the trend. Fall River reasons that the only way to guarantee that an investor will be in the market for a large trend move is to always be invested in the market, either long or short, or alternately always have an order placed in the market to enter a position either long or short. The ultimate cost of holding a long-term trend position is trading losses during trendless periods of market activity. The business problem (as opposed to a trading problem) becomes how to minimize losses during choppy markets while waiting for the long-term trends to appear. The degree to which these costs can be controlled will impact the efficiency of the program. The more effectively these costs are controlled the better the efficiency. Fall River's two trading programs, the Global Trends Program and the Global Strategies Program, use different trade entry parameters and deal with the cost control issue in entirely different ways.

  Global Trends Program

    Fall River's Global Trends Program is designed to be continuously present in each of the 70+ markets that it trades. To control costs during trendless periods it trades aggressively with two shorter time frame systems. First, the long-term trend system is complemented with a short-term counter trend system. Both systems have been profitable on a stand-alone basis and have a strong negative correlation. A robust intermediate term breakout approach is also included in the mix. Trades in each of the non-trend systems are passed through a volatility filter that determines the magnitude of the counter trend strategy. The complimentary action of the three systems helps to reduce drawdown during trendless market periods.

    The investment return in the Global Trends Program will depend on the occurrence in the future, as in the past, of major trends in some of the markets that it trades. If there are no trends, the Global Trends Program is likely not to be profitable. There have been trendless periods in the past, and they may happen again. Fall River has designed the Global Trends Program to limit losses during these trendless periods, but there can be no guarantee that Fall River's trading will be successful or will limit losses.

    The objective of the Global Trends Program is to produce above average returns of 20% to 40% per year with drawdowns of no more than 20%. Fall River believes that through optimal diversification this objective can be achieved. The program diversifies by using multiple systems, by trading in multiple time frames, and by trading a broad portfolio of over 70 markets worldwide.

  Global Strategies Program

    The Global Strategies program deals with the problem of cost control during trendless markets in an entirely different way. While the Global Trends Program trades aggressively in sideways markets, the Global Strategies Program attempts to stay out of the market altogether. The strategy is to stand aside if the market is in a sideways-trendless mode. Once a long-term momentum breakout is indicated, however, the Global Strategies Program trades very aggressively, on a short-term basis, and only in the direction of the indicated breakout.

    To further control risk, the Global Strategies Program employs a proprietary three-dimensional counter trend liquidation strategy that methodically reduces positions as momentum increases and a trend unfolds. Using a true counter-trend strategy Global Strategies is constantly monitoring the market for over exposed positions, and effectively sells strength and buys weakness.

    The Global Strategies Program's objective is to keep volatility to a minimum while providing an above average long term return. The program is designed to have low to negative correlations with stocks or bonds and thus may be a positive addition to institutional investment portfolios.

    Fall River anticipates this objective can be achieved through participation in over 70 markets worldwide, utilization of its proprietary momentum break out methodology, and significantly, through employment of its risk control strategy.

    Participation in over 70 global markets on either a long or short basis provides the following two benefits of market diversification: broad profit potential inherent in being able to trade a large number of financial and physical commodities worldwide on a 24 hour basis, and the reduction in volatility that is a normal characteristic of trading multiple, uncorrelated markets.

    Our proprietary technical momentum break out methodology is highly selective. Investors will only participate in a relatively limited number of trades that meet all conditions and where past research indicates that the reward to risk ratio is superior. Global Strategies' three dimensional counter trend liquidation strategy is designed to keep the risk of loss, including the give back of profits, within predetermined levels. Fall River anticipates that by adding the risk control overlay to the systematic approach, the program's reward to risk characteristics are substantially improved.

  Global Strategies HL

    The Global Strategies HL Program uses the same principles and strategies as the Global Strategies program with higher leverage. Its objective is to provide investors with a superior absolute rate of return while keeping drawdowns to acceptable levels. Fall River's goal is to achieve average annual rates of return of 25% or greater with drawdowns of no more than 20%.

  Instruments Traded

    * Interest Rate Interests - U.S. 30-year note, U.S. 10-year note, U.S. 5-year note, U.S. 2-year note Canadian 10-year bond, Euro Bond, Euro Bobl, Japanese 10-year Bond, Australian 10-year bond, Australian 3-year bond, Long Gilt, Shatz. Eurodollar, Euribor, Sterling, Banker's Acceptance, Euro Swiss and Euro Yen.

    * Currency Interests - British Pound, Japanese Yen, Euro, Swiss Franc, Canadian Dollar, Mexican Peso, Australian dollar, Ausi/Yen, Pound/Yen. Swiss Franc/Yen, New Zealand Dollar, Pound/Swiss, Euro/Krona, Euro/Pound Euro/Yen, South African Rand.

    *  Metals - gold, silver, aluminum, copper, lead, nickel, zinc.

    * Energy Interests - crude oil, unleaded gasoline, natural gas, heating oil, Brent Crude, London Gas Oil.

    * Stock Indices - Dax German Index, Hang Seng, All Ordinaries, Ibex 35, Nikkei 225, Taiwan, FT-SE 100, S&P 500, Nasdaq.

    * Agriculture - Bean oil, corn, soybeans, bean meal, wheat, live cattle, lean hogs, cocoa, cotton, coffee, London coffee, London cocoa, sugar.

  Asset Allocation

    At any given time, between 0% and 100% of the Balanced Series assets allocated to Fall River will be allocated to the Global Trends Program and the Global Strategies Program. In the view of the Managing Owner, if prevailing market conditions support trends, 100% of the assets allocated to Fall River will be allocated to the Global Trends Program. Conversely, if prevailing market conditions do not support trends, 100% of the assets allocated to Fall River will be allocated to the Global Strategies Program.

                        PAST PERFORMANCE OF FALL RIVER

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Fall River during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                            GLOBAL TRENDS PROGRAM

MONTH           2004        2003     2002     2001     2000
January          0.94%       7.16%   -3.54%    1.13%
February        11.81%       7.69%   -1.68%    3.38%
March          -4.17%       -14.33%   8.65%    8.55%
April          -20.65%       4.57%   -5.62%   -10.69%
May            -5.22%       11.68%    6.69%    1.53%
June           -6.08%       -5.91%    6.08%   -0.85%
July           -0.49%        4.07%    4.82%    1.00%
August         -14.52%       0.39%    7.63%    1.09%   9.86%
September      -0.48%       -3.34%   14.62%   10.77%   -3.99%
October         1.73%       16.75%   -10.63%   4.66%   1.34%
November       10.45%        0.01%   -3.92%   -10.48%  6.75%
December                     6.47%   15.30%    3.74%   14.91%
YEAR - 27.34 % 36.36%    40.90%   12.15%   31.14%

Name of Trading Advisor:                        Fall River Capital, LLC
Name of Trading Program:                        Global Trends Program
Date the Advisor Began Trading Client Accounts: August 2000
Date the Advisor Began Trading the Program:     August 2000
Total Assets Under Management Including Notional Funds:$ 269,283,229
Total Assets Under management excluding Notional Funds:$ 162,301,674
Total Assets Traded Pursuant to Trading Program including Notional
                                                Funds:    $ 21,769,531
Total Assets Traded Pursuant to Trading Program excluding Notional
                                                Funds:    $ 21,769,531
Worst Monthly Percentage Draw-down:             -20.65% (April 2004)
Worst Peak-to-Valley Draw-down:                 - 42.70% (March 2004 to
                                                September 2004)
                                                (estimate)
Number of Client Accounts Open:                 4
Number of Client Accounts Closed with Profits:  2
Number of Accounts Closed with Loss:            0
Leverage Employed:                              25% (Average Margin to Equity)

Monthly rate of return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Fall River during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         GLOBAL STRATEGIES HL PROGRAM

MONTH          2004       2003     2002
January        -0.18%      7.39%
February       13.83%      7.89%
March      - 0.34%  -11.96%
April      - 8.72%   1.24%    0.59%
May           -4.51%       5.00%    5.74%
June          -1.44%      -2.58%    7.59%
July       2.14%   -1.71%    4.43%
August        -6.78%      -0.52%    3.30%
September      6.98%       4.99%    6.33%
October       -1.07%      11.11%   -10.75%
November       7.49%      -2.33%   -2.90%
December                   5.96%   17.11%
YEAR       5.37%  24.69%    33.22%

Name of Trading Advisor:                        Fall River Capital, LLC
Name of Trading Program:                        Global Strategies HL Program
Date the Advisor Began Trading Client Accounts: August 2000
Date the Advisor Began Trading the Program:     April 2002
Total Assets Under Management including Notional Funds:$ 269,283,229
Total Assets Under management excluding Notional Funds:$ 162,301,674
Total Assets Traded Pursuant to Trading Program including Notional Funds:
                                                $ 148,504,715
Total Assets Traded Pursuant to Trading Program excluding Notional Funds:
                                                $ 41,523,160
Worst Monthly Percentage Draw-down:             -11.96% (March 2003)
Worst Peak-to-Valley Draw-down:                 - 18.48% (March to
                                                August 2004) (estimate)
Number of Client Accounts Open:                 21
Number of Client Accounts Closed with Profits:  4
Number of Accounts Closed with Loss:            0
Leverage Employed:                              15% (Average Margin to Equity)

Monthly rate of return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                            PROGRAMS NOT UTILIZED

    The following are programs of Fall River that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of the Fall River Capital LLC trading program for the period from April 2002 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                        Fall River Capital LLC
Name of Trading Program:                        Global Strategies Program
Date the Advisor Began Trading Client Accounts: August 2000
Date the Advisor Began Trading the Program:     April 2002
Total Assets Under Management (Including Notional Funds):$ 269,283,229 Total Assets Under Management (Excluding Notional Funds):$ 162,301,674 Total Assets Traded Pursuant to Trading Program (Including Notional Funds):
                                                $ 99,008,983
Total Assets Traded Pursuant to Trading Program (Excluding Notional Funds):
                                                $ 99,008,983
Worst Monthly Percentage Drawdown :             -6.46% (March 2003)
Worst Peak-to-valley Drawdown:                  - 10.19% ( March
                                                2004 - August 2004)
Number of Client Accounts Open:                 11
Number of Client Accounts Closed with Profits:  2
Number of Client Accounts Closed with Loss:     0
Leverage Employed:                              8% (average margin/equity)
2004 Compound Rate of Return ( 11 months): 2.61%
2003 Compound Rate of Return:                   6.96%
2002 Compound Rate of Return (7 months):        11.53%
2001 Compound Rate of Return:                   N/A
2000 Compound Rate of Return:                   N/A
1999 Compound Rate of Return:                   N/A

Monthly Rate of Return is calculated by dividing net performance by beginning net asset value.
The monthly rates are then compounded to arrive at the annual rate of return.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Global Strategies Program started trading a proprietary account in April 2002 but did not start trading an "outside client" account until June 2002.
    The following summary performance information presents the composite performance results of the Fall River Capital LLC trading program for the period from September 2001 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

-This Program is Closed-

Name of Trading Program:                        Global Strategies LL Program
Date the Advisor Began Trading Client Accounts: August 2000
Date the Advisor Began Trading the Program:     September 2001
Total Assets Under Management (Including Notional Funds):$ 269,283,229
Total Assets Under Management (Excluding Notional Funds):$ 162,301,674
Total Assets Traded Pursuant to Trading Program (Including Notional Funds):$0 Total Assets Traded Pursuant to Trading Program (Excluding Notional Funds):$0
Worst Monthly Percentage Drawdown:              -3.48% (March 2003)
Worst Peak-to-valley Drawdown :                 -4.35% (March 2003 - March
                                                2003)
Number of Client Accounts Open:                 0
Number of Client Accounts Closed with Profits:  2
Number of Client Accounts Closed with Loss:     0
Leverage Employed:                              N/A
2004 Compound Rate of Return                  (1 month):0.11%
2003 Compound Rate of Return:                   5.36%
2002 Compound Rate of Return:                   6.80%
2001 Compound Rate of Return ( 4 months): 5.86%
2000 Compound Rate of Return:                   N/A
1999 Compound Rate of Return:                   N/A

Monthly Rate of Return is calculated by dividing net performance by beginning net asset value.
The monthly rates are then compounded to arrive at the annual rate of return.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                                    MEYER

BACKGROUND OF MEYER

    Meyer was incorporated in January 2001 in the State of Illinois and its main business office is located at 303 East Main Street, Suite 205, Barrington, Illinois 60010. Meyer has been registered under the CE Act as a commodity trading advisor since February 9, 1999 and as a commodity pool operator since January 2001, and as an independent introducing broker since November 1998. Meyer is also a member of the NFA and has been a member since November 25, 1998. Such registrations and membership do not imply that the CFTC or the NFA have endorsed Meyer's qualifications to provide the advisory services described herein.

PRINCIPALS OF MEYER

  James J. Meyer

    Mr. Meyer, born in 1967, graduated from Loyola University with a Bachelor of Science Degree in Economics in December 1990. Throughout college, Mr. Meyer was employed on the trading floor of the Chicago Mercantile Exchange by Shearson Lehman Brothers and in a similar capacity with Linnco Futures. Upon graduation, Mr. Meyer left the trading floor to take a position as an associated person and research analyst with Martin James & Company, or MJ & Company, an Independent Introducing Broker. Mr. Meyer was withdrawn from MJ & Company as an Associated Person in February 1999. Mr. Meyer left MJ & Company in November, 1998 to form his own firm Meyer, which is currently registered as a commodity trading adviser, commodity pool operator and a introducing broker. As sole principal and president of Meyer, Mr. Meyer is responsible for all trading decisions as well as the day-to-day operations of the investment firm.

    Meyer will conduct its trading for its allocation from the Balanced Series through a Trading Company pursuant to Meyer's Diversified Program.

                          MEYER INVESTMENT STRATEGY

    In managing the accounts of customers, Meyer employs the trading concepts and strategies developed by Mr. Meyer who is the sole manager for Meyer's accounts. Since the trading methods to be utilized by Mr. Meyer are proprietary and confidential, the discussion that follows is of a general nature and not intended to be exhaustive. In addition, Meyer may refine or change the implementation of its strategy (including but not limited to technical factors, markets traded and or money management principals) without prior notice to or approval by customers. There can be no assurance that Meyer's approach to trading will yield the same results as it has in the past.

                            MEYER TRADING PROGRAM

    Meyer uses multiple non-correlated technical strategies to manage customer accounts. Meyer believes that future price movements in all markets may be more accurately anticipated by historical price movements within a quantitative or technical analysis than by fundamental economic analysis. Since non-directional and limited price directional trading strategies are employed, major long-term price movements are not necessarily needed for the program to be successful. Rather, diverse models that have yielded good risk/reward characteristics in the past are combined with other uncorrelated models to form a robust trading program that is less dependent on any one particular market characteristic.

    The trading strategies and systems utilized by Meyer may be revised from time to time by Meyer as a result of on-going research and development, which seeks to devise new trading strategies and systems as well as test methods currently employed. The trading strategies and systems used by Meyer in the future may differ significantly from those presently used, due to the changes, which may result from this research.

    Exchanges on which transactions will take place will include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges which include, but are not limited to, the London International Financial Futures and Options Exchange Ltd. (LIFFE), the Marche a Terme International de France (France), the Eurex Deutschland (EUREX), the Montreal Exchange (ME), the Tokyo Stock Exchange (TSE), the Singapore International Monetary Exchange (SIMEX), and the Sydney Futures Exchange Ltd (SFE). Decisions concerning the liquidation of positions, the futures interests contracts to be traded and the size of positions to be taken or maintained require the exercise of judgment by Meyer. A decision not to trade certain futures interest contracts due to lack of liquidity or excessive volatility or for any other reason may result at times in clients missing significant profit opportunities which might otherwise have been captured by Meyer.

  Risk Management

    In view of the volatile nature of futures trading, Meyer adheres to a number of money management principals in an attempt to increase the likelihood of long-term success of the trading program.

  Diversification

    By committing equity to multiple markets and to different strategies, diversification reduces the dependence of the program on any one particular market or trading system for trading profits. Due to the importance of diversification across different market groups and trading strategies, Meyer suggests a minimum account size of $500,000.

  Initial Capital Risk Exposure

    Meyer attempts to limit maximum risk per trade to 0.75% of equity. However, there may be circumstances where it is impossible to limit risk as described above. Such a circumstance may be a market that is locked limit up or down, or the occurrence of severe slippage on order execution due to extreme market volatility.

  Capital Management

    In an attempt to limit client's exposure to adverse price movements, the average initial margin to equity ratio, at the recommended trading level, is approximately 17%. It is possible that various factors may cause the actual percentage of assets committed to margin at any time to be higher or lower than the expected level.

  Instruments Traded

    * Interest Rate Interests - U.S. Treasury bond, U.S. 10-year note, U.S. 5-year note, Canadian 10-year bond, Euro Bund, U.K. Long Gilt, Japanese Bond, Australian 10-year bond. Eurodollar, Euribor, Short Sterling, Australian Bank Acceptance

    * Currency Interests - British Pound, Japanese Yen, Euro FX, Swiss Franc, Canadian Dollar, Mexican Peso, Australian dollar.

    *  Metals - gold, silver, aluminum, copper.

    * Grains - Chicago wheat, Kansas City wheat, corn, soybeans, soybean oil, soybean meal

    * Energy Interests - crude oil, unleaded gasoline, natural gas heating oil.

    * Other Commodity Interests - cocoa, coffee, sugar, orange juice, live cattle, lean hogs, and cotton.

      NOTE: THE ABOVE DISCUSSION IS OF A GENERAL NATURE AND IS NOT INTENDED TO BE EXHAUSTIVE. MEYER CAPITAL MANAGEMENT MAY ADD MORE MARKETS TO ITS PORTFOLIO IN THE FUTURE.

                          PAST PERFORMANCE OF MEYER

    The Capsule Performance Tables which follow set forth the actual past performance of all client accounts directed by Meyer during the period covered by such tables. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                             DIVERSIFIED PROGRAM

MONTH           2004      2003   2002    2001   2000    1999
January       0.89%        8.94% -1.21%  5.02%   9.74%  9.44%
February      5.46%        4.55%  0.48%  6.18%  -0.37% -4.81%
March         3.91%       -9.23% -5.26%  4.11%  -9.29%  8.31%
April          -9.28%      4.56% -0.77% -4.95%  21.92% 17.06%
May         - 4.30%  6.48%  4.63%  1.19%   8.05% -5.27%
June        - 3.11% -4.14%  4.73%  3.14%   0.57% 12.10%
July        - 3.86%  0.07%  2.92%  4.10%  -0.89% -10.97%
August         -4.02%      2.44%  2.89%  7.57%  10.80% -2.19%
September      10.01%      3.33%  4.46%  2.56%  -0.82%  0.96%
October        -3.05%      7.55% -4.14%  1.62%  -0.96% -4.91%
November*      15.07%     -1.62% -4.67% -10.79%  7.29%  8.39%
December                   2.92% 11.25%  3.87%  -1.18% -5.52%
YEAR * 5.36%  27.26% 15.00% 24.54%  50.26% 20.09%

*  Estimate for 2004.

Name of CTA:                                   Meyer Capital Management, Inc.
Name of Program:                               Diversified Program
Date CTA Began Trading Client Accounts:        August 1994
Date CTA Began Trading This Program:           January 1998
No. Accounts in Program:                       122
Total Assets Managed by CTA (Actual Funds):    $ 148,999,240 (estimate)
Total Assets Managed by CTA (Nominal Funds):   $ 272,663,132 (estimate)
Assets Managed in This Program (Actual Funds): $ 148,999,240 (estimate)
Assets Managed in This Program (Nominal Funds):$ 272,663,132 (estimate)
Worst Monthly Percentage Draw-down:            -10.97% (July 1999)
Worst Peak-to-valley Draw-down:                -19.20% (March 2004 - July 2004)
Closed Accounts:                               36 (Profitable)
                                               35 (Unprofitable)
Leverage Employed:                             17% (average margin to equity
                                               ratio)

The Capsule Performance Table was prepared on the basis of the nominal account size method from 3/99 to 6/00 and on the basis of the fully-funded subset method from 1-99 to 2-99 and from 7-00 to present.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                                    WINTON
BACKGROUND OF WINTON

    Winton Capital Management, Limited, a United Kingdom company, became registered with the United States Commodity Futures Trading Commission as a commodity trading advisor in January 1998. It is a member of the National Futures Association. Winton has its principal office and maintains all books and records at 1-5 St. Mary Abbot's Place, London W8 6LS, United Kingdom. Winton is also regulated by the United Kingdom's Financial Services Authority. Winton will conduct trading for its allocation from the Balanced Series through a Trading Company pursuant to Winton's Diversified Program.

PRINCIPALS OF WINTON

  David Winton Harding

    Mr. Harding, born in 1961, founded Winton in February 1997. Mr. Harding is the Managing Director of Winton. Having graduated from Cambridge University with a First Class Honors Degree, he began his career in the financial industry in 1982. Between September 1982 and December 1984, he held various positions as a UK Gilt trader and salesman at two UK stockbrokers: Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd, a CFTC-registered CTA located in London, as an assistant technical trader and researcher, and was later promoted to Director of Research. In December 1986, he moved to Brockham Securities Ltd ("Brockham"), a privately owned sugar trading and managed futures company, to assist in the development and marketing of the firm's futures fund management services. In February 1987, he left Brockham and, together with colleagues Michael Adam and Martin Lueck, founded Adam, Harding and Lueck Ltd. ("AHL"), a computer-driven, research-based CTA. AHL became registered with the CFTC in February 1987. By 1989, this firm had grown into the UK's largest CTA, with more than $50 million under management. At that time, the principals sold a 51% stake to E D & F Man Group Ltd. ("Man"), one of the largest distributors of futures funds internationally. Between 1989 and 1993, when assets under management rose from $50 million to $300 million, Mr. Harding headed up AHL's quantitative research team, supervising about 15 full-time research staff, supported by a software team of around a dozen programmers. This team developed a multiplicity of quantitative trading strategies in addition to AHL's successful trend-following trading approach. During this time, he was also involved in the company's international institutional marketing efforts, in particular in Europe, the Middle East, South East Asia, Japan and the U.S. In 1993, Mr. Harding was invited to present a paper to a special symposium of London's prestigious Royal Society, on the subject "Making Money From Mathematical Models." This paper was subsequently incorporated into two books on the subject. In September 1994, Man bought out the minority shares owned by Mr. Harding and the original partners, and AHL was consolidated into Man's fund management division. Mr. Harding then formed and headed up a new division of Man, called E D & F Man Quantitative Research, leading a research team that developed quantitative trading models primarily for use by Man's fund management companies. Mr. Harding left Man in August 1996 to begin preparations for the launch of Winton, which he formed in February 1997.

  Osman Murgian

    Mr. Murgian, born in 1934 is a founding director of Winton. Educated in Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of AHL. Mr. Murgian lives in Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of Winton's share capital. This interest is held by Saminvest (Jersey) Ltd and Amalco Investments Ltd both of which are investment holding companies ultimately owned by Mr. Murgian's family foundation.

  Martin John Hunt

    Mr. Hunt, born in 1962, is a director at Winton. He began his career in the UK managed futures industry in October 1983, at which time he was employed as a trainee trader for a trading advisor, Futures Fund Management Ltd. In January 1986, he was appointed manager of the trading operations for Sabre Fund Management, also a trading advisor. In February 1988, he joined AHL, then a newly established trading advisor, where he was responsible for the company's trading operations. These trading operations were complex, and Mr. Hunt's role was to ensure the efficient execution of the firm's computer-generated futures and interbank orders on over $120 million of assets under management. These orders spanned more than 60 markets, 5 time zones and 15 exchanges worldwide. In August 1991, Mr. Hunt assumed responsibility for marketing and operations at Royston Investments, Ltd, which at the time was a CFTC-registered CTA. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry. These consultancy activities continued until February 1997, when he was recruited by David Harding to handle the formation, structuring and subsequent day-to-day running of Winton. At Winton, Mr. Hunt supervises the company's operations, as well as being directly involved in the marketing of Winton's investment management approach worldwide. Mr. Hunt also has responsibility for the firm's regulatory compliance.

  Amalco Investments Ltd.

    Amalco Investments Ltd. is a beneficial owner of Winton and has been registered as a Principal of Winton since May 2004.

  Saminvest Jersey Ltd.

    Saminvest Jersey Ltd. is a beneficial owner of Winton and has been registered as a Principal of Winton since May 2004.

                 DESCRIPTION OF TRADING METHODS AND STRATEGIES

    Winton's investment philosophy is directed towards long-term capital appreciation through compound growth. This is achieved by pursuing a diversified trading scheme without reliance on favorable conditions in any particular market, nor does it depend on the general direction of market prices. An investment with Winton therefore may be appropriate for a portion of the investment portfolio of potential investors whose objective is long-term capital gain. Winton's investment technique consists of trading a portfolio of more than 100 futures contracts (subject to regulatory and client constraints) on major commodity exchanges and forward markets worldwide, employing a totally computerized, technical, trend-following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall. The trading methods applied by Winton are proprietary, complex and confidential. As a result, the following discussion is of necessity general in nature and not intended to be exhaustive. Winton plans to continue the research and development of its trading methodology and, therefore, retains the right to revise any methods or strategy, including the technical trading factors used, the commodity interests traded and/or the money management principles applied. Such ongoing revisions, unless deemed material, will not be made known to clients.

  A Technical Trend-Following System.

    Technical analysis refers to analysis based on data intrinsic to a market, such as price and volume. This is to be contrasted with fundamental analysis which relies on factors external to a market, such as supply and demand. The Diversified Program uses no fundamental factors. A trend-following system is one that attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions as a result of such trends. These exaggerated movements are largely explained as a result of the influence of crowd psychology or the herd instinct, amongst market participants. A trend-following system does not anticipate a trend. In fact, trend-following systems are frequently unprofitable for long periods of time in particular markets or market groups, and occasionally they are unprofitable for spells of more than a year, even in large portfolios. However, in the experience of the Principals, over a span of years, such an approach has proven to be consistently profitable. The Winton trading system has been developed by relating the probability of the size and direction of future price movements with certain oscillators derived from past price movements which characterize the degree of trending of each market at any time. While this is, to some degree, true of all trend-following systems, the unique edge possessed by the Winton system lies in the quality of the analysis underlying this relationship. This enables the system to suffer smaller losses during the inevitable whipsaw periods of market behavior and thus take better advantage of the significant trends when they occur, by focusing more resources on them. The system was developed by research on price data of a variety of futures contracts between 1981 and 1991 (known as the "in sample data"), and subsequently tested on the data from 1991 to 1997 in order to assess its potential. This procedure seeks to avoid the risk of over-optimizing which occurs when a system is allowed to fit itself to the historic data.

  A Non Discretionary System.

    Trade selection is not subject to intervention by Winton's Principals and therefore is not subject to the influences of individual judgment. As a mechanical trading system, the Winton model embodies all the expert knowledge required to analyze market data and direct trades, thus eliminating the risk of basing a trading program on one indispensable person. Equally as important is the fact that mechanical systems can be tested in simulation for long periods of time and the model's empirical characteristics can be measured. The system's output is rigorously adhered to in trading the portfolio and intentionally no importance is given to any external or fundamental factors. Whilst it may be seen as unwise to ignore information of obvious value, such as that pertaining to political or economic developments, the disadvantage of this approach is far outweighed by the advantage of the discipline that rigorous adherence to such a system instills. Significant profits are often made by the Winton system, by holding on to positions for much longer than conventional wisdom would dictate. An individual taking trading decisions, and paying attention to day-to-day events, could easily be deflected from the chance of fully capitalizing on such trends, when not adhering to such a system.

  Diversification of Markets.

    Taking positions in a variety of unrelated markets has been shown, over time, to decrease system volatility. By employing a sophisticated and systematic schema for placing orders in a wide array of markets, it can be demonstrated that there is a high expectation of an overall profit being realized after a sufficient period of time. The trading strategy and account management principles described here are factors upon which Winton will base its trading decisions. Such principles may be revised from time to time by Winton as it deems advisable or necessary. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made on behalf of a Program account or that consideration of any of these factors in a particular situation will lessen a client's risk of loss or increase the potential for profits.

  Markets Traded

    The Winton system trades in all the easily accessible and liquid U.S. and non-U.S. futures and forward contracts that it practically can. Forward markets include major currencies and base metals, the latter category being traded on the London Metal Exchange. Winton is constantly looking for new opportunities to add additional markets to the portfolio, thus further increasing the portfolio's diversification.



                              Balanced App. - 12




                          WINTON DIVERSIFIED PROGRAM
    The Capsule Performance Table which follows sets forth the actual past performance of the Winton Diversified Program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MONTH     2004    2003    2002   2001   2000   1999
January   2.65%  5.30%  (10.81)% 4.58% (3.66)%(1.51)%
February 11.93%  11.95% (6.14)%  0.57%  1.75%  3.55%
March    (0.50)%(11.14)% 11.44%  7.48% (3.13)%(4.24)%
April    (8.27)% 2.07%  (4.66)% (5.23)% 1.53% 10.09%
May      (0.16)% 10.18% (3.80)% (3.32)%(0.50)%(8.58)%
June     (3.12)%(5.85)%  7.32%  (2.95)%(1.28)% 5.31%
July      0.88% (1.15)%  4.79%   0.72% (4.33)%(1.93)%
August    2.64%  0.69%   5.48%   0.02%  2.82% (3.64)%
September 4.78%  0.71%   7.42%   4.48% (7.54)%(0.16)%
October   3.37%  5.46%  (7.76)% 12.45%  2.50% (6.13)%
November* 6.40% (2.68)% (1.09)% (7.56)% 7.10% 13.12%
December         10.00%  13.46% (4.02)%16.04%  9.20%
YEAR*    21.04%  25.52%  12.86%  5.56%  9.72% 13.24%

*  Estimate for 2004.

Name of CTA:                              Winton Capital Management
Name of Portfolio:                        Winton Diversified Trading Program
Inception of Trading by CTA:              October 1997
Inception of Trading of the Portfolio:    October 1997
Number of Accounts Open:                  73
Total Assets Managed by CTA:              $1,354,000,000 (estimate)
Total Assets Traded According to the Program:$1,345,000,000 (estimate)
Worst Monthly Percentage Drawdown:        (12.97)% (October 1997)
Worst Peak-to-Valley Drawdown:            (31.09)% (November 2001 to May 2002)
Number of Profitable Closed Accounts:     28
Number of Unprofitable Closed Accounts:   14

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


                            PROGRAMS NOT UTILIZED
    The following are programs of Winton that are not anticipated to be utilized by The Frontier Fund

    The following summary performance information presents the composite performance results of the Winton Dollar Hedge Fund for the period from July 2001 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                              Winton Capital Management
Name of Portfolio:                        Winton Dollar Hedge Fund
Inception of Trading by CTA:              October 1997
Inception of Trading of the Portfolio:    July 2001
Number of Accounts Open:                  1
Total Assets Managed by CTA:              $1,354,000,000 (estimate)
Total Assets Traded According to the Program:$5,200,000 (estimate)
Worst Monthly Percentage Draw-down:       -11.60% (September 2002)
Worst Peak-to-Valley Draw-down:           -20.45% (December 2001 to October
                                          2002)
Number of Profitable Closed Accounts:     0
Number of Unprofitable Closed Accounts:   0
2004 Compound Rate of Return (11 months): 10.30% (estimate)
2003 Compound Rate of Return:             25.56%
2002 Compound Rate of Return:             (7.62)%
2001 Compound Rate of Return (6 months):  (5.43)%
2000 Compound Rate of Return:             N/A
1999 Compound Rate of Return:             N/A

This fund was profitable as of November 30, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.




                              Balanced App. - 13




    The following summary performance information presents the composite performance results of the WCM Currency Trading Program for the period from October 2003 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                              Winton Capital Management
Name of Portfolio:                        WCM Currency Trading Program
Inception of Trading by CTA:              October 1997
Inception of Trading of the Portfolio:    October 2003
Number of Accounts Open:                  1
Total Assets Managed by CTA:              $1,354,000,000 (estimate)
Total Assets Traded According to the Program:$586,000(estimate)
Worst Monthly Percentage Draw-down:       -8.14% (April 2004)
Worst Peak-to-Valley Draw-down:           -22.27%, (March 2004 to August 2004)
Number of Profitable Closed Accounts:     0
Number of Unprofitable Closed Accounts:   0
2004 Compound Rate of Return (11 months): 2.9% (estimate)
2003 Compound Rate of Return   (3 months):17.18%
2002 Compound Rate of Return:             N/A
2001 Compound Rate of Return:             N/A
2000 Compound Rate of Return:             N/A
1999 Compound Rate of Return:             N/A


Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.




                                Graham App. - 1


                            GRAHAM SERIES APPENDIX


                               TO PART I OF THE


                                  PROSPECTUS

                                      OF

                              THE FRONTIER FUND


            (A statutory trust formed under the laws of Delaware)





                            GRAHAM SERIES-1 UNITS

                            GRAHAM SERIES-2 UNITS





                          COMMODITY TRADING ADVISOR:

                       GRAHAM CAPITAL MANAGEMENT, L.P.





      This Graham Series Appendix (the "Graham Series Appendix") is dated
                        January 7, 2005.

                              THE FRONTIER FUND

                            GRAHAM SERIES-1 UNITS
                            GRAHAM SERIES-2 UNITS

    This Graham Series Appendix to the prospectus, dated January 7,
2005, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Graham Series Units. Capitalized terms used in this Graham Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Graham Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

    The Graham Series Units are being offered in two (2) Classes. The Graham Series Units in Class 1 (as described in the Prospectus) are designated as the "Graham Series-1 Units," and the Graham Series Units in Class 2 (as described in the Prospectus) are designated as the "Graham Series-2 Units." The Trust is offering both the Graham Series-1 Units and the Graham Series-Units pursuant to the Prospectus and this Graham Series Appendix. Prospective Purchasers of the Graham Series-1 Units and Graham Series-2 Units should carefully review the Prospectus and this Graham Series Appendix before determining to purchase such Units.

                               TRADING ADVISOR

    Graham Capital Management, L.P., a Delaware limited partnership, or Graham, acts as the Trading Advisor with respect to the assets allocable to the Graham Series Units. The assets allocable to the Graham Series Units will be contributed to a master trading vehicle of which Graham will act as the Trading Advisor pursuant to the K-4 Program at 150% Leverage, or K-4 (1.5X) Program, described below. It is contemplated that the Trading Advisor may trade other of its trend-following systems for the Graham Series in the future in addition to its K-4 (1.5X) Program.

BACKGROUND

    Graham is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. Graham offers clients various systematic and discretionary global macro trading programs that trade in one or more of those markets as well as strategies that combine two or more of the trading programs. Graham's systematic trading programs or models produce trading signals on a largely automated basis when applied to market data. In Graham's discretionary trading programs, trades are determined subjectively on the basis of its traders' assessment of market conditions rather than through application of an automated system.

    Graham was organized on May 26, 1994 in the State of Delaware. Its main business office is located at Rock Ledge Financial Center, 40 Highland
Avenue, Rowayton, Connecticut 06853, and it is registered as a commodity pool operator and a commodity trading advisor under the CE Act and has been a member of the NFA since July 27, 1994. Such registration and membership do not imply that the CFTC or the NFA have endorsed Graham's qualifications to provide the advisory services described herein.

PRINCIPALS

  Kenneth G. Tropin

    Mr. Tropin, born in 1953, is the Founder, Chairman, and a Principal
of Graham.   Mr. Tropin has developed the majority of the firm's core
trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding Graham in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry &
Company, Inc., during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980's.

  Paul Sedlack

    Mr. Sedlack, born in 1961, is the Chief Executive Officer, General Counsel and a Principal of Graham. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was a resident in Coudert's Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a Juris Doctor from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

  Michael S. Rulle Jr.

    Mr. Rulle, born in 1950, is the President and a Principal of Graham. Until joining Graham in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

  Robert E. Murray

    Mr. Murray, born in 1961, is the Chief Operating Officer and a Principal at Graham. From 1984 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the NFA and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Futures Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

  Thomas P. Schneider

    Mr. Schneider, born in 1961, is an Executive Vice President, the Chief Trader and a Principal of Graham. He joined Graham in 1994 and is responsible for managing Graham's systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants, or FCMs. Mr. Schneider has also been an NFA arbitrator since 1989 and has served on the MFA's Trading and Markets Committee. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis.

  Robert G. Griffith

    Mr. Griffith, born in 1953, has been employed by Graham from 1994 to the present date. He is an Executive Vice President, the Director of Research and a Principal of Graham and focuses primarily on Graham's trend-following trading systems, including portfolio management, asset allocation and trading system development. Mr. Griffith is also in charge of the day-to-day administration of Graham's trend- following trading systems. Prior to joining Graham, Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

  Fred J. Levin

    Mr. Levin, born in 1942, is the Chief Economist, a Senior Discretionary Trader and a Principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

  Savvas Savvinidis

    Mr. Savvinidis, C.P.A., born in 1962, joined Graham in April 2003 as Chief Financial Officer and Principal. He was Chief Operating Officer of Agnos Group, L.L.C. from January 2001 until February 2003 and had previously served as Director of Operations of Moore Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B. S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

  Robert C. Hill

    Mr. Hill, born in 1969, is a Discretionary Trader of Graham specializing in the energy commodity markets. Prior to joining Graham in April 2003, Mr. Hill was employed as a Director of Trading at Duke Energy. From 1994 to 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in 1997 from the University of St. Thomas in Houston, Texas and a B.A. in 1992 from Stephen F. Austin State University.

  Steven T. Aibel

  Mr. Aibel, born in 1965, is a discretionary trader and a Principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange. He began his career at Goldman Sachs and Co. in the precious metals area in 1988 until 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Bothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

  Xin-yun Zhang

  Mr. Zhang, born in 1960, is a discretionary trader and a Principal of Graham, specializing in fixed income. Prior to joining Graham in September, 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on US and Japanese government bonds. From October 1995 to January 2000, he was a fixed-income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989 to 1993.

  Gabriel J. Feder

  Mr. Feder, born in 1968, is a discretionary trader and a Principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in November 2003, Mr. Feder worked as a portfolio manager for Platinum Partners LLC from September 2002 to September 2003, trading the US Treasury market as well as US Stock indexes and European fixed income. He began his career working for the Federal Reserve Bank of New York from 1990 to 1993 as a bank analyst and then a bank examiner. Then, upon his graduating in 1995 from The Wharton School of Business at the University of Pennsylvania with an MBA in Finance, Mr. Feder worked for JP Morgan Chase, where he traded emerging market currencies in the FX department and fixed income and currency in Global Treasury from 1995 to 2000 and he managed the bank's Canadian fixed income portfolio from 2000 to September 2002. Mr. Feder received a B.A., cum laude, in Economics from Yeshiva University in 1990.

  C. Craig Gile

  Mr. Gile, born in 1964, is a discretionary trader and a Principal of Graham specializing in the energy commodity markets. Prior to joining Graham in June 2004, Mr. Gile was a Managing Director in the Global Commodity Derivatives group. Mr. Gile worked at Citibank from February 1995 to March 2004, trading fixed income for 3 years and commodities for the last 6 years. Mr. Gile joined the bank upon graduation from the Wharton Business School at the University of Pennsylvania in December 1994, where he majored in Finance. Prior to business school, Mr. Gile served as an aviator in the U.S. Navy. Mr. Gile graduated from Vanderbilt University in 1986 with bachelor degrees in both Electrical Engineering and Mathematics.


  David Ciocca


  Mr. Ciocca, born in 1969, is a discretionary trader and a Principal of Graham, specializing in equity futures. Prior to joining Graham in March, 2002, Mr. Ciocca was employed as a portfolio manager at Niederhoffer Investments from April 2001, where he concentrated on the short-term modeling and trading of futures and options. From December 1998 to April 2001, Mr. Ciocca was a principal of DLC Capital Management, Inc., a registered investment advisor that focused on investment portfolio management, and trading strategy development. Mr. Ciocca has a Bachelor of Science in Engineering (1993) and a Master of Science in Finance (1998) from Rochester Institute of Technology, Rochester, NY.

  KGT, Inc. and KGT Investment Partners, L.P.

    The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. KGT, Inc. and KGT Investment Partners became registered as principals of GCM on July 27, 1994.



    Graham will manage the proceeds of the sale of Graham Series Units pursuant to Graham K-4 (1.5X) Program, which is a diversified portfolio of foreign exchange, global interest rates, stock and commodity futures.

                           GRAHAM TRADING POLICIES

    Graham trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. Graham engages in exchange for physical
(EFP) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. Graham at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions as counterparties. Graham has complete flexibility in the instruments and markets in which it may invest.

    At standard leverage, Graham's systems like its K-4 strategy normally will commit between 10% and 30% of an account's equity to meet initial margin requirements, and initial margin requirements over time are expected to average 13% to 20%, except as described below. Since the K-4 Program is being traded at 1.5 times standard leverage, its initial margin requirements over time are expected to average 20% to 30%. Margins required to initiate or maintain open positions are established by brokerage firms selected by Graham clients to perform clearing services. The typical margin levels described above are applicable to brokerage arrangements with competitive terms for major institutional customers. Higher margin requirements may be observed under alternative arrangements or when a broker establishes margins exceeding exchange minimum levels.

    Graham reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham's actions will enhance performance. Redemptions will be made from this trading program as of the 15th day and the last Business Day of each month, upon 3 Business Days notice. All other redemptions processed by the Graham Series during a month will come from cash reserves and not from the trading program. Such redemptions from cash reserves ordinarily will have the effect of increasing the leverage.

                            GRAHAM TRADING PROGRAM

    The K4 program was developed in 1998 and commenced trading operations in January 1999. The K4 program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 program will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades. K4 will normally maintain a neutral position in 50% of the markets in the portfolio. The K4 program trades in approximately 65 markets with weightings, as of September 2003, of about 36% in foreign exchange, 27% in global interest rates, 18% in stock index futures, 5% in agricultural futures, 6% in metals and 8% in energy futures.

                            GRAHAM MARKETS TRADED

    Graham trades actively on a 24-hour basis on most global exchanges as well as the 24-hour interbank market for foreign exchange both in the U.S. and abroad. Graham currently executes orders on all the major futures exchanges in New York and Chicago and also trades actively on the Eurex Deutscheland, the International Petroleum Exchange of London Ltd. (IPE), the London Commodity Exchange (LCE), the London International Financial Futures and Options Exchange Ltd. (LIFFE), the London Metal Exchange (LME), the March{e'} {a`} Terme International de France (MATIF), the Osaka Securities Exchange (OSE), the Sydney Futures Exchange Ltd. (SFE), the Singapore International Monetary Exchange (SIMEX), the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Commodity Exchange (TOCOM), the Tokyo Stock Exchange (TSE), and other exchanges. Graham conducts on-going research regarding expanding the number of markets it can trade to further its objective of portfolio diversification. From time to time, Graham adds to or deletes markets from its portfolios as on-going research and future market conditions warrant. Graham may decide to trade certain markets and contracts to the exclusion of others in its trading programs, depending on Graham's views from time to time. The decision to add or subtract markets from any investment program shall be at the sole discretion of Graham. Clients will not be informed of these changes as they occur.

    The actual weighting and leverage used in each market will change over time due to liquidity, price action and risk considerations. In addition, Graham re-balances the weighting of each market in its systematic programs on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

                        MANAGEMENT AND INCENTIVE FEES

  Management Fees

    The Graham Series Units will pay to the Managing Owner a monthly management fee equal to approximately 1/12th of 2.5% of the Graham Series' Net Asset Value (2.5% annually). The Managing Owner may pay all or a portion of such management fees to Graham.

  Incentive Fees

    The Graham Series Units will pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner may pay all or a portion of such incentive fees to Graham.



                                Graham App. - 2


                  PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

    The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Graham Series-1 Units and Graham Series-2 Units during the first twelve months. The total estimated cost and expense load of Graham Series-1 Units and Graham Series-2 Units is expressed as a percentage of $1,000, the amount of a minimum investment in the Trust (other than by IRAs or Benefit Plan Investors). Residents of Texas (including Benefit Plan Investors) have a minimum initial subscription requirement of $5,000. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Graham Series Units may differ.

                                                                               GRAHAM SERIES-1              GRAHAM SERIES-2
                                                                            AMOUNT        AMOUNT        AMOUNT        AMOUNT
                                                                              -$            -%            -$            -%
Initial Selling Price(1)                                                    $ 1,000         100%        $ 1,000         100%
Syndication and Selling Expenses(2)                                           $ 0            0%           $ 0            0%
Trust Operating Expenses(3)                                                   $ 0            0%           $ 0            0%
Management Fee(4)                                                           $ 25.00        2.50%        $ 25.00        2.50%
Service Fee(5)                                                              $ 30.00        3.00%          $ 0            0%
Brokerage Commissions and Trading Fees(6)                                $ 9.70  0.97%  $ 9.70  0.97%
Incentive Fee(7)                                                         $ 6.20  0.62%       $ 0            0%
Less Interest Income(8)                                                               (0.54%)              (0.54%)
                                                                        ($ 5.40)              ($ 5.40)
Amount of Trading Income Required for the Trust's Net Asset Value per    $ 65.50 6.55%  $ 29.30 2.93%
  Unit (Redemption Value) at the End of One Year to Equal the Selling
  Price per Unit

    Notes

(1)The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than IRAs or Benefit Plan investors) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.
(2)Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period shall be paid by the Managing Owner without reimbursement.
(3)The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.
(4)The Managing Owner will receive a monthly management fee of approximately 0.208% (2.50% annually) of the Graham Series' Net Asset Value, which it will use to pay all management fees payable to the Trading Advisors.
(5)With respect to Class 1 of the Graham Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units in Class 1 of the Graham Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units in Class 1 of the Graham Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3%. Therefore the break-even analysis does not include a separate entry for the redemption fee.
(6)The Trust, with respect to the Graham Series will pay the Clearing Brokers and the Managing Owner a fee of approximately 1.06% of the Graham Series' Net Asset Value annually, which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the Graham Series' trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Graham Series.
(7)The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 3% initial service fee and on-going service fee charged on Class 1 only. The 3% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring the Class 1 to make trading profits and to pay a corresponding incentive fee on such trading profits to break even.
(8)The first two percent (2.0%) of interest income earned per annum by the Trust on the Graham Series will be paid to the Managing Owner. In addition, if interest income falls below 0.75%, the Managing Owner will be paid the difference between the Trust's annualized interest income and 0.75%. Interest income above 2.0% is retained by the Trust.

                          PAST PERFORMANCE OF GRAHAM

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Graham during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         K4 PROGRAM AT 150% LEVERAGE

                                RATE OF RETURN
MONTH        2004       2003     2002    2001     20001    1999
January       0.71%      8.02%   1.59%    2.72%    2.62%
February      7.57%      9.21%   -1.73%   7.49%   -6.61%
March       -0.04%      -6.19%   -1.48%  12.96%    1.94%
April       -9.79%       2.08%   -9.59%  -10.15%   0.98%
May         -2.48%       6.48%   5.46%    2.61%   -3.63%
June     - 5.07%  -5.80%   15.32%  -0.77%   -5.39%   2.70%
July     - 5.02%  -2.44%   17.43%  -5.34%    0.00%   -2.21%
August      -0.18%       3.99%   7.48%    6.12%    0.00%   4.63%
September    0.22%      -12.98%  8.66%   19.91%    0.00%   1.20%
October      6.67%      12.01%   -6.09%  10.32%    0.00%   -5.55%
November     5.66%       3.37%   -1.88%  -8.82%    0.00%   0.82%
December                 7.17%   8.37%    3.54%    0.00%   7.60%
YEAR     - 3.11%  24.13%   48.10%  43.15%   -10.05%  8.96%

THE TABLE SET FORTH ABOVE HAS NOT BEEN ADJUSTED TO REFLECT THE FEES AND EXPENSES OF THE GRAHAM SERIES. THE "PRO FORMA COMPOSITE PERFORMANCE TABLE" WHICH FOLLOWS SHOWS THE SAME PERFORMANCE DATA AS SET FORTH ABOVE BUT CONTAINS PRO FORMA ADJUSTMENTS TO REFLECT THE GRAHAM SERIES FEE STRUCTURE. ACCORDINGLY, SUCH TABLE IS MORE REPRESENTATIVE OF THE PERFORMANCE OF THIS PROGRAM HAD GRAHAM TRADED IT FOR THE TRUST, DURING THE TIME PERIOD COVERED.

Name of CTA:                              Graham Capital Management, L.P.
Name of Trading Program:                  K4 Program at 150% Leverage
Inception of Trading by CTA:              February 2, 1995
Inception of Trading in the Program:      June 1, 1999
Number of Accounts Open:                  12
Total Assets Managed by CTA:              $ 5,984,708,000
Total Assets Traded According to the Program:$ 1,703,292,000
Worst Monthly Percentage Drawdown:        -13.62% (September 2003)
Worst Peak-to-Valley Drawdown:            - 20.85% (March to
                                          August 2004)
Number of Profitable Closed Accounts:     2
Number of Unprofitable Closed Accounts:   1

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

1 The 0.00% returns from July 2000 to December 2000 reflects the fact that the program began in June 1999 with one client that closed its account in June 2000. No new clients joined the program again until January 2001. From January 2001 forward, the program has had at least one client participating in it.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

                  PRO FORMA COMPOSITE PERFORMANCE TABLE FOR
                         K4 PROGRAM AT 150% LEVERAGE
         (DEDUCTING THE FRONTIER FUND GRAHAM SERIES-CLASS 1 EXPENSES)

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Graham during the period covered by the table, pro-forma for the Class 1 expenses of The Frontier Fund. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MONTH          2004       2003     2002    2001     2000    1999
January          0.38%      7.49%   0.82%    2.05%   2.98%
February         7.24%      8.82%   -1.94%   6.78%   -7.50%
March           -0.34%     -6.34%   -1.87%  11.43%   2.04%
April       - 8.15%   1.67%   -9.95%  -10.64%  1.25%
May         - 2.28%   5.99%   5.25%    2.01%   -3.96%
June        - 4.35%  -5.94%   13.43%  -0.02%   -5.42%  2.64%
July        - 4.31%  -2.70%   16.40%  -5.77%   0.55%   -2.80%
August         -0.46%       3.55%   7.23%    5.65%   1.87%   5.08%
September      -0.16%      -13.04%  8.20%   16.14%   0.68%   1.07%
October         4.97%      11.72%   -6.55%   9.11%   1.03%   -6.38%
November        4.95%       2.61%   -2.26%  -7.86%   6.11%   0.76%
December                    6.68%   7.96%    2.46%   7.79%   8.84%
YEAR TO DATE- 3.51%  18.98%   38.89%  31.80%   6.53%   8.79%

Worst Monthly Percentage Draw-down:    -13.04% (September 2003)
Worst peak-to-valley Draw-down:    - 18.64% (February 2004 to
September 2004)

The Graham pro forma composite performance was derived from the performance of Graham K-4 (1.5X) Program. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees, and interest income of the Graham Series of The Frontier Fund. These anticipated items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

    *  Brokerage commissions and trading fees: 1.06%
    *  Management fees: 2.5%
    *  Initial service fees and on-going service fees: 3.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the Pro Forma. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the pro forma.

The gross trading profit used in this table is taken from the Graham K-4 (1.5X) performance table, except for July, 2000, through December, 2000, during which Graham's K-4 (1.0X) performance table was utilized.

The pro forma used a simulated adjusted beginning of month net asset value (the Trading Advisor's net performance divided by rate of return for the month, underlying the preceding composite) in order to replicate the same rate of return from the Trading Advisor's actual performance, adjusted for the Series' fees, expenses and interest income.

*  Draw-down means losses experienced by the account over a specified period.

** Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                            PROGRAMS NOT UTILIZED

    The following are programs of Graham that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of the K-4 Program at Standard Leverage for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                              Graham Capital Management, L.P.
Name of Trading Program:                  K4 Program at Standard Leverage
Inception of Trading by CTA:              February 2, 1995
Inception of Trading in the Program:      January 4, 1999
Number of Accounts Open:                  8
Total Assets Managed by CTA:              $ 5,984,708,000
Total Assets Traded According to the Program:$ 428,941,000
Worst Monthly Percentage Draw-down:       -9.07% (September 2003)
Worst Peak-to-Valley Draw-down:           - 14.73% (April to
                                          August 2004)
Number of Profitable Closed Accounts:     3
Number of Unprofitable Closed Accounts:   0
2004 Compound Rate of Return ( 11 months):- 2.01%
2003 Compound Rate of Return:             17.05%
2002 Compound Rate of Return:             29.83%
2001 Compound Rate of Return:             29.56%
2000 Compound Rate of Return:             16.39%
1999 Compound Rate of Return:             7.25%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Global Diversified Program at Standard Leverage for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Global Diversified Program at Standard
                                        Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    February 2, 1995
Number of Accounts Open:                13
Total Assets Managed by CTA:            $ 5,984,708,000
Total Assets Traded According to the Program:$ 856,644,000
Worst Monthly Percentage Drawdown:      -10.12% (November 2001)
Worst Peak-to-Valley Drawdown:          -16.40% (November 2001 - April 2002)
Number of Profitable Closed Accounts:   3
Number of Unprofitable Closed Accounts: 1
2004 Compound Rate of Return ( 11 months): 5.36%
2003 Compound Rate of Return:           10.80%
2002 Compound Rate of Return:           18.42%
2001 Compound Rate of Return:           7.02%
2000 Compound Rate of Return:           15.83%
1999 Compound Rate of Return:           5.12%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Global Diversified Program at 150% Leverage for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Global Diversified Program at 150%
                                        Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    May 1, 1997
Number of Accounts Open:                14
Total Assets Managed by CTA:            $ 5,984,708,000
Total Assets Traded According to the Program:$ 493,052,000
Worst Monthly Percentage Draw-down:     -15.77% (November 2001)
Worst Peak-to-Valley Draw-down:         -24.27% (November 2001 - April 2002)
Number of Profitable Closed Accounts:   3
Number of Unprofitable Closed Accounts: 1
2004 Compound Rate of Return ( 11 months): 7.15%
2003 Compound Rate of Return:           17.82%
2002 Compound Rate of Return:           32.25%
2001 Compound Rate of Return:           12.16%
2000 Compound Rate of Return:           24.33%
1999 Compound Rate of Return:           6.17%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Graham Selective Trading Program at Standard Leverage for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Graham Selective Trading Program at
                                        Standard     Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in Program:        January 7, 1998
Number of Accounts Open:                7
Total Assets Managed by CTA:            $ 5,984,708,000
Total Assets Traded According to the Program:$ 507,284,000
Worst Monthly Percentage Draw-down:     -15.60% (November 2001)
Worst Peak-to-Valley Draw-down:         - 23.64% ( March 2004 -
                                        August 2004)
Number of Profitable Closed Accounts:   2
Number of Unprofitable Closed Accounts: 4
2004 Compound Rate of Return ( 11 months):- 12.50%
2003 Compound Rate of Return:           21.82%
2002 Compound Rate of Return:           30.11%
2001 Compound Rate of Return:           0.55%
2000 Compound Rate of Return:           7.07%
1999 Compound Rate of Return:           0.91%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Proprietary Matrix Program for the period from June 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Proprietary Matrix Program
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    June 1, 1999
Number of Accounts Open:                1
Total Assets Managed by CTA:            $ 5,984,708,000
Total Assets Traded According to the Program:$ 1,078,825,000
Worst Monthly Percentage Draw-down:     -11.16% (November 2001)
Worst Peak-to-Valley Draw-down:         -15.71% (November 2001 - April 2002)
Number of Profitable Closed Accounts:   0
Number of Unprofitable Closed Accounts: 0
2004 Compound Rate of Return ( 11 months):- 3.47%
2003 Compound Rate of Return:           11.55%
2002 Compound Rate of Return:           28.10%
2001 Compound Rate of Return:           6.77%
2000 Compound Rate of Return:           15.94%
1999 Compound Rate of Return (7 months):2.90%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Fed Policy Program for the period from August 2000 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Fed Policy Program
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    August 1, 2000
Number of Accounts Open:                1
Total Assets Managed by CTA:            $ 5,984,708,000
Total Assets Traded According to the Program:$ 941,471,000
Worst Monthly Percentage Drawdown:      -3.41% (January 2002)
Worst Peak-to-Valley Drawdown:          -3.74% (July 2003 - August 2003)
Number of Profitable Closed Accounts:   10
Number of Unprofitable Closed Accounts: 0
2004 Compound Rate of Return ( 11months): 5.47%
2003 Compound Rate of Return:           3.40%
2002 Compound Rate of Return:           17.90%
2001 Compound Rate of Return:           16.88%
2000 Compound Rate of Return (5 months):2.51%
1999 Compound Rate of Return:           N/A

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Non-Trend Based Program at Standard Leverage for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


This Program is Closed -

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Non-Trend Based Program at Standard
                                        Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    January 4, 1999
Date Trading on Program Ceased:         June 15, 2001
Number of Accounts Open:                0
Total Assets Managed by CTA:            $ 5,984,708,000
Total Assets Traded According to the Program:$0
Worst Monthly Percentage Drawdown:      -5.01% (October 1999)
Worst Peak-to-Valley Drawdown:          -9.52% (January 2001 - June 2001)
2004 Compound Rate of Return:           N/A
2003 Compound Rate of Return:           N/A
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return (6 months):-9.54%
2000 Compound Rate of Return:           11.86%
1999 Compound Rate of Return:           0.46%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Non-Trend Based Program at 150% Leverage for the period from June 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


This Program is Closed -

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Non-Trend Based Program at 150%
                                        Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    June 1, 1999
Date Trading in Program Ceased:         June 15, 2001
Number of Accounts Open:                0
Total Assets Managed by CTA:            $ 5,984,708,000
Total Assets Traded According to the Program:$0
Worst Monthly Percentage Drawdown:      -8.42% (October 1999)
Worst Peak-to-Valley Drawdown:          -14.33% (June 1999 - October 1999)
2004 Compound Rate of Return:           N/A
2003 Compound Rate of Return:           N/A
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return (6 months):-12.95%
2000 Compound Rate of Return:           21.01%
1999 Compound Rate of Return (7 months):-9.67%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the K5 Program at Standard Leverage for the period from June 2003 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                  K5 PROGRAM

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                K5 Program at Standard Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    October 28, 2002*
Number of Accounts Open:                4
Total Assets Managed by CTA:            $ 5,984,708,000
Total Assets Traded According to the Program:$ 430,456,000
Worst Monthly Percentage Drawdown:      -9.14% (April 2004)
Worst Peak-to-Valley Drawdown:          - 18.25% (April 2004 to
                                        August 2004)
2004 Compound Rate of Return ( 11 months):- 5.44%
2003 Compound Rate of Return (7 months):-2.13%
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return:           N/A
2000 Compound Rate of Return:           N/A
1999 Compound Rate of Return:           N/A

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

*K5 Program at Standard Leverage commenced trading proprietary capital on October 28, 2002, and client trading commenced on June 1, 2003.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

NOTES TO PERFORMANCE INFORMATION

(1)The reporting of "total assets" managed by Graham or traded according to a particular program reflects the notional funding of accounts. Clients direct Graham to trade their accounts at a specific notional level of trading and it is not the practice of Graham to require clients to disclose how they fund their brokerage account. Accordingly, Graham generally can not determine the amount of cash committed to client accounts.
(2)The Rate of Return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The Rate of Return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index.
(3)Graham advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.



                                Beach App. - 1


                            BEACH SERIES APPENDIX

                               TO PART I OF THE

                                  PROSPECTUS

                                      OF

                              THE FRONTIER FUND

            (A statutory trust formed under the laws of Delaware)




                             BEACH SERIES-1 UNITS

                             BEACH SERIES-2 UNITS




                          COMMODITY TRADING ADVISOR:

                       BEACH CAPITAL MANAGEMENT LIMITED







       This Beach Series Appendix (the "Beach Series Appendix") is dated
                        January 7, 2005.
                              THE FRONTIER FUND

                             BEACH SERIES-1 UNITS
                             BEACH SERIES-2 UNITS

    This Beach Series Appendix to the prospectus, dated January 7,
2005, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, or the Trust, a statutory trust formed under the laws of the state of Delaware relates to the units of beneficial interest in the Trust, or the Units, designated as Beach Series Units. Capitalized terms used in this Beach Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Beach Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

    The Beach Series Units are being offered in two (2) Classes. The Beach Series Units in Class 1 (as described in the Prospectus) are designated as the "Beach Series-1 Units," and the Beach Series Units in Class 2 (as described in the Prospectus) are designated as the "Beach Series-2 Units." The Trust is offering both the Beach Series-1 Units and the Beach Series-2 Units pursuant to the Prospectus and this Beach Series Appendix. Prospective purchasers of the Beach Series-1 Units and Beach Series-2 Units should carefully review the Prospectus and this Beach Series Appendix before determining to purchase such Units.

                               TRADING ADVISOR

    Beach Capital Management Limited, a limited liability company, or Beach, incorporated in England, acts as the Trading Advisor with respect to the assets allocable to the Beach Series Units. The assets allocable to the Beach Series Units and Beach's allocation from the proceeds of the sale of the Balanced Series Units will be contributed to a subsidiary limited liability company of which Beach will act as the Trading Advisor pursuant to the Beach Discretionary Program (IXL) described below.

BACKGROUND

    Beach is one of the largest commodity trading advisors in Europe. Beach manages assets for customers around the globe, including banks, retirement plans and funds of funds, in diversified trading programs which trade a wide range of global investments in futures, cash and forward markets, including stock indices, fixed-income instruments, energy, metals, foreign currencies and traditional commodities.

    Beach was incorporated on July 1, 1998, in England. Its main business office is located at Cannon Bridge, 25 Dowgate Hill, London, EC4R 2YA, England, United Kingdom, and it is regulated by The Financial Services Authority Limited, or the FSA, registration number 188814. Beach is also registered with the CFTC as a commodity pool operator and commodity trading advisor and has been registered in both capacities since April 6, 2000, and is a member of the NFA, registration number 0299961, also since April 6, 2000. Such registrations and membership do not imply that the FSA, CFTC and NFA have endorsed Beach's qualifications to provide the advisory services described herein.

PRINCIPALS

  David Beach

    David Beach, born in 1964, is the Chief Investment Officer of Beach. Mr. Beach has been registered as a Principal of Beach since April 2000. Mr. Beach has primary responsibility for all investment decisions made by Beach. Mr. Beach began his financial career working for L. Messel & Co (subsequently acquired by Shearson Lehman Brothers Inc.) as a research analyst. In 1989, Mr. Beach moved to Sabre Fund Management Limited, or Sabre, where he was part of the trading team for the main Sabre fund and was allocated initial capital to begin actively managing money in his own program. Mr. Beach moved to join GNI Fund Management Limited, or GNI in 1994 where he spent the next four (4) years developing and enhancing his trading programs and managing the GNI Technical Program and fund, prior to establishing his own company, Beach, in 1998. Mr. Beach graduated from Kent University with a first class degree in mathematics.

  Kelvin Robinson

    Kelvin Robinson, born in 1955, is the Chief Executive Officer of Beach. Mr. Robinson has been registered as a Principal of Beach since April 2000. Mr. Robinson is responsible for managing the operations of Beach. Mr. Robinson was managing director of Pilot Software Limited, a software programming company, before joining Sabre as IT Director in 1987. In 1995, Mr. Robinson followed Mr. Beach to GNI and thence to Beach in 1999. Mr. Robinson received his masters degree from the University of California at Los Angeles in 1981.

  Morag Law

    Morag Law, born in 1971, is the Legal Counsel of Beach. Ms. Law has been registered as a Principal of Beach since December 2003 (status pending). Ms. Law is responsible for legal and compliance issues of Beach. Graduating from Victoria University of Wellington in 1994 with a Law Honours degree and a Bachelor of Arts in Politics, Ms. Law qualified as a Barrister and a Solicitor in New Zealand in 1996 and as a Solicitor in England in 2000. Having extensive experience in corporate, finance and tax law, she joined Beach in 2002 from Aspect Capital Limited, another London based commodity trading advisor. Ms. Law is responsible for all the legal and regulatory issues, is Company Secretary and in February 2003 was appointed a Director of Beach.

    Mr. David Beach is primarily responsible for making trading decisions on Behalf of Beach.

    Beach will manage the proceeds of the Beach Series Units pursuant to the Beach Discretionary Program, which is a diversified portfolio of global foreign exchange, bond, equity, stock and commodity futures, forwards, spots, swaps and options contracts.

                             INVESTMENT STRATEGY

    Beach will invest in a diversified portfolio of futures and foreign exchanges, avoiding excess exposure to any one market sector, geographical area or any single instrument. Beach employs rigorous technical research and proprietary pattern recognition techniques in over eighty (80) markets. This research is then combined with the input from market, sector and instrument correlations through a rigorously tested money management system. The investment approach and time horizon of Beach is medium-term, rigorously systematized and trend-capturing with continuous active discretionary overlay to reduce risk, anticipate key technical levels, refine gearing and trade entry and exit levels and re-assess portfolio exposure.

                               TRADING PROGRAM

    At the heart of Beach is a disciplined rule-based trading program, based on a number of chart patterns developed and mathematically defined by David Beach. These patterns act as a complete approach to describing how a market is likely to behave. The patterns are of medium-term duration, and their aim is to identify the periods where trends either begin or end.

    The basis of the Beach Discretionary Program is one of full diversification, driven by traditional technical analysis where Beach studies price behavior in order to identify a number of chart patterns, seeking to profit from the trends resulting therefrom. The patterns in question take a minimum of five (5) weeks to form and successful trends last from at least twelve (12) weeks to up to a year. Particular emphasis is placed on patterns where the daily chart is supported by favorable short-term charts, which may then give rise not only to a better chance of success but also to a better risk/reward profile, due to the potential of a more significant price move.

    The investment procedure begins with daily scanning of a wide range of futures, cash and forward markets-over eighty (80) markets covering stock indices, bonds, interest rates, currencies and commodities. This process is undertaken not only to look for patterns but also to give an overall feel for the general economic climate.

    Once the potential pattern is identified and before any position is taken, rigorous checks are undertaken. These checks have two main functions:

       (i) to determine the percentage of portfolio assets to be risked, if any at all; and

       (ii)to establish a plan of action and a strategy for building up a position.

  Trading Levels

    Once the initial decision has been made to make an investment, a strategy is established in which critical price levels are identified. This encompasses entry levels and stop loss levels. A plan for building up a position is also developed.

  Entry Levels

    While the exit from a position may occur at any time (through a stop loss or reversal signal), entry into a position usually takes place over a number of days involving several opening price levels, as the confidence level increases.

    Beach is constantly trying to better the entry levels given by the chart patterns, with special emphasis placed on the use of short-term charts. Improving entry levels can significantly impact trading performance since either lower risk levels can be attained and/or larger positions can be established.

  Stop Loss Levels

    All positions have an initial stop loss set, which will normally not be altered until a trend develops. Once a trend develops, the stop loss level may be moved several times in order to lock in profits. There is no guarantee that such stop loss levels can always be achieved.

  Risk Management

    A number of strict disciplines concerning risk management are employed and these have been incorporated into the trading program over several years of trading.

    First, the percentage of portfolio assets risked for each individual position is limited.

    Second, related markets are grouped together (e.g., precious metals, stock markets) and each sector has a limit for the percentage of portfolio assets that can be attached to it.

    Third, money management principles are applied to diversify risk across a range of relatively unrelated markets, although when a strong opportunity is identified, the portfolio may become more concentrated. This diversification across different sectors reduces the risk of the program being exposed to adverse price movements in a number of positions prompted by a single event.

    Last, there is a limit on the total percentage of portfolio assets that may be utilized as initial margin at any one time across the portfolio.

    Beach reserves the right to add markets and exchanges to the available universe of instruments, contracts and exchanges, as it deems appropriate.

  Instruments Traded

   Interest Rates          Bonds           Currencies
                                           Cross Rates
Australian Bank Bills Australian Bonds All cross rates are
   Canadian Bills      Canadian Bonds    made up by the
     EuroDollars         Euro Bonds     seven individual
       Euribor         Japanese Bonds   currencies listed
      EuroSwiss          US T Bonds       (Mexican Peso
       EuroYen           US T Notes         excluded)
   Short Sterling         UK Gilts
     US T Bills
     Currencies            Stock             Metals
       v. US$             Indices
    Australian $        Aus All-Ords        Aluminium
    British Pound          CAC 40            Copper
     Canadian $             DAX               Gold
    Dollar Index         Dow Jones            Lead
        EURO         Dow Jones Euro STX      Nickel
    Japanese Yen          FTSE 100          Palladium
    New Zealand $        Hang Seng          Platinum
     Swiss Franc           MIB 30            Silver
    Mexican Peso           Nasdaq              Tin
                         Nikkei 225           Zinc
                          S&P 500
                            SMI
                          IBEX 35
                           TOPIX
       Energy         Livestock, Foods      Corn and
                         and Fibres          Oilseed
        Brent            CRB Index            Corn
      Crude Oil            Cocoa              Oats
       Gasoil              Coffee             Wheat
     Heating Oil           Sugar            Soybeans
     Natural Gas        Orange Juice      Soybean Meal
  Unleaded Gasoline     Live Cattle        Soybean Oil
                       Feeder Cattle
                         Lean Hogs
                        Pork Bellies
                           Cotton

    If the portfolio were fully invested, the Discretionary Programme would have a 20% exposure to currencies, 27% exposure to long and short-term interest rates, 8% exposure to stock indices and a 45% exposure to commodities.

                        MANAGEMENT AND INCENTIVE FEES

  Management Fees

    The Beach Series Units will pay to the Managing Owner a monthly management fee equal to approximately 1/12th of 2.0% of the Beach Series' Net Asset Value (2.0% annually). The Managing Owner may pay all or a portion of such management fees to Beach.

  Incentive Fees

    The Beach Series Units will pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner may pay all or a portion of such incentive fees to Beach.
                  PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

    The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Beach Series-1 Units and Beach Series-2 Units during the first twelve months. The total estimated cost and expense load of Beach Series-1 Units and Beach Series-2 Units is expressed as a percentage of $1,000, the amount of a minimum investment in the Trust (other than by IRAs or Benefit Plan Investors). Residents of Texas (including Benefit Plan Investors) have a minimum initial subscription requirement of $5,000. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Beach Series Units may differ.

                                                                                  BEACH SERIES-1             BEACH SERIES-2
                                                                              AMOUNT-$     AMOUNT-%     AMOUNT-$     AMOUNT-%
Initial Selling Price(1)                                                       $ 1,000        100%       $ 1,000        100%
Syndication and Selling Expenses(2)                                              $ 0           0%          $ 0           0%
Trust Operating Expenses(3)                                                      $ 0           0%          $ 0           0%
Management Fee(4)                                                              $ 20.00       2.00%       $ 20.00       2.00%
Service Fee(5)                                                                 $ 30.00       3.00%         $ 0           0%
Brokerage Commissions and Trading Fees(6)                                         $      1.81%       $      1.81%
                                                                            18.10              18.10
Incentive Fee(7)                                                                  $      0.12%      $ 0           0%
                                                                            1.20
Less Interest Income(8)                                                          ($     (0.54%)     ($     (0.54%)
                                                                            5.40)              5.40)
Amount of Trading Income Required for the Trust's Net Asset Value per Unit        $      6.39%       $      3.27%
(Redemption Value) at the End of One Year to Equal the Selling Price per    63.90              32.70
Unit

Notes
(1)The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than IRAs or Benefit Plan investors) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.
(2)Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period shall be paid by the Managing Owner without reimbursement.
(3)The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.
(4)The Managing Owner will receive a monthly management fee of approximately 0.167% (2.00% annually) of the Beach Series' Net Asset Value, which it will use to pay all management fees payable to the Trading Advisors.
(5)With respect to Class 1 of the Beach Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units in Class 1 of the Beach Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units in Class 1 of the Beach Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3%. Therefore the break-even analysis does not include a separate entry for the redemption fee.
(6)The Trust, with respect to the Beach Series will pay the Clearing Brokers and the Managing Owner a fee of approximately 1.90% of the Beach Series' Net Asset Value annually, which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees, and other transaction related fees and expenses charged in connection with the Beach Series' trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Beach Series.
(7)The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 3% initial service fee and on-going service fee charged on Class 1 only. The 3% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring the Class 1 to make trading profits and to pay a corresponding incentive fee on such trading profits to break even.
(8)The first two percent (2.0%) of interest income earned per annum by the Trust on the Beach Series will be paid to the Managing Owner. In addition, if interest income falls below 0.75%, the Managing Owner will be paid the difference between the Trust's annualized interest income on 0.75%. Interest income above 2.0% is retained by the Trust.

                          PAST PERFORMANCE OF BEACH

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Beach during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      BEACH DISCRETIONARY PROGRAM (1XL)

MONTH        2004         2003       2002    2001    2000    1999
January       2.92%        7.85%     -0.41%  0.06%   3.89%   -2.57%
February 9.67%      3.59%     -6.99%  1.58%   1.16%   7.68%
March    -2.57%    -5.85%     1.09%   6.82%   -4.04%  -3.55%
April       -9.22%         3.31%     -4.08%  -5.50%  0.89%   4.23%
May         -1.40%        14.40%     5.63%   0.69%   -0.94%  0.65%
June        -5.67%        -4.04%     9.83%   -0.03%  -3.73%  6.45%
July     - 0.29%    -3.96%     7.83%   -2.67%  -0.48%  2.14%
August      -5.04%        -3.32%     2.03%   -0.14%  3.86%   1.01%
September    5.00%         3.52%     5.11%   13.53%  -0.60%  -0.27%
October*     1.32%         9.04%     -6.01%  1.57%   1.35%   0.22%
November*    7.33%    -0.37%  -2.70%  -5.22%  2.04%   7.74%
December                  10.40%     8.79%   2.74%   7.81%   4.68%
YEAR     0.77% 37.52%  19.89%  12.71%  11.15%  31.42%

*  Actual performance of Beach Series Class 1.

THE TABLE SET FORTH ABOVE HAS NOT BEEN ADJUSTED TO REFLECT THE FEES AND EXPENSES OF THE BEACH SERIES. THE "PRO FORMA COMPOSITE PERFORMANCE TABLE" WHICH FOLLOWS SHOWS THE SAME PERFORMANCE DATA AS SET FORTH ABOVE BUT CONTAINS PRO FORMA ADJUSTMENTS TO REFLECT THE BEACH SERIES FEE STRUCTURE. ACCORDINGLY, SUCH TABLE IS MORE REPRESENTATIVE OF THE PERFORMANCE OF THIS PROGRAM HAD BEACH TRADED IT FOR THE TRUST DURING THE TIME PERIOD COVERED.

Name of Trading Advisor:                  Beach Capital Management Limited
Name of Program:                          Beach Discretionary Program (1XL)
Inception of Client Account Trading by Trading Advisor:March 1999
Inception of Client Account Trading by David Beach:June 1989
Inception of Client Account Trading in Program:June 1989
Number of Open Accounts:                  18
Aggregate Assets overall:                 $ 1.405 billion
Aggregate Assets in program:              $ 1.211 billion
Worst Monthly Draw-down:                  -9.22% (April 2004)
Worst Peak-to-valley Draw-down:           - 22.11% (March 2004 to
                                          September 2004)
Number of Profitable Closed Accounts:     8
Number of Unprofitable Closed Accounts:   1
Leverage Employed:                        12% (average margin/equity)

The Rates of Return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

The capsule performance table was prepared based on the fully-funded subset of accounts.

Draw-down means losses experienced by the account over a specified period.

Worst peak to valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                  PRO FORMA COMPOSITE PERFORMANCE TABLE FOR
                          DISCRETIONARY 1XL PROGRAM
         (DEDUCTING THE FRONTIER FUND BEACH SERIES-CLASS 1 EXPENSES)

       The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Beach during the period covered by the table, pro-forma for the Class 1 expenses of The Frontier Fund.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MONTH        2004       2003    2002    2001    2000    1999
January       2.48%     7.41%   -0.88%  -0.63%  3.58%   -2.53%
February      9.10%     3.13%   -7.36%  1.04%   0.90%   7.11%
March        -2.75%     -5.91%  0.67%   6.00%   -4.29%  -3.14%
April    - 9.64%  2.67%   -4.51%  -6.15%  0.31%   3.62%
May      - 1.80%  13.48%  5.19%   0.05%   -1.54%  0.62%
June     - 6.02%  -4.13%  9.26%   -0.63%  -4.26%  5.53%
July     - 0.70%  -4.52%  7.19%   -3.20%  -1.12%  1.38%
August      -5.46%      -3.81%  1.48%   -0.68%  3.26%   0.46%
September    4.59%      3.06%   4.54%   12.87%  -1.21%  -0.65%
October      0.12%      8.27%   -6.49%  0.95%   0.81%   -0.37%
November     6.43%      -0.71%  -3.20%  -5.76%  1.47%   6.98%
December                9.77%   8.29%   2.14%   7.23%   4.32%
YEAR     - 5.13%  30.03%  13.08%  4.71%   4.65%   25.18%

Worst Monthly Percentage Draw-down: -7.36% (February 2002)

Worst peak-to-valley Draw-down: -19.24% (February 2004 to July 2004)

The Beach pro forma composite performance table was derived from the performance of the Beach Discretionary 1XL Program. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees, and interest income of the Beach Series of The Frontier Fund. These anticipated items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

       * Brokerage commissions and trading fees: 1.9%
       * Management fees: 2.0%
       * Initial service fees and on-going service fees: 3.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the pro forma.

The rates of return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

The pro forma used a simulated adjusted beginning of month net asset value (the Trading Advisor's net performance divided by rate of return for the month, underlying the preceding composite) in order to replicate the same rate of return from the Trading Advisor's actual performance, adjusted for the Series' fees, expenses and interest income.

*  Draw-down means losses experienced by the account over a specified period.

** Worst peak to valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                             PROGRAMS NOT UTILIZED

    The following are programs of Beach that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of the Beach Discretionary IXL Fund Limited for the period from November 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- This Fund is Closed -

Name of Trading Advisor:                  Beach Capital Management Limited
Name of Program:                          Beach Discretionary 1XL Fund Limited
Inception of Client Account Trading:      March 1999
Inception of Client Account Trading in Program:November 1999
Number of Accounts Open:                  0
Aggregate Assets Overall:                 $ 1.405 billion
Aggregate Assets in Program:              $ 0
Worst Monthly Draw-down:                  -9.44% (April 2004)
Worst Peak-to-Valley Draw-down:           - 21.80% (March 2004 to
                                          August 2004)
Leverage Employed:                        12% (average margin/equity)
2004 Compound Rate of Return ( 9 months):- 9.55%
2003 Compound Rate of Return:             35.23%
2002 Compound Rate of Return:             16.61%
2001 Compound Rate of Return:             3.46%
2000 Compound Rate of Return:             5.07%
1999 Compound Rate of Return (2 months):  11.38%

The fund was closed as of September 30, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Beach (Discretionary 3XL Fund Limited) for the period from April 1999 through July 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- THIS PROGRAM IS CLOSED --
Name of Trading Advisor:                  Beach Capital Management Limited
Name of Program:                          Beach Discretionary 3XL Fund Limited
Inception of Client Account Trading:      March 1999
Inception of Client Account Trading in Program:April 1999
Number of Accounts Open:                  0
Aggregate Assets Overall:                 $ 1.405 billion
Aggregate Assets in Program:              $0 million
Worst Monthly Draw-down:                  -26.58% (April 2004)
Worst Peak-to-Valley Draw-down:           -41.85% (November 2001-April 2002)
Leverage Employed:                        36% (average margin/equity)
2004 Compound Rate of Return (7 months):  -5.69%
2003 Compound Rate of Return:             112.90%
2002 Compound Rate of Return:             47.59%
2001 Compound Rate of Return:             2.25%
2000 Compound Rate of Return:             5.46%
1999 Compound Rate of Return (9 months):  58.16%

The fund was closed as of July 31, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Beach Systematic Program IXL for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                  Beach Capital Management Limited
Name of Program:                          Beach Systematic Program 1XL
Inception of Client Account Trading:      March 1999
Inception of Client Account Trading by David BeachJune 1989
Inception of Client Account Trading in Program:January 1998
Number of Accounts Open:                  3
Aggregate Assets Overall:                 $ 1.405 billion
Aggregate Assets in Program:              $31.7 million
Worst Monthly Draw-down:                  -9.15% (April 2004)
Worst Peak-to-Valley Draw-down:           -15.60% (June 2003-November 2003)
Number of Profitable Closed Accounts:     0
Number of Unprofitable Closed Accounts:   0
Leverage Employed:                        16% (average margin/equity)
2004 Compound Rate of Return ( 11 months):- 10.68%
2003 Compound Rate of Return:             10.33%
2002 Compound Rate of Return:             0.81%
2001 Compound Rate of Return:             6.95%
2000 Compound Rate of Return:             7.70%
1999 Compound Rate of Return:             -1.70%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Beach Systematic Fund IXL Limited for the period from March 2002 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                  Beach Capital Management Limited
Name of Program:                          Beach Systematic Fund 1XL Limited
Inception of Client Account Trading:      March 1999
Inception of Client Account Trading in Program:March 2002
Number of Accounts Open:                  0
Aggregate Assets Overall:                 $ 1.405 billion
Aggregate Assets in Program:              $ 0
Worst Monthly Draw-down:                  -9.10% (April 2004)
Worst Peak-to-Valley Draw-down:           - 20.72% (April 2004 to
                                          August 2004)
Leverage Employed:                        16% (average margin/equity)
2004 Compound Rate of Return ( 11 months):- 15.63%
2003 Compound Rate of Return:             9.63%
2002 Compound Rate of Return (10 months): 3.73%
2001 Compound Rate of Return:             N/A
2000 Compound Rate of Return:             N/A
1999 Compound Rate of Return:             N/A

The fund was closed as of November 30, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Beach Fund Limited (IXL) for the period from March 2002 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                 Beach Capital Management Limited
Name of Program:                         Beach Fund Limited (1XL)
Inception of Client Account Trading:     March 1999
Inception of Client Account Trading in Program:March 2002
Number of Accounts Open:                 0
Aggregate Assets Overall:                $ 1.405 billion
Aggregate Assets in Program:             $ 0
Worst Monthly Draw-down:                 -9.26% (April 2004)
Worst Peak-to-Valley Draw-down:          - 21.54% (March 2004 to
                                          August 2004)
Leverage Employed:                       15% (limited average margin/equity)
2004 Compound Rate of Return ( 11 months):- 11.89%
2003 Compound Rate of Return:            25.15%
2002 Compound Rate of Return (10 months):18.36%
2001 Compound Rate of Return:            N/A
2000 Compound Rate of Return:            N/A
1999 Compound Rate of Return:            N/A

The fund was closed as of November 30, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


                                Beach App. - 2


    The following summary performance information presents the composite performance results of the Beach Discretionary Fund (Cayman) Limited (1XL) for the period from April 2004 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Discretionary Fund (Cayman)
                                        Limited 1XL
Inception of Client Account Trading:    April 2004
Inception of Client Account Trading in Program:April 2004
Number of Accounts Open:                94
Aggregate Assets Overall:               $1.405 billion
Aggregate Assets in Program:            $280 million
Worst Monthly Draw-down:                -11.34% (April 2004)
Worst Peak-to-Valley Draw-down:         -23.08 (April 2004 to Aug 2004)
Leverage Employed:                      13% (estimated average margin/equity)
2004 Compound Rate of Return (8 months):-11.33%
2003 Compound Rate of Return:           N/A
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return:           N/A
2000 Compound Rate of Return:           N/A
1999 Compound Rate of Return:           N/A

The fund was not profitable as of November 30, 2004

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
    The following summary performance information presents the composite performance results of the Beach Systematic Fund (Cayman SPC) Limited (1XL) for the period from April 2004 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Systematic Fund (Cayman SPC)
                                        Limited 1XL
Inception of Client Account Trading:    April 2004
Inception of Client Account Trading in Program:April 2004
Number of Accounts Open:                1
Aggregate Assets Overall:               $1.405 billion
Aggregate Assets in Program:            $8 million
Worst Monthly Draw-down:                -10.54% (April 2004)
Worst Peak-to-Valley Draw-down:         -27.40% (April 2004 - Sept 2004)
Leverage Employed:                      16% (average margin/equity)
2004 Compound Rate of Return (8 months):-24.68%
2003 Compound Rate of Return:           N/A
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return:           N/A
2000 Compound Rate of Return:           N/A
1999 Compound Rate of Return:           N/A

The fund was not profitable as of November 30, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Beach Fund (Cayman SPC) Limited for the period from April 2004 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                Beach Capital Management Limited
Name of Program:                        Beach Fund (Cayman SPC) Limited
Inception of Client Account Trading:    April 2004
Inception of Client Account Trading in Program:April 2004
Number of Accounts Open:                3
Aggregate Assets Overall:               $1.405 billion
Aggregate Assets in Program:            $29 million
Worst Monthly Draw-down:                -11.51% (April 2004)
Worst Peak-to-Valley Draw-down:         -25.64% (March 2004 to Aug 2004)
Leverage Employed:                      15% (estimated average margin/equity)
2004 Compound Rate of Return (8 months):-18.61%
2003 Compound Rate of Return:           N/A
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return:           N/A
2000 Compound Rate of Return:           N/A
1999 Compound Rate of Return:           N/A

The fund was not profitable as of November 30, 2004.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


                           Campbell/Graham App. - 1


                       CAMPBELL/GRAHAM SERIES APPENDIX


                               TO PART I OF THE


                                  PROSPECTUS

                                      OF

                              THE FRONTIER FUND


            (A statutory trust formed under the laws of Delaware)





                        CAMPBELL/GRAHAM SERIES-1 UNITS

                        CAMPBELL/GRAHAM SERIES-2 UNITS





                      COMMODITY TRADING ADVISORS:

                           CAMPBELL & COMPANY, INC.
                        GRAHAM CAPITAL MANAGEMENT, L.P.






This Campbell/Graham Series Appendix (the "Campbell/Graham Series Appendix") is
                     dated January 7, 2005.

                              THE FRONTIER FUND
                        CAMPBELL/GRAHAM SERIES-1 UNITS
                        CAMPBELL/GRAHAM SERIES-2 UNITS

     This Campbell/Graham Series Appendix to the prospectus, dated
January 7, 2005, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Campbell/Graham Series Units. Capitalized terms used in this Campbell/Graham Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Campbell/Graham Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

     The Campbell/Graham Series Units are being offered in two (2) Classes. The Campbell/Graham Series Units in Class 1 (as described in the Prospectus) are designated as the "Campbell/Graham Series-1 Units," and the Campbell/Graham Series Units in Class 2 (as described in the Prospectus) are designated as the "Campbell/Graham Series-2 Units." The Trust is offering both the Campbell/Graham Series-1 Units and the Campbell/Graham Series-2 Units pursuant to the Prospectus and this Campbell/Graham Series Appendix. Prospective Purchasers of the Campbell/Graham Series-1 Units and Campbell/Graham Series-2 Units should carefully review the Prospectus and this Campbell/Graham Series Appendix before determining to purchase such Units.

                           TRADING ADVISORS

    The initial Trading Advisors with respect to the assets allocable to the Campbell /Graham Units are Campbell & Company, Inc., or Campbell, a Maryland Corporation and Graham Capital Management L.P., or Graham, a Delaware limited partnership. The assets allocable to the Campbell/Graham Series Units will be contributed to two Trading Companies, for which these entities will act as Trading Advisors pursuant to their respective trading programs.














































































                         CAMPBELL/GRAHAM SERIES UNITS
                        MANAGEMENT AND INCENTIVE FEES

  Management Fees

     The Campbell/Graham Series Units will pay to the Managing Owner a monthly management fee equal to approximately 0.21% of the Campbell/Graham Series' Net Asset Value (2.50% annually) allocated to Campbell. The Managing Owner may pay all or a portion of such management fees to Campbell .

    The Campbell/Graham Series Units will also pay to the Managing Owner a monthly management fee equal to approximately 0.21% of the Campbell/Graham Series' Net Asset Value (2.50% annually) allocated to Graham. The Managing Owner may pay all or a portion of such management fees to Graham.

  Incentive Fees

    The Campbell/Graham Series Units will pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by Graham in trading for such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner may pay all or a portion of such incentive fees to Graham.

     The Campbell/Graham Series Units also will pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by Campbell in trading for such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner may pay all or a portion of such incentive fees to Campbell.

    Because the incentive fee of the Campbell/Graham Series is calculated separately with respect to the assets allocated to each Trading Advisor, it is possible that in any calendar quarter, Unitholders may be charged an incentive fee on gains achieved on one Trading Advisor's allocation while suffering losses on the other Trading Advisor's allocation, which may exceed the gains on which such Unitholder has paid an incentive fee.

  Initial Allocations

    In general, the Managing Owner anticipates a 50-50 allocation to the two Trading Advisors in the Campbell/Graham Series. The actual allocation of the Campbell/Graham Series' assets will vary based upon the trading performance of the Trading Advisors and the Managing Owner's asset allocation activities. The Managing Owner intends to rebalance the allocation of the Campbell/Graham Series periodically to maintain the 50-50 allocation.

    The table below sets forth certain of the markets and instruments each of the Trading Advisors allocated assets from the Campbell/Graham Series may trade on behalf of client accounts. Not all markets are part of each program. Each Trading Advisor reserves the right to expand or contract the markets and instruments it trades without giving prior notice.

        TRADING ADVISOR             PROGRAM       STOCK INTERESTCURRENCIESENERGYMETALSCOMMODITIESTOTAL
                                                 INDICES RATES
 Campbell & Company                FME-Large       13%    27%      54%      5%    1%             100%
 Graham Capital                K4 Program at 150%  18%    27%      36%      8%    6%      5%     100%
 CAMPBELL/GRAHAM SERIES PROGRAM       N.A.         16%    27%      45%      6%    3%      3%     100%



  Performance of the Campbell/Graham Series

    A hypothetical performance table constructed to simulate the performance of the multi-advisor portfolio of the Campbell/Graham Series can be found in the "Statement of Additional Information" on page SAI - 13.




                           Campbell/Graham App. - 2



                  PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

     The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Campbell/Graham Series-1 Units and Campbell/Graham Series-2 Units during the first twelve months. The total estimated cost and expense load of Campbell/Graham Series-1 Units and Campbell/Graham Series-2 Units is expressed as a percentage of $1,000, the amount of a minimum investment in the Trust (other than by IRAs or Benefit Plan Investors). Residents of Texas (including Benefit Plan Investors) have a minimum initial subscription requirement of $5,000. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Campbell/Graham Series Units may differ.


                                                                             CAMPBELL/GRAHAM SERIES-1   CAMPBELL/GRAHAM SERIES-2
                                                                               AMOUNT       AMOUNT    AMOUNT          AMOUNT
                                                                                 -$           -%      -$                -%
Initial Selling Price(1)                                                       $ 1,000       100%        $ 1,000        100%
Syndication and Selling Expenses(2)                                              $ 0          0%           $ 0           0%
Trust Operating Expenses(3)                                                      $ 0          0%           $ 0           0%
Management Fee(4)                                                             $   25.00     2.50%        $ 25.00       2.50%
Service Fee(5)                                                                $   30.00      3.00%         $ 0           0%
Brokerage Commissions and Trading Fees(6)                                     $ 8.70        0.87%       $8.70        0.87%
Incentive Fee(7)                                                              $ 6.20         0.62%      $ 0           0%
Less Interest Income(8)                                                          ($5.40)     (0.54%)     ($5.40)     (0.54%)
Amount of Trading Income Required for the Trust's Net Asset Value per Unit    $ 64.50         6.45%       $28.30      2.83%
  (Redemption Value) at the End of One Year to Equal the Selling Price per
  Unit


    Notes

(1)The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than IRAs or Benefit Plan investors) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.
(2)Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period shall be paid by the Managing Owner without reimbursement.
(3)The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.
(4)The Managing Owner will receive a monthly management fee of approximately 0.21% (2.50% annually) of the Campbell/Graham Series' Net Asset Value, which it will use to pay all management fees payable to each of Campbell and Graham.
(5)With respect to Class 1 of the Campbell/Graham Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units in Class 1 of the Campbell/Graham Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units in Class 1 of the Campbell/Graham Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3%. Therefore the break-even analysis does not include a separate entry for the redemption fee.
(6)The Trust, with respect to the Campbell/Graham Series will pay the Clearing Brokers and the Managing Owner a fee of approximately 0.98% of the Campbell/Graham Series' Net Asset Value annually, which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the Campbell/Graham Series' trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Campbell/Graham Series.
(7)The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 3% initial service fee and on-going service fee charged on Class 1 only. The 3% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring the Class 1 to make trading profits and to pay a corresponding incentive fee on such trading profits to break even.
(8)The first two percent (2.0%) of interest income earned per annum by the Trust on the Campbell/Graham Series will be paid to the Managing Owner. In addition, if interest income falls below 0.75%, the Managing Owner will be paid the difference between the Trust's annualized interest income and 0.75%. Interest income above 2.0% is retained by the Trust.



                           Campbell/Graham App. - 3


                               TRADING ADVISORS

                                   CAMPBELL

BACKGROUND OF CAMPBELL

     Campbell was organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at Court Towers Bldg., 210 West Pennsylvania Avenue #770, Towson, Maryland 21204, and its telephone number is (410) 296-3301. Campbell's primary business is the trading and management of discretionary futures and forward accounts, including commodity pools. Campbell has been registered with the CFTC as a commodity pool operator since 1982 and as a commodity trading advisor since 1978, and is a member of the NFA in such capacities.

PRINCIPALS OF CAMPBELL

  Theresa D. Becks

     Theresa D. Becks, born in 1963, joined Campbell in June 1991 and has served as the Chief Financial Officer and Treasurer since 1992, and Secretary and a Director since 1994. In addition to her role as CFO, Ms. Becks also oversees administration, compliance and trade operations. Ms. Becks is currently a member of the Board of Directors of the Managed Funds Association. From 1987 to 1991, she was employed by Bank Maryland Corp, a publicly held company, as a Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is an Associated Person of Campbell.

  D. Keith Campbell

     D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell since it began operations, was President until 1994, and was Chief Executive Officer until 1997. Mr. Campbell is the majority voting stockholder of Campbell. From 1971 to 1978, he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell is an Associated Person of Campbell.

  William C. Clarke, III

     William C. Clarke, III, born in 1951, joined Campbell in June 1977 and has served as an Executive Vice President since 1991 and a Director since 1984. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research, which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an Associated Person of Campbell.

  Bruce L. Cleland

     Bruce L. Cleland, born in 1947, joined Campbell in January 1993 and has served as President and a Director since 1994, and Chief Executive Officer since 1997. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the National Futures Association, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell.

  Kevin M. Heerdt

     Kevin M. Heerdt, born in 1958, joined Campbell in March 2003 and has served as Executive Vice President-Research since then. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. From February 2002 to March 2003, he was self-employed through Integrity Consulting. Previously, Mr. Heerdt worked for twelve years at Moore Capital Management, Inc., where he was a Director until 1999, and a Managing Director from 2000 to 2002. Mr. Heerdt holds a B.A. in Economics and in International Relations from the University of Southern California. Mr. Heerdt is an Associated Person of Campbell.

  James L. Little

     James M. Little, born in 1946, joined Campbell in April 1990 and has served as Executive Vice President-Business Development and a Director since 1992. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From 1989 to 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From 1984 to 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is an Associated Person of Campbell.

  Craig A. Weynand

     Craig A. Weynand, born in 1969, joined Campbell in October 2003 as Vice President and has served as General Counsel since November 2003. In this capacity, he is involved in all aspects of legal affairs and regulatory oversight, as well as managerial oversight of compliance and trade operations. From May 1990 to September 2003, Mr. Weynand was employed by Morgan Stanley, serving as Senior Trader for Morgan Stanley Futures and Currency Management Inc., a commodity trading advisor, until 1998 and as Vice President - Director of Product Origination & Analysis for the Morgan Stanley Managed Futures Department until his departure. Mr. Weynand holds a B.S. in International Business and Marketing and an M.B.A. in Economics from New York University, and a J.D. from the Fordham University School of Law. Mr. Weynand is a member of the New York State Bar and serves on the Government Relations Committee of the Managed Funds Association. Mr. Weynand is an Associated Person of Campbell.

  C. Douglas York

     C. Douglas York, born in 1958, has been employed by Campbell since November 1992, was appointed a Senior Vice President-Trading in 1997, and has served as Executive Vice President-Trading since 2003 and a Director since 2001. His duties include managing daily trade execution for the assets under Campbell's management. From 1991 to 1992, Mr. York was the Global Foreign
Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an Associated Person of Campbell.

                          CAMPBELL TRADING POLICIES

     Campbell makes trading decisions for all clients' accounts using proprietary technical trading models which analyze market statistics. Investors are cautioned that since the trading models are proprietary, it is not possible to determine whether Campbell is following the models or not. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past.

     Campbell trades the following five portfolios:

           (i)  The Financial, Metal & Energy Large Portfolio
           (ii) The Financial, Metal & Energy Small (Above $5 Million)
           Portfolio
           (iii)The Financial, Metal & Energy Small (Below $5 Million)
           Portfolio
           (iv) The Foreign Exchange Portfolio
           (v)  The Global Diversified Large Portfolio

     Campbell's trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. No one market exceeds 15% of a total portfolio allocation. Portfolio composition(s), including contracts traded and percentage allocations to each sector my frequently fluctuate in response to changes in market volatility.

     Campbell believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell's intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independently of the other models.

     Over the course of a medium- to long-term trend, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances, some of Campbell's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell's research indicates that this is well compensated for by the decreased volatility of performance that may result.

     Campbell's trading models may include trend-following trading models, counter-trend trading models and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

     While Campbell normally follows a disciplined systematic approach to trading, on occasion, it may override the signals generated by the trading models such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell's discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

     Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

     From time to time, Campbell may increase or decrease the total number of contracts held based on increases or decreases in an account's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

     Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client's account will range between 5% and 30% of the account's net assets. From time to time, margin commitments may be above or below this range.

     The number of contracts that Campbell believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client's portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken.

                           CAMPBELL TRADING PROGRAM

     Campbell offers two versions of the FME Portfolio, the FME Large Portfolio and the FME Small Portfolio. The assets allocated to Campbell will be traded pursuant to the FME Large Portfolio. Accounts in the FME Large Portfolio maintain separate clearing accounts for futures, forward and option contracts in the cash markets that do not have futures equivalents.

                           CAMPBELL MARKETS TRADED

    Both FME Large and Small Portfolios trade in foreign currencies, precious and base metals, energy products, stock market indices and interest rates.



                         PAST PERFORMANCE OF CAMPBELL

     The Capsule Performance Table which follows presents the composite performance results of the FME Large Portfolio for the period from January 1999 through November 2004. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
                             FME LARGE PORTFOLIO


MONTH        2004     2003  2002     2001        2000      1999
January     2.36%    7.75% -0.71%   -1.09%       3.70%    -4.83%
February    10.79%   7.71% -1.98%   0.71%       -0.35%    1.45%
March       0.94%    -4.38%-1.60%   6.97%       -1.96%    0.87%
April       -6.67%   2.77% -4.03%   -8.09%      -1.86%    5.60%
May         -0.54%   2.09% 4.12%    1.23%        2.74%    -3.25%
June        -3.14%   -0.77%7.73%    -1.71%   1.95% 4.63%
July        -0.61%   -4.56%7.64%    1.45%       -1.72%    -0.15%
August      -1.10%   2.42% 3.61%    2.10%        3.08%    1.22%
September   -1.54%   -1.37%3.90%    6.94%       -3.23%    1.75%
October     2.40%    2.84% -4.75% 4.96%    3.19%    -4.25%
November*   4.00%    0.79% -1.31%   -9.62%       5.98%    0.53%
December             4.29% 3.65%    3.72%        2.38%    3.64%
YEAR*    6.10%20.41%16.39% 6.20% 14.31%6.81%

*  Estimate for 2004.

THE TABLE SET FORTH ABOVE DOES NOT REFLECT THE PERFORMANCE OF THE
CAMPBELL/GRAHAM SERIES NOR HAS IT BEEN ADJUSTED TO REFLECT THE FEES AND
EXPENSES OF THE CAMPBELL/GRAHAM SERIES.   A HYPOTHETICAL TABLE
CONSTRUCTED TO SIMULATE THE PERFORMANCE OF THE CAMPBELL/GRAHAM SERIES CAN BE FOUND IN THE "STATEMENT OF ADDITIONAL INFORMATION" ON PAGE SAI-11.

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Financial Metal & Energy Large
                                          Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    April 1983
Number of Accounts Open:                  29
Total Assets Managed by CTA            :           $9,035,000,000
                                          estimate
Total Assets Traded                    According to the Program:
                                          $8,082,200,000 estimate
Worst Monthly Percentage Drawdown:        -9.62% (November 2001)
Worst Peak-to-Valley Drawdown:            -13.84% (October 2001 - April 2002)
Number of Profitable Accounts That Have Opened and Closed:5
Range of Returns Experienced by Profitable Accounts:0.12% - 23.03%
Number of Unprofitable Accounts That Have Opened and Closed:0









                         Campbell/Graham App. - 4

















Range of Returns Experienced by Unprofitable Accounts:N/A


Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client..

Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.


                           Campbell/Graham App. - 5



                            PROGRAMS NOT UTILIZED

    The following are programs of Campbell that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of the FME Small (Above $5 Million) Portfolio for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        FME Small (Above $5 Million)
                                          Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    February 1995
Number of Accounts Open:                  7
Total Assets Managed by CTA:              $ 9,035,000,000 estimate
Total Assets Traded According to the Program:$ 115,800,000 estimate
Worst Monthly Percentage Draw-down:       -9.94% (November 2001)
Worst Peak-to-Valley Draw-down:           -15.41% (October 2001 - April 2002)
Number of Profitable Accounts    That Have Opened and Closed:8
Range of Returns Experienced by Profitable Accounts:2.10% - 45.10%
Number of Unprofitable Accounts  That Have Opened and Closed:4
Range of Returns Experienced by Unprofitable Accounts:-2.82% - -11.56%
2004 Compound Rate of Return ( 11 months): 5.11% estimate
2003 Compound Rate of Return:             18.45%
2002 Compound Rate of Return:             12.65%
2001 Compound Rate of Return:             1.33%
2000 Compound Rate of Return:             9.02%
1999 Compound Rate of Return:             6.80%


Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.


Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

* For the period January 1999 to April 2004, performance has been calculated using the Fully-Funded Subset method in accordance with CFTC guidelines. Performance since May 2004 has been calculated using the Only Accounts Traded (OAT) method. See the discussion of these methods in the Notes following this performance presentation.



                           Campbell/Graham App. - 6



    The following summary performance information presents the composite performance results of the FME Small (Below $5 Million) Portfolio for the period from July 2000 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- This Portfolio is Closed to New Investors -

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        FME Small (Below $5 Million)
                                          Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    July 2000
Number of Accounts Open:                  6
Total Assets Managed by CTA:              $ 9,035,000,000 estimate
Total Assets Traded According to the Program:$ 11,500,000 estimate
Worst Monthly Percentage Draw-down:       -11.84% (November 2001)
Worst Peak-to-Valley Draw-down:           -17.19% (October 2001 - April 2002)
Number of Profitable Accounts    That Have Opened and Closed:12
Range of Returns Experienced by Profitable Accounts:0.53% - 30.18%
Number of Unprofitable Accounts  That Have Opened and Closed:4
Range of Returns Experienced by Unprofitable Accounts:-0.81% - -13.64%
2004 Compound Rate of Return ( 11 months): 9.58% estimate
2003 Compound Rate of Return:             10.90%
2002 Compound Rate of Return:             25.28%
2001 Compound Rate of Return:             -3.76%
2000 Compound Rate of Return ( 6 months):13.12%
1999 Compound Rate of Return:             N/A


Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.


Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

* For the period January 1999 to April 2004, performance has been calculated using the Fully-Funded Subset method in accordance with CFTC guidelines. Performance since May 2004 has been calculated using the Only Accounts Traded (OAT) method. See discussion of these methods in the Notes following this performance presentation.



                           Campbell/Graham App. - 7



    The following summary performance information presents the composite performance results of the Global Diversified Large Portfolio for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Global Diversified Large Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    February 1986
Number of Accounts Open:                  3
Total Assets Managed by CTA:              $ 9,035,000,000 estimate
Total Assets Traded According to the Program:$ 702,000,000 estimate
Worst Monthly Percentage Draw-down:       -9.95% (November 2001)
Worst Peak-to-Valley Draw-down:           -14.59% (October 2001 - April 2002)
Number of Profitable Accounts    That Have Opened and Closed:0
Range of Returns Experienced by Profitable Accounts:N/A
Number of Unprofitable Accounts That Have Opened and Closed:0
Range of Returns Experienced by Unprofitable Accounts:N/A
2004 Compound Rate of Return ( 11 months): 7.73% estimate
2003 Compound Rate of Return:             18.81%
2002 Compound Rate of Return:             14.98%
2001 Compound Rate of Return:             5.89%
2000 Compound Rate of Return :            11.18%
1999 Compound Rate of Return:             4.57%


Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.


Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.


                           Campbell/Graham App. - 8



    The following summary performance information presents the composite performance results of the Global Diversified Small Portfolio for the period from January 1999 through November 2004.



PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This Portfolio is Closed -

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Global Diversified Small Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    June 1997
Number of Accounts Open:                  0
Total Assets Managed by CTA:              $ 9,035,000,000 estimate
Total Assets Traded According to the Program:$0
Worst Monthly Percentage Draw-down:       -12.47% (November 2001)
Worst Peak-to-Valley Draw-down:           -17.60% (October 2001 - April 2002)
Number of Profitable Accounts That Have Opened and Closed:0
Range of Returns Experienced by Profitable Accounts: N/A
Number of Unprofitable Accounts  That Have Opened and Closed:0
Range of Returns Experienced by Unprofitable Accounts:N/A
2004 Compound Rate of Return:             N/A
2003 Compound Rate of Return (9 months):  3.91%
2002 Compound Rate of Return:             22.73%
2001 Compound Rate of Return:             -1.16%
2000 Compound Rate of Return:             17.59%
1999 Compound Rate of Return:             2.51%


Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.


Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

*Performance has been calculated using the Fully-Funded Subset method in accordance with CFTC guidelines. See discussion of this method in the Notes following this performance presentation.



                           Campbell/Graham App. - 9


    The following summary performance information presents the composite performance results of the Foreign Exchange Portfolio for the period from January 1999 through November 2004.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Foreign Exchange Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    November 1990
Number of Accounts Open:                  6
Total Assets Managed by CTA:              $ 9,035,000,000 estimate
Total Assets Traded According to the Program:$ 123,700,000 estimate
Worst Monthly Percentage Draw-down:       - 6.71% (July 2003)
Worst Peak-to-Valley Draw-down:           - 15.22% (February 2004 -
                                          August 2004)
Number of Profitable Accounts    That Have Opened and Closed:2
Range of Returns Experienced by Profitable Accounts:1.54% - 32.70% Number of Unprofitable Accounts That Have Opened and Closed:0 Range of Returns Experienced by Unprofitable Accounts:N/A
2004 Compound Rate of Return ( 11 months):- 2.73% estimate
2003 Compound Rate of Return:             38.81%
2002 Compound Rate of Return:             10.76%
2001 Compound Rate of Return:             15.92%
2000 Compound Rate of Return:             11.39%
1999 Compound Rate of Return:             7.19%


Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.


Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

*Performance through March 2002 was calculated using the Fully-Funded Subset method in accordance with CFTC guidelines. Performance since April 2002 has been calculated using the Only Accounts Traded (OAT) method. See the discussion of these methods in the notes following this performance presentation.



NOTE: FROM APRIL 2002 THROUGH FEBRUARY 2003, THE FOREIGN EXCHANGE PORTFOLIO PERFORMANCE RESULTS REFLECT THE PERFORMANCE OF ONLY ONE NOTIONALLY FUNDED ACCOUNT WITH CLIENT-IMPOSED PORTFOLIO RESTRICTIONS, AND THEREFORE DOES NOT NECESSARILY REFLECT THE RESULTS THAT MAY HAVE OCCURRED WITHOUT THESE RESTRICTIONS.



                           Campbell/Graham App. - 10


    The following summary performance information presents the composite performance results of the Interest Rates, Stock Indices & Commodities Portfolio for the period from January 1999 through November 2004.



PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- This Portfolio is Closed -

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Interest Rates, Stock Indices &
                                          Commodities Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    February 1996
Number of Accounts Open:                  0
Total Assets Managed by CTA:              $ 9,035,000,000 estimate
Total Assets Traded According to the Program:$0
Worst Monthly Percentage Draw-down:       -16.13% (November 2001)
Worst Peak-to-Valley Draw-down:           -21.16% (October 2001 -
                                          February 2002)
Number of Profitable                   Accounts That Have Opened and
                                          Closed:                         0

Range of Returns Experienced by Profitable Accounts:N/A
Number of Unprofitable Accounts That Have Opened and Closed:0
Range of Returns Experienced by Unprofitable Accounts:N/A
2004 Compound Rate of Return:             N/A
2003 Compound Rate of Return:             N/A
2002 Compound Rate of Return (3 months):  0.48%
2001 Compound Rate of Return:             -0.71%
2000 Compound Rate of Return:             18.12%
1999 Compound Rate of Return:             6.85%


Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.


Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.





                           Campbell/Graham App. - 11


    The following summary performance information presents the composite performance results of the Ark Portfolio for the period from January 1999 through November 2004.



PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- This Portfolio is Closed -

Name of CTA:                              Campbell & Company, Inc.
Name of Portfolio:                        Ark Portfolio
Inception of Trading by CTA:              January 1972
Inception of Trading of the Portfolio:    September 1996
Number of Accounts Open:                  0
Total Assets Managed by CTA:              $ 9,035,000,000 estimate
Total Assets Traded According to the Program:$ 0
Worst Monthly Percentage Draw-down:       -11.69% (November 2001)
Worst Peak-to-Valley Draw-down:           -21.62% (October 2001 - April 2002)
Number of Profitable Accounts    That Have Opened and Closed:3
Range of Returns Experienced by Profitable Accounts:13.36% - 59.01%
Number of Unprofitable Accounts That Have Opened and Closed:3
Range of Returns Experienced by Unprofitable Accounts:-0.47% - -6.02%
2004 Compound Rate of Return ( 8 months):- 6.96%
2003 Compound Rate of Return:             7.88%
2002 Compound Rate of Return:             39.95%
2001 Compound Rate of Return:             -4.35%
2000 Compound Rate of Return:             28.86%
1999 Compound Rate of Return:             28.27%


Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.


Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

* For the period January 1999 to April 2004, performance has been calculated using the Fully-Funded Subset method in accordance with CFTC guidelines. Performance since May 2004 has been calculated using the Only Accounts Traded (OAT) method. See discussion of these methods in the Notes following this performance presentation.




                         Campbell/Graham App. - 12

NOTE TO TABLES:


     Except as noted on the tables , the "Rate of Return" for a period for all tables is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of rates of return, except for accounts that close on the last day of a period, in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. The rate of return is calculated using the Only Accounts Traded (OAT) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The OAT method excludes from the calculation of rate of return those accounts which had material intra -month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.

Where noted, Campbell adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an advisory published by the CFTC. The "Rate of Return" is calculated by dividing the net performance of the Fully-Funded Subset (the accounts trading no notional equity) by the beginning net assets of the Fully-Funded Subset (including additions and excluding withdrawals during the month), except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method .




                           Campbell/Graham App. - 13


                                    GRAHAM

BACKGROUND OF GRAHAM

    Graham is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. Graham offers clients various systematic and discretionary global macro trading programs that trade in one or more of those markets as well as strategies that combine two or more of the trading programs. Graham's systematic trading programs or models produce trading signals on a largely automated basis when applied to market data. In Graham's discretionary trading programs, trades are determined subjectively on the basis of its traders' assessment of market conditions rather than through application of an automated system.

    Graham was organized on May 26, 1994 in the State of Delaware. Its main business office is located at Rock Ledge Financial Center, 40 Highland Avenue, Rowayton, Connecticut 06853, and it is registered as a commodity pool operator and a commodity trading advisor under the CE Act and has been a member of the NFA since July 27, 1994. Such registration and membership do not imply that the CFTC or the NFA have endorsed Graham's qualifications to provide the advisory services described herein.

PRINCIPALS OF GRAHAM

  Kenneth G. Tropin

    Mr. Tropin, born in 1953, is the Founder, Chairman, and a Principal of Graham. Mr. Tropin has developed the majority of the firm's core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding Graham in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980's.

  Paul Sedlack

    Mr. Sedlack, born in 1961, is the Chief Executive Officer, General Counsel and a Principal of Graham. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was a resident in Coudert's Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a Juris Doctor from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

  Michael S. Rulle Jr.

    Mr. Rulle, born in 1950, is the President and a Principal of Graham. Until joining Graham in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

  Robert E. Murray

    Mr. Murray, born in 1961, is the Chief Operating Officer and a Principal at Graham. From 1984 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the NFA and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Futures Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

  Thomas P. Schneider

    Mr. Schneider, born in 1961, is an Executive Vice President, the Chief Trader and a Principal of Graham. He joined Graham in 1994 and is responsible for managing Graham's systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants, or FCMs. Mr. Schneider has also been an NFA arbitrator since 1989 and has served on the MFA's Trading and Markets Committee. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis.

  Robert G. Griffith

    Mr. Griffith, born in 1953, has been employed by Graham from 1994 to the present date. He is an Executive Vice President, the Director of Research and a Principal of Graham and focuses primarily on Graham's trend-following trading systems, including portfolio management, asset allocation and trading system development. Mr. Griffith is also in charge of the day-to-day administration of Graham's trend- following trading systems. Prior to joining Graham, Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

  Fred J. Levin

    Mr. Levin, born in 1942, is the Chief Economist, a Senior Discretionary Trader and a Principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

  Savvas Savvinidis

    Mr. Savvinidis, C.P.A., born in 1962, joined Graham in April 2003 as Chief Financial Officer and Principal. He was Chief Operating Officer of Agnos Group, L.L.C. from January 2001 until February 2003 and had previously served as Director of Operations of Moore Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B. S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

  Robert C. Hill

    Mr. Hill, born in 1969, is a Discretionary Trader of Graham specializing in the energy commodity markets. Prior to joining Graham in April 2003, Mr. Hill was employed as a Director of Trading at Duke Energy. From 1994 to 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in 1997 from the University of St. Thomas in Houston, Texas and a B.A. in 1992 from Stephen F. Austin State University.

  Steven T. Aibel

  Mr. Aibel, born in 1965, is a discretionary trader and a Principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange. He began his career at Goldman Sachs and Co. in the precious metals area in 1988 until 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Bothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

  Xin-yun Zhang

  Mr. Zhang, born in 1960, is a discretionary trader and a Principal of Graham, specializing in fixed income. Prior to joining Graham in September, 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on US and Japanese government bonds. From October 1995 to January 2000, he was a fixed-income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989 to 1993.

  Gabriel J. Feder

  Mr. Feder, born in 1968, is a discretionary trader and a Principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in November 2003, Mr. Feder worked as a portfolio manager for Platinum Partners LLC from September 2002 to September 2003, trading the US Treasury market as well as US Stock indexes and European fixed income. He began his career working for the Federal Reserve Bank of New York from 1990 to 1993 as a bank analyst and then a bank examiner. Then, upon his graduating in 1995 from The Wharton School of Business at the University of Pennsylvania with an MBA in Finance, Mr. Feder worked for JP Morgan Chase, where he traded emerging market currencies in the FX department and fixed income and currency in Global Treasury from 1995 to 2000 and he managed the bank's Canadian fixed income portfolio from 2000 to September 2002. Mr. Feder received a B.A., cum laude, in Economics from Yeshiva University in 1990.

  C. Craig Gile

  Mr. Gile, born in 1964, is a discretionary trader and a Principal of Graham specializing in the energy commodity markets. Prior to joining Graham in June 2004, Mr. Gile was a Managing Director in the Global Commodity Derivatives group. Mr. Gile worked at Citibank from February 1995 to March 2004, trading fixed income for 3 years and commodities for the last 6 years. Mr. Gile joined the bank upon graduation from the Wharton Business School at the University of Pennsylvania in December 1994, where he majored in Finance. Prior to business school, Mr. Gile served as an aviator in the U.S. Navy. Mr. Gile graduated from Vanderbilt University in 1986 with bachelor degrees in both Electrical Engineering and Mathematics.

  David Ciocca

  Mr. Ciocca, born in 1969, is a discretionary trader and a Principal of Graham, specializing in equity futures. Prior to joining Graham in March, 2002, Mr. Ciocca was employed as a portfolio manager at Niederhoffer Investments from April 2001, where he concentrated on the short-term modeling and trading of futures and options. From December 1998 to April 2001, Mr. Ciocca was a principal of DLC Capital Management, Inc., a registered investment advisor that focused on investment portfolio management, and trading strategy development. Mr. Ciocca has a Bachelor of Science in Engineering (1993) and a Master of Science in Finance (1998) from Rochester Institute of Technology, Rochester, NY.

  KGT, Inc. and KGT Investment Partners, L.P.

    The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. KGT, Inc. and KGT Investment Partners became registered as principals of GCM on July 27, 1994.

    Graham will manage the proceeds of the sale of Campbell/Graham Series Units allocated to Graham pursuant to Graham K-4 (1.5X) Program, which is a diversified portfolio of foreign exchange, global interest rates, stock and commodity futures.

                           GRAHAM TRADING POLICIES

    Graham trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. Graham engages in exchange for physical
(EFP) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. Graham at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions as counterparties. Graham has complete flexibility in the instruments and markets in which it may invest.

    At standard leverage, Graham's systems like its K-4 strategy normally will commit between 10% and 30% of an account's equity to meet initial margin requirements, and initial margin requirements over time are expected to average 13% to 20%, except as described below. Since the K-4 Program is being traded at
1.5 times standard leverage, its initial margin requirements over time are expected to average 20% to 30%. Margins required to initiate or maintain open positions are established by brokerage firms selected by Graham clients to perform clearing services. The typical margin levels described above are applicable to brokerage arrangements with competitive terms for major institutional customers. Higher margin requirements may be observed under alternative arrangements or when a broker establishes margins exceeding exchange minimum levels.

    Graham reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham's actions will enhance performance. Redemptions will be made from this trading program as of the 15th day and the last Business Day of each month, upon 3 Business Days notice. All other redemptions processed by the Campbell/Graham Series related to Graham during a month will come from cash reserves and not from the trading program. Such redemptions from cash reserves ordinarily will have the effect of increasing the leverage.

                            GRAHAM TRADING PROGRAM

    The K4 program was developed in 1998 and commenced trading operations in January 1999. The K4 program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 program will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades. K4 will normally maintain a neutral position in 50% of the markets in the portfolio. The K4 program trades in approximately 65 markets with weightings, as of September 2003, of about 36% in foreign exchange, 27% in global interest rates, 18% in stock index futures, 5% in agricultural futures, 6% in metals and 8% in energy futures.

                            GRAHAM MARKETS TRADED

    Graham trades actively on a 24-hour basis on most global exchanges as well as the 24-hour interbank market for foreign exchange both in the U.S. and abroad. Graham currently executes orders on all the major futures exchanges in New York and Chicago and also trades actively on the Eurex Deutscheland, the International Petroleum Exchange of London Ltd. (IPE), the London Commodity Exchange (LCE), the London International Financial Futures and Options Exchange Ltd. (LIFFE), the London Metal Exchange (LME), the March{e'} {a`} Terme International de France (MATIF), the Osaka Securities Exchange (OSE), the Sydney Futures Exchange Ltd. (SFE), the Singapore International Monetary Exchange (SIMEX), the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Commodity Exchange (TOCOM), the Tokyo Stock Exchange (TSE), and other exchanges. Graham conducts on-going research regarding expanding the number of markets it can trade to further its objective of portfolio diversification. From time to time, Graham adds to or deletes markets from its portfolios as on-going research and future market conditions warrant. Graham may decide to trade certain markets and contracts to the exclusion of others in its trading programs, depending on Graham's views from time to time. The decision to add or subtract markets from any investment program shall be at the sole discretion of Graham. Clients will not be informed of these changes as they occur.

    The actual weighting and leverage used in each market will change over time due to liquidity, price action and risk considerations. In addition, Graham re-balances the weighting of each market in its systematic programs on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

                          PAST PERFORMANCE OF GRAHAM

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Graham during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         K4 PROGRAM AT 150% LEVERAGE

                        RATE OF RETURN
MONTH     2004  2003   2002  2001   20001  1999
January  0.71%  8.02% 1.59%  2.72%  2.62%
February 7.57%  9.21% -1.73% 7.49% -6.61%
March    -0.04%-6.19% -1.48%12.96%  1.94%
April    -9.79% 2.08% -9.59%-10.15% 0.98%
May      -2.48% 6.48% 5.46%  2.61% -3.63%
June     -5.07%-5.80% 15.32%-0.77% -5.39% 2.70%
July     -5.02%-2.44% 17.43%-5.34%  0.00% -2.21%
August   -0.18% 3.99% 7.48%  6.12%  0.00% 4.63%
September0.22% -12.98%8.66% 19.91%  0.00% 1.20%
October  6.67% 12.01% -6.09%10.32%  0.00% -5.55%
November 5.66%  3.37% -1.88%-8.82%  0.00% 0.82%
December        7.17% 8.37%  3.54%  0.00% 7.60%
YEAR     -3.11%24.13% 48.10%43.15% -10.05%8.96%

THE TABLE SET FORTH ABOVE DOES NOT REFLECT THE PERFORMANCE OF THE
CAMPBELL/GRAHAM SERIES NOR HAS IT BEEN ADJUSTED TO REFLECT THE FEES AND EXPENSES OF THE CAMPBELL/GRAHAM SERIES. A HYPOTHETICAL TABLE CONSTRUCTED TO SIMULATE THE PERFORMANCE OF THE CAMPBELL/GRAHAM SERIES CAN BE FOUND IN THE "STATEMENT OF ADDITIONAL INFORMATION" ON PAGE SAI-11.

Name of CTA:                              Graham Capital Management, L.P.
Name of Trading Program:                  K4 Program at 150% Leverage
Inception of Trading by CTA:              February 2, 1995
Inception of Trading in the Program:      June 1, 1999
Number of Accounts Open:                  12
Total Assets Managed by CTA:              $5,984,708,000
Total Assets Traded According to the Program:$1,703,292,000
Worst Monthly Percentage Drawdown:        -13.62% (September 2003)
Worst Peak-to-Valley Drawdown:            -20.85% (March to August 2004)
Number of Profitable Closed Accounts:     2
Number of Unprofitable Closed Accounts:   1

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

1 The 0.00% returns from July 2000 to December 2000 reflects the fact that the program began in June 1999 with one client that closed its account in June 2000. No new clients joined the program again until January 2001. From January 2001 forward, the program has had at least one client participating in it.



                           Campbell/Graham App. - 14



                            PROGRAMS NOT UTILIZED

    The following are programs of Graham that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of the K-4 Program at Standard Leverage for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                              Graham Capital Management, L.P.
Name of Trading Program:                  K4 Program at Standard Leverage
Inception of Trading by CTA:              February 2, 1995
Inception of Trading in the Program:      January 4, 1999
Number of Accounts Open:                  8
Total Assets Managed by CTA:              $5,984,708,000
Total Assets Traded According to the Program:$428,941,000
Worst Monthly Percentage Draw-down:       -9.07% (September 2003)
Worst Peak-to-Valley Draw-down:           -14.73% (April to August 2004)
Number of Profitable Closed Accounts:     3
Number of Unprofitable Closed Accounts:   0
2004 Compound Rate of Return (11 months): -2.01%
2003 Compound Rate of Return:             17.05%
2002 Compound Rate of Return:             29.83%
2001 Compound Rate of Return:             29.56%
2000 Compound Rate of Return:             16.39%
1999 Compound Rate of Return:             7.25%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Global Diversified Program at Standard Leverage for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Global Diversified Program at Standard
                                        Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    February 2, 1995
Number of Accounts Open:                13
Total Assets Managed by CTA:            $5,984,708,000
Total Assets Traded According to the Program:$856,644,000
Worst Monthly Percentage Drawdown:      -10.12% (November 2001)
Worst Peak-to-Valley Drawdown:          -16.40% (November 2001 - April 2002)
Number of Profitable Closed Accounts:   3
Number of Unprofitable Closed Accounts: 1
2004 Compound Rate of Return (11 months):5.36%
2003 Compound Rate of Return:           10.80%
2002 Compound Rate of Return:           18.42%
2001 Compound Rate of Return:           7.02%
2000 Compound Rate of Return:           15.83%
1999 Compound Rate of Return:           5.12%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Global Diversified Program at 150% Leverage for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Global Diversified Program at 150%
                                        Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    May 1, 1997
Number of Accounts Open:                14
Total Assets Managed by CTA:            $5,984,708,000
Total Assets Traded According to the Program:$493,052,000
Worst Monthly Percentage Draw-down:     -15.77% (November 2001)
Worst Peak-to-Valley Draw-down:         -24.27% (November 2001 - April 2002)
Number of Profitable Closed Accounts:   3
Number of Unprofitable Closed Accounts: 1
2004 Compound Rate of Return (11 months):7.15%
2003 Compound Rate of Return:           17.82%
2002 Compound Rate of Return:           32.25%
2001 Compound Rate of Return:           12.16%
2000 Compound Rate of Return:           24.33%
1999 Compound Rate of Return:           6.17%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Graham Selective Trading Program at Standard Leverage for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Graham Selective Trading Program at
                                        Standard Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in Program:        January 7, 1998
Number of Accounts Open:                7
Total Assets Managed by CTA:            $5,984,708,000
Total Assets Traded According to the Program:$507,284,000
Worst Monthly Percentage Draw-down:     -15.60% (November 2001)
Worst Peak-to-Valley Draw-down:         -23.64% (March 2004 - August 2004)
Number of Profitable Closed Accounts:   2
Number of Unprofitable Closed Accounts: 4
2004 Compound Rate of Return (11 months):-12.50%
2003 Compound Rate of Return:           21.82%
2002 Compound Rate of Return:           30.11%
2001 Compound Rate of Return:           0.55%
2000 Compound Rate of Return:           7.07%
1999 Compound Rate of Return:           0.91%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Proprietary Matrix Program for the period from June 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Proprietary Matrix Program
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    June 1, 1999
Number of Accounts Open:                1
Total Assets Managed by CTA:            $5,984,708,000
Total Assets Traded According to the Program:$1,078,825,000
Worst Monthly Percentage Draw-down:     -11.16% (November 2001)
Worst Peak-to-Valley Draw-down:         -15.71% (November 2001 - April 2002)
Number of Profitable Closed Accounts:   0
Number of Unprofitable Closed Accounts: 0
2004 Compound Rate of Return (11 months):-3.47%
2003 Compound Rate of Return:           11.55%
2002 Compound Rate of Return:           28.10%
2001 Compound Rate of Return:           6.77%
2000 Compound Rate of Return:           15.94%
1999 Compound Rate of Return (7 months):2.90%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Fed Policy Program for the period from August 2000 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Fed Policy Program
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    August 1, 2000
Number of Accounts Open:                1
Total Assets Managed by CTA:            $5,984,708,000
Total Assets Traded According to the Program:$941,471,000
Worst Monthly Percentage Drawdown:      -3.41% (January 2002)
Worst Peak-to-Valley Drawdown:          -3.74% (July 2003 - August 2003)
Number of Profitable Closed Accounts:   10
Number of Unprofitable Closed Accounts: 0
2004 Compound Rate of Return (11months):5.47%
2003 Compound Rate of Return:           3.40%
2002 Compound Rate of Return:           17.90%
2001 Compound Rate of Return:           16.88%
2000 Compound Rate of Return (5 months):2.51%
1999 Compound Rate of Return:           N/A

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Non-Trend Based Program at Standard Leverage for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This Program is Closed -

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Non-Trend Based Program at Standard
                                        Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    January 4, 1999
Date Trading on Program Ceased:         June 15, 2001
Number of Accounts Open:                0
Total Assets Managed by CTA:            $5,984,708,000
Total Assets Traded According to the Program:$0
Worst Monthly Percentage Drawdown:      -5.01% (October 1999)
Worst Peak-to-Valley Drawdown:          -9.52% (January 2001 - June 2001)
2004 Compound Rate of Return:           N/A
2003 Compound Rate of Return:           N/A
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return (6 months):-9.54%
2000 Compound Rate of Return:           11.86%
1999 Compound Rate of Return:           0.46%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the Non-Trend Based Program at 150% Leverage for the period from June 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This Program is Closed -

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                Non-Trend Based Program at 150%
                                        Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    June 1, 1999
Date Trading in Program Ceased:         June 15, 2001
Number of Accounts Open:                0
Total Assets Managed by CTA:            $5,984,708,000
Total Assets Traded According to the Program:$0
Worst Monthly Percentage Drawdown:      -8.42% (October 1999)
Worst Peak-to-Valley Drawdown:          -14.33% (June 1999 - October 1999)
2004 Compound Rate of Return:           N/A
2003 Compound Rate of Return:           N/A
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return (6 months):-12.95%
2000 Compound Rate of Return:           21.01%
1999 Compound Rate of Return (7 months):-9.67%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

    The following summary performance information presents the composite performance results of the K5 Program at Standard Leverage for the period from June 2003 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                  K5 PROGRAM

Name of CTA:                            Graham Capital Management, L.P.
Name of Trading Program:                K5 Program at Standard Leverage
Inception of Trading by CTA:            February 2, 1995
Inception of Trading in the Program:    October 28, 2002*
Number of Accounts Open:                4
Total Assets Managed by CTA:            $5,984,708,000
Total Assets Traded According to the Program:$430,456,000
Worst Monthly Percentage Drawdown:      -9.14% (April 2004)
Worst Peak-to-Valley Drawdown:          -18.25% (April 2004 to August 2004)
2004 Compound Rate of Return (11 months):-5.44%
2003 Compound Rate of Return (7 months):-2.13%
2002 Compound Rate of Return:           N/A
2001 Compound Rate of Return:           N/A
2000 Compound Rate of Return:           N/A
1999 Compound Rate of Return:           N/A

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

*K5 Program at Standard Leverage commenced trading proprietary capital on October 28, 2002, and client trading commenced on June 1, 2003.

SEE NOTES TO PERFORMANCE INFORMATION BELOW

NOTES TO PERFORMANCE INFORMATION

(1)The reporting of "total assets" managed by Graham or traded according to a particular program reflects the notional funding of accounts. Clients direct Graham to trade their accounts at a specific notional level of trading and it is not the practice of Graham to require clients to disclose how they fund their brokerage account. Accordingly, Graham generally can not determine the amount of cash committed to client accounts.
(2)The Rate of Return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The Rate of Return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index.
(3)Graham advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.



                           C-View Currency App. - 1


                       C-VIEW CURRENCY SERIES APPENDIX

                               TO PART I OF THE

                                  PROSPECTUS

                                      OF

                              THE FRONTIER FUND

            (A statutory trust formed under the laws of Delaware)




                        C-VIEW CURRENCY SERIES-1 UNITS

                        C-VIEW CURRENCY SERIES-2 UNITS




                          COMMODITY TRADING ADVISOR:

                         C-VIEW INTERNATIONAL LIMITED







    This C-View Currency Appendix (the "C-View Currency Appendix") is dated
                        January 7, 2005.
                              THE FRONTIER FUND

                        C-VIEW CURRENCY SERIES-1 UNITS
                        C-VIEW CURRENCY SERIES-2 UNITS

    This C-View Currency Series Appendix to the prospectus, dated
January 7, 2005, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as C-View Currency Series Units. Capitalized terms used in this C-View Currency Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This C-View Currency Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

    The C-View Currency Series Units are being offered in two (2) Classes. The C-View Currency Series Units in Class 1 (as described in the Prospectus) are designated as the "C-View Currency Series-1 Units," and the C-View Currency Series Units in Class 2 (as described in the Prospectus) are designated as the "C-View Currency Series-2 Units." The Trust is offering both the C-View Currency Series-1 Units and the C-View Currency Series-2 Units pursuant to the Prospectus and this C-View Currency Series Appendix. Prospective Purchasers of the C-View Currency Series-1 Units and C-View Currency Series-2 Units should carefully review the Prospectus and this C-View Currency Series Appendix before determining to purchase such Units.

                               TRADING ADVISOR

    C-View International Limited (formerly Phoenix Services International Limited), a British Virgin Island company, or C-View, acts as the Trading Advisor with respect to the assets allocable to the C-View Currency Series Units. The assets allocable to the C-View Currency Series Units and C-View's allocation from the proceeds of the sale of the Balanced Series Units will be contributed to a subsidiary limited liability company of which C-View will act as the Trading Advisor pursuant to the Currency Program(1x&3x) Program described below.

BACKGROUND

    C-View was incorporated in the British Virgin Islands on September 12, 1997. C-View has been a member of the NFA and has been registered with the CFTC as a commodity trading advisor since April 9, 1998. It has also been registered with the CFTC as a commodity pool operator since April 10, 2003. C-View has been a registered commodity trading advisor under the CE Act. Its main business office is located at International Trust Building, Road Town, Tortola,
British Virgin Islands. Such registration and membership do not imply that the CFTC or the NFA have endorsed C-View's qualifications to provide the advisory services described herein. C-View currently offers a program which trades spot and forward foreign exchange in the interbank market, NDF's (non deliverable forwards) and OTC currency options.

PRINCIPALS

  Alan Paul Chappell

   Paul Chappell, born in 1954, is the Chief Executive Officer and Senior Trader at C-View and has been involved in the currency market since 1974.
  Originally employed as a manager at Hambros  Bank  in  London,  he became involved initially in foreign exchange marketing and subsequently went into trading. In 1978, he joined Chemical Bank in London as a trader and then assumed responsibility for FX Spot Trading activities. He was later promoted and transferred to Frankfurt as Foreign Exchange Manager.

   In 1985 he was hired  by  Bank  of  America  in London to develop the
London Foreign Exchange Trading operations and later was given the responsibility of Head of Foreign Exchange Trading for Europe, Middle East and Africa. In 1994 he was given role of Global Product Manager for
Foreign Exchange. In this position he co-ordinated the development, structure and customer service of 23 FX Trading operations in all the major global locations and was directly and indirectly responsible for a total of more than 450 FX operatives world-wide. He was also at the forefront of
development  of  the  Electronic  Brokering  System    ("EBS ")  in
association with a number of other leading banks which today commands 35% of the total of all brokered interbank spot market FX deals.

   In September 1996 Mr. Chappell left the banking Industry and set up C-View. C-View is regulated by the Securities and Futures Authority as an Investment Advisory Company.

  Lauwerus R. van Eesteren

   Mr.  Eesteren,  born  in  1959,  joined  C-View  in  May  2001  and is a
Principal   at   C-View,  Mr.  Van  Eesteren  holds  a  Masters  Degree  of
International Management from `Thunderbird', Graduate School of International Management and a B.A. from the University of Pudget Sound, completing three years of studies at Nijenrode, the Netherlands School of Business. Mr. Esteren started his financial career at Salomon Brothers (formerly Philipp Brothers) in New York . He was a Senior Proprietary Trader and Global Head of Currency Options at Bank of America, London, New York and Tokyo. He was
also an Executive Director and a Senior Proprietary trader at  Union Bank
of Switzerland, London .   He  was a Senior Proprietary Trader and Senior
Vice President at Nationsbank, Chicago and London. Between 1998 and 2001 he was at Dresdner Kleinwort Wasserstein, London, where he ran Foreign Exchange Proprietary Trading. Mr. Esteren joined C-View in May 2001.

  Steven Haydon

   Mr. Haydon, a Principal of C-View, joined C-View in May 2003. From 1997 to 2002, Mr. Haydon worked at Bank of America London where he specialised in minor and emerging currencies. Having been appointed as Managing Director in 1999, Mr. Haydon ran a team that covered all regional currencies from Asia, Eastern Europe and Latin America.


   Prior to working at Bank of America, Mr. Haydon worked for National Westminster Bank from 1978 to 1997. He performed a wide variety of trading roles including 3 years working in Tokyo, managing a proprietary desk on European interest rates, and finally managing the minor and emerging currency desk from 1995 to 1997 as an Associate Director.


   Prior to joining the FX trading area in 1982, Mr. Haydon performed a variety of support roles within Nat West's International Banking Division.

  Quinn Joseph Hebert

    Mr. Herbert, born in 1963, is a director at C-View. He was a corporate associate at the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre law firm in New Orleans, Louisiana from 1988 to 1993. He handled general corporate advices and various mergers and acquisitions transactions including initial public offerings, debt offerings and various financial restructuring transactions. Thereafter he joined Ceanic Corporation (formerly American Oilfield Divers, Inc.), or Ceanic, in Houston, Texas., as a V.P. and General Counsel from 1993 to 1998. While at Ceanic, he was a member of a four person Executive Committee responsible for the strategic direction of company. Ceanic was acquired by Stolt Comex Seaway S.A., or SCS, in August 1998. From November 1998 to the present, Mr. Hebert served as the President and CEO for SCS's North Americas Region, where he handles the traditional duties of President/CEO and is responsible for profit and loss of USD$200 million plus annual revenues, 1,000 plus full time employees and USD$175 million of operating assets.

    Mr. Herbert received his B.A., summa cum laude, from Louisiana State University in 1985 and a Juris Doctor from Boston College Law School in May 1988. While at Boston College Law School, he was the Executive Editor of the Boston College International and Comparative Law Review. Mr. Herbert is admitted to practice law in the State of Louisiana and is a member of American Bar Association and the American Corporate Counsel Association.

  Jim Thomson

     Mr. Thomson, a Principal of C-View, has joined C-View as an Investment Advisor from BankOne, where he was responsible for market making in Japanese Yen products. Prior to that he spent 10 years (1992-2002) at AIG Trading Corp, where he had two spells of managing the London Spot desk and proprietary trading, focusing on the provision of services to the diverse customer base and specialising in the risk and liquidity management of significant FX flows. From 1990 to 1992, he was employed by Security Pacific Bank, where he was recruited to build and run a sterling cross currency book. He started his City career at Midland Bank in 1986, after having qualified in Industry as a Chartered Management Accountant, joining Midland as a Financial Analyst, before transferring to the Treasury division to join a Treasury sales team, progressing from there to the Spot desk to trade spot FX.


  Jan Vos


   Mr. Vos, born in 1956, is a general partner at C-View. Mr. Vos has been
registered as a Principal of C-View since March 2003.   Mr. Vos is a principal
and portfolio manager at C-View and is also a Principal and manager of C~View. Mr. Vos has over 20 years of financial markets trading experience. He began his professional career in 1979 at Tradax, a subsidiary of Cargill in Amsterdam, where he traded commodities and currencies. He then moved to Bankers Trust in London, where he traded currencies, and thereafter to Citibank in Paris, where he served as Manager of FX forwards. Mr. Vos has also been a Proprietary Trader of currency and interest rate swaps at Citibank in New York; Executive Director and Senior Proprietary Trader at Union Bank of Switzerland in London, where he traded currencies, fixed income and bullion; and Executive Director and Senior Proprietary Trader at Goldman Sachs in London and New York; where he traded currencies, fixed income, bullion commodities and equity indexes. Mr. Vos also was a Fund Manager at Credit Suisse First Boston in London, where he traded currencies, fixed income, bullion; commodities and equity indexes and Manager of Proprietary Trading at Credit Suisse First Boston in New York. Mr. Vos also acted as Senior Proprietary Trader at Commerce Bank in London and Frankfurt and Barclays Capital in London.

  Pinnacle Trust

    Pinnacle Trust is a discretionary trust set up in March 1993 which is the beneficial owner of C-View. Pinnacle Trust has been registered as a Principal of C-View since January 2003.

    Mr. Paul Chappell is primarily responsible for making trading decision at C-View.

    C-View will manage the proceeds of the sale of C-View Currency Series Units pursuant to the C-View Limited 3X program.

                C-VIEW INVESTMENT STRATEGY AND TRADING PROGRAM

    The C-View Currency Program (1x & 3x)'s approach is discretionary, based on a combination of fundamental analysis, technical analysis and market psychology. The intention is to capture profits from short to medium-term price trends while maintaining profitability in ranging markets.

    The trading methods and strategies utilized by C-View are proprietary and confidential. As a result the following discussion is necessarily of a general nature and is not intended to be exhaustive. C-View reserves the right to alter any trading strategy or method without prior approval by or notice to its clients.

    C-View aims to maximize returns through the active trading of foreign exchange in the interbank spot, forward and options markets. Profits are sought from fluctuations in exchange rates, and from the differentials in interest rates reflected in the value of currencies. The approach is discretionary, combining fundamental analysis, technical analysis and an understanding of market psychology. In addition, C-View accesses flow information from major dealing rooms to assist in determining market views.

    C-View favors a portfolio approach that enables maximum profits to be generated within a disciplined, low-risk environment. This is accompanied by short term trading in the major currencies from both a portfolio hedging and an opportunistic perspective. C-View will carefully analyze the relative values of a wide range of currencies and construct a portfolio of positions when risk/return ratios appear to be above average. The positions are based on the potential for currencies to appreciate or depreciate. This approach may be supplemented by the running of positions for yield; from time to time there are sizeable differences in interest rates between currencies, but subdued or beneficial exchange rate movements. These positions are taken on an outright basis using forwards and NDF's (non deliverable forwards) of up to three months. On occasion, C-View will undertake longer dated forwards and options.

    Currency options are used sparingly for two purposes. Vanilla options are used to prolong a strategy that has reached its cash objective or to provide protection for a potentially volatile position. Both vanilla and second generation options are used to express a view within a framework of limited risk. Strategies are employed that provide pre-determined maximum profit and loss values and are used so that no option strategy undertaken has an unlimited downside.

    C-View supplements the portfolio strategy with shorter term, opportunistic trading of the major currencies. This is not only when currencies are fluctuating within a pre-determined trading range, but may also be when a particular short-term trend is identified. C-View may occasionally trade the minor currencies where range characteristics similar to the majors are identified, but this depends on the prevailing liquidity and spread of price.

    Positions are usually exited when targets are achieved, the pre-set loss limit is reached, or the market behaves differently from expectations. C-View will sometimes take a contrarian approach, selling into extended rallies, buying in on sell -offs and taking advantage of opportunities when market information indicates overwhelming sentiment in a particular direction.

    C-View will undertake exposure in any liquid, convertible currency and also those with spot convertibility and an NDF (non-deliverable forward) market. A series of modifiers are used to determine the maximum position taken in any one currency. The main modifiers applied in both spot and forward markets are those of liquidity, volatility and predictability. C-View will not, however, undertake all available positions at once or put on a sizeable exposure in the same day. The overall risk analysis for the total exposure is the ultimate constraint.

    Irrespective of C-View's overall opinion on a currency, positions are established or reduced primarily on a tactical basis.

    There are obvious hedge currencies or relationships that are used alongside each currency. In addition, risk factors may be mitigated by having cross positions, some of which are predominantly for yield; this tends to lead to larger nominal positions. For example, a carry trade involving the holding of a currency against the components of its basket has different risk characteristics to USD/EUR, and may yield returns from the interest differential. In some instances the interest differential may be sufficiently large to offset the risk of anything but reasonably sizeable exchange rate movements, as for example in the case of the Hungarian Forint or the Polish Zloty.

    Leverage is used to enhance total returns. The program allows a maximum leverage of 4 times the net assets, however, the actual amount of leverage will be dictated by the use of risk management technology detailed below. Typically, the program is leveraged less than this maximum.

    C-View plans to continue the testing and reworking of its trading methodology and, therefore, retains the discretion to revise any method or strategy, including the technical or fundamental trading factors used, forex interests traded and/or the money management principles applied. Such revisions, unless deemed material, will not be made known to clients.

RISK MANAGEMENT ACTIVITIES

    In order to achieve the risk management process C-View maintains a comprehensive risk management facility in order to review daily the currency and currency option exposures which it holds. This facility utilizes what is becoming industry standard volatility analysis assessing value-at-risk, or VAR, or earnings-at-risk, or EAR. The delta values of currency options are incorporated into the process.

CURRENCIES TRADED

    MAJOR CURRENCIES    Australia (AUD), Canada (CAN), Eur (EUR), Japan (JPY),
Switzerland (CHF), United Kingdom (GBP)

    MINOR CURRENCIES    Argentina (ARG), Brazil (BRA), China (CNY), Czech Rep
(CZK), Denmark (DKR), Greece (GRD), Hong Kong (HKD), Hungary (HUF), India
(INR), Indonesia (IDR), Mexican (MXP). New Zealand (NZD), Norway (NOK), Philippines (PHP), Poland (PLZ), Saudi Arabia (SAR), Singapore (SGD), South Africa (ZAR), South Korea (KRW), Sweden (SEK), Taiwan (TWD), Thailand (THB), Turkey (TRL)

                        MANAGEMENT AND INCENTIVE FEES

MANAGEMENT FEES

    The C-View Currency Series Units will pay to the Managing Owner a monthly management fee equal to approximately 1/12th of 2.0% of the C-View Currency Series' Net Asset Value (2.0% annually). The Managing Owner may pay all or a portion of such management fees to C-View.

INCENTIVE FEES

    The C-View Currency Series Units will pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner may pay all or a portion of such incentive fees to C-View.

                  PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

    The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the C-View Currency Series-1 Units and C-View Currency Series-2 Units during the first twelve months. The total estimated cost and expense load of C-View Currency Series-1 Units and C-View Currency Series-2 Units is expressed as a percentage of $1,000, the amount of a minimum investment in the Trust (other than by IRAs or Benefit Plan Investors). Residents of Texas (including Benefit Plan Investors) have a minimum initial subscription requirement of $5,000. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the C-View Currency Series Units may differ.

                               BREAKEVEN TABLE


                                                                                  C-VIEW CURRENCY SERIES-1C-VIEW CURRENCY SERIES-
                                                                                                                      2
                                                                                  AMOUNT-$    AMOUNT-%   AMOUNT-$    AMOUNT-%
Initial Selling Price(1)                                                          $1,000    100%         $1,000    100%
Syndication and Selling Expenses(2)                                               $   0       0%         $    0      0%
Trust Operating Expenses(3)                                                       $   0       0%         $    0      0%
Management Fee(4)                                                                 $20.00       2.00%     $ 20.00      2.00%
Service Fee(5)                                                                    $30.00       3.00%     $    0      0%
Brokerage Commissions and Trading Fees(6)                                         $ 5.00       0.50%     $  5.00      0.50%
Incentive Fee(7)                                                                  $ 1.20      0.12%      $    0      0%
Less Interest Income(8)                                                           ($5.40)    (0.54%)    ($5.40)     (0.54%)
Amount of Trading Income Required for the Trust's Net Asset Value per Unit        $50.80     5.08%      $19.60          1.96%
(Redemption Value) at the End of One Year to Equal the Selling Price per Unit


Notes

(1)The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than IRAs or Benefit Plan investors) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.
(2)Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period shall be paid by the Managing Owner without reimbursement.
(3)The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.
(4)The Managing Owner will receive a monthly management fee of approximately 0.167% (2.00% annually) of the C-View Currency Series' Net Asset Value, which it will use to pay all management fees payable to the Trading Advisors.
(5)With respect to Class 1 of the C-View Currency Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units in Class 1 of the C-View Currency Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units in Class 1 of the C-View Currency Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3%. Therefore the break-even analysis does not include a separate entry for the redemption fee.
(6)The Trust, with respect to the C-View Currency Series will pay the Clearing Brokers and the Managing Owner a fee of approximately 0.50% of the C-View Currency Series' Net Asset Value annually, which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the C-View Currency Series' trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the C-View Currency Series.
(7)The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 3% initial service fee and on-going service fee charged on Class 1 only. The 3% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring the Class 1 to make trading profits and to pay a corresponding incentive fee on such trading profits to break even.
(8)The first two percent (2.0%) of interest income earned per annum by the Trust on the C-View Currency Series will be paid to the Managing Owner. In addition, if interest income falls below 0.75%, the Managing Owner will be paid the difference between the Trust's annualized interest income and 0.75%. Interest income above 2.0% is retained by the Trust.

                          PAST PERFORMANCE OF C-VIEW

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by C-View during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          C-VIEW LIMITED 3X PROGRAM

MONTH         2004           2003      2002   2001   2000   1999
January   1.76%   - 1.66% 0.26%  2.70%  0.15%   0.78%
February  -0.35%         -0.71% -1.93% 1.41%  0.96%  -0.15%
March      -2.17%        0.57%  1.29%  -0.57% -1.02%  5.49%
April      -0.13%        0.72%  0.89%  1.17%  0.18%   0.69%
May        -1.45%        0.03%         2.33%  2.43%  1.02%  -0.54%
June      -0.54%         -1.44%        1.32%  2.55%  -0.24%  5.40%
July       -0.93%        0.44%         1.13%  2.36%  0.84%   0.96%
August     -0.53%        0.68%         -0.18% 1.96%  1.38%   1.38%
September  -0.35%        1.38%  0.44%  0.56%  0.99%   0.99%
October*   -2.50%        0.12%         -0.09% -1.99% -2.34%  1.95%
November*  -1.76%        1.06%         0.76%  1.24%  0.99%   0.51%
December                 1.32%  0.14%  0.98%  1.35%   3.09%
YEAR       10.44% 2.51%  6.47%  15.72% 4.27%  22.35%

*  Actual performance of C-View Currency Series Class 1.

THE TABLE SET FORTH ABOVE HAS NOT BEEN ADJUSTED TO REFLECT THE FEES AND EXPENSES OF THE C-VIEW CURRENCY SERIES. THE "PRO FORMA COMPOSITE PERFORMANCE TABLE" WHICH FOLLOWS SHOWS THE SAME PERFORMANCE DATA AS SET FORTH ABOVE BUT CONTAINS PRO FORMA ADJUSTMENTS TO REFLECT THE C-VIEW CURRENCY SERIES FEE STRUCTURE. ACCORDINGLY, SUCH TABLE IS MORE REPRESENTATIVE OF THE PERFORMANCE OF THIS PROGRAM HAD C-VIEW TRADED IT FOR THE TRUST, DURING THE TIME PERIOD COVERED.

Name of CTA:                                   C-View International Limited
Name of Trading Program:                       C-View Limited 3X Program
Inception of Trading:                          Oct. 1996
Inception of this Program:                     Oct. 2000
Current Total Assets under Management as of November 30, 2004:
                                               $ 162.4 million
Current Total Assets in this Program as of November 30, 2004:
                                               $ 148.1 million
Worst Monthly Draw-down:                       -2.44% ( January 2003)
Worst Peak-to-Valley Draw-down:                -2.44% ( December 2002 to
                                               January 2003)
Number of Accounts Traded Pursuant to Program as of November 30, 2004:
                                               4
Number Closed with Profit:                     0
Number Closed with Loss:                       1
Leverage Employed:                             1.3 (average)

Rates of Return are calculated by dividing net performance for the period by beginning net asset value plus the time-weighted value additions and withdrawals for the period. The annual Rates of Return are shown on a compounded basis.

The Capsule Performance Table below was prepared based on notionally funded subset of accounts.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                  PRO FORMA COMPOSITE PERFORMANCE TABLE FOR
                                  3X PROGRAM
    (DEDUCTING THE FRONTIER FUND C-VIEW CURRENCY SERIES-CLASS 1 EXPENSES)

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by C-View during the period covered by the table, pro-forma for the Class 1 expenses of The Frontier Fund. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MONTH        2004      2003   2002   2001   2000   1999
January      1.07%     -3.36% -0.20%  2.59% -0.40%  0.42%
February    -0.73%     -0.49% -2.64%  0.98%  0.55% -0.50%
March        1.99%      0.54%  1.08% -1.06% -1.81%  5.11%
April    - 0.67%  0.50%  0.60%  0.62% -0.33%  0.26%
May      0.74%  -0.40%  1.90%  1.79%  0.73% -1.05%
June     - 1.30% -2.21%  0.85%  1.72% -0.80%  5.02%
July     0.35%   0.07%  0.61%  1.47%  0.51%  0.54%
August       0.02%      0.36% -0.72%  1.30%  1.22%  0.96%
September   -1.00%      1.23% -0.07% -0.02%  0.72%  0.56%
October      2.06%     -0.36% -0.66% -2.97% -3.34%  1.51%
November     0.23%      0.87%  0.38%  0.82%  0.77%  0.05%
December                0.96% -0.31%  0.71%  1.17%  2.53%
YEAR     2.73%  -2.37%  0.75%  8.12% -1.11% 16.30%

  *Worst Monthly Percentage Draw-down:-3.36% (January 2003)
**Worst Peak-to-Valley Draw-down:     -6.66% (July 2002 to June 2003)

The C-View pro forma composite performance table was derived from the performance of the C-View Limited 3X Program. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees, and interest income of the C-View Currency Series of The Frontier Fund. These anticipated items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

       *  Brokerage commissions and trading fees: 0.5%
       *  Management fees: 2.0%
       *  Initial service fees and on-going service fees: 3.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the pro forma.

The rates of return in this table are representative of the rates of return a composite account leveraged at 300% would have achieved.

The pro forma used a simulated adjusted beginning of month net asset value (the Trading Advisor's net performance divided by rate of return for the month, underlying the preceding composite) in order to replicate the same rate of return from the Trading Advisor's actual performance, adjusted for the Series' fees, expenses and interest income.

*   Draw-down means losses experienced by the account over a specified period.

**Worstpeak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                             PROGRAMS NOT UTILIZED

    The following are programs of C-View that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of C-View Limited 1X Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                  C-View International Limited
Name of Program:                          C-View Limited 1X Program
Inception of Client Account Trading by Trading Advisor:Oct 1996 Inception of Client Account Trading in Program:Oct 1996
Number of Open Accounts:                  9
Aggregate Assets (excluding "notional" equity) Overall:$ 56,330,000 Aggregate Assets (including "notional" equity) Overall:$ 162,400,000
Aggregate Assets in Program:              $ 15,965,000
Largest Monthly Drawdown:                 -0.55% ( October 2002)
Largest Peak-to-valley Drawdown:          -0.66% ( January 2003 to
                                          February 2003)
Number of Profitable Closed Accounts:     11
Number of Unprofitable Closed Accounts:   4
Leverage Employed:                        1.3 (average)
2004 Compound Rate of Return: ( 11 months): 4.14%
2003 Compound Rate of Return:             0.45%
2002 Compound Rate of Return:             1.67%
2001 Compound Rate of Return:             3.62%
2000 Compound Rate of Return:             -0.15%
1999 Compound Rate of Return:             5.39%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of C-View Limited 2X Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

- This Program is Closed -

Name of Trading Advisor:                  C-View International Limited
Name of Program:                          C-View Limited 2X Program
Inception of Client Account Trading By Trading Advisor:Oct 1996
Inception of Client Account Trading in Program:Oct 2000
Number of Open Accounts:                  0
Aggregate Assets (excluding "notional" equity) Overall:$ 56,330,000 Aggregate Assets (including "notional" equity) Overall:$ 162,400,000 Aggregate Assets (excluding "notional" equity) in Program:N/A
Aggregate Assets (including "notional" equity) in Program:N/A
Largest Monthly Drawdown:                 -2.05% ( October 2001)
Largest Peak-to-valley Drawdown:          -2.60% ( November 2002 to March
                                          2003)
Number of Profitable Closed Accounts:     8
Number of Unprofitable Closed Accounts:   4
Leverage Employed:                        1.3 (average)
2004 compound rate of return:             N/A
2003 compound rate of return: (11 months):-2.76%
2002 compound rate of return:             2.06%
2001 compound rate of return:             4.32%
2000 compound rate of return:             -0.73%
1999 compound rate of return:             10.95%

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                     C-VIEW INTERNATIONAL MANAGED ACCOUNT

                     C-VIEW INTERNATIONAL LIMITED PROGRAM

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


ACCOUNTS        A    B    C       D       E    F   G    H       I      J       K          L           M
                %    %    %       %       %    %   %    %       %      %       %          %           %
October 1999
November 1999                               -    -
                                         0.07 0.13
December 1999
                                         0.91 0.53
January 2000
                                         0.86 0.68
February 2000
                                         0.56 0.40
March 2000                                  -
                                         0.31 0.03
April 2000                                  -
                                         0.39 0.13
May 2000                            0.09    -
                                         0.67 0.12
June 2000                          -0.23    -    -
                                         1.00 0.05
July 2000                   -       0.18    -    -
                         0.05            1.05 0.12
August 2000                         0.28    -
                         0.29            1.01
September 2000                      0.39    -
                         0.30            0.80
October 2000      -    -    -      -0.68    -
               0.21 0.19 1.22            1.72
November 2000                       0.24    -
               0.11 0.05 0.24            1.46
December 2000                       0.13
               0.07 0.21 0.03
January 2001                        0.43
               0.18 0.64 0.52
February 2001                       0.24
               0.08 0.30 0.34
March 2001        -    -    -      -0.59
               0.04 0.38 0.52
April 2001                          0.29
               0.11 0.60 0.33
May 2001                            0.08
               0.29 0.98 1.20
June 2001                           0.36
               0.68 0.52 0.14
July 2001                           0.29
               0.66 0.25 0.11
August 2001                 -       0.32
               0.59 0.70 0.73
September 2001              -      -0.22
              0.0.8 0.16 0.07
October 2001      -    -           -0.91
               0.14 0.58 0.10
November 2001               -       0.05
               0.17 0.64 0.29
December 2001               -       0.02
               0.34 1.08 0.10
January 2002                -       0.03                          0.09           0.04
               0.12 0.68 0.09                     0.09 0.07
February 2002     -    -            0.12                          0.23           0.05
               0.56 0.50                          0.74 0.28
March 2002                          0.08                          0.08           0.24
               0.33 0.34                          0.01 0.25
April 2002                          0.07                          0.10           0.14
               0.09 0.14                          0.06 0.10
May 2002                            0.67                          0.72           0.74
               0.43 0.73                          0.62 0.62
June 2002                           0.31                          0.32           0.44
               0.15 0.55                          0.60 0.34           0.44
July 2002                           0.32                          0.22           0.30
               0.14 0.54                          0.27 0.17           0.32
August 2002                         0.03                  -      -0.08           0.01
               0.09 0.39                               0.07           0.04
September 2002    -    -            0.19                          0.14           0.18
               0.08 0.10                               0.20           0.21
October 2002                       -0.03                  -      -0.04          -0.05
                    0.29                               0.03           0.03
November 2002      -0.03            0.13               0.21       0.190.13       0.18
December 2002       0.15            0.07              0.025      0.027           0.14        0.35
January 2003       -0.74           -0.33              -0.60      -0.47           -0.6        0.35
February 2003      -0.36           -0.31              -0.13      -0.27          -0.13        0.31
March 2003          0.03            0.08               0.05       0.19          -0.05        0.25
April 2003          0.53            0.44               0.22       0.06           0.66        0.15
May 2003            -0.1            0.03              -0.16       0.28          -0.48        0.13
June 2003          -0.55           -0.33              -0.45      -0.48          -1.35        1.79
July 2003           0.26            0.00               0.11       0.07           0.33        0.42
August 2003                         0.15               0.16       0.18           0.48        0.88
September 2003                      0.20               0.32       1.29           0.96        1.39
October 2003                       -0.16               0.03       0.05           0.09        0.08
November 2003                       0.11               0.33       0.39           0.99        1.21
December 2003                       0.59                          0.74           1.23        1.42
January 2004                        0.04                          0.45           2.07        1.93       0.19
February 2004                      -0.05                         -0.04          -0.34       -0.38      -0.28
March 2004                          0.88                          1.14           2.06        3.39       0.65
April 2004                      -0.08                         -0.19          0.23       -0.30       -0.77
May 2004                        0.42                          0.36           1.34    1.27       1.40
June 2004                       -0.29                         -1.31            -        -0.80       -0.65
                                                                                 0.71
July 2004                       0.14                          -0.24              0.79       0.98    0.78
August 2004                         0.25                          0.27           0.40        0.52       0.35
September 2004                     -0.16                         -0.30          -0.43       -0.94      -0.50
October 2004                        0.72                          1.36           2.18        2.95           2.57
November 2004                       0.44                          1.98           1.50        1.90           2.21
Return 1999       0    0    0          0 0.84 0.40   0    0          0   0      -0.13
Return 2000    0.03 0.07-0.41       0.40-6.99 1.19   0    0          0   0      -0.05
Return 2001    0.92 4.91 1.03       0.36    0    0   0    0          0   0       0.66
Return 2002    0.71 3.72-0.09       2.38    0    02.392.165      1.9971.17       2.41        0.14
Return 2003       0-0.93    0       0.47    0    0   0-0.01       1.93   0      -0.94        3.53
Return 2004                                                       3.51           8.57       10.73       2.274.84
                                    2.34


Name of CTA:                                    C-View International Limited
Name of Trading Program:                        C-View International Managed
                                                     Account Program
Inception of Trading:                           October 1996
Inception of this Program:                      November 1999
Current Total Assets under Management as of November 30, 2004:
                                                     $ 162,400,000
Current Total Assets in this Program as of November 30, 2004:
                                                     $ 157,400,000
Worst Monthly Draw-down:                        -1.72% ( October 2000)
Worst Peak-to-Valley Draw-down:                 -8.41% ( March 2000 to
                                                     November 2000)
Number of Accounts Traded Pursuant to Program as of November 30, 2004:
                                                     5
Number Closed with Profit:                      5
Number Closed with Loss:                        4
Leverage Employed:                              1.3 (average)

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.




                                 Dunn App. - 1


                             DUNN SERIES APPENDIX

                               TO PART I OF THE

                                  PROSPECTUS

                                      OF

                              THE FRONTIER FUND

             (A statutory trust formed under the laws of Delaware)




                             DUNN SERIES-1 UNITS

                              DUNN SERIES-2 UNITS




                          COMMODITY TRADING ADVISOR:

                         DUNN CAPITAL MANAGEMENT, INC.







This Dunn Series Appendix (the "Dunn Series Appendix") is dated January
                               7, 2005.
                               THE FRONTIER FUND

                             DUNN SERIES-1 UNITS
                             DUNN SERIES-2 UNITS

    This Dunn Series Appendix to the prospectus, dated January 7,
2005, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Dunn Series Units. Capitalized terms used in this Dunn Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Dunn Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

    The Dunn Series Units are being offered in two (2) Classes. The Dunn Series Units in Class 1 (as described in the Prospectus) are designated as the "Dunn Series-1 Units," and the Dunn Series Units in Class 2 (as described in the Prospectus) are designated as the "Dunn Series-2 Units." The Trust is offering both the Dunn Series-1 Units and the Dunn Series-2 Units pursuant to the Prospectus and this Dunn Series Appendix. Prospective Purchasers of the Dunn Series-1 Units and Dunn Series-2 Units should carefully review the Prospectus and this Dunn Series Appendix before determining to purchase such Units.

                                TRADING ADVISOR

    Dunn Capital Management, Inc., a Delaware corporation, or Dunn, acts as the Trading Advisor with respect to the assets allocable to the Dunn Series Units. The assets allocable to the Dunn Series Units and Dunn's allocations from the proceeds of the sale of the Balanced Series Units will be contributed to a subsidiary limited liability company of which Dunn will act as the Trading Advisor pursuant to the Dunn Combined Financial Program described below.

BACKGROUND OF DUNN

    Dunn was organized in September 1974 and began managing commodity accounts in October 1974. Its main business is the management of commodity trading portfolios. It serves as general partner and trading advisor for several limited partnership commodity funds and as trading advisor for other commodity funds and for private accounts.

    Dunn was incorporated in September 1974, in the State of Delaware. Its main business office is located at 309 SE. Osceola Street, Suite 208, Stuart, Florida 34994, and it has been registered under the CE Act as a commodity pool operator and commodity trading advisor since February 6, 1976 and is a member of the NFA. Such registration and membership do not imply that the CFTC and the NFA have endorsed Dunn's qualifications to provide the advisory services described herein.

PRINCIPALS AND KEY EMPLOYEES OF DUNN

  William A. Dunn, Ph.D.

    Dr. Dunn was born in 1934 and is the Chairman and Treasurer of Dunn and the grantor of a trust that owns 100% of the stock of Dunn. Since 1971, Dr. Dunn has been engaged in the research and development of the portfolio management systems used by Dunn. Since December 1974, he has been engaged on a full-time basis in the management of commodity portfolios and as the Chief Executive Officer of Dunn. In 1965 and 1966, he held research and faculty positions with the University of California and Pomona College. From 1967 until November 1974, he was employed by several contract research organizations in the Washington, D.C. area where he conducted operations research and systems analysis studies for the Navy, Marine Corps, Coast Guard and Department of Defense. Dr. Dunn was an Associated Person, or AP, with the Liberty Funds Group from December 1986 until June 1990 and with William L. Crowley & Associates Inc. from May 1987 until October 1990. Dr. Dunn was a principal of Professional Futures Group, Inc., or PFG, he was an introducing broker, from March 1990 to May 1999. In September 1995, he became President of the newly formed Commodity Trading Advisor, Martin Money Management, Inc., or MMM. From November 1995 until August 1997, Dr. Dunn was the President of Orion Futures, Inc., or OFI, a Commodity Pool Operator and Commodity Trading Advisor. Dr. Dunn received a Bachelor of Science in Engineering Physics degree from the University of Kansas in 1960 and a Doctor of Philosophy in Theoretical Physics degree from Northwestern University in 1966.

  Pierre M. Tullier

    Mr. Tullier was born in 1945 and has been the President of Dunn since September 1996. As President, Mr. Tullier oversees Dunn's trading operations and computer systems and is actively engaged in Dunn's systems research programs. Mr. Tullier became the general manager of Dunn in September 1979 and was promoted to Vice President in June 1982. From 1971 until joining Dunn, Mr. Tullier was employed by contract research firms in the Washington, D.C. area, ORI, Inc. and ARINC Research Corporation, respectively, where he participated in operations research and systems analysis studies for the Navy and Coast Guard. Mr. Tullier was the Senior Vice President of MMM from August 1997 to January 2001. Mr. Tullier received a Bachelor of Science in Mathematics degree from Georgetown University in 1967 and a Master of Science in Operations Research degree from George Washington University in 1970.

  Daniel E. Dunn, Ph.D., M.D.

    Dr. Dunn was born in 1961 and has been the Executive Vice President of Dunn since January 2001. Dr. Dunn first joined Dunn as a programmer/analyst in 1975. In 1982, he earned a Bachelor of Arts in Biological Sciences degree from the University of Virginia, Phi Beta Kappa; in 1988 he earned a Ph.D. in Immunology from the University of Chicago and, in 1990, an M.D. degree from the same institution. He subsequently trained, taught, and conducted post-doctoral research at Stanford University, the National Institutes of Health, and Johns Hopkins University; most recently, he was made an Assistant Professor at the University of Utah. He has published over 20 articles and chapters in peer-reviewed journals and textbooks. In March 1999, he rejoined Dunn as a Senior Associate and also assumed the position of Vice President with MMM. In November 1999, Dr. Dunn was promoted to Vice President of Dunn.

  David P. Pere

    Mr. Pere was born in 1963 and joined Dunn as an Assistant Office Manager in July 1988. Mr. Pere was promoted to Office Manager in October 1990, to Research Associate in April 1994, to Vice President, Research and Operations in August 1997 and to Senior Vice President in June of 1998. Mr. Pere earned a Bachelor of Science in Economics and Biology degrees from Creighton University in 1985. From 1985 through 1986, he was employed by CEF, Inc., a COMEX floor brokerage firm. Immediately prior to joining Dunn he was employed by Morgan Stanley, Incorporated. From May 1987 through June 1988, Mr. Pere was the Vice President, Research and Operations of MMM from August 1997 to January 2001.

  Douglas W. Wright

    Mr. Wright was born in 1958 and joined Dunn as Assistant to the President in November 1990. He was promoted to a Research Associate in April 1994 and to Vice President, Research and Operations in August 1997. From 1981 through December 1985 he worked for Merrill Lynch Futures. From January 1986 to November 1990 he was employed by Beddows Commodities, Incorporated. Mr. Wright was the Vice President, Research and Operations of MMM from August 1997 to January 2001. Mr. Wright received a Bachelor of Science in Economics and Management degree from Franklin Pierce College in 1980.

  Martin H. Bergin

    Mr. Bergin was born in 1960, he joined Dunn in September 1997 as Accounting Systems Manager and was promoted to Vice President & Chief Financial Officer in March 2001. Mr. Bergin became an AP of Dunn in January 2002 and the Assistant Secretary of MMM in February 2002. He became a Certified Public Accountant in 1988. From 1987 to 1989, he was employed by Sullivan and Company, Ltd. Mr. Bergin left his position as a partner with Homes Lowry Horn & Johnson, Ltd. with whom he had been employed since 1989, immediately prior to joining Dunn. Mr. Bergin earned a Bachelor of Science in Business Administration degree from George Mason University in 1987.

  J. Allen Como

    Mr. Como was born in 1954, he joined Dunn in September 1983 and served as the Office Manager until October 1990 when he became Vice President of OFI, a position he held until OFI let its NFA membership lapse in August 1997. Mr. Como was appointed Dunn's Compliance Chief, in October of 1995, and was promoted to Vice President, Administration in August 1997. Between 1977 and 1982, Mr. Como served on the audit staff of Alexander Grant & Co., CPAs and as the Accounting Manager of Bergen Brunswig Drug Co. Prior to joining Dunn, Mr. Como was on the audit staff of the NFA in Chicago from 1982 to 1983. Mr. Como was Vice President of MMM from September 1995 to January 2001. Mr. Como earned a Bachelor of Science in Business Administration degree from the University of Southern California in 1977.

  Ralph L. Bonsignore

    Mr. Bonsignore was born in 1945 and joined Dunn as an Assistant Futures Trader in January 1993. He was promoted to Chief Trader and Office Manager in April 1994 and to Vice President, Trading Operations in August 1997. He was employed by Hornblower, Weeks-Hemphill & Noyes from 1963 to 1978, and by Balfour Maclaine, Inc. from 1978 through 1980. From 1980 to 1984 Mr. Bonsignore worked for Comcorp Services, N.V. and from 1984 through September 1988 for Beddows Commodities, Inc. Prior to joining Dunn he was employed by Pinnacle Trading Company, Inc. from October 1988, through October 1992. Mr. Bonsignore was Vice President, Trading Operations of MMM from August 1997 to January 2001. Mr. Bonsignore received a Bachelor of Science in Economics degree from City University of New York, College of Staten Island in 1984.

  Carlos G. Alvarez

    Mr. Alvarez was born in 1959, he joined Dunn as a Senior Trader in January 1998 and was promoted to Vice President in December 2002. Mr. Alvarez received a Bachelor of Arts in Economics degree from the University of Colorado in 1982. He was employed by V. I. P. Brokerage from 1982 to 1984, by E. A. Karay Co. from 1984 to 1985 and by Shearson Lehman Brothers from 1985 to 1991. In addition Mr. Alvarez was employed by LP Publishing Co. from May 1982 through December 1984. Mr. Alvarez was employed by Moore Capital Management from February 1991 to March 1992 as an operations specialist then as a futures trader. Mr. Alvarez was employed by Investment Management Services Inc. from March 1992 to May 1993. Bear Stearns Inc. employed Mr. Alvarez from 1993 to 1996 where he traded futures and foreign exchange. Immediately prior to joining Dunn, Mr. Alvarez was employed as a Senior Associate in the Treasury Dept. of Mitsui Trust and Banking Co.

  James M. Cypher

    Mr. Cypher, born in 1955, began working for Dunn as a consultant in March 1999 and became Dunn's Director of Sales and Marketing in June 1999. In addition to being self-employed as a researcher and trader for seven years, he most recently served, from 1993 to 1996, as President of Sjo, Inc., a trading firm with $300 MM under management. In 1983 Mr. Cypher set-up and managed Union Planters Futures Corporation, one of the first bank-owned FCM's. As the firm's President, he was responsible for raising and actively managing approximately one billion dollars of institutional assets invested in both the fixed-income securities and futures options markets. He also was President of his own consulting firm, Princeton Financial Management, Inc., in 1982 and Consultant for Powers Research, Inc. in 1981. Both firms specialized in designing computer-based models for the banking and investment banking industries. Mr. Cypher earned an MBA in Finance from The Wharton School in 1981, and a Bachelor of Arts degree from Stanford University, Honors in Economics, Phi Beta Kappa, in 1977.

  Michael Villalba

    Michael Villalba, Ph.D. joined Dunn as Senior Scientist in February 2003. He holds a B.S. degree in Aeronautical Engineering from Rensselear Polytechnic Institute, and the M.S. and Ph.D. degrees in Aeronautics and Astronautics from the Massachusetts Institute of Technology. As an undergraduate he performed aerodynamics research at NASA. At MIT he was awarded the Charles Stark Draper Fellowship, and developed high-resolution spectrum estimation algorithms for analyzing the dynamics of the Space Shuttle arm and other larger orbital structures. Upon completion of his Master's degree he performed recognition and classification research at the MIT Artificial Intelligence Laboratory, resulting in his 1990 Ph.D. thesis on fact visual object recognition. He continued developing fast and robust recognition systems for military applications at Texas Instruments from 1990 to 1993. In 1993 he became interested in finance and joined Ascent Technology in Cambridge, MA, where he designed and implemented trading systems for futures and options. In 1997 he joined D.E. Shaw & Co. where he continued to design trading systems. From 1999 to 2003 he provided consulting services and developed proprietary technology for hedge funds and other financial concerns.

  The William A. Dunn Irrevocable Trust of 2001

    The William A. Dunn Irrevocable Trust of 2001 is a trust set up in March 2001, which is a beneficial owner of Dunn. The William A. Dunn Irrevocable Trust of 2001 has been registered as a Principal of Dunn since August 2003.

    Mr. David P. Pere, Mr. Carlos G. Alvarez and Mr. Ralph Bonsignore are the Senior Traders responsible for overseeing the execution of Dunn's computer-generated trade signals.

    Dunn will manage the proceeds of the sale of Dunn Series Units pursuant to the Dunn Combined Financial, or DCF program, which is a 50-50 combination of its World Monetary Asset, or WMA program and its Targets of Opportunity, or TOPS program, rebalanced monthly.

                 DUNN TRADING PROGRAM AND INVESTMENT STRATEGY

    The WMA program was first implemented in 1984 and has been modified from time to time as research indicated improvements. WMA's basic strategy, described below, has never changed. Dunn developed the TOPS program in 1989, as a new approach to trading in the futures markets. TOPS basic trading strategy, described below, has also remained the same. The DCF program was formally implemented in 1999 in order to offer a combined WMA and TOPS program while maintaining Dunn's standard risk profile.

    The basic trading strategy of Dunn's WMA program is to hold continuous positions (either long or short) with the major price trend of each future in the portfolio. This approach is designed to capture a substantial fraction of the total profit potential from important changes in a future's price. The WMA program seeks to predict neither when the next important move will occur nor when a particular future or group of futures will enter a choppy and unprofitable trading phase. The program therefore attempts to maintain a balanced and diversified risk posture for each account. This approach is expected to contain the inevitable series of small losses and whipsaws within tolerable limits and leave the accounts in a position to benefit from major price trends whenever they develop. In general terms, WMA is a technical, long-term, major trend following, reversal program. All decisions necessary to implement the WMA strategy are derived from proprietary computer programs designed by Dunn. These programs seek to identify the major trends and turning points for each future and to determine the changes required to maintain a balanced and diversified risk posture for each managed portfolio.

    The basic trading strategy underlying the TOPS program is to constantly monitor dynamic market parameters and to selectively buy or sell futures whenever trading opportunities are indicated. A trading opportunity in a future is signaled when its price reaches a significant level determined by TOPS. Dunn believes that these significant levels indicate that unusual market movement (either up or down) is likely to occur. Therefore, the market is entered, either long or short, and the position is held until a liquidation level is reached. The liquidation level is determined by market parameters and may be either a profit taking or a stop-loss point. Each future in the TOPS portfolio is expected to be out of the market often, awaiting the identification of potential new opportunities. TOPS is a technical, medium-term, opportunistic, trend-following program. The decisions that implement the TOPS strategy are derived from proprietary computer programs designed by Dunn. These programs perform the calculations necessary to identify price levels that Dunn considers significant in the context of a dynamic market environment. These price levels identify potentially favorable buying and selling opportunities for each future in the portfolio. The number of contracts bought or sold is based on the current value of the account and the risk associated with each future.

    The basic trading strategy of Dunn's DCF program is to trade equal and leveraged portions in separate WMA and TOPS trading accounts, while maintaining the same overall risk profile as an individual Dunn program. The separate accounts are rebalanced monthly. The WMA and TOPS account would trade futures positions approximately at 100%-115% larger than it would if it were trading the same amount of cash in an isolated private account. This 0%-15% enrichment factor is currently at 6%. For example, in a situation where Dunn's WMA program would otherwise establish 100 Treasury bond futures positions for an account, it would establish 106 such positions for the Trust's account. This trading strategy increases the amount of leverage already present in the trading of leveraged instruments such as futures, as well as increasing the potential volatility. The policy of increasing each account's investment level by an enrichment factor is based on Dunn's belief (founded on its statistical studies) and thorough knowledge of each trading program that an investor can increase its rate of return, without increasing its risk of loss, by using two partially uncorrelated trading programs with comparable performance.

    From time to time, market conditions may be such that, in the opinion of Dunn, execution of trades recommended by WMA, TOPS, and DCF would be difficult or involve undue risk. In these unusual instances, which Dunn estimates will affect less than 5% of the trading decisions, the computer recommendations may be modified or not taken by Dunn. In addition, the market may occasionally present trading opportunities (not signaled by WMA, TOPS, or DCF) that Dunn may enter into, using its general risk control methodology.

    WMA, TOPS and DCF have been and will continue to be under continuous review for the purpose of researching and developing improvements. Whenever additional program improvements are developed, they will generally be implemented in as expeditious a manner as possible without seeking prior approval from Dunn's clients. If, however, Dunn considers the changes or modifications to be material, the clients will be informed in a timely fashion.

INSTRUMENTS TRADED

    Contracts traded by the TOPS Program include:

    * Interest Rate Interests - U.S. 10-year Treasury Note, U.S. 5-year Treasury Note, U.S. Treasury Bond, 10-year Commonwealth Treasury Bond, 3-year Commonwealth Treasury Bond, 10-year German Euro Bund, 5-year German Euro Bobl, 15-year Long Gilt, 10-year Japanese Government Bond, 3-month Sterling, Eurodollar, 3-month Euribor.

    * Currency Interests - Australian dollar, British Pound, Canadian Dollar, European Currency Unit, Japanese Yen, Swiss Franc

    *  Energy Interests - Brent Crude, crude oil, natural gas,

    * Stock Indices - FT-SE 100, German Dax Index, Hang Seng Index, Nikkei 225 Stock Average, S&P 500 Index, Tokyo Stock Price Index

    Contracts traded by the WMA Program include:

    * Interest Rate Interests - U.S. 10-year Treasury Note, U.S. 5-year Treasury Note, U.S. Treasury Bond, 10-year Commonwealth Treasury Bond, 3-year Commonwealth Treasury Bond, 10-year German Euro Bund, 5-year German Euro Bobl, 15-year Long Gilt, 10-year Japanese Government Bond, 3-month Sterling, Eurodollar, 3-month Euribor.

    *  Currency Interests - European Currency Unit, Japanese Yen, Swiss Franc

    *  Energy Interests - Brent Crude, crude oil, natural gas,

    * Stock Indices - FT-SE 100, German Dax Index, Hang Seng Index, Nikkei 225 Stock Average, Tokyo Stock Price Index

                        MANAGEMENT AND INCENTIVE FEES

MANAGEMENT FEES

    The Managing Owner will receive no management fees with respect to the Dunn Series Units. Dunn its principals and/or its affiliates have agreed to invest a minimum of $2,000,000 in the Dunn Series. Capital invested by Dunn and/or its affiliates in its Series of Units will only be charged the actual out-of-pocket costs incurred by the Clearing Brokers plus applicable exchange, give-up and other transactional fees and expenses. In addition, for every $1.00 that is invested in the Dunn Series by investors not affiliated with Dunn during each quarter, Dunn, such principals and/or such affiliates have the right to withdraw $0.75 of their initial investment as of the end of such quarter.

INCENTIVE FEES

    The Dunn Series Units will pay to the Managing Owner a quarterly incentive fee of 25% of New High Net Trading Profits generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner will pay all or a portion of such incentive fees to Dunn.

                  PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

    The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Dunn Series-1 Units and Dunn Series-2 Units during the first twelve months. The total estimated cost and expense load of Dunn Series-1 Units and Dunn Series-2 Units is expressed as a percentage of $1,000, the amount of a minimum investment in the Trust (other than by IRAs or Benefit Plan Investors). Residents of Texas (including Benefit Plan Investors) have a minimum initial subscription requirement of $5,000. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Dunn Series Units may differ.

                               BREAKEVEN TABLE


                                                                                               DUNN SERIES-1      DUNN SERIES-2
                                                                                            AMOUNT-$ AMOUNT-% AMOUNT-$ AMOUNT-%
Initial Selling Price(1)                                                                     $1,000   100%     $1,000   100%
Syndication and Selling Expenses(2)                                                          $  0      0%      $  0      0%
Trust Operating Expenses(3)                                                                  $  0      0%      $  0      0%
Management Fee(4)                                                                            $  0      0%      $  0      0%
Service Fee(5)                                                                               $30.00    3.00%   $  0      0%
Brokerage Commissions and Trading Fees (6)                                                   $13.40   1.34%    $13.40   1.34%
Incentive Fee(7)                                                                             $ 8.20  0.82%      $  0      0%
Less Interest Income(8)                                                                     ($ 5.40)  (0.54%)  ($ 5.40)  (0.54%)
Amount of Trading Income Required for the Trust's Net Asset Value per Unit (Redemption       $ 46.20   4.62%   $8.00    0.80%
Value) at the End of One Year to Equal the Selling Price per Unit


Notes

(1)The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than IRAs or Benefit Plan investors) because the total costs and expenses as set forth in the breakeven analysis are the costs and expenses associated with a minimum investment of $1,000.

(2)Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period shall be paid by the Managing Owner without reimbursement.

(3)The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)There is no monthly management fee associated with the Dunn Series.

(5)With respect to Class 1 of the Dunn Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units in Class 1 of the Dunn Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units in Class 1 of the Dunn Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3%. Therefore the break-even analysis does not include a separate entry for the redemption fee.

(6)The Trust with respect to the Dunn Series will pay the Clearing Brokers and the Managing Owner a fee of approximately 1.55% of the Dunn Series' Net Asset Value annually, which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the Dunn Series' trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of any Series.

(7)The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 3% initial service fee and on-going service fee charged on Class 1 only. The 3% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring the Class 1 to make trading profits and to pay a corresponding incentive fee on such trading profits to break even.

(8)The first two percent (2.0%) of interest income earned per annum by the Trust on the Dunn Series will be paid to the Managing Owner. In addition, if interest income falls below 0.75%, the Managing Owner will be paid the difference between the Trust's annualized interest income and 0.75%. Interest income above 2.0% is retained by the Trust.

                           PAST PERFORMANCE OF DUNN

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Dunn during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                 DCF PROGRAM


 MONTH        2004      2003    2002    2001    2000   1999
 January      -1.7%      7.9%    0.7%    5.2%    3.5%
 February     11.9%     13.2%   -6.7%    1.8%   -1.8%
 March        -0.7%     -20.6%   0.5%    6.3%   -6.7%
 April       -15.4%      0.2%   -5.5%   -12.8%  -11.3%  1.9%
 May         -4.9%      11.3%    5.1%    0.2%   -5.2%   2.9%
 June        -7.7%      -10.0%  22.1%   -9.7%   -4.8%   4.1%
 July        -6.3%      -1.8%   17.3%   -3.6%   -0.1%   -2.6%
 August       8.1%      10.6%   11.4%   14.6%    4.5%   0.7%
 September    0.0%      -9.0%   13.7%    6.4%   -6.0%   3.8%
 October     10.7%      -5.2%   -16.4%  18.0%    6.9%   -8.3%
 November     8.9%      -4.6%   -9.4%   -24.5%  20.5%   1.4%
 December               -3.3%   14.2%    6.1%   26.9%   -4.9%
YEAR      - 0.9%  -15.8%  47.2%   -0.2%   21.7%   -1.7%

THE TABLE SET FORTH ABOVE HAS NOT BEEN ADJUSTED TO REFLECT THE FEES AND EXPENSES OF THE TRUST. PLEASE SEE THE TABLE ENTITLED "PRO FORMA COMPOSITE PERFORMANCE TABLE" FOR A REPRESENTATION OF THE PERFORMANCE OF THIS PROGRAM TAKING INTO ACCOUNT THE FEES AND EXPENSES OF THE TRUST.

Inception of Trading by Dunn Capital Management, Inc:  October 1974
Inception of Trading DCF Program:                      April 1999
Number of DCF Accounts as of November 30, 2004: 7
Total Nominal Funds Under Management of Dunn Capital   $ 1,181,051,907; which is comprised of $ 235,436,556 in notional
  Management, Inc. as of November 30, 2004:       funds and $ 945,615,351 in actual funds
Total Nominal Funds Under Management Pursuant to       $ 169,373,495
DCF Program as of November 30, 2004:
Worst Monthly Percentage Draw-down:                    -26.7% in November 2001
Worst Peak-to-valley Draw-down:                        -44.7% from September 2002 to July 2004
Closed Accounts Summary:                               3 closed with losses and 3 closed with profits
Leverage Employed:                                     Approximately 17% (margin/equity)

The rates of return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

Percentage Rate of Return represents the percentage change in nominal funds (actual funds plus notional funds) during the month excluding additions and withdrawals using the "Only Accounts Traded" ("OAT") method.

Year Rate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
                  PRO FORMA COMPOSITE PERFORMANCE TABLE FOR
                      THE COMBINED WMA AND TOPS PROGRAM
          (DEDUCTING THE FRONTIER FUND DUNN SERIES-CLASS 1 EXPENSES)

    The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Dunn in its WMA and TOPS programs during the period covered by the table, pro-forma for the Class 1 expenses of The Frontier Fund. The past performance of the WMA and TOPS Programs are weighted at 50% each. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


MONTH         2004      2003   2002   2001   2000   1999
January      -1.88%     7.28%  0.17%  4.78%  2.78% -15.49%
February     11.12%    13.28% -6.71%  1.72% -2.56%  7.66%
March        -0.87%    -20.35% 0.29%  5.23% -7.10%  3.34%
April    - 14.88%-0.50% -5.62% -13.01%-11.78% 1.94%
May      - 5.04% 10.98%  4.68%  0.07% -5.11%  2.82%
June     - 7.42% -9.96% 23.03% -9.37% -4.94%  4.41%
July     - 6.20% -1.72% 16.58% -3.43% -0.60% -3.45%
August       7.60%     10.62% 10.70% 13.33%  4.13%  0.11%
September    -0.13%    -8.16% 12.82%  6.11% -6.15%  3.95%
October*     9.06%     -5.30% -16.46%17.09%  6.65% -8.45%
November*    6.56%     -4.76% -9.60% -23.76%21.31%  1.26%
December               -3.18% 12.97%  4.97% 30.07% -5.00%
YEAR     - 5.26% -16.12%41.50% -3.71% 21.03% -8.95%

*  Actual performance of Dunn Series Class 1.

Worst Monthly Percentage Draw-down:-23.76% (November 2001)
Worst peak-to-valley Draw-down:    - 47.64% (February 2003 to July 2004)

    The Dunn pro forma composite performance table for the Dunn Combined WMA and TOPS Program is derived from a 50-50 combination of the WMA and TOPS programs. This combination was used to derive the pro forma in place of the Dunn DCF Program offered by the Trust because the DCF Program does not have an extensive performance history. In addition, the trading strategy of the DCF Program is to trade equal and leveraged portions in separate WMA and TOPS trading accounts, as a result, the 50-50 combination used to derive the pro forma table is comparable to the DCF Program offered by the Trust. However, the performance information displayed in the pro forma does not reflect the additional leverage created as a result of the 0% to 15% enrichment factor utilized in the DCF Program. Each of Dunn's individual trading programs is calibrated, on the basis of simulations, to achieve a statistical volatility target such that the probability of losing 20% or more in any given month is 1 out of a 100. The Dunn Combined Financial Program (the Dunn DCF Program), as the name implies, is a 50-50 combination of two of Dunn's trading programs, WMA and TOPS, each of which is calibrated (on a yearly basis) to the aforementioned volatility target. Because WMA and TOPS are less than 100% correlated with each other, however, the systematic combination of the two (which includes monthly rebalancing) is less volatile than either alone. Therefore, the size of positions taken by a combination of 50% WMA and 50% TOPS must be boosted by some small "enrichment" factor in order for the product, the DCF Program, to achieve Dunn's standard volatility target. This boost is determined on the basis of simulations, and currently stands at 6%, meaning, in essence, the DCF Program is currently a combination of 53% WMA and 53% TOPS. The total trading level, 106%, can exceed 100% because futures margins are a small fraction, typically about 20%, of an account's net asset value. In the past, the enrichment factor has ranged from 4% to 8% and is not reasonably expected to vary outside the range of 0-15%.

    Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees, and interest income of the Dunn Series of The Frontier
Fund. These anticipated items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

    *  Brokerage Commissions and trading fees: 1.55%
    *  Management fees: 0.0%
    *  Initial service fees and on-going service fees: 3.0%

    An incentive fee of 25% of New High Net Trading Profits (as defined), earned monthly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the pro forma.

    The pro forma used a simulated adjusted beginning of month net asset value (the Trading Advisor's net performance divided by rate of return for the month, underlying the combined WMA and TOPS programs) in order to replicate the same rate of return from the Trading Advisor's actual performance, adjusted for the Series' fees, expenses and interest income.

Draw-down means losses experienced by the account over a specified period.

Worst     peak to valley draw-down means the greatest cumulative
percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                            PROGRAMS NOT UTILIZED

    The following are programs of Dunn that are not anticipated to be utilized by The Frontier Fund.

    The following summary performance information presents the composite performance results of the WMA Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                               Dunn Capital Management, Inc.
Name of Program:                                       WMA Program
Inception of Trading by Dunn Capital Management, Inc:  October 1974
Inception of Trading WMA Program:                      November 1984
Number of WMA Accounts as of November 30, 2004: 13
Total Nominal Funds Under Management of Dunn Capital   $ 1,181,051,907; which is comprised of $ 235,436,556 in
  Management, Inc. as of November 30, 2004:     notional funds and $ 945,615,351 in actual funds
Total Nominal Funds Under Management Pursuant to WMA   $ 678,753,497
  Program as of November 30, 2004:
Worst Monthly Percentage Draw-down:                    -23.6% (November 2001)
Worst Peak-to-valley Draw-down:                        - 46.6% (September 1999 to July 2004)
Closed Accounts Summary:                               8 closed with losses and 8 closed with profits
Leverage Employed:                                     Approximately 18% (margin/equity)
2004 Compound Rate of Return ( 11 months):       - 16.1%
2003 Compound Rate of Return:                          -13.5%
2002 Compound Rate of Return:                          54.0%
2001 Compound Rate of Return:                          1.0%
2000 Compound Rate of Return:                          13.1%
1999 Compound Rate of Return:                          13.3%

Year Rate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the TOPS Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Trading Advisor:                               Dunn Capital Management, Inc.
Name of Program:                                       TOPS Program
Inception of Trading by Dunn Capital Management, Inc:  October 1974
Inception of Trading TOPS Program:                     May 1989
Number of TOPS Accounts as of November 30, 2004: 10
Total Nominal Funds Under Management of Dunn Capital   $ 1,181,051,907; which is comprised of $ 235,436,556 in
  Management, Inc. as of November 30, 2004:     notional funds and $ 945,615,351 in actual funds
Total Nominal Funds Under Management Pursuant to TOPS  $ 487,894,478
  Program as of November 30, 2004:
Worst Monthly Percentage Draw-down:                    -23.3% (November 2001)
Worst Peak-to-valley Draw-down:                        -37.3% (September 2002 to July 2004)
Closed Accounts Summary:                               1 closed with losses and 5 closed with profits
Leverage Employed:                                     Approximately 15% (margin/equity)
2004 Compound Rate of Return ( 11 months):       19.2%
2003 Compound Rate of Return:                          -12.9%
2002 Compound Rate of Return:                          42.9%
2001 Compound Rate of Return:                          2.1%
2000 Compound Rate of Return:                          39.4%
1999 Compound Rate of Return:                          -19.5%

Year Rate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the Dunn-Allani Program for the period from April 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

- This Program is Closed -

Name of Trading Advisor:                               Dunn Capital Management, Inc.
Name of Program:                                       Dunn-Allani Program
Inception of trading by Dunn Capital                   October 1974
Management, Inc:
Inception of Trading Dunn-Allani Program:              April 1999
Number of Dunn-Allani accounts as of November   0
  30, 2004:
Total Nominal Funds Under Management of Dunn Capital   $ 1,181,051,907; which is comprised of $ 235,436,556 in
  Management, Inc. as of November 30, 2004:     notional funds and $ 945,615,351 in actual funds
Total Nominal Funds Under Management Pursuant to Dunn- $0
  Allani Program as of November 30, 2004:
Worst Monthly Percentage Draw-down:                    -38.9% (July 2003)
Worst Peak-to-valley Draw-down:                        -48.8% (May 2003 to July 2003)
Closed Accounts Summary:                               1 closed with losses and 0 closed with profits
Leverage Employed:                                     N/A
2004 Compound Rate of Return:                          N/A
2003 Compound Rate of Return (11 months):              -37.0%
2002 Compound Rate of Return:                          61.4%
2001 Compound Rate of Return:                          -4.1%
2000 Compound Rate of Return (11 months):              22.3%
1999 Compound Rate of Return:                          N/A

The rates of return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

Percentage Rate of Return represents the percentage change in nominal funds (actual funds plus notional funds) during the month excluding additions and withdrawals using the "Only Accounts Traded" ("OAT") method.

Year Rate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Dunn Allani Program started trading a Dunn proprietary account in April 1999 but did not start trading an "outside client" account until February 2000.
    The following summary performance information presents the composite performance results of the STANDARD Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

STANDARD Program (Not open to new investors)

Name of Advisor:                                       Dunn Capital Management, Inc.
Name of Program:                                       Standard Program
Inception of Trading by Dunn Capital                   October 1974
Management, Inc:
Inception of Trading STANDARD Program:                 October 1974
Number of STANDARD Accounts as of November 30,  1
  2004:
Total Nominal Funds Under Management of Dunn Capital   $ 1,181,051,907; which is comprised of $ 235,436,556 in
  Management, Inc. as of November 30, 2004:     notional funds and $ 945,615,351 in actual funds
Total Nominal Funds Under Management Pursuant to       $ 7,201,966
  STANDARD Program as of November 30, 2004:
Worst Monthly Percentage Draw-down:                    -27.2% (March 2003)
Worst Peak-to-valley Draw-down:                        -47.8% (February 2003 to July 2004)
Closed Accounts Summary:                               0 closed with losses and 1 closed with profits
Leverage Employed:                                     Approximately 22% (margin/equity)
2004 Compound Rate of Return ( 11 months):       - 7.0%
2003 Compound Rate of Return:                          -20.6%
2002 Compound Rate of Return:                          55.1%
2001 Compound Rate of Return:                          -6.1%
2000 Compound Rate of Return:                          2.4%
1999 Compound Rate of Return:                          4.7%

The Rates of Return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

Percentage Rate of Return represents the percentage change in nominal funds (actual funds plus notional funds) during the month excluding additions and withdrawals using the "Only Accounts Traded" ("OAT") method.

Year Rate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    The following summary performance information presents the composite performance results of the D-TOPS Program for the period from January 1999 through November 2004.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Advisor:                                       Dunn Capital Management, Inc.
Name of Program:                                       D-TOPS Program
Inception of Trading by Dunn Capital                   October 1974
Management, Inc:
Inception of Trading D-TOPS Program:                   April 1993
Number of D-TOPS Accounts as of November 30,    1
  2004:
Total Nominal Funds Under Management of Dunn Capital   $ 1,181,051,907; which is comprised of $ 235,436,556 in
  Management, Inc. as of November 30, 2004:     notional funds and $ 945,615,351 in actual funds
Total Nominal Funds Under Management Pursuant to D-TOPS$ 7,201,966
  Program as of November 30, 2004:
Worst Monthly Percentage Draw-down:                    -22.30% (November 2003)
Worst Peak-to-valley Draw-down:                        -29.7% (February 2003 to June 2004)
Closed Accounts Summary:                               0 closed with losses and 1 closed with profits
Leverage Employed:                                     Approximately 16% (margin/equity)
2004 Compound Rate of Return ( 11 months):       35.6%
2003 Compound Rate of Return:                          -5.6%
2002 Compound Rate of Return:                          43.5%
2001 Compound Rate of Return:                          1.9%
2000 Compound Rate of Return:                          44.9%
1999 Compound Rate of Return:                          -21.3%

The Rates of Return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

Percentage Rate of Return represents the percentage change in nominal funds (actual funds plus notional funds) during the month excluding additions and withdrawals using the "Only Accounts Traded" ("OAT") method.

Year Rate of Return represents the monthly compounded rate of return over twelve months.

Draw-down means losses experienced by the account over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.



                                     SAI-i


                              THE FRONTIER FUND

                     STATEMENT OF ADDITIONAL INFORMATION

    This statement of additional information (the "Statement of Additional Information") is not a prospectus and should be read in conjunction with the prospectus dated January 7, 2005 (the "Prospectus"), of The
Frontier Fund (the "Trust"). This Statement of Additional Information is incorporated by reference into the Prospectus. A copy of the Prospectus may be obtained free of charge by contacting Equinox Fund Management, LLC, the Trust's managing owner (the "Managing Owner"). The Managing Owner is located at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264. The Managing Owner's telephone number is (303) 837-0600, and its facsimile number is (303) 832-9354.

   The date of this Statement of Additional Information is January 7,
                                 2005.
                              THE FRONTIER FUND

                     STATEMENT OF ADDITIONAL INFORMATION

                              TABLE OF CONTENTS

THE NON-MAJOR TRADING ADVISOR                                   SAI - 1
THE FUTURES MARKETS                                                    SAI - 2
GLOSSARY OF TERMS                                                      SAI - 5
BENEFITS TO INVESTING IN THE TRUST                                     SAI - 8
HYPOTHETICAL COMPOSITE PERFORMANCE TABLE FOR BALANCED SERIES           SAI - 9
HYPOTHETICAL COMPOSITE PERFORMANCE TABLE FOR CAMPBELL/GRAHAM SERIES   SAI - 11
VALUE-ADDED MONTHLY INDICES                                        SAI - 13
SUMMARY PERFORMANCE COMPARISONS                                    SAI - 17



                                     SAI-1


                     THE NON-MAJOR TRADING ADVISOR

    Phoenix Global Advisors, LLC, a Delaware limited liability company ("Phoenix") is considered a non-major Trading Advisor because they will manage less than 10% of assets allocable to the Balanced Series Units through a Trading Company







    .

PHOENIX GLOBAL ADVISORS, LLC

    Phoenix was formed in 2001. Phoenix's main business office is located at 1000 Skokie Boulevard, Suite 325, Wilmette, Illinois 60091. Phoenix was organized in 2001 as an independent commodity trading advisor. It has been registered as a commodity trading advisor with the CFTC since August 29, 2003 and has been a member of the NFA as of the same date. Such registration and membership do not imply that the CFTC or the NFA have endorsed Phoenix's qualifications to the provide the advisory services described herein.

    Phoenix's principals are William Taki, Jr. and Peter Lacey, both of whom are responsible for making trading decisions on behalf of Phoenix.

    Phoenix will manage less than 10% of the assets allocable to the Balanced Series. Phoenix will conduct its trading for its allocation from the Balanced Series through a Trading Company pursuant to Phoenix's Futures Only Program. The annual rates of return with respect to the Futures Only Program since inception is 1.37% (estimate) in 2004 ( eleven months), 34.18% in 2003, 49.95% in 2002 and 23.83% in 2001 (seven months). The Worst Monthly Percentage Draw-Down of the Futures Only Program is -4.57% in October 2001. The Worst Peak-to-Valley Draw-Down of the Futures Only Program is -7.80% from August 2001 to October 2001. PAST PERFORMANCE IS NOT A NECESSARY INDICATION OF FUTURE RESULTS.












                             THE FUTURES MARKETS

FUTURES AND FORWARD CONTRACTS

    Futures contracts in the United States can be traded only on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange. In certain instances, the S&P 500 contract for example, delivery is made through a cash settlement.

    Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

    Futures and forward trading is a "zero-sum" risk transfer economic activity. For every gain, there is an equal and offsetting loss.

OPTIONS ON FUTURES CONTRACTS

    An option on a futures contract gives the purchaser of the option the right but not the obligation to take a position at a specified price (the "striking," "strike" or "exercise" price) in a futures contract. A "call" option gives the purchaser the right to buy the underlying futures contract, and the purchaser of a "put" option acquires the right to take a sell position in the underlying contract. The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, in the case of a call option, the seller must be prepared to sell the underlying futures contract at the strike price if the buyer should exercise the option. A seller of a put option, on the other hand, stands ready to buy the underlying futures contract at the strike price.

    A call option on a futures contract is said to be "in-the-money" if the strike price is below current market levels and "out-of-the-money" if that price is above market. Similarly, a put option on a futures contract is said to be "in-the-money" if the strike price is above current market levels and "out-of-the-money" if the strike price is below current market levels.

HEDGERS AND SPECULATORS

    The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a producer contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

EXCHANGES; POSITION AND DAILY LIMITS; MARGINS

    Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each Clearing Broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

    The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that each Trading Advisor may hold or control in futures contracts on certain commodities.

    Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

    When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day, "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

    We expect each Series to trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their Unites States counterparts.

    No United States agency regulates futures trading on exchanges outside of the United States, which generally involve forward contracts with banks or transactions in physical commodities generally. No regulatory scheme currently exists in relation to the foreign currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates.

    Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold. To the extent that any Series engages in transactions on foreign exchanges, it will be subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the United States dollar (which risks may be hedged) and the possibility that exchange controls could be imposed in the future.

    There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers or dealers. While margin calls are not required by foreign exchanges, the Clearing Brokers may be subject to daily margin calls in foreign markets.

TRADING METHODS

    Managed futures strategies are generally classified as either (i) technical or fundamental or (ii) systematic or discretionary.

TECHNICAL AND FUNDAMENTAL ANALYSIS

    Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

    Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

SYSTEMATIC AND DISCRETIONARY TRADING APPROACHES

    A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions of the basis of their own judgment.

    Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

TREND FOLLOWING

    Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading manager is likely to have big losses.

RISK CONTROL TECHNIQUES

    Trading managers often adopt risk management principles. Such principles typically restrict the size or positions taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique can assure that big losses will be avoided.

    The Programs used by each Series' Trading Advisors are technical, systematic and trend-following. See the Appendix for each Series attached to this Prospectus.

MANAGED FUTURES

    A review of the above alerts an investor to the fact that futures trading requires knowledge and expertise. It is for this reason that Managed Futures have increased significantly over time.

REGULATION OF MARKETS

  Commodity Exchange Act

    The United States Congress enacted the CE Act to regulate trading in commodities, the exchanges on which they are traded, the individual brokers who are members of such exchanges, and commodity professionals and commodity brokerage houses that trade in these commodities in the United States.

  Commodity Futures Trading Commission

    The CFTC is an independent governmental agency that administers the CE Act and is authorized to promulgate rules thereunder. A function of the CFTC is to implement the objectives of the CE Act in preventing price manipulation and excessive speculation and to promote orderly and efficient commodity futures markets. The CFTC has adopted regulations covering, among other things, (a) the designation of contract markets; (b) the monitoring of United States commodity exchange rules; (c) the establishment of speculative position limits; (d) the registration of commodity brokers and brokerage houses, floor brokers, introducing brokers, leverage transaction merchants, commodity trading advisors, CPOs and their principal employees engaged in non-clerical commodities activities ("associated persons"), and (e) the segregation of customers' funds and recordkeeping by, and minimum financial requirements and periodic audits of, such registered commodity brokerage houses and professionals. Under the CE Act, the CFTC is empowered, among other things, to
(i) hear and adjudicate complaints of any person (e.g., a Limited Owner) against all individuals and firms registered or subject to registration under the CE Act (reparations), (ii) seek injunctions and restraining orders, (iii) issue orders to cease and desist, (iv) initiate disciplinary proceedings, (v) revoke, suspend or not renew registrations and (vi) levy substantial fines. The CE Act also provides for certain other private rights of action and the possibility of imprisonment for violations.

    The CFTC has adopted extensive regulations affecting CPOs (such as the Managing Owner) and commodity trading advisors (such as the Trading Advisors) and their associated persons which, among other things, require the giving of disclosure documents to new customers and the retention of current trading and other records, prohibit pool operators from commingling pool assets with those of the operators or their other customers and require pool operators to provide their customers with periodic account statements and an annual report. Upon request by the CFTC, the Managing Owner also will furnish the CFTC with the names and addresses of the Limited Owners, along with copies of all transactions with, and reports and other communications to, the Limited Owners. The CFTC has recently amended its regulations relating to the disclosure, recordkeeping and reporting obligations affecting CPOs. These regulations, as adopted, among other things, streamline the disclosure documents and increase from six to nine months the time period after which such documents must be updated.

  United States Commodity Exchanges

    United States commodity exchanges are given certain latitude in promulgating rules and regulations to control and regulate their members and clearing houses, as well as the trading conducted on their floors. Examples of current regulations by an exchange include establishment of initial and maintenance margin levels, size of trading units, daily price fluctuation limits and other contract specifications. Except for those rules relating to margins, all exchange rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements currently must be reviewed and approved by the CFTC.

  National Futures Association

    Substantially all CPOs CTAs, futures commission merchants, introducing brokers and their associated persons are members or associated members of the NFA. The NFA's principal regulatory operations include (i) auditing the financial condition of futures commission merchants, introducing brokers, CPOs and commodity trading advisors; (ii) arbitrating commodity futures disputes between customers and NFA members; (iii) conducting disciplinary proceedings; and (iv) registering futures commission merchants, CPOs, commodity trading advisors, introducing brokers and their respective associated persons, and floor brokers.

    The regulation of commodities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by United States Congressional action, changes in CFTC rules and amendments to exchange regulations and NFA regulations.

                              GLOSSARY OF TERMS

    The following glossary may assist prospective investors in understanding the terms used in this Prospectus:

    Additional U.S. Seller.    Certain selected brokers or dealers retained by
the Managing Owner that are members of the National Association of Securities Dealers, Inc.

    Affiliate of the Managing Owner.    (i) any Person directly or indirectly
owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner; (iv) any officer, director or partner of the Managing Owner; or (v) if such Person is an officer, director or partner of the Managing Owner, any Person for which such Person acts in any such capacity.

    Business Day.    A day other than Saturday, Sunday or other day when banks
and/or commodities exchanges in the city of New York or the city of Wilmington are authorized or obligated by law or executive order to close.

    Clearing Broker.    Any person who engages in the business of effecting
transactions in commodities contracts for the account of each Trading Company. UBS Securities and Banc of America Futures act in this capacity for each Trading Company.

    Code.    The Internal Revenue Code of 1986, as amended.

    Commodity.    Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities are sold in predetermined lots and quantities.

    Commodity Futures Trading Commission.    An independent regulatory
commission of the United States Government empowered to regulate commodity futures transactions and other commodity transactions under the CE Act, as amended.

    Continuous Offering.    The period following the conclusion of the Initial
Offering Period and ending on the date when the number of Units permitted to be sold pursuant to Section 3.2(f) of the Trust Agreement are sold, but in no event later than December 31, 2053.

    Contract Month.    The month in which a futures contract may be satisfied
by making or accepting delivery of the underlying commodity.

    Contract round-turn.    The initial purchase of a long or short contract
and the subsequent purchase of an offsetting contract.

    Counter-trend liquidations.    Closing out a position after significant
price move on the assumption that the market is due for a correction.

    Daily price fluctuation limit. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. In the United States these limits, including changes thereto, are subject to CFTC approval. These limits generally are not imposed on option contracts or outside the United States.

    Delivery.    The process of satisfying a commodity futures contract, an option on a physical commodity, or forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.

    Extraordinary Expenses.    Pursuant to Section 4.7(a) of the Trust
Agreement, Extraordinary Expenses of the Trust and each Series include, but are not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith.

    Forward contract.    A cash market transaction in which the buyer and
seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

    Futures contract.    A contract providing for the delivery or receipt at a
future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity." It is important to note that trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same on a linked exchange prior to delivery.

    Initial Offering Period.    The period that ends on March 31, 2005,
with respect to the Campbell/Graham Series, subject to an extension of up to an additional ninety (90) days in the discretion of the Managing Owner.

    Limited Owner.    A Limited Owner is any person or entity acting in his,
her or its capacity as a Unitholder in one or more Series of the Trust, and may include the Managing Owner with respect to Units purchased by it.

    Limit order.    A trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders.

    Long contract.    A contract to accept delivery of (buy) a specified amount
of a commodity at a future date at a specified price.

    Market order.    A trading order to execute a trade at the most favorable
price as soon as possible.

    Margin.    A good faith deposit with a broker to assure fulfillment of a purchase or sale of a commodity futures, or, in certain cases, forward or option contract. Commodity margins do not usually involve the payment of interest.

    Managing Owner.    Equinox Fund Management, LLC or any substitute therefor
as provided in the Trust Agreement.

    Margin call.    A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

    Net Asset Value.    See Section 1.1 of the Trust Agreement attached as
Exhibit A to the Statement of Additional Information.

    New High Net Trading Profits.    See the Appendix for each Series of Units,
attached to this Prospectus.

    Net Worth.    See Section 4.3(i) of the Trust Agreement for the definition of "Net Worth." Insofar as Net Worth relates to investor suitability, see the heading entitled "State Suitability Requirements" in the Subscription Agreement (Exhibit B to the Statement of Additional Information).

    Open Position.    A contractual commitment arising under a long contract or
a short contract that has not been extinguished by an offsetting trade or by delivery.

    Organization and offering expenses.    Those expenses incurred in
connection with the formation, qualification and initial registration of the Trust and the Units and in initially offering, distributing and processing the Units under applicable Federal and state law, and any other expenses actually incurred and directly or indirectly related to the organization of the Trust or the initial offering of the Units. See Section 4.7(a) of the Trust Agreement attached as Exhibit A to the Statement of Additional Information for a more particular enumeration of such expenses, all of which will be paid by the Managing Owner.

    Parameters.    A value which can be freely assigned in a trading system in order to vary the timing of signals.

    Pattern recognition.    The ability to identify patterns that appeared to
act as precursors of price advances or declines in the past.

    Pit Brokerage Fee.    Pit Brokerage Fee shall include floor brokerage
clearing fees, National Futures Association fees, and exchange fees.

    Position Limit.    The maximum number of speculative futures or option
contracts in any one commodity (on one contract market), imposed by the CFTC or a United States commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the United States.

    Redemption Date.    Means the day of the week after the date the Managing
Owner is in receipt of a redemption request for a least one (1) Business Day to be received by the Managing Owner no later than 4:00 PM NYT in order for the redemption to be effective as of the next Business Day.

    Secular trend.    Intermediate upswings and downswings in price that over a
long period of time constitutes a big move.

    Series.    Means a separate series of the Trust as provided in Sections
3806(b)(2) and 3804 of the Trust Act, the Units of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

    Short contract.    A contract to make delivery of (sell) a specified amount
of a commodity at a future date at a specified price.

    Special Redemption Date.    The twentieth (20th) Business Day following the
notification by the Managing Owner to the Limited Owners of a decline in the Net Asset Value per Unit of any Series to less than 50% of the Net Asset Value per Unit of such Series as of the immediately preceding day.

    Spot contract.    A cash market transaction in which buyer and seller agree
to the purchase and sale of a specific commodity for immediate delivery.

    Spreads or straddles.    A transaction involving the simultaneous holding
of futures and/or option contracts dealing with the same commodity but involving different delivery dates or different markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different contracts.

    Stop-loss order.    An order to buy or sell at the market when a definite
price is reached, either above or below the price of the instrument that prevailed when the order was given.

    Stop order.    An order given to a broker to execute a trade when the
market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

    Support/resistance levels.

    Support: A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

    Resistance: A previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

    Systematic technical charting systems.    A system which is technical in
nature and based on chart patterns as opposed to pure mathematical calculations.

    Trading Approach.    See the Appendix for each Series of Units.

    Trading Advisor.    Any entity or entities acting in its capacity as a
commodity trading advisor to the Trust and any substitute(s) therefor as provided herein.

    Trustee.    Wilmington Trust Company or any substitute therefor as provided in the Trust Agreement.

    Units.    Means the beneficial interest of each Unitholder in the profits, losses, distributions, capital and assets of the Trust. The Managing Owner's Capital Contributions shall be represented by "General" Units and a Limited Owner's Capital Contributions shall be represented by "Limited" Units. Units will not be represented by certificates.

    Unrealized profit or loss.    The profit or loss which would be realized on
an open position in a futures, forward or option contract if it were closed at the current market value price for such contract.

    Valuation Point.    The close of business on each Business Day of each day,
or such other day as may be determined by the Managing Owner.

                      BENEFITS TO INVESTING IN THE TRUST

INVESTMENT DIVERSIFICATION

    The Trust provides investors with the opportunity to participate in the commodities markets and to diversify an overall portfolio. The Managing Owner believes that portfolio diversification through an investment in the Trust may be advantageous because the profit potential of the Trust does not depend upon favorable general economic conditions and that it may be as profitable during periods of declining stock, bond and real estate markets as at any other time.

MARKET DIVERSIFICATION

    Each Series of the Trust will generally trade a diverse portfolio of commodities. Each Limited Owner should be able to participate in a greater number of commodities markets than would be possible if the Trust's minimum investment were traded on an individual investor basis. This market diversification may reduce the risk of loss.

ACCESS TO TRADING ADVISORS

    Through an investment in the Trust, an investor is able to access some of the leading commodity trading advisors which that investor otherwise might not be able to access. Because the Trust has a low minimum investment size ($1,000, no minimum in the case of IRAs or Benefit Plan Investors and $5,000 for investors who are residents of Texas, including IRAs and Benefit Plan Investors) investors can access the Trading Advisors for far less than the minimum account size of such Trading Advisor which typically would be $1,000,000 or more.

               HYPOTHETICAL COMPOSITE PERFORMANCE TABLE FOR THE
                               BALANCED SERIES

        (DEDUCTING THE FRONTIER FUND BALANCED SERIES-CLASS 1 EXPENSES)

    The following performance table was constructed to simulate the performance of the multi-advisor portfolio of the Balanced Series. The performance table used the current anticipated allocations to each Trading Advisor and then simulated those allocations over the past five calendar years and year to date. The "actual" gross monthly returns of each Trading Advisor were used within the pro forma, with the current expense and interest income schedule of The Frontier Fund deducted from those returns. Three of the Trading Advisors' programs do not have actual track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, these Trading Advisors' programs allocations were prorated to the other Trading Advisors during those months in which their performance was not available.


    THIS COMPOSITE PERFORMANCE RECORD IS HYPOTHETICAL AND THESE TRADING ADVISORS HAVE NOT TRADED TOGETHER IN THE MANNER SHOWN IN THE COMPOSITE. HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY MULTI-ADVISOR MANAGED ACCOUNT OR POOL WILL OR IS LIKELY TO ACHIEVE A COMPOSITE PERFORMANCE RECORD SIMILAR TO THAT SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD AND THE ACTUAL RECORD SUBSEQUENTLY ACHIEVED.

    ONE OF THE LIMITATIONS OF A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD IS THAT DECISIONS RELATING TO THE SELECTION OF TRADING ADVISORS AND THE ALLOCATION OF ASSETS AMONG THOSE TRADING ADVISORS WERE MADE WITH THE BENEFIT OF HINDSIGHT BASED UPON THE HISTORICAL RATES OF RETURN OF THE SELECTED TRADING ADVISORS. THEREFORE, COMPOSITE PERFORMANCE RECORDS INVARIABLY SHOW POSITIVE RATES OF RETURN. ANOTHER INHERENT LIMITATION ON THESE RESULTS IS THAT THE ALLOCATION DECISIONS REFLECTED IN THE PERFORMANCE RECORD WERE NOT MADE UNDER ACTUAL MARKET CONDITIONS AND, THEREFORE, CANNOT COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FURTHERMORE, THE COMPOSITE PERFORMANCE RECORD MAY BE DISTORTED BECAUSE THE ALLOCATION OF ASSETS CHANGES FROM TIME TO TIME AND THESE ADJUSTMENTS ARE NOT REFLECTED IN THE COMPOSITE.

    THE MANAGING OWNER HAS HAD LITTLE OR NO EXPERIENCE ALLOCATING ASSETS AMONG PARTICULAR TRADING ADVISORS. BECAUSE THERE ARE NO ACTUAL ALLOCATIONS TO COMPARE TO THE PERFORMANCE RESULTS FROM THE HYPOTHETICAL ALLOCATION, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE RESULTS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

       HYPOTHETICAL COMPOSITE PERFORMANCE TABLE FOR THE BALANCED SERIES

              2004       2003   2002   2001   2000   1999
January    0.37%          3.53% -1.18%  1.34%  3.10%  0.65%
February   4.43%          4.32% -2.49%  1.99%  0.35%  2.15%
March     -0.99%         -8.72%  0.43%  3.26% -5.20%  2.04%
April      -6.92%  2.69%  0.65% -4.14%  3.00%  4.59%
May        -1.12%  8.84%  3.76%  0.12%  2.42% -0.21%
June       -2.41% -3.75%  8.50% -0.14% -1.47%  6.19%
July       -1.24% -0.11%  7.12%  2.96% -0.90% -3.08%
August        -2.63%      0.33%  2.88%  3.49%  4.19% -0.40%
September      1.90%      1.01%  6.60%  5.80% -1.95%  1.25%
October        1.57%      3.67% -4.73%  3.81% -0.12% -2.71%
November       5.62%     -0.29% -1.15% -6.67%  3.55%  3.22%
December                  4.61%  7.08%  0.91%  6.86%  1.68%
YEAR       -2.02% 16.10% 29.92% 12.73% 14.07% 16.04%

Worst Monthly Percentage Draw-down:-8.72%(March 2003)
Worst Peak-to-Valley Draw-down:    - 14.48% (February 2004 to August 2004)

 The Balanced Series pro forma composite performance table was derived using the Managing Owner's anticipated initial allocations to each Trading Advisor and a simulation of such allocations over the past five calendar years and year to date. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees, and interest income of the Balanced Series of The
 Frontier Fund. These anticipated items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:
    *  Brokerage commissions and trading fees: 1.49%
    *  Management fees: 0.5%
    *  Initial service fees and on-going service fees: 3.0%

 An incentive fee of 25% of New High Net Trading Profits (as defined), earned monthly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the pro forma.

 The Pro Forma used a simulated adjusted beginning of month net asset value (the Trading Advisors' net performance divided by rate of return for the month, underlying each Trading Advisor's composite) in order to replicate the same rate of return from the Trading Advisors' actual performance, adjusted for the Series' fees, expenses and interest income.

 Draw-down means losses experienced by the account over a specified period.

 Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

               HYPOTHETICAL COMPOSITE PERFORMANCE TABLE FOR THE
                            CAMPBELL/GRAHAM SERIES

    (DEDUCTING THE FRONTIER FUND CAMPBELL/GRAHAM SERIES-CLASS 1 EXPENSES)

    The following performance table was constructed to simulate the performance of the multi-advisor portfolio of the Campbell/Graham Series. The performance table used the current anticipated allocations to each Trading Advisor and then simulated those allocations over the partial year 1999, the past four calendar years and year to date. The "actual" gross monthly returns of each Trading Advisor were used within the pro forma, with the current expense and interest income schedule of The Frontier Fund deducted from those returns.

    THIS COMPOSITE PERFORMANCE RECORD IS HYPOTHETICAL AND THESE TRADING ADVISORS HAVE NOT TRADED TOGETHER IN THE MANNER SHOWN IN THE COMPOSITE. HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY MULTI-ADVISOR MANAGED ACCOUNT OR POOL WILL OR IS LIKELY TO ACHIEVE A COMPOSITE PERFORMANCE RECORD SIMILAR TO THAT SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD AND THE ACTUAL RECORD SUBSEQUENTLY ACHIEVED.

    ONE OF THE LIMITATIONS OF A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD IS THAT DECISIONS RELATING TO THE SELECTION OF TRADING ADVISORS AND THE ALLOCATION OF ASSETS AMONG THOSE TRADING ADVISORS WERE MADE WITH THE BENEFIT OF HINDSIGHT BASED UPON THE HISTORICAL RATES OF RETURN OF THE SELECTED TRADING ADVISORS. THEREFORE, COMPOSITE PERFORMANCE RECORDS INVARIABLY SHOW POSITIVE RATES OF RETURN. ANOTHER INHERENT LIMITATION ON THESE RESULTS IS THAT THE ALLOCATION DECISIONS REFLECTED IN THE PERFORMANCE RECORD WERE NOT MADE UNDER ACTUAL MARKET CONDITIONS AND, THEREFORE, CANNOT COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FURTHERMORE, THE COMPOSITE PERFORMANCE RECORD MAY BE DISTORTED BECAUSE THE ALLOCATION OF ASSETS CHANGES FROM TIME TO TIME AND THESE ADJUSTMENTS ARE NOT REFLECTED IN THE COMPOSITE.

    THE MANAGING OWNER HAS HAD LITTLE OR NO EXPERIENCE ALLOCATING ASSETS AMONG PARTICULAR TRADING ADVISORS. BECAUSE THERE ARE NO ACTUAL ALLOCATIONS TO COMPARE TO THE PERFORMANCE RESULTS FROM THE HYPOTHETICAL ALLOCATION, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE RESULTS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   HYPOTHETICAL COMPOSITE PERFORMANCE TABLE FOR THE CAMPBELL/GRAHAM SERIES

           2004    2003    2002    2001    2000    1999
January    1.28%   8.09%   -0.07%  -0.51%  3.43%
February   8.93%   9.12%   -2.09%  3.55%   -4.42%
March      0.25%   -5.96%  -1.85%  8.87%   -0.23%
April      -7.50%  2.44%   -7.15%  -8.69%  -0.45%
May        -0.59%  4.19%   5.24%   1.36%   -0.75%
June       -4.71%  -3.52%  9.81%   -0.82%  -1.76%  3.10%
July       -1.29%  -3.71%  11.64%  -2.44%  -0.73%  -1.58%
August     -0.75%  2.93%   5.27%   3.54%   2.37%   2.94%
September  -2.30%  -7.27%  5.91%   10.78%  -1.46%  1.22%
October    4.91%   7.24%   -5.79%  7.35%   1.97%   -5.01%
November*  4.35%   1.68%   -1.29%  -9.33%  6.36%   0.48%
December           3.93%   5.33%   2.95%   5.16%   5.76%
YEAR*      1.55%   18.96%  25.61%  15.44%  9.32%   6.72%

*  Estimate for 2004.

Worst Monthly Percentage Draw-down:-9.33%(November 2001)
Worst Peak-to-Valley Draw-down:    -16.77% (October 2001 to April 2002)

 The Campbell/Graham Series pro forma composite performance table was derived using the Managing Owner's anticipated initial allocations to each Trading Advisor and a simulation of such allocations for the partial year 1999, the past four calendar years and year to date. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees, and interest income of the Campbell/Graham Series of The Frontier Fund. These anticipated items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:
    *  Brokerage commissions and trading fees: 0.98%
    *  Management fees: 2.50%
    *  Initial service fees and on-going service fees: 3.0%

 An incentive fee of 0.64% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the pro forma.

 The Pro Forma used a simulated adjusted beginning of month net asset value (the Trading Advisors' net performance divided by rate of return for the month, underlying each Trading Advisor's composite) in order to replicate the same rate of return from the Trading Advisors' actual performance, adjusted for the Series' fees, expenses and interest income.

 Draw-down means losses experienced by the account over a specified period.

 Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


                         VALUE-ADDED MONTHLY INDICES

The Value-Added Monthly Index, or VAMI, is an index that tracks the actual monthly performance of a $1000 investment in each trading program to be traded for each Series of the Trust (other than the Balanced Series and the Campbell/Graham Series), with performance adjustments to reflect the fees and expenses to be incurred by such Series of the Trust. The calculation for the current month's VAMI is the previous VAMI x (1 + Current Monthly Rate of Return). The VAMI charts the total return gained from reinvestment through compounding.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



The VAMI chart displayed above was prepared using the trading composite results of Graham's K-4 Trading Program pro forma for the expenses of the Trust applicable to the Graham Series-1 Units as set forth in the Graham Series appendix. For the actual performance of Graham's K-4 Program, please see the Graham Series appendix on page Graham App. - 8. Trading results from
July to December 2000 are based on standard leverage. For the balance of the period reflected by the chart, trading results are based on 1.5 times leverage. For the period from January through November the actual pro forma composite performance of Graham's K-4 Program at 1.5 times leverage was a loss of 3.51. The performance of Graham's K-4 Program at 1.5 times leverage in November 2004 is an estimate.




The VAMI chart displayed above was prepared using the trading composite results of Beach's Discretionary Program pro forma for the expenses of the Trust applicable to the Beach Series-1 Units as set forth in the Beach Series appendix. For the actual performance of Beach's Discretionary Program, please see the Beach Series appendix on page Beach Series App. - 8.





The VAMI chart displayed above was prepared using the trading composite results of the C-View Limited 3X Program pro forma for the expenses of the Trust applicable to the C-View Currency Series-1 Units as set forth in the C-View Currency Series appendix. For the actual performance of the C-View Limited 3X Program, please see the C-View Currency Series appendix on page C-View Currency App. - 7.



The VAMI chart displayed above was prepared using the trading composite results of the Dunn DCF Trading Program pro forma for the expenses of the Trust applicable to the Dunn Series-1 Units as set forth in the Dunn Series appendix. For the actual performance of the Dunn DCF Program, please see the Dunn Series appendix on page Dunn App. - 8.
                       SUMMARY PERFORMANCE COMPARISONS

Balanced Series Pro Forma Performance Summary: January 1999 - November
2004

The comparative chart which follows sets forth the pro forma average annualized rate of return for the Balanced Series of Units as well as the comparative rates of return earned by the managed futures, stock and bond asset classes during the same time periods. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                           PROGRAM          PRO FORMA AVERAGE      WORST HISTORICAL LOSS2
                                                           ANNUALIZED RATE OF
                                                                 RETURN1
BALANCED SERIES PROGRAM3                     N/A                 11.59%            -       23.87%
BALANCED SERIES TRADING ADVISOR
Beach Capital Management Limited4       Discretionary            11.75%            -       23.79%
Campbell & Company, Inc.                  FME Large       8.56% (estimate)         -16.11% (estimate)
C-View International Limited              Currency               5.13%               -5.38%
Cornerstone Trading Company, Inc. 5  International Value         18.74%             -14.01%
Dunn Capital Management, Inc.       6Combined Financial  -       2.40%             -       48.01%
Fall River Capital, LLC       7         Global Trends            12.47%            -       45.27%
Meyer Capital Management, Inc.           Diversified             20.89%            -       23.55%
Phoenix Global Advisors, LLC       8    Futures Only             25.28%              -7.88%
Winton Capital Management Limited        Diversified             13.47%             -27.17%
BENCHMARK COMPARISONS:
Managed Futures Public Fund Index                                4.50% (estimate)  -       18.52% (estimate)
U.S. Stocks                                                      0.67%              -44.73%
U.S. Bonds                                                       6.16%               -3.55%


Additional information concerning this series and Trading Advisors is contained in the Balanced Series Appendix to the Prospectus of the Trust.

MANAGED FUTURES: CISDM Public Fund Index. Source: Managed Account Reports, Inc.

STOCKS: S&P 500 Index (dividends reinvested);

BONDS: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac 2000, product of Strategic Financial Solutions, LLC.

1. The actual trading composite results of the Balanced Series Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Balanced Series 1 Units as set forth in the Break Even Table in the Balanced Series Appendix. The pro forma average annualized rate of return of the Balanced Series 2 Units will be commensurately higher than that of the Balanced Series 1 Units shown above to the extent that the Balanced Series 2 expenses are lower than the Balanced Series 1 expenses as set forth in the Break Even Table.
2. Worst Historical Loss: measure of risk (also known as Maximum Drawdown) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 1999 - November 2004.
3. Three of the Trading Advisors' programs do not have actual track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, these Trading Advisors' program allocations were prorated to the other Trading Advisors during those months in which their performance was unavailable.
4. Beach will manage the proceeds of the Beach Series Units pursuant to the Beach Discretionary 1XLProgram, which is a diversified portfolio of global foreign exchange, bond, equity, stock and commodity futures, forwards, spots, swaps and options contracts.
5. The International Value returns through September 2002 are actual returns, net actual management and incentive fees, employing the "Fully Funded Subset" method. From October 2002 through April 2004, the returns are actual returns of the Cornerstone International Value Fund LLC, a US-based fund, and reflect actual fees and interest. Starting May 2004, the returns are actual returns, net actual management and incentive fees, based on the nominal assets under management (a combination of actual and notional funding), and include actual interest.
6. The DUNN Series-1 pro forma composite performance table is derived from a 50-50 combination of the DUNN WMA and TOPS programs. This combination was used to derive the pro forma in place of the DUNN DCF Program offered by the Trust because the DCF Program does not have an extensive performance history. In addition, the trading strategy of the DCF Program is to trade equal and leveraged portions in separate WMA and TOPS trading accounts, as a result the 50-50 combination used to derive the pro forma table is comparable to the DCF Program offered by the Trust.
7. Performance for Fall River's Global Trends Program is presented since the inception of the Program in August 2000.
8. Performance for Phoenix Global Advisors' Futures Only Program is presented since the inception of the Program in June 2001.

Graham Series Summary Performance Comparison: June 1999 - November 2004

The comparative chart which follows sets forth the pro forma average annualized rate of return for the Graham Series of Units as well as the comparative rates of return earned by the managed futures, stock and bond asset classes during the same time periods. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    GRAHAM K4        U.S.         U.S.              MANAGED
                                     PROGRAM1       STOCKS        BONDS             FUTURES
Average Annualized Rate of Return1 17.57% - 0.42% 6.85% 4.92% (estimate)
Worst Historical Loss2            - 18.64% -44.73%       -3.55%       - 18.52% (estimate)

STOCKS: S&P 500 Index (dividends reinvested). Source: PerTrac 2000, product of Strategic Financial Solutions, LLC.

BONDS: Lehman Brothers Aggregate Bond Market Index. Source: PerTrac 2000, product of Strategic Financial Solutions, LLC.

MANAGED FUTURES: CISDM Public Fund Index. Source: Managed Account Reports, Inc.

1. The actual trading composite results of Graham's K4 Trading Program; pro forma for expenses of the Trust applicable to the Graham Series 1 Units as set forth in the Break Even Table in the Graham Series Appendix. The pro forma average annualized rate of return of the Graham Series 2 Units will be commensurately higher than that of the Graham Series 1 Units shown above to the extent that the Graham Series 2 expenses are lower than the Graham Series 1 expenses as set forth in the Break Even Table.
2. Worst Historical Loss: measure of risk (also known as Maximum Drawdown) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is June 1999
   - November 2004.

Beach Series Summary Performance Comparison: January 1999 - November
2004

The comparative chart which follows sets forth the pro forma average annualized rate of return for the Beach Series of Units as well as the comparative rates of return earned by the managed futures, stock and bond asset classes during the same time periods. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                       BEACH         U.S.         U.S.              MANAGED
                                   DISCRETIONARY    STOCKS        BONDS             FUTURES
                                     PROGRAM1
Average Annualized Rate of Return1 11.59%  0.67% 6.16% 4.50% (estimate)
Worst Historical Loss2             - 23.87% -44.73%      -3.55%       - 18.52% (estimate)

STOCKS: S&P 500 Index (dividends reinvested). Source: PerTrac 2000, product of Strategic Financial Solutions, LLC.

BONDS: Lehman Brothers Aggregate Bond Market Index. Source: PerTrac 2000, product of Strategic Financial Solutions, LLC.

MANAGED FUTURES: CISDM Public Fund Index. Source: Managed Account Reports, Inc.

1. The actual trading composite results of Beach's Discretionary Program; pro forma for expenses of the Trust applicable to the Beach Series 1 Units as set forth in the Break Even Table in the Beach Series Appendix. The pro forma average annualized rate of return of the Beach Series 2 Units will be commensurately higher than that of the Beach Series 1 Units shown above to the extent that the Beach Series 2 expenses are lower than the Beach Series 1 expenses as set forth in the Break Even Table.
2. Worst Historical Loss: measure of risk (also known as Maximum Drawdown) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 1999 - November 2004.
Campbell/Graham Series Summary Performance Comparison: June 1999 -
November 2004

The comparative chart which follows sets forth the pro forma average annualized rate of return for the Campbell/Graham Series of Units as well as the comparative rates of return earned by the managed futures, stock and bond asset classes during the same time periods. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                       PROGRAM PRO FORMA AVERAGE WORST HISTORICAL LOSS2
                                               ANNUALIZED RATE OF
                                                    RETURN1
CAMPBELL/GRAHAM SERIES PROGRAM3          N/A     13.88% (est.)     -16.77%
CAMPBELL/GRAHAM SERIES TRADING ADVISOR
Campbell & Company, Inc. (pro-forma)  FME Large  9.71% (est.)      -16.11%
Graham Capital Management (pro-forma) K4 (1.5x)  17.57% (est.)     -18.64%
BENCHMARK COMPARISONS:
Managed Futures Public Fund Index                4.92% (est.)      -18.52%
U.S. Stocks                                      -0.42%            -44.73%
U.S. Bonds                                       6.85%             -3.55%

Additional information concerning this series and Trading Advisors is contained in the Campbell/Graham Series Appendix to the Prospectus of the Trust.

MANAGED FUTURES: CISDM Public Fund Index. Source: Managed Account Reports, Inc.



STOCKS: S&P 500 Index (dividends reinvested). Source: PerTrac 2000, product of Strategic Financial Solutions, LLC.

BONDS: Lehman Brothers Aggregate Bond Market Index. Source: PerTrac 2000, product of Strategic Financial Solutions, LLC.



1. The actual trading composite results of the Campbell/Graham Series
   Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Campbell/Graham Series 1 Units as set forth in the Break Even Table in the Campbell/Graham Series Appendix. The pro forma average annualized rate of return of the Campbell/Graham Series 2 Units will be commensurately higher than that of the Campbell/Graham Series 1 Units shown above to the extent that the Campbell/Graham Series 2 expenses are lower than the Campbell/Graham Series 1 expenses as set forth in the Break Even Table.
2. Worst Historical Loss: measure of risk (also known as Maximum Drawdown) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is June 1999- November 2004.
3. Certain of the Trading Advisors' programs do not have actual track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such Trading Advisors' program allocations were prorated to the other Trading Advisors during those months in which their performance was unavailable.

C-View Currency Series Summary Performance Comparison: January 1999 - November 2004

The comparative chart which follows sets forth the pro forma average annualized rate of return for the C-View Currency Series of Units as well as the comparative rates of return earned by the managed futures, stock and bond asset classes during the same time periods. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     C-VIEW        U.S.         U.S.              MANAGED
                                    PROGRAM1      STOCKS        BONDS             FUTURES
Average Annualized Rate of Return1 3.94% 0.67% 6.16% 4.50% (estimate)
Worst Historical Loss2             -6.66%       -44.73%      -3.55%       - 18.52% (estimate

STOCKS: S&P 500 Index (dividends reinvested). Source: PerTrac 2000, product of Strategic Financial Solutions, LLC.

BONDS: Lehman Brothers Aggregate Bond Market Index. Source: PerTrac 2000, product of Strategic Financial Solutions, LLC.

MANAGED FUTURES: CISDM Public Fund Index. Source: Managed Account Reports, Inc.

1. The actual trading composite results of the C-View Limited 3X Program; pro forma for expenses of the Trust applicable to the C-View Currency Series 1 Units as set forth in the Break Even Table in the C-View Currency Series Appendix. The pro forma average annualized rate of return of the C-View Currency Series 2 Units will be commensurately higher than that of the C-View Currency Series 1 Units shown above to the extent that the C-View Currency Series 2 expenses are lower than the C-View Currency Series 1 expenses as set forth in the Break Even Table.
2. Worst Historical Loss: measure of risk (also known as Maximum Drawdown) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 1999- November 2004.

Dunn Series Summary Performance Comparison: January 1999 - November 2004

The comparative chart which follows sets forth the pro forma average annualized rate of return for the Dunn Series of Units as well as the comparative rates of return earned by the managed futures, stock and bond asset classes during the same time periods. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     DUNN DCF       U.S.         U.S.              MANAGED
                                     PROGRAM1      STOCKS        BONDS             FUTURES
Average Annualized Rate of Return1 3.03%  0.67% 6.16% 4.50% (estimate)
Worst Historical Loss2            - 47.64% -44.73%      -3.55%       - 18.52% (estimate)

STOCKS: S&P 500 Index (dividends reinvested). Source: PerTrac 2000, product of Strategic Financial Solutions, LLC.

BONDS: Lehman Brothers Aggregate Bond Market Index. Source: PerTrac 2000, product of Strategic Financial Solutions, LLC.

MANAGED FUTURES: CISDM Public Fund Index. Source: Managed Account Reports, Inc.

1. The actual trading composite results of the Dunn Combined Financial Program; pro forma for expenses of the Trust applicable to the Dunn Series 1 Units as set forth in the Break Even Table in the Dunn Series Appendix. The pro forma average annualized rate of return of the Dunn Series 2 Units will be commensurately higher than that of the Dunn Series 1 Units shown above to the extent that the Dunn Series 2 expenses are lower than the Dunn Series 1 expenses as set forth in the Break Even Table. The DUNN Series-1 pro forma composite performance table is derived from a 50-50 combination of the DUNN WMA and TOPS programs. This combination was used to derive the pro forma in place of the DUNN DCF Program offered by the Trust because the DCF Program does not have an extensive performance history. In addition, the trading strategy of the DCF Program is to trade equal and leveraged portions in separate WMA and TOPS trading accounts, as a result, the 50-50 combination used to derive the pro forma table is comparable to the DCF Program offered by the Trust.
2. Worst Historical Loss: measure of risk (also known as Maximum Drawdown) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 1999 - November 2004.



                                     SAI-i


                                                                     EXHIBIT A

                             AMENDED AND RESTATED

                             DECLARATION OF TRUST

                                     AND

                               TRUST AGREEMENT

                                      OF

                              THE FRONTIER FUND

                          DATED AS OF AUGUST 8, 2003

                                 BY AND AMONG

                        EQUINOX FUND MANAGEMENT, LLC,

                           WILMINGTON TRUST COMPANY

                                     AND

                               THE UNITHOLDERS
                          FROM TIME TO TIME HEREUNDER



                                       i


                              TABLE OF CONTENTS

                                                                                             PAGE
ARTICLE I DEFINITIONS; THE TRUST                                                                  A-1
  SECTION 1.1 Definitions                                                                        A-1
  SECTION 1.2 Name                                                                               A-4
  SECTION 1.3 Delaware Trustee; Business Offices                                                 A-4
  SECTION 1.4 Purposes and Powers                                                                A-5
  SECTION 1.5 Tax Treatment                                                                      A-5
  SECTION 1.6 General Liability of the Managing Owner                                            A-5
  SECTION 1.7 Legal Title                                                                        A-6
  SECTION 1.8 Series Trust                                                                       A-6
ARTICLE II THE TRUSTEE                                                                            A-6
  SECTION 2.1 Term; Resignation                                                                  A-6
  SECTION 2.2 Powers                                                                             A-6
  SECTION 2.3 Compensation and Expenses of the Trustee                                           A-6
  SECTION 2.4 Indemnification                                                                    A-6
  SECTION 2.5 Successor Trustee                                                                  A-7
  SECTION 2.6 Liability of Trustee                                                               A-7
  SECTION 2.7 Reliance; Advice of Counsel                                                        A-8
ARTICLE III UNITS; CAPITAL CONTRIBUTIONS                                                          A-8
  SECTION 3.1 General                                                                            A-8
  SECTION 3.2 Limited Units                                                                      A-9
  SECTION 3.3 Managing Owner's Required Contribution                                            A-16
  SECTION 3.4 Establishment of Series of Units                                                  A-16
  SECTION 3.5 Establishment of Classes and Sub-Series                                           A-17
  SECTION 3.6 Assets of Series                                                                  A-17
  SECTION 3.7 Liabilities of Series                                                             A-17
  SECTION 3.8 Series Distributions                                                              A-18
  SECTION 3.9 Voting Rights                                                                     A-19
  SECTION 3.10Equality                                                                          A-19
  SECTION 3.11Exchange of Units                                                                 A-19
ARTICLE IV THE MANAGING OWNER                                                                    A-19
  SECTION 4.1 Management of the Trust                                                           A-19
  SECTION 4.2 Authority of Managing Owner                                                       A-19
  SECTION 4.3 Obligations of the Managing Owner                                                 A-21
  SECTION 4.4 General Prohibitions                                                              A-22
  SECTION 4.5 Liability of Covered Persons                                                      A-23
  SECTION 4.6 Indemnification of the Managing Owner                                             A-23
  SECTION 4.7 Expenses                                                                   A- 24
  SECTION 4.8 Compensation to the Managing Owner                                                A-24
  SECTION 4.9 Other Business of Unitholders                                                     A-26
  SECTION 4.10Voluntary Withdrawal of the Managing Owner                                 A- 27
  SECTION 4.11Authorization of Registration Statements                                   A- 27
  SECTION 4.12Litigation                                                                        A-27
ARTICLE V TRANSFERS OF UNITS                                                                     A-27
  SECTION 5.1 General Prohibition                                                               A-27
  SECTION 5.2 Transfer of Managing Owner's General Units                                        A-27
  SECTION 5.3 Transfer of Limited Units                                                         A-27
ARTICLE VI DISTRIBUTION AND ALLOCATIONS                                                          A-29
  SECTION 6.1 Capital Accounts                                                                  A-29
  SECTION 6.2 Book Capital Account Allocations                                           A- 30
  SECTION 6.3 Allocation of Profit and Loss for United States Federal Income Tax PurposesA- 30
  SECTION 6.4 Allocation of Distributions                                                       A-31
  SECTION 6.5 Admissions of Unitholders; Transfers                                              A-31
  SECTION 6.6 Liability for State and Local and Other Taxes                                     A-31
ARTICLE VII REDEMPTIONS                                                                   A- 32
  SECTION 7.1 Redemption of Units                                                        A- 32
  SECTION 7.2 Redemption by the Managing Owner                                           A- 33
  SECTION 7.3 Redemption Fee                                                             A- 33
  SECTION 7.4 Exchange of Units                                                          A- 33
ARTICLE VIII THE LIMITED OWNERS                                                                  A-33
  SECTION 8.1 No Management or Control; Limited Liability                                       A-33
  SECTION 8.2 Rights and Duties                                                                 A-33
  SECTION 8.3 Limitation on Liability                                                           A-34
ARTICLE IX BOOKS OF ACCOUNT AND REPORTS                                                          A-34
  SECTION 9.1 Books of Account                                                                  A-34
  SECTION 9.2 Annual Reports and Monthly Statements                                      A- 35
  SECTION 9.3 Tax Information                                                            A- 35
  SECTION 9.4 Calculation of Net Asset Value of a Series                                 A- 35
  SECTION 9.5 Other Reports                                                              A- 35
  SECTION 9.6 Maintenance of Records                                                            A-35
  SECTION 9.7 Certificate of Trust                                                              A-35
  SECTION 9.8 Registration of Units                                                             A-35
ARTICLE X FISCAL YEAR                                                                     A- 36
  SECTION 10.1Fiscal Year                                                                A- 36
ARTICLE XI AMENDMENT OF TRUST AGREEMENT; MEETINGS                                         A- 36
  SECTION 11.1Amendments to the Trust Agreement                                          A- 36
  SECTION 11.2Meetings of the Trust                                                      A- 37
  SECTION 11.3Action Without a Meeting                                                   A- 37
ARTICLE XII TERM                                                                                 A-37
  SECTION 12.1Term                                                                              A-37
ARTICLE XIII TERMINATION                                                                         A-37
  SECTION 13.1Events Requiring Dissolution of the Trust or any Series                           A-37
  SECTION 13.2Distributions on Dissolution                                                      A-38
  SECTION 13.3Termination; Certificate of Cancellation                                   A- 39
ARTICLE XIV POWER OF ATTORNEY                                                             A- 39
  SECTION 14.1Power of Attorney Executed Concurrently                                    A- 39
  SECTION 14.2Effect of Power of Attorney                                                       A-39
  SECTION 14.3Limitation on Power of Attorney                                                   A-39
ARTICLE XV MISCELLANEOUS                                                                  A- 40
  SECTION 15.1Governing Law                                                              A- 40
  SECTION 15.2Provisions In Conflict With Law or Regulations                             A- 40
  SECTION 15.3Construction                                                                      A-40
  SECTION 15.4Notices                                                                           A-40
  SECTION 15.5Counterparts                                                                      A-40
  SECTION 15.6Binding Nature of Trust Agreement                                                 A-40
  SECTION 15.7No Legal Title to Trust Estate                                             A- 41
  SECTION 15.8Creditors                                                                  A- 41
  SECTION 15.9Integration                                                                A- 41

EXHIBIT A-1 -CERTIFICATE OF TRUST OF THE FRONTIER FUND
UNDER SEPARATE COVER:
EXHIBIT B -  THE FRONTIER FUND SUBSCRIPTION AGREEMENTS FOR LIMITED UNITS OF BENEFICIAL INTERESTSB-1
EXHIBIT C -  EXCHANGE REQUEST                                                                   C-1
EXHIBIT D -  THE FRONTIER FUND REQUEST FOR REDEMPTION                                           D-1
EXHIBIT E -  REQUEST FOR ADDITIONAL SUBSCRIPTION                                                E-1
EXHIBIT F -  APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRATION FORM                       F-1
PART II-INFORMATION NOT REQUIRED IN PROSPECTUS


                                      A-1


                              THE FRONTIER FUND

                             AMENDED AND RESTATED

                   DECLARATION OF TRUST AND TRUST AGREEMENT

    This amended and restated declaration of trust and trust agreement of The Frontier Fund (the "Trust Agreement") is made and entered into as of the 8th day of August, 2003, by and among EQUINOX FUND MANAGEMENT, LLC, a Delaware limited liability company (the "Managing Owner"), Wilmington Trust Company, a Delaware company, as trustee (the "Trustee"), and the UNITHOLDERS from time to time hereunder.

    WHEREAS, the parties hereto desire to provide for the governance of the Trust and to set forth in detail their respective rights and duties relating to the Trust.

    NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I

                            DEFINITIONS; THE TRUST

    SECTION 1.1    Definitions.    These definitions contain certain provisions
required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

    "Affiliate of the Managing Owner" means: (i) any officer, director, or partner of the Managing Owner, (ii) any corporation, partnership, trust or other entity controlling, controlled by or under common control with the Managing Owner or any Person described in (i) above, (iii) any officer, director, trustee, or general partner of any Person who is a member, other than as limited partner, with any Person described in (i) and (ii) above, in a relationship of joint venture, general partnership or similar form of unincorporated business association. For purposes of this definition the term "control" shall also mean the control or ownership of ten percent (10%) or more of the beneficial interest in the Person referred to.

    "Benefit Plan Investors" means employee benefit plans subject to Title I of ERISA, government plans, church plans, Individual Retirement Accounts, Keogh Plans covering only self-employed persons and no employees, employee benefit plans covering only the sole owner of a business and/or his spouse and foreign pension plans.

    "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

    "Capital Contribution" means the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

    "CE Act" means the Commodity Exchange Act, as amended.

    "Certificate of Trust" means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A-1, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Statutory Trust Act.

    "CFTC" means the Commodity Futures Trading Commission.

    "Class" means any separate class within any Series of Units of the Trust as provided in Sections 3806(b)(1) of the Delaware Statutory Trust Act, the Units of which will have the rights, duties and privileges with respect to the Trust Estate of such Series as are set forth in this Trust Agreement, any document creating such Class or any Prospectus relating thereto.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Commodities" means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

    "Commodity Broker" means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

    "Commodity Contract" means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded physical commodity at a specified price and delivery point.

    "Continuous Offering Period" means the period following the conclusion of the Initial Offering Period and ending on the date when the number of Units permitted to be sold pursuant to Section 3.2 are sold, but in no event later than December 31, 2053.

    "Corporate Trust Office" means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

    "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. {section}3801 et seq., as the same may be amended from time to time.

    "Disposition Gain" means, with respect to each Series, for each Fiscal Year, the Series' aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

    "Disposition Loss" means, with respect to each Series, for each Fiscal Year, the Series' aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

    "DOL" means the United States Department of Labor.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Fiscal Quarter" shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

    "Fiscal Year" shall have the meaning set forth in Article X hereof.

    "Initial Offering Period" means the period with respect to the Balanced Series, Graham Series, Beach Series, C-View Currency Series and Dunn Series terminating no later than October 31, 2004, and the period with respect to the Campbell/Graham Series terminating no later than March 31, 2005, in each case unless extended for up to an additional ninety (90) days at the sole discretion of the Managing Owner.

    "Limited Owner" means any person or entity who becomes a holder of Limited Units (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Units purchased by it.

    "IRS" means the Internal Revenue Service.

    "Losses" means, with respect to each Series, for each Fiscal Year, losses of the Series as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

    "Managing Owner" means Equinox Fund Management, LLC or any substitute therefor as provided herein.

    "Margin Call" means a demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

    "NASAA Guidelines" means the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs as last amended and restated.

    "Net Asset Value of a Series" means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting ("GAAP"), including, but not limited to, the extent specifically set forth below:

       (a) Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

       (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

       (c) Interest earned on a Series commodity brokerage account shall be accrued at least daily.

       (d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

    "Net Asset Value of a Series per Unit" means the Net Asset Value of a Series divided by the number of Units of a Series outstanding on the date of calculation.

    "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

    "NFA" means the National Futures Association.

    "Organization and Offering Expenses" shall have the meaning set forth in
Section 4.7 of this Trust Agreement.

    "Person" means any natural person, partnership, limited liability company, statutory trust, corporation, business trust, association, Benefit Plan Investor or other legal entity.

    "Profits" means, with respect to each Series for each Fiscal Year, the income of the Series, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

    "Prospectus" means the final prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of the Registration Statement(s).

    "Pyramiding" means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.

    "Redemption Date" means the day of the week after the date the Managing Owner is in receipt of a redemption request for at least one (1) Business Day to be received by the Managing Owner no later than 4:00 PM New York City Time ("NYT") in order for the redemption of Units held by the Unitholders may be redeemed in accordance with the provisions of Article VII hereof as of the next Business Day.

    "Registration Statement" means a registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented.

    "Series" means a separate series of the Units in the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Statutory Trust Act, the Units of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

    "Sponsor" means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including the Managing Owner who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

    "Subscription Agreement" means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited Units.

    "Trading Advisor" means initially Beach Capital Management Limited, Campbell & Company, Inc., Cornerstone Trading Company Inc., C-View International Limited, Dunn Capital Management Inc., Fall River Capital, LLC, Graham Capital Management L.P., Meyer Capital Management Inc., Phoenix Global Advisors, LLC, Winton Capital Management Ltd. and any other entity or entities, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

    "Trust" means The Frontier Fund formed pursuant to this Trust Agreement.

    "Trust Agreement" means this Amended and Restated Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

    "Trustee" means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

    "Trust Estate" means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series' accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

    "Unitholders" means the Managing Owner and all Limited Owners, as holders of Units of a Series, where no distinction is required by the context in which the term is used.

    "Units" means the beneficial interest of each Unitholder in the profits, losses, distributions, capital and assets of a Series. The Managing Owner's Capital Contributions shall be represented by "General" Units and a Limited Owner's Capital Contributions shall be represented by "Limited" Units. Units need not be represented by certificates.

    "Valuation Date" means the date as of which the Net Asset Value of a Series is determined.

    "Valuation Period" means a regular period of time between Valuation Dates.

    "Valuation Point" means the close of business on each day, or such other day as may be determined by the Managing Owner.

    SECTION 1.2    Name.

       (a) The name of the Trust is "The Frontier Fund" in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

    SECTION 1.3    Delaware Trustee; Business Offices.

       (a) The sole trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event the Trustee resigns or is removed as the trustee, the Trustee of the Trust in the State of Delaware shall be the successor trustee.

       (b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be at c/o Equinox Fund Management, LLC, 1660 Lincoln Street, Suite 100, Denver, Colorado 80264.

       (c) Declaration of Trust. The Managing Owner, as grantor of the Trust, hereby contributes, and the Trustee hereby acknowledges that the Trust has received, the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner, and the Trustee hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Statutory Trust Act and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust constitutes a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties that the Trust be treated as a partnership under the Code and applicable state and local tax laws. In furtherance of the foregoing, the Trust shall not elect to be treated as an association taxable as a corporation for federal income tax purposes. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Statutory Trust Act in connection with the formation of the Trust under the Delaware Statutory Trust Act.

    SECTION 1.4    Purposes and Powers.    The purposes of the Trust and each
Series shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Statutory Trust Act. The Trust shall have all of the powers specified in
Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

    SECTION 1.5    Tax Treatment.

       (a) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of the Trust shall initially be the Managing Owner. The Tax Matters Partner, at the expense of the Trust, (i) shall prepare or cause to be prepared and filed the Trust's tax returns as a partnership for federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to the tax items; (C) the power to file a petition with an appropriate federal court for review of a final administrative adjustment of any tax items; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than one percent (1%) interest in the Trust, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner's behalf. The designation made by each Unitholder in this Section 1.5(a) is hereby approved by each Unitholder as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, the Trust shall indemnify, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

       (b) Each Unitholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Unitholder's Units.

    SECTION 1.6    General Liability of the Managing Owner.

       (a) Subject to the restrictions set forth in Section 4.6 hereof, the Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.6 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Statutory Trust Act, will be deemed to be a separate Class of Units in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this
Section 1.6, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof.

       (b) Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

    SECTION 1.7    Legal Title.    Legal title to all the Trust Estate shall be
vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

    SECTION 1.8    Series Trust.    The Units of the Trust shall be divided
into Series as provided in Section 3806(b)(2) of the Delaware Statutory Trust Act. Accordingly, it is the intent of the parties hereto that Articles IV, V, VI, VII, VIII, IX, X and XIII of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate statutory trust under the Delaware Statutory Trust Act, and each reference to the term Trust in such Articles shall be deemed to be a reference to each Series to the extent necessary to give effect to the foregoing intent. The use of the terms Trust or Series in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Statutory Trust Act.

                                  ARTICLE II

                                 THE TRUSTEE

    SECTION 2.1    Term; Resignation.

       (a) Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

       (b) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor trustee.

    SECTION 2.2    Powers.    Except to the extent expressly set forth in
Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Act. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Delaware Statutory Trust Act and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Delaware Statutory Trust Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Statutory Trust Act. Notwithstanding anything set forth herein to the contrary, the Trustee shall have no power, duty or authority to execute in connection with the Trust any documents, reports or certificates required by the Sarbanes-Oxley Act of 2002.

    SECTION 2.3    Compensation and Expenses of the Trustee.    The Trustee
shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

    SECTION 2.4    Indemnification.    The Managing Owner agrees, whether or
not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from the Trust Estate.

    SECTION 2.5    Successor Trustee.    Upon the resignation or removal of the
Trustee, the Managing Owner shall appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of Section 3807 of the Delaware Statutory Trust Act. Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until a written acceptance of appointment is delivered by the successor trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

    SECTION 2.6    Liability of Trustee.    Except as otherwise provided in
this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.6 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own negligence or willful misconduct. In particular, but not by way of limitation:

       (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

       (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

       (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

       (d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

       (e) No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

       (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

       (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

       (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

    SECTION 2.7    Reliance; Advice of Counsel.

       (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

       (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

                                 ARTICLE III

                         UNITS; CAPITAL CONTRIBUTIONS

    SECTION 3.1    General.

       (a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.4, and to fix and determine the relative rights, duties and preferences as between the Units of the separate Series as to right of redemption, management fees, incentive fees, trading advisers, leverage, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

       (b) The Managing Owner may, without Limited Owner approval, divide Units of any Series into two or more Classes, Units of each such Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Series shall have been initially established and designated without any specific establishment or designation of Classes, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate Classes thereof.

       (c) The Managing Owner may, without Limited Owner approval, divide Units of any Class into two or more Sub-Classes, Units of each such Sub-Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Class shall have been initially established and designated without any specific establishment or designation of Sub-Classes, shall not limit the authority of the Managing Owner to divide a Class and establish and designate separate Sub-Classes thereof.

       (d) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units of up to five (5) decimal places. All Units will be held in book-entry form and will not be certificated. From time to time, the Managing Owner may divide or combine the Units of any Series, Class or Sub-Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series, Class or Sub-Class. The Managing Owner may issue Units of any Series, Class or Sub-Class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to an Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Series, Class or Sub-Class thereof into one or more Series, Classes or Sub-Classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Series, Class or Sub-Class thereof reacquired by the Trust. The Units of each Series shall initially be divided into two Classes: General Units and Limited Units. Furthermore, the Limited Units of each Class shall initially be divided into two Sub-Classes-the Class 1 and the Class 2 (as described in the Prospectus).

       (e) By virtue of the initial contribution by the Managing Owner to each initial Series of the Trust as set forth in Section 1.3(c), the Managing Owner has become the holder of ten (10) General Units of each such Series. Upon the termination of the Initial Offering Period pursuant to Section 3.2, the Managing Owner shall receive, if the applicable conditions of Section 3.2 are met, additional General Units (or fractions thereof) in each Series in consideration for the required contributions made to the Trust as of such time by the Managing Owner pursuant to Section 3.3. During the Continuous Offering Period, if any, the Managing Owner shall receive, from time to time, additional General Units (or fractions thereof) in consideration for the required contributions made by the Managing Owner pursuant to Section 3.3 on any day during the Continuous Offering Period in an amount equal to such contributions divided by the Net Asset Value of a Series per Unit calculated as of the close of business on the Business Day on which such contributions were made.

       (f) No certificates or other evidence of beneficial ownership of the Units will be issued.

       (g) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

    SECTION 3.2    Limited Units.

       (a)    Offer of Balanced Series Limited Units.

           (i) Balanced Series Maximum Offering. During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 8,750,000 Balanced Series Limited Units.

           (ii)    Balanced Series Initial Offering Period.    During the
    Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Balanced Series Limited Unit, the maximum amount of Balanced Series Limited Units set forth in Section 3.2(a)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Balanced Series Limited Units as it deems appropriate.

           (iii)    Balanced Series Subscription Minimum.    The minimum amount
    of subscription proceeds which must be received by the Balanced Series is $20,000,000 ("Balanced Series Subscription Minimum"). In the event that the Balanced Series Subscription Minimum is achieved, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Balanced Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Balanced Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Balanced Series Limited Units, as soon as practicable after the termination of the Balanced Series Initial Offering Period. Such accepted subscribers will be deemed Balanced Series Limited Owners at such time as such admission is reflected on the books and records of Balanced Series of the Trust.

           (iv)    Failure to Meet the Balanced Series Subscription Minimum.
    In the event that the Balanced Series Subscription Minimum is not achieved, all proceeds of the sale of Balanced Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Balanced Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

           (v)    Offer of Balanced Series Limited Units After Initial Offering
    Period.    In the event that Balanced Series Subscription Minimum is
    achieved during the Initial Offering Period for the Balanced Series Limited Units, the Trust may continue to offer Balanced Series Limited Units and admit additional Balanced Series Limited Owners and/or accept additional contributions from existing Balanced Series Limited Owners pursuant to the Prospectus.

           Each additional Capital Contribution to the Balanced Series during the Balanced Series Continuous Offering Period by an existing Balanced Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Balanced Series Limited Owners who are Benefit Plan Investors (including Individual Retirement Accounts) shall not have any such minimum additional Capital Contribution. During the Balanced Series Continuous Offering Period, each newly admitted Balanced Series Limited Owner, and each existing Balanced Series Limited Owner that makes an additional Capital Contribution to Balanced Series, shall receive Balanced Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Balanced Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

           A Subscriber (including existing Balanced Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Balanced Series Limited Units shall be admitted to the Trust and deemed a Balanced Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM NYT, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

           (vi)    Subscription Agreement.    Each Balanced Series Limited
    Owner who purchases any Balanced Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of Balanced Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

           (vii)    Escrow Agreement.    All proceeds from the sale of Balanced
    Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Balanced Series Limited Units. In the event that the Balanced Series Subscription Minimum is achieved during the Initial Offering for the Balanced Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Balanced Series Limited Units during its Initial Offering Period will be contributed to Balanced Series, for which the Balanced Series Limited Owners will receive additional Balanced Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

           (viii)    Optional Purchase of Balanced Series Limited Units by
    Managing Owner and others.    Subject to approval by the Managing Owner,
    any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Balanced Series Limited Units and will be treated as Balanced Series Limited Owners with respect to such Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Balanced Series Limited Units as it determines in its discretion.

       (b)    Offer of Graham Series Limited Units.

           (i) Graham Series Maximum Offering. During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 1,100,000 Graham Series Limited Units.

           (ii)    Graham Series Initial Offering Period.    During the Initial
    Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Graham Series Limited Unit, the maximum amount of Graham Series Limited Units set forth in
    Section 3.2(b)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Graham Series Limited Units as it deems appropriate.

           (iii)    Graham Series Subscription Minimum.    The minimum amount
    of subscription proceeds which must be received by the Graham Series is $5,000,000 ("Graham Series Subscription Minimum"). In the event that the Graham Series Subscription Minimum is achieved, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Graham Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Graham Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Graham Series Limited Units, as soon as practicable after the termination of the Graham Series Initial Offering Period. Such accepted subscribers will be deemed Graham Series Limited Owners at such time as such admission is reflected on the books and records of Graham Series of the Trust.

           (iv)    Failure to Meet the Graham Series Subscription Minimum.
    In the event that the Graham Series Subscription Minimum is not achieved, all proceeds of the sale of Graham Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Graham Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

           (v)    Offer of Graham Series Limited Units After Initial Offering
    Period.    In the event that the Graham Series Subscription Minimum is achieved during the Initial Offering Period for the Graham Series Limited Units, the Trust may continue to offer Graham Series Limited Units and admit additional Graham Series Limited Owners and/or accept additional contributions from existing Graham Series Limited Owners pursuant to the Prospectus.

           Each additional Capital Contribution to Graham Series during the Graham Series Continuous Offering Period by an existing Graham Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Graham Series Limited Owners who are Benefit Plan Investors (including Individual Retirement Accounts) shall not have any such minimum additional Capital Contribution. During the Graham Series Continuous Offering Period, each newly admitted Graham Series Limited Owner, and each existing Graham Series Limited Owner that makes an additional Capital Contribution to Graham Series, shall receive Graham Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Graham Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

           A Subscriber (including existing Graham Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Graham Series Limited Units shall be admitted to the Trust and deemed a Graham Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM NYT, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

           (vi)    Subscription Agreement.    Each Graham Series Limited Owner
    who purchases any Graham Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of Graham Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

           (vii)    Escrow Agreement.    All proceeds from the sale of Graham
    Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Graham Series Limited Units. In the event that the Graham Series Subscription Minimum is achieved during the Initial Offering for the Graham Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Graham Series Limited Units during its Initial Offering Period will be contributed to Graham Series, for which the Graham Series Limited Owners will receive additional Graham Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

           (viii)    Optional Purchase of Graham Series Limited Units by
    Managing Owner and others.    Subject to approval by the Managing Owner,
    any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Graham Series Limited Units and will be treated as Graham Series Limited Owners with respect to such Graham Series Limited Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Graham Series Limited Units as it determines in its discretion.

       (c)    Offer of Beach Series Limited Units.

           (i) Beach Series Maximum Offering. During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 650,000 Beach Series Limited Units.

           (ii)    Beach Series Initial Offering Period.    During the Initial
    Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Beach Series Limited Unit, the maximum amount of Beach Series Limited Units set forth in Section 3.2(c)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Beach Series Limited Units as it deems appropriate.

           (iii)    Beach Series Subscription Minimum.    There is no minimum
    amount of subscription proceeds which must be received by the Beach Series. In the event that the Balanced Series achieves the Balanced Series Subscription Minimum, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Beach Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Beach Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Beach Series Limited Units, as soon as practicable after the termination of the Beach Series Initial Offering Period. Such accepted subscribers will be deemed Beach Series Limited Owners at such time as such admission is reflected on the books and records of Beach Series of the Trust.

           (iv)    Failure to Meet the Balanced Series Subscription Minimum.
    In the event that the Balanced Series Subscription Minimum is not achieved, all proceeds of the sale of Beach Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Beach Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

           (v)    Offer of Beach Series Limited Units After Initial Offering
    Period.    In the event that Balanced Series Subscription Minimum is
    achieved during the Initial Offering Period for the Beach Series Units or the Balanced Series Subscription Minimum is achieved, the Trust may continue to offer Beach Series Limited Units and admit additional Beach Series Limited Owners and/or accept additional contributions from existing Beach Series Limited Owners pursuant to the Prospectus.

           Each additional Capital Contribution to Beach Series during the Beach Series Continuous Offering Period by an existing Beach Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Beach Series Limited Owners who are Benefit Plan Investors (including Individual Retirement Accounts) shall not have any such minimum additional Capital Contribution. During the Beach Series Continuous Offering Period, each newly admitted Beach Series Limited Owner, and each existing Beach Series Limited Owner that makes an additional Capital Contribution to Beach Series, shall receive Beach Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Beach Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

           A Subscriber (including existing Beach Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Beach Series Limited Units shall be admitted to the Trust and deemed a Beach Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM NYT, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

           (vi)    Subscription Agreement.    Each Beach Series Limited Owner
    who purchases any Limited Units offered pursuant to the Prospectus shall contribute to the capital of Beach Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

           (vii)    Escrow Agreement.    All proceeds from the sale of Beach
    Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Beach Series Limited Units. In the event that the Balanced Series is achieved during the Initial Offering for the Beach Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Beach Series Limited Units during its Initial Offering Period will be contributed to Beach Series, for which the Beach Series Limited Owners will receive additional Beach Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

           (viii)    Optional Purchase of Beach Series Limited Units by
    Managing Owner and others.    Subject to approval by the Managing Owner,
    any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Beach Series Limited Units and will be treated as Beach Series Limited Owners with respect to such Beach Series Limited Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Beach Series Limited Units as it determines in its discretion.

       (d)    Offer of Campbell/Graham Series Limited Units.

           (i) Campbell/Graham Series Maximum Offering. During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 3,000,000 Campbell/Graham Series Limited Units.

           (ii)    Campbell/Graham Series Initial Offering Period.    During
    the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Campbell/Graham Series Limited Unit, the maximum amount of Campbell/Graham Series Limited Units set forth in Section 3.2(d)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Campbell/Graham Series Limited Units as it deems appropriate.

           (iii)    Campbell/Graham Series Subscription Minimum.    The minimum
    amount of subscription proceeds which must be received by the Campbell/Graham Series is $ 1,000 ("Campbell/Graham Series
    Subscription Minimum"). In the event that the Campbell/Graham Series Subscription Minimum is achieved, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Campbell/Graham Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Campbell/Graham Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Campbell/Graham Series Limited Units, as soon as practicable after the termination of the Campbell/Graham Series Initial Offering Period. Such accepted subscribers will be deemed Campbell/Graham Series Limited Owners at such time as such admission is reflected on the books and records of Campbell/Graham Series of the Trust.

           (iv)    Failure to Meet the Campbell/Graham Series Subscription
    Minimum.    In the event that the Campbell/Graham Series Subscription
    Minimum is not achieved, all proceeds of the sale of Campbell/Graham Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Campbell/Graham Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

           (v)    Offer of Campbell/Graham Series Limited Units After Initial
    Offering Period.    In the event that the Campbell/Graham Series
    Subscription Minimum is achieved during the Initial Offering Period for the Campbell/Graham Series Limited Units, the Trust may continue to offer Campbell/Graham Series Limited Units and admit additional Campbell/Graham Series Limited Owners and/or accept additional contributions from existing Campbell/Graham Series Limited Owners pursuant to the Prospectus.

           Each additional Capital Contribution to Campbell/Graham Series during the Campbell/Graham Series Continuous Offering Period by an existing Campbell/Graham Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Campbell/Graham Series Limited Owners who are Benefit Plan Investors (including Individual Retirement Accounts) shall not have any such minimum additional Capital Contribution. During the Campbell/Graham Series Continuous Offering Period, each newly admitted Campbell/Graham Series Limited Owner, and each existing Campbell/Graham Series Limited Owner that makes an additional Capital Contribution to Campbell/Graham Series, shall receive Campbell/Graham Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Campbell/Graham Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

           A Subscriber (including existing Campbell/Graham Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Campbell/Graham Series Limited Units shall be admitted to the Trust and deemed a Campbell/Graham Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM NYT, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

           (vi)    Subscription Agreement.    Each Campbell/Graham Series
    Limited Owner who purchases any Campbell/Graham Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of Campbell/Graham Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

           (vii)    Escrow Agreement.    All proceeds from the sale of
    Campbell/Graham Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Campbell/Graham Series Limited Units. In the event that the Campbell/Graham Series Subscription Minimum is achieved during the Initial Offering for the Campbell/Graham Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Campbell/Graham Series Limited Units during its Initial Offering Period will be contributed to Campbell/Graham Series, for which the Campbell/Graham Series Limited Owners will receive additional Campbell/Graham Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

           (viii)    Optional Purchase of Campbell/Graham Series Limited Units
    by Managing Owner and others.    Subject to approval by the Managing Owner,
    any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Campbell/Graham Series Limited Units and will be treated as Campbell/Graham Series Limited Owners with respect to such Campbell/Graham Series Limited Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Campbell/Graham Series Limited Units as it determines in its discretion.

       (e)    Offer of C-View Currency Series Limited Units.

           (i) C-View Currency Series Maximum Offering. During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 230,000 C-View Currency Series Limited Units.

           (ii)    C-View Currency Series Initial Offering Period.    During
    the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per C-View Currency Series Limited Unit, the maximum amount of C-View Currency Series Limited Units set forth in Section 3.2(e)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the C-View Currency Series Limited Units as it deems appropriate.

           (iii)    C-View Currency Series Subscription Minimum.    There is no
    minimum amount of subscription proceeds which must be received by the C-View Currency Series. In the event that the Balanced Series reaches the Balanced Series Subscription Minimum, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as C-View Currency Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of C-View Currency Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of C-View Currency Series Limited Units, as soon as practicable after the termination of the C-View Currency Series Initial Offering Period. Such accepted subscribers will be deemed C-View Currency Series Limited Owners at such time as such admission is reflected on the books and records of C-View Currency Series of the Trust.

           (iv)    Failure to Meet the Balanced Series Subscription Minimum.
    In the event that the Balanced Series Subscription Minimum is not achieved, all proceeds of the sale of C-View Currency Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the C-View Currency Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

           (v)    Offer of C-View Currency Series Limited Units After Initial
    Offering Period.    In the event that the Balanced Series reaches its
    subscription minimum, the Trust may continue to offer C-View Currency Series Limited Units and admit additional C-View Currency Series Limited Owners and/or accept additional contributions from existing C-View Currency Series Limited Owners pursuant to the Prospectus.

           Each additional Capital Contribution to C-View Currency Series during the C-View Currency Series Continuous Offering Period by an existing C-View Currency Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing C-View Currency Series Limited Owners who are Benefit Plan Investors (including Individual Retirement Accounts) shall not have any such minimum additional Capital Contribution. During the C-View Currency Series Continuous Offering Period, each newly admitted C-View Currency Series Limited Owner, and each existing C-View Currency Series Limited Owner that makes an additional Capital Contribution to C-View Currency Series, shall receive C-View Currency Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the C-View Currency Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

           A Subscriber (including existing C-View Currency Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for C-View Currency Series Limited Units shall be admitted to the Trust and deemed a C-View Currency Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM NYT, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

           (vi)    Subscription Agreement.    Each C-View Currency Series
    Limited Owner who purchases any C-View Currency Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of C-View Currency Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

           (vii)    Escrow Agreement.    All proceeds from the sale of C-View
    Currency Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the C-View Currency Series Limited Units. In the event that the Balanced Series Subscription Minimum is achieved during the Initial Offering for the C-View Currency Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for C-View Currency Series Limited Units during its Initial Offering Period will be contributed to C-View Currency Series, for which the C-View Currency Series Limited Owners will receive additional C-View Currency Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

           (viii)    Optional Purchase of C-View Currency Series Limited Units
    by Managing Owner and others.    Subject to approval by the Managing Owner,
    any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of C-View Currency Series Limited Units and will be treated as C-View Currency Series Limited Owners with respect to such Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of C-View Currency Series Limited Units as it determines in its discretion.

       (f)    Offer of Dunn Series Limited Units.

           (i) Dunn Series Maximum Offering. During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 230,000 Dunn Series Limited Units.

           (ii)    Dunn Series Initial Offering Period.    During the Initial
    Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Dunn Series Limited Unit, the maximum amount of Dunn Series Limited Units set forth in Section 3.2(f)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Dunn Series Limited Units as it deems appropriate.

           (iii)    Dunn Series Subscription Minimum.    There is no minimum
    amount of subscription proceeds which must be received by the Dunn Series. In the event that the Balanced Series reaches the Balanced Series Subscription Minimum, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Dunn Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Dunn Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Dunn Series Limited Units, as soon as practicable after the termination of the Dunn Series Initial Offering Period. Such accepted subscribers will be deemed Dunn Series Limited Owners at such time as such admission is reflected on the books and records of Beach Series of the Trust.

           (iv)    Failure to Meet the Balanced Series Subscription Minimum.
    In the event that the Balanced Series Subscription Minimum is not achieved, all proceeds of the sale of Dunn Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Dunn Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

           (v)    Offer of Dunn Series Limited Units After Initial Offering
    Period.    In the event that the Balanced Series Subscription Minimum is achieved during the Initial Offering Period for the Dunn Series Limited Units, the Trust may continue to offer Dunn Series Limited Units and admit additional Dunn Series Limited Owners and/or accept additional contributions from existing Dunn Series Limited Owners pursuant to the Prospectus.

           Each additional Capital Contribution to Dunn Series during the Dunn Series Continuous Offering Period by an existing Dunn Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Dunn Series Limited Owners who are Benefit Plan Investors (including Individual Retirement Accounts) shall not have any such minimum additional Capital Contribution. During the Dunn Series Continuous Offering Period, each newly admitted Dunn Series Limited Owner, and each existing Dunn Series Limited Owner that makes an additional Capital Contribution to Dunn Series, shall receive Dunn Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Dunn Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

           A Subscriber (including existing Dunn Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Dunn Series Limited Units shall be admitted to the Trust and deemed a Dunn Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM NYT, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

           (vi)    Subscription Agreement.    Each Dunn Series Limited Owner
    who purchases any Dunn Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of Dunn Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

           (vii)    Escrow Agreement.    All proceeds from the sale of Dunn
    Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Dunn Series Limited Units. In the event that the Balanced Series Subscription Minimum is achieved during the Initial Offering for the Dunn Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Dunn Series Limited Units during its Initial Offering Period will be contributed to Dunn Series, for which the Dunn Series Limited Owners will receive additional Dunn Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

           (viii)    Optional Purchase of Dunn Series Limited Units by Managing
    Owner and others.    Subject to approval by the Managing Owner, any
    commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Dunn Series Limited Units and will be treated as Dunn Series Limited Owners with respect to such Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Dunn Series Limited Units as it determines in its discretion.

       (g)    Termination of the Series.    If the minimum number of Units in
any Series being offered are not sold during the Initial Offering Period for such Series, then such Series shall be terminated.

    SECTION 3.3    Managing Owner's Required Contribution. .    The Managing
Owner shall be required to contribute in cash to the Trust an amount, which, when added to the total aggregate contributions to all Series of the Trust by Unitholders in all Series, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than that required by the NASAA Guidelines. Such contribution shall be made by the Managing Owner before trading commences and shall be maintained throughout the existence of the Trust. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Initial Offering Period or the Continuous Offering Period. The Managing Owner will receive General Units in each Series to which it allocates a portion of its capital contribution as provided in Section 3.1(d). The Managing Owner shall, with respect to any Limited Units owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Units of the Managing Owner in any Series) in each material item of Series income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.

    SECTION 3.4    Establishment of Series of Units.

       (a)    Without limiting the authority of the Managing Owner set forth in
Section 3.4(b) to establish and designate any further Series, the Managing Owner hereby establishes and designates five initial Series, as follows:

       Balanced Series-Multi-Manager Series
       Graham Series-Graham Capital Management, L.P. Series
       Beach Series-Beach Capital Management Limited Series
       Campbell/Graham Series -Campbell & Company, Inc. and Graham Capital Management, L.P. Series
       C-View Currency Series-C-View International Limited Series
       Dunn Series-Dunn Capital Management Inc. Series

    The provisions of this Article III shall be applicable to the above designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.4(b).

       (b) The establishment and designation of any Series of Units other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

    SECTION 3.5    Establishment of Classes and Sub-Classes.    The division of
any Series into two or more Classes or two or more Sub-Classes and the establishment and designation of such Classes or Sub-Classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such Classes or Sub-Classes, or as otherwise provided in such instrument. The relative rights and preferences of the Classes of any Series and the Sub-Classes of any Class may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument and that such differences do not alter the allocations described in Article VI. At any time that there are no Units outstanding of any particular Class or Sub-Class previously established and designated, the Managing Owner may by an instrument executed by it abolish that Class or Sub-Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

    SECTION 3.6    Assets of Series.    All consideration received by the Trust
for the issue or sale of Units of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole and absolute discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes.

    SECTION 3.7    Liabilities of Series.

       (a) The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series; and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole and absolute discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

       (b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets (i) of the Trust generally or (ii) of any other Series, and, except as otherwise provided in this Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Statutory Trust Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Statutory Trust Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Units represented thereby to the assets of that Series.

       (c)    (i)    Except as set forth below, any debts, liabilities,
obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (collectively, "Claims and Interests"), if any, of the Managing Owner and the Trustee (the "Subordinated Claims") incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the "Applicable Series") and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the assets of the Applicable Series and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series and (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

           (ii) The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series' assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against the assets of any other Series or the Trust generally;

           (iii) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

           (iv) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

           (v) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

       (d) Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Unitholder, will include language substantially similar to the language set forth in Section 3.7(c).

    SECTION 3.8    Series Distributions.

       (a) Distributions with respect to Units of a particular Series or any Class or Sub-Class thereof shall be made in accordance with Section 6.4 and may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders in that Series, Class or Sub-Class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, or in the case of a Sub-Class, belonging to that Class and allocable to that Sub-Class, as the Managing Owner may determine, in its sole and absolute discretion, after providing for actual and accrued liabilities belonging to that Series. Such distributions may be made in cash or Units of that Series, Class or Sub-Class or a combination thereof as determined by the Managing Owner, in its sole and absolute discretion, or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such dividend or distribution to that Unitholder.

       (b) The Units in a Series, a Class or a Sub-Class of the Trust shall represent beneficial interests in the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class. Each Unitholder in a Series, Class or Sub-Class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series, Class or Sub-Class. Upon reduction or withdrawal of its Units or indemnification for liabilities incurred by reason of being or having been a holder of Units in a Series, Class or Sub-Class, such Unitholder shall be paid solely out of the funds and property of such Series or in the case of a Class, the funds and property of such Series and allocable to such Class of the Trust or in the case of a Sub-Class, the funds and property of such Class and allocable to such Sub-Class of the Trust. Upon liquidation or termination of a Series of the Trust, Unitholders in such Series, Class or Sub-Class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class, or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class.

    SECTION 3.9    Voting Rights.    Notwithstanding any other provision
hereof, on each matter submitted to a vote of the Unitholders of a Series, each Unitholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value of a Series per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Units of more than one Series, the Unitholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

    SECTION 3.10    Equality.    Except as provided herein or in the instrument
designating and establishing any Class, Sub-Class or Series, all Units of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Unit of any particular Series, Classes or Sub-Class shall be equal to each other Unit of that Series, Class or Sub-Class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.8 that may exist with respect to dividends and distributions on Units of the same Series, Class or Sub-Class. The Managing Owner may from time to time divide or combine the Units of any particular Series, Class or Sub-Class into a greater or lesser number of Units of that Series, Class or Sub-Class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Unitholders of any other Series, Class or Sub-Class.

    SECTION 3.11    Exchange of Units.    Subject to compliance with the
requirements of applicable law, the Managing Owner shall have the authority to provide that Unitholders of any Series shall have the right to exchange said Units into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner provided, however, that Units in the Class 1 or Class 2 of a Series may be exchanged with Units in the Class 1 or Class 2, as applicable, of another Series; provided, however, that Units in the Class 1 or Class 2, as applicable, of any non-Graham Series may be exchanged for Units in the Class 1 or Class 2, as applicable, of the Graham Series only if such Units were acquired through a Selling Agent which acts as a selling agent for the Graham Series. The Managing Owner shall also have the authority to provide that Unitholders of any Class of a particular Series shall have the right to exchange said Units into one or more other Classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Sub-Class of a particular Series shall have the right to exchange said Units into one or more other Sub-Class of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. Any such exchange shall be treated as a redemption of the Units in one Series or Class followed by an immediate purchase of Units in a second Series or Class.

                                  ARTICLE IV

                              THE MANAGING OWNER

    SECTION 4.1    Management of the Trust.    Pursuant to Section 3806 of the
Delaware Statutory Trust Act, the Trust shall be managed by the Managing Owner and the conduct of the Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

    SECTION 4.2    Authority of Managing Owner.    In addition to and not in
limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Statutory Trust Act, the Managing Owner shall have and may exercise on behalf of the Trust all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

       (a) To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

           (i) commodity brokerage services, as well as administrative services necessary to the prudent operation of the Trust, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations, and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days' prior written notice by the Trust; and

           (ii) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of the Trust, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing Owner, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years experience or who can otherwise demonstrate to the Managing Owner that they have sufficient knowledge and experience to carry out the trading in commodity contracts for the Trust and who are also appropriately registered under federal and/or state law (i.e., all commodities advice with respect to commodities transactions shall be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust's commodity brokers, if any.

       (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust's business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner's name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

       (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

       (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

       (e) To pay or authorize the payment of distributions to the Unitholders and expenses of each Series;

       (f) To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

       (g) To make any elections on behalf of the Trust or any Series thereof under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust or any Series thereof;

       (h) To redeem mandatorily any Limited Units upon at least two (2) days' prior written notice acknowledged by the Limited Owner, if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust, a Series in the Trust or any Unitholder to be deemed to be managing Plan Assets under ERISA, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

       (i) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, and if the concurrence of at least a majority in interest (over 50%) of the outstanding Units of all Series (not including Units owned by the Managing Owner) is not obtained;

       (j) To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in
Section 4.2(k) below; (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions), or reapportionments among Trading Advisors or to pay the expenses of any Series in the Trust; and provided further, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained;

       (k)    Monitor the trading activities of the Trading Advisor so that:

           (i) Any Series does not establish new Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate of a Series.

           (ii) Any Series does not acquire additional Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short Commodities positions requiring as margin or premium for all outstanding Commodities positions more than sixty-six and two-thirds percent (66 2/3%) of the Trust Estate of a Series. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, a Series may be required to commit as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Advisor to reduce its open futures or options positions to comply with the foregoing limit before initiating new Commodities positions.

    SECTION 4.3    Obligations of the Managing Owner.    In addition to the
obligations expressly provided by the Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall:

       (a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

       (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Series of the Trust and for the conduct of its business in all appropriate jurisdictions;

       (c) Retain independent public accountants to audit the accounts of each Series in the Trust;

       (d)    Employ attorneys to represent the Trust or a Series thereof;

       (e) Use its best efforts to maintain the status of the Trust as a "statutory trust" for state law purposes and as a partnership that is not a publicly traded partnership for federal income tax purposes;

       (f) Monitor the trading policies and limitations of each Series, as set forth in the Prospectus, and the activities of the Trust's Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;

       (g) Monitor the brokerage fees charged to each Series, and the services rendered by futures commission merchants to each Series, to determine whether the fees paid by, and the services rendered to, each Series for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each Series. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity pools. No material change related to brokerage fees shall be made except upon twenty (20) Business Days' prior notice to the Limited Owners, which notice shall include a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof, and no increase in such fees shall take effect except at the beginning of a Fiscal Quarter following the consent of Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of the Series affected (excluding Units held by the Managing Owner);

       (h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate of each Series, whether or not in the Managing Owner's immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of each Series (including any interest earned thereon) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of each Series in the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Statutory Trust Act. Subject to the restrictions set forth in Section 4.6 hereof, to the extent that, at law or in equity, the Managing Owner or any officer, director, employee or agent thereof or any Affiliate of the Managing Owner (collectively, the "Covered Persons"), has duties (including fiduciary duties) and liabilities relating thereto to the Trust, any other Unitholder or Covered Person or the Trustee, such Covered Person acting under the Trust Agreement shall not be liable to the Trust, any other Unitholder or Covered Person or the Trustee for such Covered Person's good faith reliance on the provisions of the Trust Agreement; and the duties and liabilities of such Covered Person may be expanded or restricted by the provisions of this Trust Agreement.

       (i) Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum "net worth" (as defined below) and not take any affirmative action to reduce its "net worth" below an amount imposed by the NASAA Guidelines as they may be amended from time to time. "Net Worth" is defined in the NASAA Guidelines as requiring the financial condition of the sponsor of an issuance of securities to be in no case less than $50,000 nor be in excess of $1,000,000;

       (j) Admit substituted Limited Owners in accordance with this Trust Agreement;

       (k) Refuse to recognize any attempted transfer or assignment of a Unit that is not made in accordance with the provisions of Article V; and

       (l) Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, each Unitholder and the other Trust documents described in Section 9.6 at the Trust's principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including without limitation, matters relating to a Unitholder's voting rights hereunder or the exercise of a Limited Owner's rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten (10) days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten (10) Business Days' prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.

    SECTION 4.4    General Prohibitions.    The Trust shall not:

       (a) Borrow money from or loan money to any Unitholder or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of the Trust's Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non- recourse basis;

       (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of each Series so as to restore the Series' account to proper margin status in the event that the Series fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic's, warehousemen's, carrier's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

       (c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

       (d) Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Units in the Trust;

       (e) Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Advisor(s) may take into account the Series' open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Series;

       (f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

       (g) Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid with respect to a Series with respect to its commodity trading activities;

       (h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units) (i) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

       (i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

       (j)    Enter into any exclusive brokerage contract;

       (k) Operate the Trust in any manner so as to contravene section 3804 of the Delaware Statutory Trust Act; and

       (l) Cause the Trust to elect to be treated as an association taxable as a corporation for federal income tax purposes.

    SECTION 4.5    Liability of Covered Persons.    A Covered Person shall have
no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

    SECTION 4.6    Indemnification of the Managing Owner.

       (a) To the fullest extent permitted by applicable law, the Managing Owner shall be indemnified and held harmless by the Trust against any liability or loss suffered by the Managing Owner in connection with its activities for each Series of the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate.

       (b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust or any Series thereof shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee,
(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

       (c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Tennessee Securities Division, the position of the Securities Division of the Commonwealth of Massachusetts and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

       (d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

       (e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Managing Owner on behalf of the Trust or a particular Series of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with the applicable legal rate of interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

       (f) The term "Managing Owner" as used only in this Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or any Series thereof and acting within the scope of the Managing Owner's authority as set forth in this Trust Agreement.

       (g) The payment of any amount pursuant to this Section shall be subject to Section 3.7 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.

    SECTION 4.7    Expenses.

       (a) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and each Series thereof and sale of Units, except for the initial service fee, if any. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as: (i) initial and on-going registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods,
(iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods, and (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

       (b) All on-going charges, costs and expenses of the Trust's operation, including, but not limited to, the routine expenses associated with
(i) preparation of monthly, annual and other reports required by applicable federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel, auditors and accountants, whether employed directly or by Affiliates of the Managing Owner; (v) postage, insurance and filing fees; (vi) client relations and services and (vii) computer equipment and system development shall be billed to and paid by the Managing Owner or an Affiliate of the Managing Owner. All on-going expenses associated with (i) the fixed fee to be paid to the Trust's commodity brokers, if any, (ii) required payments to the Trust's Trading Advisors and (iii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid out of the assets of the appropriate Series of the Trust subject to such other limitations as are set forth herein concerning the limitations on the Series' liability for the liabilities of another Series.

       (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner's "overhead," is prohibited.

       (d) The Trust shall pay any extraordinary fees and expenses affecting the Trust generally (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto). Except as otherwise set forth in this Trust Agreement, all Trust expenses which are specific to a particular Series of Units will be allocated to such Series. All general expenses of the Trust will be allocated pro rata among all Series of Units according to their respective Net Asset Values and taking into account the timing of such Unit purchases.

    SECTION 4.8    Compensation to the Managing Owner. (a)     Management Fee.

           (i) The assets attributable to each Series of Units shall be used to pay to the Managing Owner a monthly management fee equal to the following percentage of such Series' assets:

           (A) the assets attributable to the Balanced Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 0.50% of the assets attributable to the Balanced Series Units (approximately 0.50% annually);

           (B) the assets attributable to the Graham Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Graham Series Units (approximately 2.50% annually);

           (C) the assets attributable to the Beach Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.0% of the assets attributable to the Beach Series Units (approximately 2.0% annually);

           (D) the assets attributable to the Campbell/Graham Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 0.21% of the assets attributable to the Campbell/Graham Series Units (approximately 2.50% annually);

           (E) the assets attributable to the C-View Currency Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.0% of the assets attributable to the C-View Currency Series Units (approximately 2.0% annually);

           (F) the assets attributable to the Dunn Series Units shall be used to pay to the Managing Owner no monthly management fee; and

           (ii) For purposes of calculating the management fee payable to the Managing Owner, the Net Asset Value of a Series shall be determined before reduction for any management fees accrued or paid, incentive fees made or makeable or extraordinary fees and expenses accrued or paid as of such month-end and before giving effect to any capital contributions made and any distributions or redemptions accrued or paid as of such month-end. In the event that a Limited Owner redeems some or all of its Units or exchanges some or all of its Units for Units of another Series or the Trust is dissolved or terminated as of any date other than the last day of a calendar month, the management fee for such month shall be paid on a pro-rated basis based on the ratio that the number of days in the calendar month through the date of such event bears to the total number of days in the calendar month.

           (iii) The Managing Owner shall pay each Trading Advisor's management fees out of such management fee.

           (iv) Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged management fees at reduced rates.

       (b)    Incentive Fee

           (i) Each Series (other than the Balanced Series and the Campbell/Graham Series) shall pay to the Managing Owner an incentive fee of a certain percentage of "New High Net Trading Profits" (as hereinafter defined) generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter (the "Incentive Measurement Date"). Because the Balanced Series and the Campbell/Graham Series will each employ multiple Trading Advisors, such Series shall pay the Managing Owner an incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period the Balanced Series or the Campbell/Graham Series may pay incentive fees to one or more Trading Advisors while such Series as a whole experiences losses. The fee shall accrue monthly. The percentage of New High Net Trading Profits that each Series shall pay to the Managing Owner is as follows:

           (A) the Balanced Series Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits;

           (B) the Graham Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

           (C) the Beach Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

           (D) the Campbell/Graham Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

           (E) the C-View Currency Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

           (F) the Dunn Series Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits; and

           (ii) "New High Net Trading Profits" (for purposes of calculating the Managing Owner's incentive fees) shall be computed as of the Incentive Measurement Date and will include such profits (as outlined below) since the Incentive Measurement Date of the most recent preceding calendar month or quarter for which an incentive fee was earned (or, with respect to the first Incentive Fee, as of the commencement of operations) (the "Incentive Measurement Period"). New High Net Trading Profits for any Incentive Measurement Period shall be the net profits, if any, from the Series' (or in the case of the Balanced Series and the Campbell/Graham Series, the Trading Advisor's) trading during such period (including (i) gross realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) minus (iii) the fees charged to the Series (or in the case of the Balanced Series and the Campbell/Graham Series, such Trading Advisor) by the Managing Owner and the Clearing Brokers for brokerage commissions, exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the Series' (or in the case of the Balanced Series and the Campbell/Graham Series, such Trading Advisor's) trading activities and on-going service fees for certain administrative services payable to certain Selling Agents and will be calculated after the determination of the Managing Owner's management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period minus (iv) the "Carryforward Loss" (as defined in the next sentence), if any, as of the beginning of the Incentive Measurement Period. If the total of items (i) through (iv), above, is negative at the end of an Incentive Measurement Period, such amount shall be the Carryforward Loss for the next month or quarter. Carryforward Losses shall (v) be proportionately reduced to reflect reductions in allocated assets. Such proportional reduction shall be based upon the ratio that the reduction of assets allocated away from the Trading Advisor bears to the then current amount of Allocated Assets which the Trading Advisor is managing prior to giving effect to such reduction in the Allocated Assets. New High Net Trading Profits will not include interest earned or credited. New High Net Trading Profits shall be generated only to the extent that the Series' (or in the case of the Balanced Series and the Campbell/Graham Series, the Trading Advisor's) cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by such Series (or in the case of the Balanced Series and the Campbell/Graham Series, such Trading Advisor's) as of a previous Incentive Measurement Date. Except as set forth below, net losses after proportional reduction under clause (v), above from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an Incentive Measurement Date, the date of the date of the withdrawal or distribution will be treated as if it were an Incentive Measurement Date, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Managing Owner until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to the Series (or in the case of the Balanced Series and the Campbell/Graham Series, such Trading Advisor's) in an Incentive Measurement Period, distributions or redemptions payable by the Series (or in the case of the Balanced Series and the Campbell/Graham Series, such Trading Advisor's) during an Incentive Measurement Period, as well as losses, if any, associated with redemptions during the Incentive Measurement Period and prior to the Incentive Measurement Date. In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

           (iii) The Managing Owner shall pay each Trading Advisor's incentive fees out of such fees.

           (iv) Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged incentive fees at reduced rates.

       (c) The first two percent (2.0%) of interest income earned by the Trust on each Series shall be paid to the Managing Owner. In addition, if interest rates fall below 0.75%, the Managing Owner shall be paid the difference between the Trust's annualized income interest and 0.75%. Interest income above 2.0% per Series shall be retained by the Trust.

       (d) The Trust, with respect to each Series, will pay a fee of a certain percentage of the Series' Net Asset Value annually which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with each Series' trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of any Series.

       (e) With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Balanced Series during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Balanced Series, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income and twenty percent (20%) of the incentive fees earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

       (f) With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Campbell/Graham Series during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Campbell/Graham Series, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

    SECTION 4.9    Other Business of Unitholders.    Except as otherwise
specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except as described in the Prospectus.

    SECTION 4.10    Voluntary Withdrawal of the Managing Owner.    The Managing
Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred twenty (120) days' prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (excluding Units held by the withdrawing Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Unit at the Net Asset Value of a Series thereof on the next Redemption Date following the date of removal or withdrawal.

    SECTION 4.11    Authorization of Registration Statements.    Each Limited
Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements or any securities laws on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Statutory Trust Act or any applicable law, rule or regulation.

    SECTION 4.12    Litigation.    The Managing Owner is hereby authorized to
prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust's interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust's assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

                                  ARTICLE V

                              TRANSFERS OF UNITS

    SECTION 5.1    General Prohibition.    A Limited Owner may not sell,
assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits of any Series in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

    SECTION 5.2    Transfer of Managing Owner's General Units.

       (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner's General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

       (b) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation, the reorganization of the Managing Owner into or with any other corporation, the transfer of all the capital stock of the Managing Owner or the assumption of the Units, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.

       (c) Upon assignment of all of its Units, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.6 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

    SECTION 5.3    Transfer of Limited Units.

       (a) Permitted assignees of the Limited Owners shall be admitted as substituted Limited Owners, pursuant to this Article V, only upon the consent of the Managing Owner. The parties hereto hereby agree that such restrictions are necessary and desirable in order to maintain the Trust's tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership or to avoid adverse legal consequence to the Trust. There will be no restrictions on transferability other than the restrictions necessary and desirable in order to maintain the Trust's tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership, and to avoid adverse legal consequences to the Trust.

           (i) A substituted Limited Owner is a permitted assignee that has been admitted to any Series as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in
    Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Series reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Series.

           (ii) A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Units with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Series' transactions or to inspect the Trust's or Series' books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Units assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

           (iii) A Limited Owner shall bear all extraordinary costs (including attorneys' and accountants' fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Units.

       (b) No permitted assignee of the whole or any portion of a Limited Owner's Limited Units shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

           (i) The written consent of the Managing Owner to such substitution shall be obtained.

           (ii) A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

           (iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

           (iv) Upon the request of the Managing Owner, an opinion of the Trust's independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Trust's tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Statutory Trust Act.

       (c) Any Person admitted to any Series as a Unitholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

       (d)    (i)    Subject to the provisions of Section 5.3(e) below,
compliance with the suitability standards imposed by the Trust for the purchase of new Units, applicable federal securities and state "Blue Sky" laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Units to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Unit (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of any Series' income or loss. The Managing Owner shall withhold its consent to assignments made under the foregoing circumstance, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as a Unitholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

           (ii) Except as specifically provided in this Trust Agreement, a permitted assignee of a Unit shall be entitled to receive distributions from the Series attributable to the Unit acquired by reason of such assignment from and after the effective date of the assignment of such Unit to him. The "effective date" of an assignment of a Limited Unit as used in this clause shall be the Business Day two (2) days after the date on which the Managing Owner shall have been in receipt of the written instrument of assignment for at least two (2) Business Days prior thereto. If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the "effective date" of an assignment of a Unit in the Trust shall be the first Business Day immediately following the Business Day in which the written instrument of assignment is received by the Managing Owner.

           (iii) Anything herein to the contrary notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

       (e)    (i)    No assignment or transfer of a Unit may be made which
would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Unit transferred shall be deemed sold by the transferor to the Series immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).

           (ii) No assignment or transfer of an interest in any Series may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to affiliates), which would result in either the assignee or the assignor holding Units in any combination of Series valued at less than $1,000 (with no minimum in the case of Benefit Plan Investors), and $5,000 in the case of assignees or assignors who are residents of Texas, provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in all Series of the Trust.

           (iii) Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of a Unit may be made which would result in increasing the aggregate total of Units previously assigned and/or transferred in said period to forty-nine percent (49%) or more of the total interest in the Trust's capital and profits, as determined by the Managing Owner. This limitation is hereinafter referred to as the "forty-nine percent (49%) limitation"; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of a Unit would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Unit(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Unit(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of a Series of said Unit(s) on such date of transfer. The liquidation price shall be paid within ninety
    (90) days after the date of the transfer.

       (f) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

       (g) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

       (h) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each other Unitholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

                                  ARTICLE VI

                         DISTRIBUTION AND ALLOCATIONS

    SECTION 6.1    Capital Accounts.    A capital account shall be established
for each Unitholder on the books of the Series in which a Unit is owned (such account sometimes hereinafter referred to as a "book capital account"). The initial balance of each Unitholder's book capital account with respect to any Series shall be the amount of his initial Capital Contribution to that Series.

    SECTION 6.2    Book Capital Account Allocations.    As of the close of
business (as determined by the Managing Owner) on each Business Day during each Fiscal Year of the Trust, the following determinations and allocations shall be made:

       (a) First, any increase or decrease in the Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Unitholders in the ratio that the balance of each Unitholder's book capital account bears to the balance of all Unitholders' book capital accounts; and

       (b) Next, the amount of any distribution to be made to a Unitholder and any amount to be paid to a Unitholder upon redemption of his Units shall be charged to that Unitholder's book capital account as of the applicable record date and Redemption Date, respectively.

    SECTION 6.3    Allocation of Profit and Loss for United States Federal
Income Tax Purposes.    As of the end of each Fiscal Year, the recognized
profit and loss of a Series shall be allocated among the Unitholders of that Series (and among Classes of a Series as appropriate) pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

       (a) First, the Profits or Losses of the Trust shall be allocated pro rata among the Unitholders based on their respective book capital accounts as of the end of any Business Day.

       (b) Next, Disposition Gain or Disposition Loss from the Trust's trading activities for each Fiscal Year of the Trust shall be allocated among the Unitholders as follows:

           (i) There shall be established a tax capital account with respect to each outstanding Unit. The initial balance of each tax capital account shall be the amount paid by the Unitholder to the Trust for the Unit. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(ii), 6.3(b)(iii) and 6.3(b)(iv) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(v), 6.3(b)(vi) and 6.3(b)(vii) below and by the amount of any distribution which shall have been received by the Unitholder with respect to the Unit (other than on redemption of Units); and (C) If a Unit is redeemed, the tax capital account with respect to such Unit shall be eliminated on the Redemption Date.

           (ii) Disposition Gain shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange over the portion of the balance of such Unitholder's tax capital account attributable to such redeemed or exchanged Units (the "Gain Disparity"); provided, however, that if such Disposition Gain is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Gain Disparity of each such Unitholder bears to the sum of the Gain Disparities of all such Unitholders.

           (iii) Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated first among all Unitholders whose book capital accounts shall be in excess of their Units' tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iii), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder's excess shall bear to all such Unitholder's excesses.

           (iv) Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(iii) above shall be allocated to the Unitholders in the ratio that each Unitholder's book capital account bears to all Unitholders' book capital accounts.

           (v) Disposition Loss shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the portion of the balance of such Unitholder's tax capital account attributable to the redeemed or exchanged Units over the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange (the "Loss Disparity"); provided, however, that if such Disposition Loss is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Loss Disparity of each such Unitholder bears to the sum of the Loss Disparities of all such Unitholders.

           (vi) Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(v) above shall be allocated first among all Unitholders whose Units' tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(vi), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder's excess shall bear to all such Unitholders' excesses.

           (vii) Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(vi) above shall be allocated to the Unitholders in the ratio that Unitholder's book capital account bears to all Unitholders' book capital accounts.

       (c) The tax allocations prescribed by this Section 6.3 shall be made to each holder of a Unit whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner's Units on a Unit-equivalent basis.

       (d) The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this Section 6.3 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between a Unitholder's book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)of the Code. Notwithstanding Section 6.3(b), if the allocations in Section 6.3(b)(ii) and 6.3(b)(v) fail to allocate Disposition Gain or Disposition Loss sufficient to eliminate the relevant Gain Disparity or Loss Disparity, the Managing Owner shall first allocate Disposition Gain or Disposition Loss in later periods to eliminate such Gain Disparity or Loss Disparity.

       (e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Units held by the same Unitholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Unitholders (subject to the same limitation).

    SECTION 6.4    Allocation of Distributions.    Initially, distributions
shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which the Trust shall make with respect to the Units; provided, however, that the Trust shall not make any distribution that violates the Delaware Statutory Trust Act. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Section 13.2) shall be made to the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

    SECTION 6.5    Admissions of Unitholders; Transfers.    For purposes of
this Article VI, Unitholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Units acquired by such Unitholder or in respect of additional Units acquired by an existing Unitholder, as of the Business Day falling two (2) Business Days after the date on which such Unitholder's Subscription Agreement or Exchange Request, as the case may be, is received, provided the Managing Owner shall have been in receipt of such Subscription Agreement or Exchange Request for at least two (2) Business Days, or in which the transfer of Units to such Unitholder is recognized, except that persons accepted as subscribers to the Trust pursuant to Section 3.2 shall be deemed admitted on the date determined pursuant to such Section. Any Unitholder shall provide the Managing Owner with a Subscription Agreement or Exchange Request, as the case may be, by 4:00 PM NYT. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Unitholder. Any Unitholder to whom a Unit had been transferred shall succeed to the tax and book capital accounts attributable to the Unit transferred.

    SECTION 6.6    Liability for State and Local and Other Taxes.    In the
event that the Trust or any Series shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust or the Series shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust or the Series shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder's allocable share of Trust income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner's request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by U.S. Bank National Association. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

                                 ARTICLE VII

                                 REDEMPTIONS

    SECTION 7.1    Redemption of Units.    The Unitholders recognize that the
profitability of any Series depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Series profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Unitholders will be on a limited basis. Nevertheless, the Unitholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Units prior to the dissolution of a Series. In that regard and subject to the provisions of Section 4.2(h):

       (a) Subject to the conditions set forth in this Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Unit or portion thereof on the Business Day falling two (2) Business Days following the date the Managing Owner is in receipt of an acceptable form of written notice of redemption for at least one (1) Business Day (a "Redemption Date") to be received by the Managing Owner prior to 4:00 PM NYT in order for the redemption to be effective as of the next Business Day. The Managing Owner, in its sole and absolute discretion, may change the notice requirement upon written notice to such redeeming Unitholder. Units will be redeemed on a "first in, first out" basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value of a Series per Unit calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If a Unitholder (or permitted assignee thereof) is permitted to redeem any or all of his Units as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Unitholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

       (b) The value of a Unit for purposes of redemption shall be the book capital account balance of such Unit at the Valuation Point immediately preceding the Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of a Unit shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Unitholder of record, as well as all amounts which shall be owed by all permitted assignees of such Units, shall be deducted from the Net Asset Value of a Series of such Units upon redemption.

       (c) The effective date of redemption shall be the Redemption Date, and payment of the value of the redeemed Units (except for Units redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within seven (7) Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust or any Series in the Trust, except any liability to Unitholders on account of their Capital Contributions, have been paid or there remains property of the Series sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Units of the proportionate part of the value of redeemed Units represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Units will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in accordance with Section 7.1(d) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least one (1) Business Day; provided, however, that the Managing Owner must receive such written notice by 4:00 PM NYT in order for the redemption to be effective as of the next Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to such Limited Owner.

       (d) A Limited Owner (or any permitted assignee thereof) wishing to redeem Units must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Units sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Units to be redeemed and that such Units are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting redemption shall be notified in writing within seven (7) Business Days following the Redemption Date whether or not their Units will be redeemed, unless payment for the redeeming Units is made within that seven (7) Business Day period, in which case the notice of acceptance of the redemption shall not be required.

       (e) The Managing Owner may suspend temporarily any redemption for up to 30 days if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust's ability to operate in pursuit of its objectives. The Managing Owner may also suspend temporarily any redemption for up to 30 days in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. In addition, the Managing Owner may mandatorily redeem Units pursuant to Section 4.2(h).

       (f) Units that are redeemed shall be extinguished and shall not be retained or reissued by the Trust or any Series.

       (g) Except as discussed above, all requests for redemption in proper form will be honored, and the Series' positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption Date.

    SECTION 7.2    Redemption by the Managing Owner.    Notwithstanding any
provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust's Managing Owner, the Managing Owner shall not transfer or redeem any of its General Units to the extent that any such transfer or redemption would result in its having less than a one percent (1%) interest in the aggregate of all Series of the Trust.

    SECTION 7.3    Redemption Fee.    Limited Owners who redeem all or a
portion of their Units in the Class 1 of any Series during the first twelve
(12) months following the effective date of their purchase shall be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which the Limited Owner purchased such Units. This redemption fee will not be charged if a Limited Owner simultaneously exchanges the redeemed Units thereof for Units of aggregate equal value in another Series. Such redemption fees shall be payable to the Managing Owner.

    SECTION 7.4    Exchange of Units.    Units in one Series may be exchanged,
without applicability of redemption fees, for Units of equivalent value of any other Series (an "Exchange") on any Business Day, subject to the conditions on Redemptions in this Article VII, provided, however, that Units in the Class 1 or Class 2, as applicable, of a Series may only be exchanged with Units in the Class 1 or Class 2, as applicable, of another Series; provided, however, that Units in the Class 1 or Class 2, as applicable, of any non-Graham Series may be exchanged for Units in the Class 1 or Class 2, as applicable, of the Graham Series only if such Units were acquired through a Selling Agent which acts as a selling agent for the Graham Series.

                                 ARTICLE VIII

                              THE LIMITED OWNERS

    SECTION 8.1    No Management or Control; Limited Liability.    The Limited
Owners shall not participate in the management or control of the Trust's business nor shall they transact any business for the Trust or any Series thereof or have the power to sign for or bind the Trust or any Series thereof, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate of any Series in which such Limited Owners owns a Unit and profits remaining in the Series, if any. Except as provided herein, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.

    SECTION 8.2    Rights and Duties.    The Limited Owners shall have the
following rights, powers, privileges, duties and liabilities:

       (a) The Limited Owners shall have the right to obtain information of all things affecting the Trust (or any Series thereof in which it holds a Unit), provided that such is for a purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney's fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner's request for such information was not reasonably related to the Limited Owner's interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

       (b) The Limited Owners shall receive from the assets of the Series in which they hold Units, the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

       (c)    Except for the Limited Owners' redemption rights set forth in
Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Series in which they hold Units and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series, Class or Sub-Class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

       (d) Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Units held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Trust as provided in
Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10, (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner,
(iv) elect and appoint one or more additional Managing Owners, (v) approve a material change in the trading policies of a Series, or the brokerage fees paid by a Series, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty,
(vii) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (viii) terminate the Series as provided in Section 13.1(g), and in the case of (iv), (v) and (vi) in each instance on sixty (60) days' prior written notice.

    Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

    SECTION 8.3    Limitation on Liability.

       (a) Except as provided in Sections 4.6(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution to the Trust and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner's Subscription Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

       (b) The Trust shall indemnify, on a pro rata basis among Series, to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Series' Units (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

       (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners' personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of each Series to the extent set forth in Section 3.6 and 3.7 hereof.

                                  ARTICLE IX

                         BOOKS OF ACCOUNT AND REPORTS

    SECTION 9.1    Books of Account.    Proper books of account for the Trust
and each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust's business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of any Series, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.


    SECTION 9.2    Annual Reports and Monthly Statements.

       (a) Each Limited Owner shall be furnished with an annual report within 120 days after the close of the fiscal year containing the following information: (i) a balance sheet as of the end of the Fiscal Year and statements of income and Limited Owners' equity and cash flows for the year then ended, all of which shall be prepared in accordance with GAAP and accompanied by an auditor's report containing an opinion of an independent certified public accountant or independent public accountant, (ii) a statement showing the total fees, compensation, brokerage commissions and expenses paid by the Trust, segregated as to type, and stated both in aggregate dollar term and as a percentage of Net Asset Value, (iii) the average round turn rate for the Fiscal Year.

       (b) Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with ( i) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, ( ii) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and ( iii) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

       (c) The Managing Owner shall ensure the calculation of the Net Asset Value of the Trust daily and shall make available upon the request of a Limited Owner, the Net Asset Value per Series per Unit.

    SECTION 9.3    Tax Information.    Appropriate tax information (adequate to
enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

    SECTION 9.4    Calculation of Net Asset Value of a Series.    Net Asset
Value of a Series will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value of a Series per Unit. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value of a Series per Unit to less than 50% of the Net Asset Value of a Series per Unit as of the preceding Valuation Point within seven (7) Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof.

    SECTION 9.5    Other Reports.    The Managing Owner shall send such other
reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business Days of such occurrence; and (d) a description of any material effect on the Units such changes may have. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

    SECTION 9.6    Maintenance of Records.    The Managing Owner shall maintain
(a) for a period of at least eight (8) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Series' federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and
(b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

    SECTION 9.7    Certificate of Trust.    Except as otherwise provided in the
Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Statutory Trust Act.

    SECTION 9.8    Registration of Units.    Subject to Section 4.3(l) hereof,
the Managing Owner shall keep, at the Trust's principal place of business, a Unit Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Units and of transfers of Units. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Unit shall be registered in the Unit Register as the Unitholder of such Unit for the purpose of receiving distributions pursuant to
Article VI and for all other purposes whatsoever.

                                  ARTICLE X

                                 FISCAL YEAR

    SECTION 10.1    Fiscal Year.    The fiscal year of the Trust ("Fiscal
Year") shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year shall commence on August 8, 2003, and end on the 31st day of December, 2003.

                                  ARTICLE XI

                    AMENDMENT OF TRUST AGREEMENT; MEETINGS

    SECTION 11.1    Amendments to the Trust Agreement.

       (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Units equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee's approval.

       (b)    Notwithstanding any provision to the contrary contained in
Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause
(iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for federal income tax purposes.

       (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Unitholders if the Trust is advised at any time by the Trust's accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

       (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Statutory Trust Act, to reflect such change.

       (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

       (f) No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

    SECTION 11.2    Meetings of the Trust.    Meetings of the Unitholders of
the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of a Series of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Unitholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty
(30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

    SECTION 11.3    Action Without a Meeting.    Any action required or
permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section
15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

                                 ARTICLE XII

                                     TERM

    SECTION 12.1    Term.    The term for which the Trust and each Series is to
exist shall commence on the date of the filing of the Certificate of Trust, and shall expire on December 31, 2053, unless sooner terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

                                 ARTICLE XIII

                                 TERMINATION

    SECTION 13.1 Events Requiring Dissolution of the Trust or any Series. The Trust or, as the case may be, any Series thereof shall dissolve at any time upon the happening of any of the following events:

       (a) The expiration of the Trust term as provided in Article XII hereof.

       (b) The filing of a certificate of dissolution or revocation of the Managing Owner's charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an "Event of Withdrawal") unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause
(b)(ii) above, within one hundred twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust thereof by forming a new statutory trust (the "Reconstituted Trust") on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

       (c) The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

       (d) With respect to the Trust, the failure to sell the Subscription Minimums of all Series or, with respect to a Series, the failure to sell the Subscription Minimum during the Initial Offering Period.

       (e) In the event of the suspension, revocation or termination of the Managing Owner's registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

       (f) The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

       (g) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Units of the Managing Owner) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such Series' termination.

       (h) The Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such terminations.

       (i) The decline of the Net Asset Value of a Series of the Trust Estate by fifty percent (50%) from the Net Asset Value of a Series of the Trust Estate (i) at the commencement of the Series' trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

       (j) The determination of the Managing Owner that the Series' aggregate net assets in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series.

    The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner's Units except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Series in which they own a Unit and any right to an audit or examination of the books of the Series in which they own a Unit, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Series.

    SECTION 13.2    Distributions on Dissolution.    Upon the dissolution of
the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the "Liquidating Trustee") as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust's or Series' assets and liabilities. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or Series of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder to the Trust or Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI. After the distribution of all remaining assets of the Trust or Series, the Managing Owner will contribute to the Trust or Series an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Trust or Series to its creditors, and the balance, if any, shall be distributed to those Unitholders in the Trust or Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

    SECTION 13.3    Termination; Certificate of Cancellation.    Following the
dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Statutory Trust Act. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

                                 ARTICLE XIV

                              POWER OF ATTORNEY

    SECTION 14.1    Power of Attorney Executed Concurrently.    Concurrently
with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

       (a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

       (b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

       (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

    SECTION 14.2    Effect of Power of Attorney.    The Power of Attorney
concurrently granted by each Limited Owner to the Managing Owner:

       (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

       (b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

       (c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution. Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

    SECTION 14.3    Limitation on Power of Attorney.    The Power of Attorney
concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

                                  ARTICLE XV

                                MISCELLANEOUS

    SECTION 15.1    Governing Law.    The validity and construction of this
Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Statutory Trust Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

    SECTION 15.2    Provisions In Conflict With Law or Regulations.

       (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the Delaware Statutory Trust Act or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

       (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

    SECTION 15.3    Construction.    In this Trust Agreement, unless the
context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

    SECTION 15.4    Notices.    All notices or communications under this Trust
Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

    SECTION 15.5    Counterparts.    This Trust Agreement may be executed in
several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

    SECTION 15.6    Binding Nature of Trust Agreement.    The terms and
provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

    SECTION 15.7    No Legal Title to Trust Estate.    The Unitholders shall
not have legal title to any part of the Trust Estate.

    SECTION 15.8    Creditors.    No creditors of any Unitholders shall have
any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

    SECTION 15.9    Integration.    This Trust Agreement constitutes the entire
agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

    IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Trustee
By:
Name:
Title:

EQUINOX FUND MANAGEMENT, LLC,
as Managing Owner
By:
Name:
Title:
    All Limited Owners now and hereafter admitted as Limited Owners of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner

By:
   Attorney-in fact

                                                                   EXHIBIT A-1

                             CERTIFICATE OF TRUST
                                      OF
                              THE FRONTIER FUND

    This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) and sets forth the following:

    FIRST:  The name of the trust is The Frontier Fund (the "Trust").

    SECOND: The name and the business address of the Delaware trustee is Wilmington Trust Company, 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19805.

    THIRD: Pursuant to Section 3806(b)(2) of the Delaware Statutory Trust Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the Declaration of Trust and Trust Agreement of the Trust dated August 8, 2003`, as the same may be amended from time to time (each a "Series").

    FOURTH:  Notice of Limitation of Liability of each Series: Pursuant to
Section 3804 of the Delaware Statutory Trust Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to, in connection with or arising under a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series.

WILMINGTON TRUST COMPANY, Trustee
By



                                      B-1


                                                                     EXHIBIT B

                              THE FRONTIER FUND
                           SUBSCRIPTION INFORMATION
_____________________________________________________________________________
    All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of The Frontier Fund (the "Trust") and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the "Prospectus").

1.  REPRESENTATIONS AND WARRANTIES

I (we) hereby represent and warrant to the Managing Owner and the Trust as follows:

(1) I (we) satisfy one of the following financial standards outlined below for subscription in the Trust. I (we) am (are) not acting on behalf of an Employee Benefit Plan and I (we) have either (A) a net worth (exclusive of home, home furnishings, and automobiles) of at least $150,000 or (B) a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000 and not more than 10% of my net worth is invested in the Trust. If I (we) am (are) acting on behalf of an IRA or a Keogh Plan which covers no common law employees, each Participant meets and, if I (we) am (are) a participant in a Plan, it meets the net worth and gross income requirement in (A) or (B) above , and not more than 10% of my net worth is invested in the Trust . If I (we) am (are) acting on behalf of an Employee Benefit Plan (other than an IRA or a Keogh Plan which covers no common law employees), the assets of the Plan are at least $150,000 and its investment in the Trust does not exceed 10% of the assets of the Plan at the time of investment. If I (we) am (are) a resident(s) of one of those states listed under "State Suitability Requirements", I (we) meet the more restrictive suitability requirements imposed by the State in which I (we) reside and not more than 10% of my net worth is invested in the Trust.

(2) The address set forth on the signature page of this Subscription Agreement is my (our) true and correct address and I (we) have no present intention of becoming a resident of any other state or country. The information provided under that caption is true, correct, and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my (our) admission to the Trust as a Limited Owner, I (we) will immediately furnish such revised or corrected information to the Managing Owner. I (we) will furnish the Managing Owner with such other documents as it may request to evaluate this subscription.

(3) If I (we) am (are) an individual(s), I (we) am (are) over 21 years old and am (are) legally competent and am (are) permitted by applicable law to execute and deliver this Subscription Agreement.

(4) If I (we) am (are) a trust or custodian under an Employee Benefit Plan (or otherwise is an entity which holds plan assets), none of the Trustee, Managing Owner, the Trading Advisors, any Selling Agent, or Clearing Broker, or any of their affiliates either: (i) has investment discretion with respect to the investment of the assets of such entity being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the trust or custodian; or (iii) is an employer maintaining or contributing to the trust.

(5) To my (our) best knowledge, I (we) am (are) independent of the Trust and any of the parties identified in paragraph 4(a) above and the decision to invest in the Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(6) I (we) have received a Prospectus of each Series which constitutes its Commodity Futures Trading Commission ("CFTC") Disclosure Document.

(7) I (we) am (are) purchasing the Units for our own account.

(8) If trading for the applicable Series has commenced, I (we) have received a copy of its most recent monthly report as required by the CFTC.

(9) I (we) acknowledge that as a holder or holders of any interests in, or claims of any kind against, any Series, I (we) will seek to recover any debts, liabilities, obligations and expenses incurred or otherwise existing with respect to that Series solely from, or to assert such claims solely against, (i) the assets of that Series (and not the assets of any other Series or the Trust generally) or (ii) the Managing Owner.

(10)I (we) represent that all of the information which I (we) has (have) provided to the Trust in connection with this Subscription Agreement and Power of Attorney is true and correct.

(11)I (we) agree to provide any information deemed necessary by the Trust to comply with its anti-money laundering program and related responsibilities from time to time.

(12)I (we) represent that I (we) and each beneficial owner of the me (us), am
    (are) (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control "watch list" and do not have any affiliation of any kind with such an individual, entity or organization;
    (ii) not a foreign shell bank; and (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force.

(13)I (we) represent that I (we) am (are) not, and no beneficial owner of me
    (us) is, a senior foreign political figure,1 an immediate family member of a senior foreign political figure2 or a close associate of a senior foreign political figure.3

(14)I (we) represent that the funds to be invested in the Trust were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

(15)I (we) is acquiring the Units for which I (we) has (have) subscribed for my
    (our) own account, as principal, for investment and not with a view to the resale or distribution of all or a portion of such Units or, if I (we) is
    (are) an intermediary subscribing for Units as a record owner on behalf of one or more investors or beneficial owners ("Owners"), I (we) agree that the representations made in items (10)-(14) herein are made by me (us) on behalf of and with respect to both me (us) and all such Owners.

(16)I (we) acknowledge that, if, following my (our) investment in the Trust, the Trust or the Managing Owner reasonably believes that I (we) am (are) a Prohibited Investor or have otherwise breached my (our) representations and covenants hereunder, the Trust may be obligated to freeze my (our) investment, either by prohibiting additional investments, declining any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or my (our) investment may immediately be redeemed by the Trust, and I (we) shall have no claim against the Trust or the Managing Owner for any form of damages as a result of any of the aforementioned actions.

(17)I (we) acknowledge and agree that any redemption proceeds paid to me (us) will be paid to the same account from which my (our) investment in the Trust was originally remitted, unless the Trust agrees otherwise.

(18)At least five (5) Business Days prior to the date of my (our) subscription, I (we) have received a copy of the Prospectus of The Frontier Fund, including the accompanying appendices dated January 7, 2005
    (the "Prospectus"), and the Prospectus' supplement, if any, accompanying the Prospectus.

    By making these representations and warranties, Subscribers are not waiving any rights of action which they may have under applicable federal or state securities laws. Federal securities law provides that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Trust or others in any subsequent litigation or other proceeding.

2.  CONSENT TO ELECTRONIC DELIVERY OF REPORTS

   If you have checked the box under Item 10 of the preceding signature page, you are consenting to the delivery of periodic reports by the Trust to you electronically. These reports include:

      *   annual reports that contain audited financial statements; and

      *   monthly reports containing unaudited condensed financial statements.

   You agree to download these reports from our website once you have notified by e-mail that they have been posted. You must have an e-mail address to use this service, and you must provide your e-mail address in Item 10 of the preceding signature page. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying the Managing Owner in writing at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264. Furthermore, if your e-mail address changes, you must immediately advise the Trust at the address above.

3.  SUBSCRIBER'S CONSENT AND SUBORDINATION AGREEMENT

    I (we), a Subscriber(s) who is(are) purchasing Units in the Series that is the subject of this agreement (the "Contracting Series"), agrees and consents (the "Consent") to look solely to the assets (the "Contracting Series Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of Units in a Series.

    In furtherance of the Consent, the Subscriber agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing and (ii) any Units, beneficial interests or equity ownership of any kind (collectively, "Units"), arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

(a) Subordination of certain claims and rights. (i) except as set forth below, the Claims and Units, if any, of the Subscriber (collectively, the "Subordinated Claims and Units") shall be expressly subordinate and junior in right of payment to any and all other Claims against and Units in the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Subscriber's Claims (if any) against and Units (if any) in the Contracting Series shall not be considered Subordinated Claims and Units with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that (1) the Subscriber's valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Subscriber's Units, if any, in the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other Units in the Contracting Series; and (ii) the Subscriber will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Units;

(b) the Claims and Units of the Subscriber with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims and Units shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c) if the Claims of the Subscriber against the Contracting Series or the Trust are secured in whole or in part, the Subscriber hereby waives {under section 1111(b) of the Bankruptcy Code [11 U.S.C. S 1111(b)]} any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

(d) in furtherance of the foregoing, if and to the extent that the Subscriber receives monies in connection with the Subordinated Claims and Units from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Subscriber shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Units are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Units are terminated, rescinded or canceled.

4.  STATE SUITABILITY REQUIREMENTS

All states except as listed below.

    The general suitability requirement for subscribers to the Series of the Trust is that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000 or, failing that standard, have a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000. In addition, the minimum aggregate purchase is $1,000, $100 in the case of Individual Retirement Accounts and Benefit Plan Investors or $5,000 in the case of subscribers who are residents of Texas (including Individual Retirement Accounts and Benefit Plan Investors.

Higher Suitability Requirement.

    The States listed below have more restrictive suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the State in which you reside. (As used below, "NW" means net worth exclusive of home, home furnishings and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes).

Alaska        (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Arizona       (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Arkansas      (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
California    (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Iowa          (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
Maine         (a) $225,000 NW, or (b) $100,000 NW and $100,000 AI.
Massachusetts (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
Michigan      (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
Minnesota     Must be an "accredited investor" as defined by Rule 501(a) of the Securities Act. All residents of Minnesota must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.
Mississippi   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Missouri      (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Nebraska      (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
New Hampshire (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
New Mexico    (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
North Carolina(a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
Ohio          (a) $250,000 NW, or (b) $100,000 NW and $60,000 TI.
Oklahoma      (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Oregon        (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Pennsylvania  (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI.
South Dakota  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Tennessee     (a) $250,000 NW, or (b) $60,000 NW and $60,000 TI.
Texas         (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI; Minimum subscription for all investors (including IRAs) is $5,000.
              All residents of Texas must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

AN INVESTMENT IN THE TRUST MAY NOT EXCEED 10% OF NW.



                                      B-2

                             <1>THE FRONTIER FUND
                          SUBSCRIPTION AGREEMENT FOR
                CLASS 1 LIMITED UNITS OF BENEFICIAL INTERESTS

    ANY PERSON CONSIDERING SUBSCRIBING FOR THE CLASS 1 UNITS SHOULD CAREFULLY READ AND REVIEW A CURRENT PROSPECTUS. THE PROSPECTUS SHOULD BE ACCOMPANIED BY
                 THE MOST RECENT MONTHLY REPORT OF THE TRUST.


The top of this Subscription Agreement and the front of the Prospectus are dated January 7, 2005. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your "Financial Advisor") that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)
  All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the "Prospectus").
  Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.
Number 1Check the applicable boxes:
        NEW SUBSCRIBER(S): Complete the entire signature page, as applicable, sign the signature page in Number 11, and have the Financial Advisor complete Numbers 13 and 14.
        EXISTING OWNER(S) OF UNITS PURCHASING UNITS:
        If your registration information is the same as in your original
          Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary), also complete Numbers 6 and sign the signature page in Number 11 and have the Financial Advisor complete Numbers 13 and 14.
        If your registration information has changed from the original
          Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.
Number 2Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000, for Benefit Plan Investors (including IRAs) there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas (including Benefit Plan Investors) is $5,000. Once the minimum is met, additional purchases may be made in $100 increments, or, for Benefit Plan Investors (including IRAs), there is no minimum additional subscription. Existing investors (except in certain states) may subscribe for additional Units in $100 increments, or, for Benefit Plan Investors (including IRAs) there if no minimum additional subscription (New Subscription Agreements and Powers of Attorney are required with each additional purchase). See "STATE SUITABILITY REQUIREMENTS" in "ADDITIONAL INFORMATION." Fractional Units will be issued to five (5) decimal places.
Number 3Enter Broker Dealer "("B/D") Investor Account Number.
Number 4Enter your Social Security Number OR Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the following statements regarding organizational transaction authority and trustee documentation, if applicable.
Number 5Check the appropriate box(es) if you are an Employee Benefit Plan (or otherwise an entity which holds plan assets) and/or if you are a governmental or foreign plan, or otherwise are not subject to ERISA or
        Section 4975 of the Code.
Number 6Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by "Minor," and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.
Number 7Enter your residence or legal address and telephone number.
Number 8Enter your mailing address, and telephone number, IF SUCH INFORMATION
        IS DIFFERENT FROM THE INFORMATION PROVIDED IN NUMBER 6.
Number 9Enter the address, and telephone number of the custodian, if applicable.
Number 10If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.
Number 11Sign and date the signature page. Do not sign without reading
        "REPRESENTATIONS AND WARRANTIES" under "ADDITIONAL INFORMATION" and familiarizing yourself with the Prospectus.
Number 12Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Services that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under "UNITED STATES INVESTORS ONLY" or "NON-UNITED STATES INVESTORS ONLY," as applicable, to ensure that you comply with the certification you are making by signing the signature page
Number 13To be completed and signed by the Financial Advisor ("F.A.").
Number 14The name of the Selling Agent, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 13.

        YOU SHOULD RETURN THIS SUBSCRIPTION AGREEMENT AND PAYMENT TO YOUR FINANCIAL ADVISOR'S OFFICE ADDRESS.





  The Subscriber's admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust's offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.
  Payment of the subscription must be submitted with this Subscription
   Agreement in the form of a check or a wire transfer to U.S. Bank National Association in accordance with the Trust's wire transfer instructions.



                                      B-1


                           THE FRONTIER FUND CLASS 1
                    UNITS OF BENEFICIAL INTEREST BY SERIES

        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                 SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER
                        THE SECURITIES ACT OF 1933 OR
                     THE SECURITIES EXCHANGE ACT OF 1934

                          SUBSCRIPTION AGREEMENT AND
                              POWER OF ATTORNEY

The Frontier Fund
c/o Equinox Fund Management, LLC


Dear Sir/Madam:

   Subscription for Units.    I hereby subscribe for the dollar amount
      of units of beneficial interest ("Units") in Class 1 of the Balanced Series, Campbell/Graham Series, Graham Series, Beach Series, C-
      View Currency Series or Dunn Series of The Frontier Fund (the "Trust") as set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not before the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check or effectuate a wire transfer of such funds to "U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of The Frontier Fund," directly to the Escrow Agent. Equinox Fund Management, LLC (the "Managing Owner") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

   Representations and Warranties of Subscriber.    I have received the
      Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under "REPRESENTATIONS AND WARRANTIES" in "Additional Information" immediately following this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

   Power of Attorney.    In connection with my purchase of Units, I do
      hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

   Governing Law.    Subscriber hereby acknowledges and agrees that this
      Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

            PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.




                                      B-2

                                      <2>
                                      <3>
                           THE FRONTIER FUND CLASS 1
                 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                 IMPORTANT: READ REVERSE SIDE BEFORE SIGNING




The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in The Frontier Fund (the "Trust") and by either (i) enclosing a check payable to "The Frontier Fund," or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust's wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.




1) Status of Subscriber(s)   2) Specify Series of Units (check appropriate box(es)) and Total Dollar Amount of Subscription:
(Check one):
 {square} New Subscriber(s)   {square}          $_____________________              {square}   Beach Series -1   $_________________
                              Balanced
                              Series-1
 {square} Existing Owner(s)   {square}          $_____________________              {square}   Dunn Series -1    $_________________
                              Campbell/Graham
                              Series -1
                              {square}          $_____________________              {square}   C-View Currency   $_________________
                              Graham                                                Series -1
                              Series -1
3)
_________________________
 B/D Investor Account Number                                                               TOTAL                 $_________________

4) Social Security #  _____________ - _____________ -          Taxpayer ID# _________________________________
  ___________  or
  Taxable Investors (check one):
   {square}      {square} Tenants in Common                   {square} Estate                            {square} UGMA/UTMA (Minor)
     Individual
     Ownership
   {square}      {square} Joint Tenants with Right of         {square} Grantor or Other Revocable Trust  {square} Community Property
     Partnership Survivorship
   {square}      {square} Tenants in Entirety                 {square} Trust other than a Grantor or
     Corporation                                                Revocable Trust
  Non-Taxable Investors (check one)
   {square} IRA  {square} Profit Sharing                      {square} Pension                           {square} Other (specify)
   {square} IRA  {square} Defined Benefit                     {square} SEP
     Rollover
_____   The undersigned investor(s) herby certifies by signing below that the investor(s) subscribing to purchase Units in the Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e.,
    futures, forward, option, spot, swap, and security futures contracts).   PLEASE INITIAL.

_____   The undersigned investor(s) acknowledges that the Trust's Managing Owner, Equinox Fund Management, LLC, has not been provided the investor's charter or organizational documents as a part of the Subscription document, and that, accordingly,
    neither the Trust nor the Managing Owner will make a review or interpretation of such documents.   PLEASE INITIAL.
5)   {square} Check here if the Subscriber(s) is (are) an Employee Benefit Plan (or otherwise an entity that holds plan assets).
     {square} Check here if the Employee Benefit Plan is a governmental or foreign plan, or otherwise is not subject to ERISA or
       Section 4975 of the Code.
6)   ______________________________________________________________________________________________________________________________
     Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts,
       and Corporations

7)   Resident Address of Subscriber
       ____________________________________________________________________________________________________________
                    Street (P.O. Box                                 City          State    Zip           Telephone Number
                    not acceptable)                                                        Code

8)   Mailing
       Address_____________________________________________________________________________________________________________________
     (if different)        Street                                    City          State    Zip           Telephone Number
     (P.O. Box acceptable)                                                                 Code

9)   ______________________________________________________________________________________________________________________________
     Custodian Name                                                  City          State    Zip           Telephone Number
     Street (P.O. Box not acceptable)                                                      Code
10)  {square} Consent to Electronic Delivery of Reports (please check and provide e-mail address above):
     Your reports may be e-mailed to you or posted on the Trust's website.
       Email:___________________________________________________
11)                                                         SUBSCRIBER(S) MUST SIGN
            X                                                               X
             SIGNATURE OF SUBSCRIBER          DATE                          SIGNATURE OF JOINT SUBSCRIBER (IF ANY) OR      DATE
                                                                            CUSTODIAN
EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF
ANY RIGHTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.
12)                                                      UNITED STATES INVESTORS ONLY
I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal
Revenue Code: {square} (See directions for definition of subjectivity to backup withholdings).
Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. {square}
                                                       NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. {square}
 13)                                                      FINANCIAL ADVISOR MUST SIGN
I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated January  7,  2005,  and  I  have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives,  investment  experience,  income,  net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units  is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such  person(s)  can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the  economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent.
I  have  ensured  that  a  current  Prospectus, together with the most recent Monthly Report for the applicable Series, if such
Series has commenced trading, has been furnished to the person(s) named above.
I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the
Subscriber's governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.
        X                                                                       X
         FINANCIAL ADVISOR        DATE                                          OFFICE MANAGER SIGNATURE               DATE
         SIGNATURE                                                              (if required by Selling Agent
                                                                                procedures)
14)                                F.A. NAME    _______________________________________________________________________
SELLING FIRM
_______________________________________
                                   (print clearly for proper credit)

F.A. PHONE               F.A. FAX                     F.A. EMAIL ADDRESS                     BRANCH ID      FA. NUMBER
____________________________________________________________________________________________________________________________________
F.A. ADDRESS (for    STREET ADDRESS                                          CITY                    STATE                      ZIP
confirmations)                                                                                                                  CODE

                              THE FRONTIER FUND
                 SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR
                 CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

                      (FOR RESIDENTS OF MINNESOTA ONLY)

ANY PERSON CONSIDERING SUBSCRIBING FOR THE CLASS 1 UNITS SHOULD CAREFULLY READ
                                 AND REVIEW A
  CURRENT PROSPECTUS OF THE TRUST, INCLUDING THE SUBSCRIPTION INFORMATION AND
                                 SUBSCRIPTION
                         AGREEMENT ATTACHED THERETO.

INSTRUCTIONS (Please read carefully)

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the "Prospectus").

   I (we) certify that the category or categories of accredited investor indicated by the placement of my (our) initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or
Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or
Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
Category 4. An insurance company as defined in Section 2(13) of the Act; or
Category 5. An investment company registered under the Investment Company Act of 1940; or
Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or
Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or
Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of
$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or
Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or
Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or
Category 12. A director or executive officer of the Managing Owner; or
Category 13. A natural person whose individual net worth, or joint net worth (in each case not including homes, home furnishings or automobiles) with that person's spouse, at the time of this purchase exceeds $1,000,000; or
Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or
Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or
Category 16. An entity in which all of the equity owners are accredited investors.

   I (we) agree to cooperate with and furnishing such additional information to the Trust as may be requested in order to verify my (our) status as an accredited investor.

   Dated:

Name
Individual Signature (if applicable)
Entity Name:
By:
Name:
Title:

                              THE FRONTIER FUND
                 SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR
                 CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

                        (FOR RESIDENTS OF TEXAS ONLY)

ANY PERSON CONSIDERING SUBSCRIBING FOR THE CLASS 1 UNITS SHOULD CAREFULLY READ
   AND REVIEW A CURRENT PROSPECTUS OF THE TRUST, INCLUDING THE SUBSCRIPTION
           INFORMATION AND SUBSCRIPTION AGREEMENT ATTACHED THERETO.

INSTRUCTIONS (Please read carefully)

   A. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the "Prospectus").

   B. Please initial the space preceding the representations below after you have carefully read such representations.

      ___I (we) meet the minimum income and net worth standards set forth in the Prospectus, including the Subscription Information in Exhibit B attached thereto.

      ___I (we) am (are) purchasing Class 1 Units for my (our) own account.

      ___I (we) have received a current copy of the Prospectus.

      ___I (we) acknowledge that an investment in the Trust is not liquid except for the redemption provisions as set forth in the Prospectus.

Signature of Subscriber:
Name of Subscriber:
Date:



                                      B-3

                                      <4>
                              THE FRONTIER FUND
                          SUBSCRIPTION AGREEMENT FOR
                 CLASS 2 LIMITED UNITS OF BENEFICIAL INTERESTS

    ANY PERSON CONSIDERING SUBSCRIBING FOR THE CLASS 2 UNITS SHOULD CAREFULLY READ AND REVIEW A CURRENT PROSPECTUS. THE PROSPECTUS SHOULD BE ACCOMPANIED BY
                 THE MOST RECENT MONTHLY REPORT OF THE TRUST.


The top of this Subscription Agreement and the front of the Prospectus are dated January 7, 2005. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your "Financial Advisor") that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)
  All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the "Prospectus").
  Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.
Number 1Check the applicable boxes:
        NEW SUBSCRIBER(S): Complete the entire signature page, as applicable, sign the signature page in Number 11, and have the Financial Advisor complete Numbers 13 and 14.
        EXISTING OWNER(S) OF UNITS PURCHASING UNITS:
        If your registration information is the same as in your original
          Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary), also complete Numbers 6 and sign the signature page in Number 11 and have the Financial Advisor complete Numbers 13 and 14.
        If your registration information has changed from the original
          Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.
Number 2Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000, for Benefit Plan Investors (including IRAs) there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas (including Benefit Plan Investors) is $5,000. Once the minimum is met, additional purchases may be made in $100 increments, or, for Benefit Plan Investors (including IRAs), there is no minimum additional subscription. Existing investors (except in certain states) may subscribe for additional Units in $100 increments, or, for Benefit Plan Investors (including IRAs) there if no minimum additional subscription (New Subscription Agreements and Powers of Attorney are required with each additional purchase). See "STATE SUITABILITY REQUIREMENTS" in "ADDITIONAL INFORMATION." Fractional Units will be issued to five (5) decimal places.
Number 3Enter Broker Dealer "("B/D") Investor Account Number.
Number 4Enter your Social Security Number OR Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the following statements regarding organizational transaction authority and trustee documentation, if applicable.
Number 5Check the appropriate box(es) if you are an Employee Benefit Plan (or otherwise an entity which holds plan assets) and/or if you are a governmental or foreign plan, or otherwise are not subject to ERISA or
        Section 4975 of the Code.
Number 6Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by "Minor," and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.
Number 7Enter your residence or legal address and telephone number.
Number 8Enter your mailing address, telephone number and e-mail address, IF
        SUCH INFORMATION IS DIFFERENT FROM THE INFORMATION PROVIDED IN NUMBER
        6.
Number 9Enter the address, telephone number and e-mail address of the custodian, if applicable.
Number 10If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.
Number 11Sign and date the signature page. Do not sign without reading
        "REPRESENTATIONS AND WARRANTIES" under "ADDITIONAL INFORMATION" and familiarizing yourself with the Prospectus.
Number 12Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Services that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under "UNITED STATES INVESTORS ONLY" or "NON-UNITED STATES INVESTORS ONLY," as applicable, to ensure that you comply with the certification you are making by signing the signature page
Number 13To be completed and signed by the Financial Advisor ("F.A.").
Number 14The name of the Selling Agent, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 13.

        YOU SHOULD RETURN THIS SUBSCRIPTION AGREEMENT AND PAYMENT TO YOUR FINANCIAL ADVISOR'S OFFICE ADDRESS.




  The Subscriber's admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust's offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.
  Payment of the subscription must be submitted with this Subscription
   Agreement in the form of a check or a wire transfer to U.S. Bank National Association in accordance with the Trust's wire transfer instructions.



                                      B-4


                           THE FRONTIER FUND CLASS 2
                    UNITS OF BENEFICIAL INTEREST BY SERIES

        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                 SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER
                         THE SECURITIES ACT OF 1933 OR
                      THE SECURITIES EXCHANGE ACT OF 1934

                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

The Frontier Fund
c/o Equinox Fund Management, LLC


Dear Sir/Madam:

   Subscription for Units.    I hereby subscribe for the dollar amount
      of units of beneficial interest ("Units") in Class 2 of the Balanced Series, Campbell/Graham Series, Graham Series, Beach Series, C-
      View Currency Series or Dunn Series of The Frontier Fund (the "Trust") as set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not before the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check or effectuate a wire transfer of such funds to "U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of The Frontier Fund," directly to the Escrow Agent. Equinox Fund Management, LLC (the "Managing Owner") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

   Representations and Warranties of Subscriber.    I have received the
      Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under "REPRESENTATIONS AND WARRANTIES" in "Additional Information" immediately following this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

   Power of Attorney.    In connection with my purchase of Units, I do
      hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

   Governing Law.    Subscriber hereby acknowledges and agrees that this
      Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

            PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.



                                      B-5



                        <5><6>THE FRONTIER FUND CLASS 2
                 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                 IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in The Frontier Fund (the "Trust") and by either (i) enclosing a check payable to "The Frontier Fund," or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust's wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.









1) Status of Subscriber(s)   2) Specify Series of Units (check appropriate box(es)) and Total Dollar Amount of Subscription:
(Check one):
 {square} New Subscriber(s)   {square}          $_____________________              {square}   Beach Series -2   $_________________
                              Balanced
                              Series-2
 {square} Existing Owner(s)   {square}          $_____________________              {square}   Dunn Series -2    $_________________
                              Campbell/Graham
                              Series -2
                              {square}          $_____________________              {square}   C-View Currency   $_________________
                              Graham                                                Series -2
                              Series -2
3)
_________________________
 B/D Investor Account Number                                                               TOTAL                 $_________________

4) Social Security #  _____________ - _____________ -          Taxpayer ID# _________________________________
  ___________  or
  Taxable Investors (check one):
   {square}      {square} Tenants in Common                   {square} Estate                            {square} UGMA/UTMA (Minor)
     Individual
     Ownership
   {square}      {square} Joint Tenants with Right of         {square} Grantor or Other Revocable Trust  {square} Community Property
     Partnership Survivorship
   {square}      {square} Tenants in Entirety                 {square} Trust other than a Grantor or
     Corporation                                                Revocable Trust
  Non-Taxable Investors (check one)
   {square} IRA  {square} Profit Sharing                      {square} Pension                           {square} Other (specify)
   {square} IRA  {square} Defined Benefit                     {square} SEP
     Rollover
_____    The undersigned investor(s) herby certifies by signing below that the investor(s) subscribing to purchase Units in the
         Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). PLEASE INITIAL.

_____    The undersigned investor(s) acknowledges that the Trust's Managing Owner, Equinox Fund Management, LLC, has not been provided the investor's charter or organizational documents as a part of the Subscription document, and that, accordingly, neither the Trust nor the Managing Owner will make a review or interpretation of such documents. PLEASE INITIAL.

5)   {square} Check here if the Subscriber(s) is (are) an Employee Benefit Plan (or otherwise an entity that holds plan assets).
     {square} Check here if the Employee Benefit Plan is a governmental or foreign plan, or otherwise is not subject to ERISA or
       Section 4975 of the Code.
6)   ______________________________________________________________________________________________________________________________
     Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts,
       and Corporations

7)   Resident Address of Subscriber
       ____________________________________________________________________________________________________________
                    Street (P.O. Box                                 City          State    Zip           Telephone Number
                    not acceptable)                                                        Code

8)   Mailing
       Address_____________________________________________________________________________________________________________________
     (if different)        Street                                    City          State    Zip           Telephone Number
     (P.O. Box acceptable)                                                                 Code

9)   ______________________________________________________________________________________________________________________________
     Custodian Name                                                  City          State    Zip           Telephone Number
     Street (P.O. Box not acceptable)                                                      Code
10)  {square} Consent to Electronic Delivery of Reports (please check and provide e-mail address above):
     Your reports may be e-mailed to you or posted on the Trust's website.
       Email:___________________________________________________
11)                                                         SUBSCRIBER(S) MUST SIGN
            X                                                               X
             SIGNATURE OF SUBSCRIBER          DATE                          SIGNATURE OF JOINT SUBSCRIBER (IF ANY) OR      DATE
                                                                            CUSTODIAN
EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF
ANY RIGHTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.
12)                                                      UNITED STATES INVESTORS ONLY
I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal
Revenue Code: {square} (see directions for definition of subjectivity to backup withholdings)
Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. {square}
                                                       NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. {square}

13)                                                       FINANCIAL ADVISOR MUST SIGN
I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated January 7, 2005, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c)
such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d)
such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent.

I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Series, if such Series has commenced trading, has been furnished to the person(s) named above.

I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the
Subscriber's governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

        X                                                                       X
         FINANCIAL ADVISOR        DATE                                          OFFICE MANAGER SIGNATURE               DATE
         SIGNATURE                                                              (if required by Selling Agent
                                                                                procedures)
14)                                F.A. NAME    _______________________________________________________________________
SELLING FIRM
_______________________________________
                                   (print clearly for proper credit)

F.A. PHONE               F.A. FAX                     F.A. EMAIL ADDRESS                     BRANCH ID      FA. NUMBER
___________________________________________________________________________________________________________________________________
F.A. ADDRESS (for    STREET ADDRESS                                          CITY                    STATE                      ZIP
confirmations)                                                                                                                  CODE

                              THE FRONTIER FUND
                 SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR
                 CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

                      (FOR RESIDENTS OF MINNESOTA ONLY)

ANY PERSON CONSIDERING SUBSCRIBING FOR THE CLASS 2 UNITS SHOULD CAREFULLY READ
                                 AND REVIEW A
  CURRENT PROSPECTUS OF THE TRUST, INCLUDING THE SUBSCRIPTION INFORMATION AND
                                 SUBSCRIPTION
                         AGREEMENT ATTACHED THERETO.

INSTRUCTIONS (Please read carefully)

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the "Prospectus").

    I (we) certify that the category or categories of accredited investor indicated by the placement of my (our) initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

_____Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or
_____Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or
_____Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
_____Category 4. An insurance company as defined in Section 2(13) of the Act; or
_____Category 5. An investment company registered under the Investment Company Act of 1940; or
_____Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or
_____Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d)
     of the Small Business Investment Act of 1958; or
_____Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or
_____Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or
_____Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
     or
_____Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or
_____Category 12. A director or executive officer of the Managing Owner; or
_____Category 13. A natural person whose individual net worth, or joint net worth (in each case not including homes, home furnishings or automobiles) with that person's spouse, at the time of this purchase exceeds $1,000,000; or
_____Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or
_____Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or
_____Category 16. An entity in which all of the equity owners are accredited investors.

    I (we) agree to cooperate with and furnishing such additional information to the Trust as may be requested in order to verify my (our) status as an accredited investor.

Dated:

Name
Individual Signature (if applicable)
Entity Name:
By:
Name:
Title:

                              THE FRONTIER FUND
                 SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR
                 CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

                        (FOR RESIDENTS OF TEXAS ONLY)

ANY PERSON CONSIDERING SUBSCRIBING FOR THE CLASS 2 UNITS SHOULD CAREFULLY READ
                                     AND
           REVIEW A CURRENT PROSPECTUS OF THE TRUST, INCLUDING THE SUBSCRIPTION INFORMATION AND SUBSCRIPTION AGREEMENT ATTACHED THERETO.

INSTRUCTIONS (Please read carefully)

       All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the "Prospectus").

       Please initial the space preceding the representations below after you have carefully read such representations.

       ___I (we) meet the minimum income and net worth standards set forth in the Prospectus, including the Subscription Information in Exhibit B attached thereto.

       ___I (we) am (are) purchasing Class 2 Units for my (our) own account.

       ___I (we) have received a current copy of the Prospectus.

       ___I (we) acknowledge that an investment in the Trust is not liquid except for the redemption provisions as set forth in the Prospectus.

Signature of Subscriber:

Name of Subscriber:

Date:






                                      B-1




                                                                     EXHIBIT C

                             EXCHANGE REQUEST FOR
                     CLASS 1 UNITS OF BENEFICIAL INTEREST

To:THE FRONTIER FUND                                       20
   c/o Equinox Fund Management, LLC                    (Please date)

Dear Sir/Madam:                                     B/D Investor Account #:

    Please accept my exchange request from the indicated Frontier Fund Series to the designated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust's Prospectus.

Amount to be REDEEMED Upon Exchange

$/Units    or All Units of - Balanced Series - 1
$/Units    or All Units of - Campbell/Graham Series - 1
$/Units    or All Units of - Graham Series - 1
$/Units     or All Units of - Beach Series - 1
$/Units    or All Units of - C-View Currency Series - 1
$/Units    or All Units of - Dunn Series - 1

Specify (*) Series to be PURCHASED Upon Exchange*:
     SUBSCRIBER STATUS:           New   Existing
     Balanced Series - 1  {square}          {square}
     Campbell/Graham Series - 1{square}          {square}
     Graham Series - 1{square}          {square}
     Beach Series - 1     {square}          {square}
     C-View Currency Series - 1{square}          {square}
     Dunn Series - 1      {square}          {square}
* If you are exchanging Units of one Series for Units of more than one Series, please complete a separate Exchange Request for each Series being exchanged into.


Type or Print Current Account Name(s)                    Social Security or
Taxpayer ID

Street                    City                 State                Zip Code

Selling Firm              FA Name              Branch ID            FA Number


SIGNATURE(S)
SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED



    PRINTED NAME:Individual Owner(s) or Assignee(s),SIGNATURE(S): Owner(s) or Assignee(s),
                Entity[1] Owner(s) or Assignee(s), orEntity Owner(s) or Assignee(s), or
                Plan Participant                    Plan Participant


NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.


IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUEST HEREIN WILL BE EFFECTIVE AS OF TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED BY THE MANAGEING OWNER, PERSUANT TO THE PROSPECTUS.


                          ON BACK OF TRIPLICATE FORM


I hereby request the following exchange of Units  as of two (2) Business
Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for The Frontier Fund dated January 7,
2005. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I have received and read the applicable Appendix or Appendices to the Prospectus for the Series of Units, which are being purchased in connection with this Exchange Request. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the "Prospectus"). I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.















                                      C-2


<7>
                             EXCHANGE REQUEST FOR
                     CLASS 2 UNITS OF BENEFICIAL INTEREST

                                                           20
                                                                 (Please date)
To:THE FRONTIER FUND
    c/o Equinox Fund Management, LLC

Dear Sir/Madam:                                     B/D Investor Account #:

    Please accept my exchange request from the indicated Frontier Fund Series to the designated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust's Prospectus.

Amount to be REDEEMED Upon Exchange

$/Units   or All Units of - Balanced Series - 2
$/Units   or All Units of - Campbell/Graham Series - 2
$/Units   or All Units of - Graham Series - 2
$/Units    or All Units of - Beach Series - 2
$/Units   or All Units of - C-View Currency Series - 2
$/Units   or All Units of - Dunn Series - 2

Specify (*) Series to be PURCHASED Upon Exchange*:
     SUBSCRIBER STATUS:           New   Existing
     Balanced Series - 2  {square}          {square}
     Campbell/Graham Series - 2{square}          {square}
     Graham Series - 2{square}          {square}
     Beach Series - 2     {square}          {square}
     C-View Currency Series - 2{square}          {square}
     Dunn Series - 2      {square}          {square}
* If you are exchanging Units of one Series for Units of more than one Series, please complete a separate Exchange Request for each Series being exchanged into.


Type or Print Current Account Name(s)                    Social Security or
Taxpayer ID

Street                    City                 State                Zip Code

Selling Firm              FA Name              Branch ID            FA Number


SIGNATURE(S)
SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED



    PRINTED NAME:Individual Owner(s) or Assignee(s),SIGNATURE(S): Owner(s) or Assignee(s),
                Entity[2] Owner(s) or Assignee(s), orEntity Owner(s) or Assignee(s), or
                Plan Participant                    Plan Participant (Made one
signature line)


NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.


IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUEST HEREIN WILL BE EFFECTIVE AS OF TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED BY THE MANAGEING OWNER, PERSUANT TO THE PROSPECTUS.


                          ON BACK OF TRIPLICATE FORM




I hereby request the following exchange of Units  as of two (2) Business
Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for The Frontier Fund dated January 7,
2005. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I have received and read the applicable Appendix or Appendices to the Prospectus for the Series of Units, which are being purchased in connection with this Exchange Request. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the "Prospectus"). I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.






                                      D-1


                                                                     EXHIBIT D

                              THE FRONTIER FUND
                            REQUEST FOR REDEMPTION

                                                                      , 20
                                                                 (Please date)

THE FRONTIER FUND
c/o Equinox Fund Management, LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264

Dear Sir/Madam:                                    B/D Investor Account
#:


     Please accept my request for redemption from the indicated Frontier Fund Series.

                $/Units/% in Balanced Series
                $/Units/% in Campbell/Graham Series
                $/Units/% in Graham Series
                $/Units/% in Beach Series
                $/Units/% in C-View Currency Series
                $/Units/% in Dunn Series
     (specify number of $/Units to be redeemed in each Series; IF NO DOLLAR AMOUNT OR NUMBER OF UNITS IS SPECIFIED, IT WILL BE ASSUMED THAT YOU WISH TO REDEEM ALL OF YOUR UNITS.)


Type or Print Current Account Name(s)                     Social Security or
Taxpayer ID

Street                    City                 State                Zip Code

Selling Firm              FA Name              Branch ID            FA Number


SIGNATURE(S)
SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED



    PRINTED NAME:Individual Owner(s) or Assignee(s),SIGNATURE(S): Owner(s) or Assignee(s),
                Entity[3] Owner(s) or Assignee(s), orEntity Owner(s) or Assignee(s), or
                Plan Participant               Plan Participant


NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.




IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE REDEMPTION REQUESTED HEREIN WILL BE EFFECTIVE AS OF ONE (1) BUSINESS DAYS AFTER THE DATE ON WHICH THIS REDEMPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PERSUANT TO THE PROSPECTUS.
                          ON BACK OF TRIPLICATE FORM

     All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the "Prospectus"). I hereby request a redemption of the dollar amount or number of Units specified below, in the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus dated February 1, 2004.









     The redemption will be effective as of the Business Day falling one (1) Business Day after receipt of the Request for Redemption by the Managing Owner (the "Redemption Date"), assuming that this Request for Redemption is received by the Managing Owner prior to 4:00 PM New York City Time on the Business Day immediately preceding the Redemption Date. The first permissible Redemption date shall be the end of the first full week of trading activity by the Series in which the Units are owned ("Units"). I understand if I am redeeming all or a portion of my Units in the Class 1 of any Series during the first twelve (12) months following the effective date of their purchase, I will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are being redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which I purchased such Units. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

     UNITED STATES TAXABLE LIMITED OWNERS ONLY:

     Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

     NON-UNITED STATES LIMITED OWNERS ONLY:

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.













                                      E-1


                                                                     EXHIBIT E

                          THE FRONTIER FUND CLASS 1
                      REQUEST FOR ADDITIONAL SUBCRIPTION



                                                               , 20
                                                                  (Please date)
THE FRONTIER FUND
c/o Equinox Fund Management, LLC

Dear Sir/Madam:                                Existing B/D Investor Account #:

    Please accept my additional investment into the indicated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust's Prospectus.


Specify Series and $ to be PURCHASED:
           $ in Balanced Series-1
           $ in Campbell/Graham Series -1
           $ in Graham Series-1

           $ in Beach Series-1
           $ in C-View Currency Series-1
           $ in Dunn Series-1
           TOTAL

Type or Print Current Account Name(s)     Social Security or Taxpayer ID

Street (if different)     City            State      Zip Code

Selling Firm              FA Name         Branch ID  FA Number


SIGNATURE(S)
SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED



    PRINTED NAME:Individual Owner(s) or Assignee(s),SIGNATURE(S): Owner(s) or Assignee(s),
                Entity[4]
 Owner(s) or Assignee(s), or    Entity Owner(s) or Assignee(s), or
                Plan Participant               Plan Participant


NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.


    IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE ADDITIONAL SUBSCRIPTION REQUESTED HEREIN WILL BE EFFECTIVE AS TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS ADDITIONAL SUBSCRIPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECUTS

EXISTING OWNER(S) OF UNITS PURCHASING UNITS:
   If your registration information is the same as in your original
     Subscription Agreement and Power of Attorney, complete the above to purchase additional Units into an already exiting Series or a new Series.
   If your registration information has changed from the original Subscription
     Agreement and Power of Attorney, please complete a new Subscription Agreement.




                                      E-1


                          THE FRONTIER FUND CLASS 2
                      REQUEST FOR ADDITIONAL SUBCRIPTION



                                                               , 20
                                                                  (Please date)
THE FRONTIER FUND
c/o Equinox Fund Management, LLC

Dear Sir/Madam:                                Existing B/D Investor Account #:

    Please accept my additional investment into the indicated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust's Prospectus.


Specify Series and $ to be PURCHASED:
           $ in Balanced Series-2
           $ in Campbell/Graham Series -2
           $ in Graham Series-2

           $ in Beach Series-2
           $ in C-View Currency Series-2
           $ in Dunn Series-2
           TOTAL

Type or Print Current Account Name(s)     Social Security or Taxpayer ID

Street (if different)     City            State      Zip Code

Selling Firm              FA Name         Branch ID  FA Number


SIGNATURE(S)
SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED



    PRINTED NAME:Individual Owner(s) or Assignee(s),SIGNATURE(S): Owner(s) or Assignee(s),
                Entity[5] Owner(s) or Assignee(s), orEntity Owner(s) or Assignee(s), or
                Plan Participant               Plan Participant


NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

    IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE ADDITIONAL SUBSCRIPTION REQUESTED HEREIN WILL BE EFFECTIVE AS TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS ADDITIONAL SUBSCRIPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECUTS


EXISTING OWNER(S) OF UNITS PURCHASING UNITS:
   If your registration information is the same as in your original
     Subscription Agreement and Power of Attorney, complete the above to purchase additional Units into an already exiting Series or a new Series.
   If your registration information has changed from the original Subscription
     Agreement and Power of Attorney, please complete a new Subscription Agreement.





                                      F-1


                                                                     EXHIBIT F

                               THE FRONTIER FUND
     CLASS 1 APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRAITON FORM

Consistent with Section 5.3 of the amended and restated declaration of trust and trust agreement (the "Trust Agreement") of The Frontier Fund (the "Trust"), Equinox Fund Management, LLC, the managing owner of the Trust (the "Managing Owner"), will not honor transfers of Units unless certain conditions are met. Please refer to page 2 for further clarification. ({a^}) The Original Form must be completed entirely and returned to Equinox Fund Management, LLC, to be processed

CURRENT ACCOUNT INFORMATION     INVESTOR ACCOUNT NAME

____________________________Specify Series of Units being Transferred (check appropriate box(es)) and Total $/Units or % Amount:
B/D INVESTOR ACCOUNT NUMBER  {square}   Balanced Series-1   $/Units/%_____________{square}   Beach Series -1  $/Units/%_____________
                             {square}   Campbell/Graham     $/Units/%_____________{square}   Dunn Series -1   $/Units/%_____________
                             Series -1
                             {square}   Graham Series -1    $/Units/%_____________{square}   C-View Currency $$/Units/%_____________
                                                                                  Series -1                    Units/%______________
                                                                                         TOTAL


CURRENT F.A. NAME _________________________________________________________               BRANCH               FA.
                                                                                          ID_______________    NUMBER_______________

The transferor hereby makes application to transfer and assign, subject to the Managing Owner's rights, to the transferee all Units, as set forth above, and for the transferee to succeed to such Units as a Substitute Limited Owner thereof. The transferor hereby certifies and represents possession of valid title and all requisite power to assign such Units and that the assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

REASON FOR TRANSFER (Check One)
_______ Change of Financial Advisor _______ Re-registration _____ Death** _____ Gift ______ Other (please specify)_______________
**Please include a death certificate, as well as evidence of bequest, such as IRA beneficiary form or probate certificate

MUST BE SIGNED BY THE REGISTERED HOLDER(S) / CUSTODIAN, EXACTLY AS NAMES APPEAR ON ORIGINAL SUBSCRIPTION AGREEMENT.

                                               Signature Guaranteed by:DATE[6]

                                             ** SIGNATURE MUST BE GUARANTEED BY
                                             A BANK OR BROKER-DEALER. **

Current Investors Signature        Date
Current Joint Investor's Signature/Date
Custodian Signature
Current Selling Firm Signature     Date
Current Financial Advisor SignatureDate







NEW ACCOUNT INFORMATION   {square}   NEW SUBSCRIBER(S)  {square}   EXISTING
OWNER(S)
    The transferee hereby makes application to accept, subject to the Managing Owner's rights, from the transferor all Units and intends to succeed the transferor as a Substitute Limited Owner and agrees to accept all the terms and conditions of the Prospectus and related documents.

B/D INVESTOR ACCOUNT NUMBER ______________________                              Social Security #               -
                                                                                -                       or
                                                                                Taxpayer ID#
____________________________________________________________________________________________________________________
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and
  Corporations

Resident Address of Subscriber ______________________________________________________________________________________________
                                      Street (P.O. Box not acceptable)City           State         Zip Code  Telephone Number

Mailing Address___________________________________________________________________________________________________________
   (if different)                                 Street (P.O. Box    City           State         Zip Code  Telephone Number
   acceptable)

________________________________________________________________________________________________________________________
Custodian Name                          Street (P.O. Box not           City           State         Zip Code  Telephone Number
acceptable)

REGISTRATION TYPE ***FOR CERTAIN TYPES OF TRANSFERS ADDITIONAL DOCUMENTATION MAY BE REQUIRED.***
As you want it to appear in the partnership record (check one)

Taxable Investors (check one):
 {square} Individual  {square} Tenants in Common               {square} Estate                               {square} UGMA/UTMA
   Ownership                                                                                                 (Minor)
 {square} Partnership {square} Joint Tenants with Right of     {square} Grantor or Other Revocable Trust     {square} Community
                      Survivorship                                                                           Property
 {square} Corporation {square} Tenants in Entirety             {square} Trust other than a Grantor or
                                                                 Revocable Trust
Non-Taxable Investors (check one)
 {square} IRA         {square} Profit Sharing                  {square} Pension                              {square} Other
                                                                                                             (specify)
 {square} IRA Rollover{square} Defined Benefit                 {square} SEP

By signing, Investor (transferee) makes the representations and agreements written on the reverse side of this form.

New Investors Signature      Date
New Joint Investor Signature/Date
Custodian Signature





Must be signed by the transferee as indicated in the Registration section of this form. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officers(s) of a corporation or another acting in a fiduciary or representative capacity, please indicate capacity.


NEW FINANCIAL ADVISOR / SELLING FIRM INFORMATION (MANDATORY)


NEW SELLING FIRM                                                                                       NEW F.A. NAME (print clearly
                                                                                                       for proper credit)
                                                                                                       F.A. SIGNATURE

F.A.   F.A. FAX                                                                                           F.A.   BRANCH FA.
PHONE                                                                                                     EMAIL  ID     NUMBER
                                                                                                          ADDRESS

F.A.       STREET ADDRESS                                                                                      CITY  STATE  ZIP
ADDRESS                                                                                                                     CODE
(for
confirmations)

PAGE 2 OF 2

**THE ORIGINAL FORM MUST BE COMPLETED ENTIRELY AND RETURNED TO EQUINOX FUND MANAGEMENT, LLC, TO BE PROCESSED.**

TRANSFERS
Please be advised that the Managing Owner is presently unable to honor the a transfer request of a limited partner, that does not meet the criteria stated in the Trust Agreement (Section 5.3.), which include, but is not limited to, the following:

It is the Managing Owner's policy, consistent with Section 5.3 of the Trust Agreement, to prohibit transfers of Units unless the following conditions are met:
     (a) the written consent of the Managing Owner to such substitution is obtained;
     (b) a duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;
     (c) the assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to the Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and
     (d) upon the request of the Managing Owner, an opinion of the Trust's legal counsel is obtained to the effect that (i) the assignment will not jeopardize the Trust's tax classification as a partnership and (ii) the assignment does not violate the Trust Agreement or the Delaware Statutory Trust Act.

In the alternative, the Limited Owner may redeem his or her Units in accordance with the Prospectus.

PLEASE REVIEW SECTION 5.3 OF THE TRUST AGREEMENT TO ENSURE THAT THE ASSIGNMENT IS IN COMPLIANCE WITH THE REQUIREMENTS SET FORTH THEREIN.

CALIFORNIA RESIDENTS:
It is unlawful to consummate a transfer or sale of Units, or to receive any compensation therefore, without the pre-written consent of the Commissioner of Corporation of the State of California, except as permitted by the Commissioner's rules.

In connection with my acceptance of this transfer of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.



                                      F-1




                               THE FRONTIER FUND
     CLASS 2 APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRAITON FORM

Consistent with Section 5.3 of amended and restated declaration of trust and trust agreement (the "Trust Agreement") of The Frontier Fund (the "Trust"), Equinox Fund Management, LLC, the managing owner of the Trust (the "Managing Owner") will not honor transfers of Units unless certain conditions are met. Please refer to page 2 for further clarification. ({a^}) The Original Form must be completed entirely and returned to Equinox Fund Management, LLC, to be processed

CURRENT ACCOUNT INFORMATION     INVESTOR ACCOUNT NAME

____________________________Specify Series of Units being Transferred (check appropriate box(es)) and Total $/Units or % Amount:
B/D INVESTOR ACCOUNT NUMBER  {square}   Balanced Series-2   $/Units/%_____________{square}   Beach Series -2  $/Units/%_____________
                             {square}   Campbell/Graham     $/Units/%_____________{square}   Dunn Series -2   $/Units/%_____________
                             Series -2
                             {square}   Graham Series -2    $/Units/%_____________{square}   C-View Currency $$/Units/%_____________
                                                                                  Series -2                    Units/%______________
                                                                                         TOTAL


CURRENT F.A. NAME _________________________________________________________               BRANCH               FA.
                                                                                          ID_______________    NUMBER_______________

The transferor hereby makes application to transfer and assign, subject to the Managing Owner's rights, to the transferee all Units, as set forth above, and for the transferee to succeed to such Units as a Substitute Limited Owner thereof. The transferor hereby certifies and represents possession of valid title and all requisite power to assign such Units and that the assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

REASON FOR TRANSFER (Check One)
_______ Change of Financial Advisor _______ Re-registration _____ Death** _____ Gift ______ Other (please specify)_______________
**Please include a death certificate, as well as evidence of bequest, such as IRA beneficiary form or probate certificate

MUST BE SIGNED BY THE REGISTERED HOLDER(S) / CUSTODIAN, EXACTLY AS NAMES APPEAR ON ORIGINAL SUBSCRIPTION AGREEMENT.

                                               Signature Guaranteed by:DATE[7]

                                             ** SIGNATURE MUST BE GUARANTEED BY
                                             A BANK OR BROKER-DEALER. **

Current Investors Signature        Date
Current Joint Investor's Signature/Date
Custodian Signature
Current Selling Firm Signature     Date
Current Financial Advisor SignatureDate







NEW ACCOUNT INFORMATION   {square}   NEW SUBSCRIBER(S)  {square}   EXISTING
OWNER(S)
    The transferee hereby makes application to accept, subject to the Managing Owner's rights, from the transferor all Units and intends to succeed the transferor as a Substitute Limited Owner and agrees to accept all the terms and conditions of the Prospectus and related documents.

B/D INVESTOR ACCOUNT NUMBER ______________________                              Social Security #               -
                                                                                -                       or
                                                                                Taxpayer ID#
____________________________________________________________________________________________________________________
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and
  Corporations

Resident Address of Subscriber ______________________________________________________________________________________________
                                      Street (P.O. Box not acceptable)City           State         Zip Code  Telephone Number

Mailing Address___________________________________________________________________________________________________________
   (if different)                                 Street (P.O. Box    City           State         Zip Code  Telephone Number
   acceptable)

________________________________________________________________________________________________________________________
Custodian Name                          Street (P.O. Box not           City           State         Zip Code  Telephone Number
acceptable)

REGISTRATION TYPE ***FOR CERTAIN TYPES OF TRANSFERS ADDITIONAL DOCUMENTATION MAY BE REQUIRED.***
As you want it to appear in the partnership record (check one)

Taxable Investors (check one):
 {square} Individual  {square} Tenants in Common               {square} Estate                               {square} UGMA/UTMA
   Ownership                                                                                                 (Minor)
 {square} Partnership {square} Joint Tenants with Right of     {square} Grantor or Other Revocable Trust     {square} Community
                      Survivorship                                                                           Property
 {square} Corporation {square} Tenants in Entirety             {square} Trust other than a Grantor or
                                                                 Revocable Trust
Non-Taxable Investors (check one)
 {square} IRA         {square} Profit Sharing                  {square} Pension                              {square} Other
                                                                                                             (specify)
 {square} IRA Rollover{square} Defined Benefit                 {square} SEP

By signing, Investor (transferee) makes the representations and agreements written on the reverse side of this form.

New Investors Signature      Date
New Joint Investor Signature/Date
Custodian Signature





Must be signed by the transferee as indicated in the Registration section of this form. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officers(s) of a corporation or another acting in a fiduciary or representative capacity, please indicate capacity.


NEW FINANCIAL ADVISOR / SELLING FIRM INFORMATION (MANDATORY)


NEW SELLING FIRM                                                                                       NEW F.A. NAME (print clearly
                                                                                                       for proper credit)
                                                                                                       F.A. SIGNATURE

F.A.   F.A. FAX                                                                                           F.A.   BRANCH FA.
PHONE                                                                                                     EMAIL  ID     NUMBER
                                                                                                          ADDRESS

F.A.       STREET ADDRESS                                                                                      CITY  STATE  ZIP
ADDRESS                                                                                                                     CODE
(for
confirmations)

PAGE 2 OF 2

**THE ORIGINAL FORM MUST BE COMPLETED ENTIRELY AND RETURNED TO EQUINOX FUND MANAGEMENT, LLC, TO BE PROCESSED.**

TRANSFERS
Please be advised that the Managing Owner is presently unable to honor the a transfer request of a limited partner, that does not meet the criteria stated in the Trust Agreement (Section 5.3.), which include, but is not limited to, the following:

It is the Managing Owner's policy, consistent with Section 5.3 of the Trust Agreement, to prohibit transfers of Units unless the following conditions are met:
     (a) the written consent of the Managing Owner to such substitution is obtained;
     (b) a duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;
     (c) the assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to the Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and
     (d) upon the request of the Managing Owner, an opinion of the Trust's legal counsel is obtained to the effect that (i) the assignment will not jeopardize the Trust's tax classification as a partnership and (ii) the assignment does not violate the Trust Agreement or the Delaware Statutory Trust Act.

In the alternative, the Limited Owner may redeem his or her Units in accordance with the Prospectus.

PLEASE REVIEW SECTION 5.3 OF THE TRUST AGREEMENT TO ENSURE THAT THE ASSIGNMENT IS IN COMPLIANCE WITH THE REQUIREMENTS SET FORTH THEREIN.

CALIFORNIA RESIDENTS:
It is unlawful to consummate a transfer or sale of Units, or to receive any compensation therefore, without the pre-written consent of the Commissioner of Corporation of the State of California, except as permitted by the Commissioner's rules.

In connection with my acceptance of this transfer of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.



                                      G-1




                                                                     EXHIBIT G

                                PRIVACY NOTICE

    The importance of protecting the investors' privacy is recognized by The Frontier Fund (the "Trust") and Equinox Fund Management, LLC (the "Managing Owner"). The Trust and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

    Categories Of Information Collected.    In the normal course of business,
the Trust and the Managing Owner may collect the following types of information concerning investors in the Trust who are natural persons:

    * Information provided in the Subscription Agreements and other forms (including name, address, social security number, income and other financial-related information); and

    * Data about investor transactions (such as the types of investments the investors have made and their account status).

    How the Collected Information is Used.    Any and all nonpublic personal
information received by the Trust or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Trust by such an investor in the Subscription Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Trust or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, Clearing Broker, administrators, auditors and the legal advisers of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the former Limited Owners.

    For questions about this privacy policy, please contact the Trust.



                                      G-1



    Until _______________, 2005 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities whether or not participating in the distribution, may be required to deliver a Prospectus. This requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.


                                     II-1


                              THE FRONTIER FUND

          THE DATE OF THIS PART II IS JANUARY 7, 2005.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses to be incurred in connection with the offering are as follows:

DESCRIPTION                                          AMOUNT
Securities and Exchange Commission filing fee $139,000.00
NASD filing fee                               $ 30,500.00
Printing                                      $    190,000.00
Legal fees and expenses                       $    315,000.00
Accounting fees                               $    9,500.00
Blue Sky registration fees and expenses       $ 20,000.00
Miscellaneous                                 $    1,000.00
    Total                                     $    705,000.00

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 4.6 of Article IV at page 23 of the Registrant's Amended and Restated Declaration of Trust and Trust Agreement dated August 8, 2003, annexed to the Prospectus as Exhibit A, which provides for indemnification of the Managing Owner and Affiliates of the Managing Owner under certain circumstances.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

    On August 21, 2003, the Registrant sold 10 Units of each Series to the Managing Owner for $6,000. No underwriting discount or sales commission was paid or received with respect to this sale. The Registrant claims an exemption from registration for this transaction based on Section 4(2) of the Securities Act of 1933, as amended, as a sale by an issuer not involving a public offering.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

     1.1 Form of Selling Agent Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents

     4.1 Declaration of Trust and Amended and Restated Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A)

     4.2   Form of Subscription Agreement (annexed to the Prospectus as Exhibit
           B)

     4.3   Form of Exchange Request (annexed to the Prospectus as Exhibit C)

     4.4   Form of Request for Redemption (annexed to the Prospectus as Exhibit
           D)

     4.5 Form of Request for Additional Subscription (annexed to the Prospectus as Exhibit E)

     4.6 Form of Application for Transfer of Ownership / Re-registration Form (annexed to the Prospectus as Exhibit F)

     4.7   Form of Privacy Notice (annexed to the Prospectus as Exhibit
           G)

     5.1   Opinion of Dorsey & Whitney LLP as to legality**

     5.2 Opinion of Richards, Layton & Finger as to legality and inter-Series liability**

     8.1   Opinion of Dorsey & Whitney LLP as to income tax matters**

     10.1 Form of Amended and Restated Escrow Agreement among the Registrant, Equinox Fund Management, LLC, Bornhoft Group Securities Corporation and the U.S. Bank National Association, Denver Colorado

     10.2 Form of Brokerage Agreement between each Trading Company and UBS Securities, LLC*

     10.21 Form of Brokerage Agreement between each Trading Company and Banc of America Futures Incorporated*

     10.3 Form of Advisory Agreement among the Registrant, the Trading Company, Equinox Fund Management, LLC, and each Trading Advisor*

     23.1 The consent of Deloitte & Touche is included as part of the Registration Statement

     23.2 The consent of Dorsey & Whitney LLP is included as part of the Registration Statement

     23.3 The tax consent of Dorsey & Whitney LLP is included as part of the Registration Statement

     * Previously filed as like-numbered exhibit to the initial filing or the first, second, third or fourth pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-108397 and incorporated by reference herein.

     ** Previously filed as like-numbered exhibit to the initial filing of Registration Statement No. 333-119596 and incorporated by reference herein.

(b)The following financial statements are included in the Prospectus:

    1. The Frontier Fund

       (i) Report of Independent Registered Public Accounting Firm.

       (ii)Statement of Financial Condition as of December 31, 2003 and September 30, 2004 (unaudited).

       (iii)Notes to Statement of Financial Condition.

    2. Equinox Fund Management, LLC

       (i) Report of Independent Registered Public Accounting Firm.

       (ii)Consolidated Statement of Financial Condition as of December 31, 2003 and September 30, 2004 (unaudited).

       (iii)Notes to Consolidated Statement of Financial Condition.

    All schedules have been omitted as the required information is inapplicable or is presented in the Statements of Financial Condition or related notes.

ITEM 17.    UNDERTAKINGS.

    Registrant undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (b) that, for the purposes of determining any liability under the Act, each such post-effective amendment be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Act may be permitted to the Managing Owner of Registrant, including its directors, officers and controlling persons, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against Registrant by the Managing Owner under the Declaration of Trust and Trust Agreement or otherwise, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of January, 2005.

THE FRONTIER FUND
By:Equinox Fund Management. LLC
   Managing Owner

By:/s/     RICHARD E. BORNHOFT
       RICHARD E. BORNHOFT
            PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

         SIGNATURE                                        TITLE                                            DATE
/s/    RICHARD E. BORNHOFTPresident, Chief Executive Officer and manager of Executive Committee January 7, 2005
   RICHARD E. BORNHOFT
  /s/    RON S. MONTANO   Secretary and Chief Administration Officer                           January 7, 2005
      RON S. MONTANO
    /s/    BRENT BALES    Chief Financial Officer                                              January 7, 2005
       BRENT BALES
 /s/    JOHN C. PLIMPTON  Member of Executive Committee                                        January 7, 2005
     JOHN C. PLIMPTON
   /s/    JOHN ZUMBRUNN   Member of Executive Committee                                        January 7, 2005
      JOHN ZUMBRUNN

    (Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)


                                     II-1

Footnotes

[1]
 Includes trustee, partner, or authorized officer

[2]
 Includes trustee, partner, or authorized officer

[3]
 Includes trustee, partner, or authorized officer

[4]
 Includes trustee, partner, or authorized officer

[5]
 Includes trustee, partner, or authorized officer

[6]
 Not necessary if only changing Financial Advisor

[7]
 Not necessary if only changing Financial Advisor

Endnotes


<1>
FOR USE WITH CLASS 1



<2>
Revised 1/7/05

Exhibit B
Signature Page


<3>
FOR USE WITH CLASS 1



<4>
FOR USE
WITH
CLASS 2


FEE BASED


<5>
REVISED 1/7/ 05

EXHIBIT B
SIGNATURE PAGE


<6>
FOR USE WITH CLASS 2
FEE BASED




<7>
FOR USE WITH CLASS 2
WRAP ACCOUNTS